Exhibit 10.1
Execution Version

SECTION SESIXTH AMENDMENT dated as of November 6, 2017 (this “Amendment”), to the Credit Agreement dated as of December 15, 2014 (as amended by that certain First Amendment dated as of March 31, 2015, that certain Second Amendment dated as of September 28, 2015, that certain Resignation of Administrative Agent and Appointment of Administrative Agent Agreement dated as of February 4, 2016, that certain Third Amendment dated as of March 1, 2016, that certain Fourth Amendment dated as of July 26, 2016 and that certain Fifth Amendment dated as of March 3, 2017, the “Credit Agreement”), among Willbros Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Cortland Capital Market Services LLC, as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders are parties to the Credit Agreement.
WHEREAS, the Borrower has requested that (a) the Lenders extend additional term loans in the aggregate principal amount of $15,000,000, the proceeds of which will be used as set forth in the Amended Credit Agreement (as defined below), and (b) the Credit Agreement be amended as set forth herein, and the Lenders desire to extend such additional term loans to the Borrower and agree to such other amendments, in each case, on and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in further consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1.    Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement (after giving effect to this Amendment).
SECTION 2.    Amendments to the Credit Agreement.
(a)Effective as of the date hereof, the Credit Agreement is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto; provided that in the event the Funding Conditions Satisfaction Date (as defined below) shall not have occurred at or prior to 11:59 p.m. (New York time) on the fifth (5th) Business Day following the date hereof (such date and time, the “Outside Time”), the amendments provided for in this Section 2(a) shall be deemed to be null and void and of no further force and effect, and the terms of the Credit Agreement that were subject to such amendments shall automatically be reinstated to be identical to such terms as in effect immediately prior to the date hereof.

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(b)Effective as of the Funding Conditions Satisfaction Date, the Credit Agreement is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following example: single-underlined text) in Exhibit B hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit B hereto. The Credit Agreement, as amended as set forth in this Section 2, is referred to as the “Amended Credit Agreement”.
SECTION 3.    Additional Tranche B Loans.
(a)Subject solely to the occurrence of the Funding Conditions Satisfaction Date, each Lender party hereto severally agrees to make a term loan (each such loan, an “Additional Tranche B Loan”) to the Borrower in Dollars on the date that is the twelfth (12th) Business Day following the Funding Conditions Satisfaction Date (such date, the “Funding Date”; provided that, upon written notice to the Borrower on or prior to such date, the Arranger may extend the Funding Date by up to ten (10) additional Business Days, in which case the reference to the Funding Date shall be to such date as so extended), in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 1 hereto (the commitment of each Lender to make such Additional Tranche B Loan being referred to as its “Additional Tranche B Commitment”). Subject to the terms and conditions of the Amended Credit Agreement, the Borrower may prepay the Additional Tranche B Loans but no amount paid or repaid with respect to the Additional Tranche B Loans may be reborrowed. The Additional Tranche B Loans may be Base Rate Loans or Eurodollar Loans, as further provided in the Amended Credit Agreement.
(b)Each Lender shall, before 2:00 p.m. (New York time) on the Funding Date, make available to the Administrative Agent at its address referred to in Section 10.02 of the Amended Credit Agreement, in immediately available funds, the entire amount of such Lender’s Additional Tranche B Commitment. Promptly after receipt thereof, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by the Borrower. Notwithstanding anything to the contrary in the Amended Credit Agreement, the Additional Tranche B Loans made on the Funding Date shall be allocated to, and shall become a part of, each Borrowing of the Original Tranche B Loans then outstanding, such that the Additional Tranche B Loans shall be of the same Type (and, in the case of Eurodollar Loans, shall have the same Interest Period), on a ratable basis, as the Original Tranche B Loans outstanding on the Funding Date.
(c)The Additional Tranche B Commitment of each Lender shall terminate on the earlier of (i) the funding of the full amount of its Additional Tranche B Loan by such Lender as provided in Section 3(b) above and (ii) the Outside Time if the Funding Conditions Satisfaction Date shall not have occurred at or prior to the Outside Time. Each Lender acknowledges and agrees that, notwithstanding anything to the contrary in the Loan Documents, other than the occurrence of the Funding Conditions Satisfaction Date, there are no conditions (implied or otherwise, including compliance with the terms of the Amended Credit Agreement or the accuracy of representations and warranties set forth herein or therein) to the making of the Additional Tranche B Loans on the Funding Date and, except for its termination as expressly provided in the immediately preceding

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sentence, the Additional Tranche B Commitment of such Lender may not be terminated or reduced under any circumstances. Each Lender further acknowledges and agrees that in the event the Funding Conditions Satisfaction Date shall have occurred but the Lenders shall have failed to fund on the Funding Date the Additional Tranche B Loans in an aggregate principal amount equal to the aggregate amount of the Additional Tranche B Commitments, then the Borrower may, at its option, elect, by written notice thereof to the Administrative Agent and the Arranger, that, notwithstanding anything to the contrary set forth herein or in the Amended Credit Agreement, the amendments set forth in the Amended Credit Agreement to the definitions of the terms “Applicable Margin”, “Makewhole Amount” and “Repayment Fee Percentage” and to Sections 2.04(b) and 2.06(f) of the Credit Agreement (collectively, the “Pricing Amendments”) shall be deemed to be null and void and of no further force and effect, and the terms of the Credit Agreement that were subject to such amendments shall automatically be reinstated to be identical to such terms as in effect immediately prior to the date hereof, it being understood and agreed (A) that if the Borrower exercises its right to elect as set forth above, then such election shall be the sole remedy of the Loan Parties for the failure by the Lenders to fund the full amount of the Additional Tranche B Commitments on the Funding Date and (B) subject to clause (A) above, nothing herein shall limit ability of the Borrower to enforce its rights hereunder, including its ability to seek specific performance of the Lender’s obligations hereunder, and to claim any damages resulting from such failure, including any damages in the form of higher interest accrued or higher fees or premiums payable as a result of the Pricing Amendments. The Administrative Agent acknowledges and agrees that, notwithstanding anything to the contrary in the Loan Documents, there are no conditions (implied or otherwise, including compliance with the terms of the Amended Credit Agreement or the accuracy of representations and warranties set forth herein or therein) to its obligation to make the proceeds of the Additional Tranche B Loans available to the Borrower as set forth in Sections 3(a) and 3(b) above and this Section 3(c).
(d)For all purposes of the Amended Credit Agreement and the other Loan Documents, after the making thereof the Additional Tranche B Loans shall (i) have terms that are identical to those of the Original Tranche B Loans (as the terms of the Original Tranche B Loans are amended pursuant to this Amendment) and shall constitute the same Class as, and be part of the same Facility as, the Original Tranche B Loans and (ii) be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents in respect of Tranche B Loans, including, without limitation, that the Additional Tranche B Loans shall (A) rank pari passu in right of payment with the Original Tranche B Loans and mature on the Tranche B Maturity Date, (B) have the same interest rate applicable to them (including, without limitation, any default rate) as provided under the Amended Credit Agreement for the Original Tranche B Loans, which interest shall be payable, with respect to periods from and after the making of the Additional Tranche B Loans, on a pari passu basis with interest payable on the Original Tranche B Loans, when such interest payments are due and payable under the Amended Credit Agreement, (C) benefit, on a pari passu basis with all the Original Tranche B Loans, from any voluntary or mandatory prepayments in respect of the Tranche B Loans, (D) benefit, on a pari passu basis with the Original Tranche B Loans, from any Repayment Premium or Default Repayment Premium or any other prepayment or repayment premium payable in respect of the Tranche B Term Loans pursuant to the terms of the Loan Documents, (E) benefit, on a pari passu basis with the Original Tranche B Loans, from the Liens in favor of the Administrative Agent, for the benefit of the Administrative Agent and the

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Lenders, created by the Security Documents or any other Loan Documents and (F) otherwise be fungible with respect to the Original Tranche B Loans in all respects.
SECTION 4.    Effectiveness of this Amendment. This Amendment shall become effective on and as of the date hereof upon the Arranger (or its counsel) having received duly executed counterparts hereof that, when taken together, bear the signatures of the Arranger, the Administrative Agent, the Borrower, each other Loan Party and each Lender. The Arranger shall provide to the Borrower, on the date hereof, a written acknowledgement of its receipt of such duly executed counterparts and the effectiveness of this Amendment.
SECTION 5.    Conditions to the Funding Date. The effectiveness of the amendments to the Credit Agreement as set forth in Section 2(b) above and the agreement of each Lender party hereto to make an Additional Tranche B Loan as set forth in Section 3 above is subject to the satisfaction, at or prior to the Outside Time, of the following conditions precedent, any of which may be waived by the Required Lenders or the Arranger in their sole discretion (the first date on which such conditions precedent shall have been satisfied or so waived is referred to as the “Funding Conditions Satisfaction Date”):
(a)(i) The Borrower or its applicable Subsidiaries shall have delivered a Notice of Borrowing (as defined in the ABL Credit Agreement) to the Agent (as defined in the ABL Credit Agreement) (and provided a substantially concurrent copy to the Arranger (or its counsel)) requesting a borrowing of U.S. Revolver Loans and/or Canadian Revolver Loans (each as defined in the ABL Credit Agreement) in an aggregate principal amount of $17,000,000 (such amount, the “ABL Draw Amount”) and (ii) the Borrower or its applicable Subsidiaries shall have received the proceeds of the U.S. Revolver Loans and/or Canadian Revolver Loans (each as defined in the ABL Credit Agreement) in an aggregate principal amount not less than the ABL Draw Amount, and the Borrower shall have provided to the Arranger (or its counsel) reasonably satisfactory evidence of receipt of such proceeds.
(b)The Arranger (or its counsel) shall have received a certificate dated the Funding Conditions Satisfaction Date from a Responsible Officer of the Borrower certifying that:
(i)on and as of the Funding Conditions Satisfaction Date, no Default or Event of Default has occurred and is continuing or would result from the making of the Additional Tranche B Loans on such date; and
(ii)on and as of the Funding Conditions Satisfaction Date and after giving effect to the Additional Tranche B Loans as if made on such date, the representations and warranties of the Loan Parties contained in Article IV of the Amended Credit Agreement and in Section 6 of this Amendment are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects), except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material

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Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects) as of such earlier date.
(c)The Arranger (or its counsel) shall have received a certificate dated the Funding Conditions Satisfaction Date from a Financial Officer of the Borrower certifying that, after giving effect to the Additional Tranche B Loans as if made on such date, the Borrower and its Subsidiaries, taken as a whole, are Solvent.
(d)The Arranger (or its counsel) shall have received a certificate dated the Funding Conditions Satisfaction Date from the Secretary or Assistant Secretary of each Loan Party (i) attaching each Organizational Document of such Loan Party, or certifying that such Organizational Document most recently delivered to the Arranger or the Administrative Agent pursuant to the Credit Agreement prior to the Funding Conditions Satisfaction Date remains in full force and effect as of the Funding Conditions Satisfaction Date and has not been amended, waived or supplemented since such date of delivery to the Funding Conditions Satisfaction Date, (ii) attaching resolutions of the Board of Directors, Board of Managers or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions are in full force and effect as of the Funding Conditions Satisfaction Date and have not been amended or rescinded, (iii) attaching a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of organization, dated as of a recent date prior to the Funding Conditions Satisfaction Date and (iv) including a customary incumbency certification.
(e)The Arranger (or its counsel) shall have received (i) an opinion of Cravath, Swaine & Moore LLP, special New York counsel to the Borrower, and (ii) an opinion of Conner & Winters, LLP, Delaware counsel to the Borrower, in each case, dated the Funding Conditions Satisfaction Date and addressed to the Lenders and in a form most recently approved by the Arranger (or its counsel) on or prior to the date hereof.
(f)The Administrative Agent or the Arranger (or its counsel) shall have received a Notice of Borrowing with respect to the Additional Tranche B Loans in a form most recently approved by the Arranger (or its counsel) on or prior to the date hereof (it being acknowledged that such Notice of Borrowing shall not be subject to any advance notice requirements set forth in the Credit Agreement).
(g)All reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Arranger payable by the Loan Parties pursuant to the Credit Agreement shall have been paid to the extent invoiced at least one Business Day prior to the Funding Conditions Satisfaction Date.
Upon the satisfaction (or waiver by the Required Lenders or the Arranger in their sole discretion) of the conditions set forth in this Section 5, the Arranger shall provide to the Borrower, on the Funding Conditions Satisfaction Date, a written acknowledgement that the Funding Conditions Satisfaction Date has occurred.

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SECTION 6.    Representations and Warranties. Each Loan Party represents and warrants as of the Funding Conditions Satisfaction Date as follows:
(a)Authority, Etc. Each of the Loan Parties has the requisite organizational power and authority to execute, deliver and perform this Amendment. The execution, delivery and performance by each Loan Party of this Amendment (i) have been duly authorized by all necessary organizational action on the part of such Loan Party, (ii) do not and will not (A) contravene the terms of such Loan Party’s Organizational Documents, (B) violate any Legal Requirement or (C) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, (1) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (2) any order injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (ii)(B) and (ii)(C) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No authorization, approval, consent, exemption or other action by, or notice to or filing with, any Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Amendment, except (I) as such have been obtained or made and are in full force and effect, and (II) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents.
(b)Enforceability. This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally or general principles of equity.
(c)Representations and Warranties. After giving effect to this Amendment and the Additional Tranche B Loans as if made on the Funding Conditions Satisfaction Date, the representations and warranties contained in Article IV of the Amended Credit Agreement are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects) on and as of the Funding Conditions Satisfaction Date, except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date.
(d)No Default. After giving effect to this Amendment and the Additional Tranche B Loans as if made on the Funding Conditions Satisfaction Date, no Default or Event of Default has occurred and is continuing as of the Funding Conditions Satisfaction Date.

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SECTION 7.    Reaffirmation and Ratification. On the date hereof and as of each of the Funding Conditions Satisfaction Date and the Funding Date, the Loan Parties hereby:
(a)acknowledge and agree that the Liens and security interests created under the Security Agreement and the other Security Documents in favor of the Administrative Agent for the benefit of the Secured Parties and securing payment of all “Obligations” (including, without limitation, all Original Tranche B Loans outstanding on the date hereof and, on and after the Funding Date, all Additional Tranche B Loans made on the Funding Date) outstanding pursuant to the Credit Agreement shall remain in full force and effect with respect to the Obligations (including, without limitation, all Original Tranche B Loans outstanding on the date hereof and, on and after the Funding Date, all Additional Tranche B Loans made on the Funding Date) and are hereby and thereby reaffirmed;
(b)acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this Amendment), including, without limitations, all Obligations under the Credit Agreement and the other Loan Documents (as amended or otherwise modified by this Amendment);
(c)agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this Amendment), which remain in full force and effect;
(d)confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding the amendments thereto pursuant to this Amendment, and (ii) the security interest granted to Administrative Agent, for the benefit of the Secured Parties, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations (including, without limitation, all Original Tranche B Loans outstanding on the date hereof and, on and after the Funding Date, all Additional Tranche B Loans made on the Funding Date), is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Secured Parties, with the same force, effect and priority in effect immediately prior to entering into this Amendment; and
(e)confirm, ratify and reaffirm the validity and enforceability of the appointment of the Administrative Agent as attorney-in-fact (and where applicable, its proxy) under each applicable Loan Document and, on the terms and conditions of such appointment under such applicable Loan Document, hereby reappoint the Administrative Agent as attorney-in-fact (and where applicable, its proxy), which appointment is irrevocable and coupled with an interest, in each case with full authority, after the occurrence and during the continuance of an Event of Default, to act for such Loan Party and in the name of such Loan Party, in each case, in accordance with, and to the extent of, its powers as an attorney-in-fact specified in such applicable Loan Document.

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SECTION 8.    Release. On the date hereof and as of each of the Funding Conditions Satisfaction Date and the Funding Date, each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Arranger, the Administrative Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Arranger, the Administrative Agent or the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suits, damages, claims and demands, in each case, that as of the date hereof are known or reasonably should be known to such Loan Party, in law or in equity, which such Loan Party ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof (it being understood that nothing in this Section shall release or otherwise affect the covenants of the Releasees under this Amendment or the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, in each case, on or after the date hereof). Without limiting the generality of the foregoing, on and as of the Funding Date (but only if all the Additional Tranche B Loans shall have been funded on such date as provided in Section 3 above), each Loan Party hereby waives and affirmatively agrees not to allege or otherwise pursue any actions, causes of action, suits, damages, claims and demands that it shall or may have as of the date hereof against any Releasees in connection with the Amended Credit Agreement or the other Loan Documents, including, but not limited to, the rights to contest (a) the right of the Arranger, the Administrative Agent and each Lender to exercise its rights and remedies described in the Amended Credit Agreement, (b) any provision of the Credit Agreement or the other Loan Documents or (c) any conduct of the Arranger, the Administrative Agent, the Lenders or other Releasees relating to or arising out of the Amended Credit Agreement or the other Loan Documents on or prior to the date hereof (it being understood that nothing in this Section shall release or otherwise affect the covenants of the Releasees under this Amendment or the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, in each case, on or after the date hereof).
SECTION 9.    Estoppel. To induce the Arranger, the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, to the knowledge of any Loan Party, there exists no right of offset, defense, counterclaim or objection in favor of any Loan Party as against the Arranger, the Administrative Agent or any Lender with respect to the Obligations.
SECTION 10.    Effects on Loan Documents. Except as specifically amended herein or pursuant hereto, all provisions of the Credit Agreement and the other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed (it being understood and agreed that, without limiting the proviso set forth in such Section, the amendments to the Credit Agreement provided in Section 2(a) hereof shall be effective as if part of the Credit Agreement prior to the end of the most recent fiscal quarter otherwise included in the definition of the term Covenant Test Suspension Period). Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Arranger or the Administrative Agent under any of the Loan Documents or constitute a waiver or consent of any provision of the Loan Documents or to any

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further or future action on the part of the Loan Parties that would require a waiver or consent of the Majority Lenders or the Administrative Agentss
SECTION 11. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.13 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.
SECTION 12.    Loan Document. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents. From and after the date hereof (but, in the event the Funding Conditions Satisfaction Date shall not have occurred at or prior to the Outside Time, subject to the proviso set forth in Section 2(a) above), the ssterms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, shall refer to the Credit Agreement as amended hereby.
SECTION 13.    Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.

WILLBROS GROUP, INC.
By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Treasurer

[Signature Page to Sixth Amendment]

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent,
By:	/s/ Polina Arsentyeva
Name:	Polina Arsentyeva
Title:	Associate Counsel

[Signature Page to Sixth Amendment]

ACKNOWLEDGED AND AGREED BY:

CHAPMAN CONSTRUCTION CO., L.P.
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
CONSTRUCTION TANK SERVICES LLC
LINEAL INDUSTRIES, INC.
WILLBROS CONSTRUCTION (U.S.), LLC
WILLBROS ENGINEERING & SERVICES, LLC
WILLBROS T&D SERVICES, LLC
WILLBROS UNITED STATES HOLDINGS, INC.
WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC
WILLBROS UTILITY T&D HOLDINGS, LLC
WILLBROS UTILITY T&D OF NEW YORK, LLC
WILLBROS WEST COAST SERVICES, INC.

By:	/s/ Jonathan Davis
Name:	Jonathan Davis
Title:	Treasurer

[Signature Page to Sixth Amendment]

KKR LENDING PARTNERS II L.P.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

CORPORATE CAPITAL TRUST, INC.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR-VRS CREDIT PARTNERS L.P.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING III LLC, as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR CREDIT SELECT FUNDING LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

[Signature Page to Sixth Amendment]

LINCOLN INVESTMENT SOLUTIONS, INC.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKRLP II GERMAN FUNDING LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKRLP II FUNDING US II LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

CCT NEW YORK FUNDING LLC,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR LENDING PARTNERS L.P.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

KKR CREDIT SELECT (DOMESTIC) FUND L.P.,
as a Lender

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

[Signature Page to Sixth Amendment]

KKR CREDIT ADVISORS (US) LLC,
as Arranger

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Signatory

[Signature Page to Sixth Amendment]

EXHIBIT A

[Separately Attached]

EXHIBIT A

CREDIT AGREEMENT

dated as of December 15, 2014,

among

WILLBROS GROUP, INC.,
as Borrower,

and

CERTAIN SUBSIDIARIES THEREOF,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent

KKR ~~Credit Advisors~~CREDIT ADVISORS (US) LLC,
as Sole Lead Arranger and Sole Bookrunner

THE LOANS ISSUED PURSUANT TO THIS AGREEMENT WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE LOANS BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 4400 POST OAK PARKWAY, SUITE 1000, HOUSTON, TEXAS 77027, ATTENTION: ~~RICHARD W. RUSSLER~~JEFF KAPPEL.

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS     1

1.1	Certain Defined Terms 1

1.2	Computation of Time Periods 42

1.3	Accounting Terms; Pro Forma Calculations 42

1.4	Classes and Types of Loans and Borrowings 43

1.5	Miscellaneous 43
ARTICLE II
LOANS     44

2.1	Commitments 44

2.2	Borrowings, Conversions and Continuations of Loans 44

2.3	Evidence of Indebtedness; Notes 48

2.4	Fees 48

2.5	Repayment 49

2.6	Prepayments. 50

2.7	Interest 58

2.8	Breakage Costs 59

2.9	Increased Costs 60

2.10	Payments and Computations ~~61~~62

2.11	Taxes ~~62~~63

2.12	Sharing of Payments, Etc. 66

2.13	Applicable Lending Offices ~~66~~67

2.14	Replacement of Lenders 67

2.15	Defaulting Lenders ~~67~~68

2.16	[Reserved] 68

2.17	Loan Modification Offers 68

2.18	Replacement Facilities 69

2.19	Tax Treatment 71
ARTICLE III
CONDITIONS OF LENDING     72

3.1	Initial Loans 72

3.2	Conditions Precedent to each Loan 75

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES     75

4.1	Existence ~~75~~76

4.2	Power and Authority ~~75~~76

4.3	No Contravention 76

4.4	Authorizations and Approvals 76

4.5	Enforceable Obligations ~~76~~77

4.6	Financial Statements; No Material Adverse Effect ~~76~~77

4.7	True and Complete Disclosure ~~77~~78

4.8	Litigation 78

4.9	Compliance with Laws 78

4.10	No Default 79

4.11	Subsidiaries; Corporate Structure 79

4.12	Condition of Properties 79

4.13	Environmental Condition 80

4.14	Insurance 80

4.15	Taxes 81

4.16	ERISA Compliance 81

4.17	Security Interests 82

4.18	Labor Relations ~~83~~84

4.19	Intellectual Property 84

4.20	Solvency 84

4.21	Margin Regulations 84

4.22	Investment Company Act ~~84~~85

4.23	Use of Proceeds ~~84~~85

4.24	Foreign Assets Control Regulations, Etc. 85

4.25	Regulation H 85
ARTICLE V
AFFIRMATIVE COVENANTS     85

5.1	Preservation of Existence, Etc. 85

5.2	Compliance with Laws, Etc. 86

5.3	Maintenance of Property 86

5.4	Maintenance of Insurance 86

5.5	Payment of Taxes 87

5.6	Reporting Requirements 87

5.7	Other Notices 90

5.8	Books and Records; Inspection 91

5.9	Agreement to Grant Acceptable Security Interest 92

5.10	Additional Guarantors 94

5.11	[Reserved] 94

5.12	Further Assurances in General 94

5.13	Lender Meetings 95

5.14	Post-Closing Obligations 95

5.15	Board Observation Rights and Board Representation. 96
ARTICLE VI
NEGATIVE COVENANTS     98

6.1	Liens 98

6.2	Debt 100

6.3	Merger or Consolidation 101

6.4	Asset Dispositions 102

6.5	Investments and Acquisitions 103

6.6	Restricted Payments 105

6.7	Change in Nature of Business 106

6.8	Transactions with Affiliates 106

6.9	Agreements Restricting Liens and Distributions 106

6.10	Limitation on Changes in Fiscal Periods 107

6.11	Limitation on Speculative Hedging 107

6.12	Use of Proceeds 107

6.13	Sale and Leaseback Transactions and Synthetic Leases 107

6.14	Maximum Capital Expenditures 107

6.15	Minimum Interest Coverage Ratio 108

6.16	Maximum Total Leverage Ratio 108

6.17	Amendment of ABL Documents and Organizational Documents 108

6.18	OFAC and Anti-Corruption. 109

6.19	Suspension of Testing of Financial Covenants During the Covenant Test Suspension Period 109

6.20	[Reserved]. 109

ARTICLE VII
EVENTS OF DEFAULT     109

7.1	Events of Default 109

7.2	Optional Acceleration of Maturity 112

7.3	Automatic Acceleration of Maturity 113

7.4	Non-exclusivity of Remedies 113

7.5	Right of Set-off 113

7.6	Application of Proceeds 114
ARTICLE VIII
THE GUARANTY     115

8.1	Liabilities Guaranteed 115

8.2	Nature of Guaranty 115

8.3	Administrative Agent’s Rights ~~115~~116

8.4	Guarantor’s Waivers 116

8.5	Maturity of Obligations, Payment 117

8.6	Administrative Agent’s Expenses 117

8.7	Liability 117

8.8	Events and Circumstances Not Reducing or Discharging any Guarantor’s Obligations 117

8.9	Subordination of All Guarantor Claims 119

8.10	Claims in Bankruptcy ~~120~~121

8.11	Payments Held in Trust 121

8.12	Benefit of Guaranty 121

8.13	Reinstatement 121

8.14	Liens Subordinate ~~121~~122

8.15	Guarantor’s Enforcement Rights 122

8.16	Limitation 122

8.17	Contribution Rights 122

8.18	Release of Guarantors 123

8.19	Keepwell 123
ARTICLE IX
THE ADMINISTRATIVE AGENT     ~~123~~124

9.1	Appointment and Authority ~~123~~124

9.2	Rights as a Lender 124

9.3	Exculpatory Provisions 124

9.4	Reliance by the Administrative Agent 125

9.5	Delegation of Duties 126

9.6	Resignation of the Administrative Agent 126

9.7	Non-Reliance on Administrative Agent and Other Lenders; Certain Acknowledgments 127

9.8	Indemnification 128

9.9	Collateral and Guaranty Matters 129

9.10	No Other Duties, Etc. 130

9.11	Administrative Agent May File Proofs of Claim 131
ARTICLE X
MISCELLANEOUS     131

10.1	Amendments, Etc. 131

10.2	Notices, Etc. 134

10.3	No Waiver; Cumulative Remedies; Enforcement 136

10.4	Costs and Expenses 136

10.5	Indemnification 137

10.6	Successors and Assigns ~~138~~139

10.7	Confidentiality ~~143~~144

10.8	Execution in Counterparts 145

10.9	Survival of Representations; Termination 145

10.10	Severability 145

10.11	Payments Set Aside 146

10.12	Governing Law 146

10.13	Submission to Jurisdiction 146

10.14	Waiver of Jury 147

10.15	Collateral Matters; Hedging Counterparties 147

10.16	Entire Agreement 148

10.17	Patriot Act Notice 148

10.18	No Fiduciary Duty 148

10.19	Intercreditor Arrangements 149

v

10.20	Administrative Agent Acting at Direction of Majority Lenders 150

10.21	Existing Credit Facility 151

10.22	Not Publically Traded For Certain Period after First Amendment Effective Date 151

EXHIBITS:
Exhibit A    -    Form of Assignment and Assumption Agreement
Exhibit B    -    Form of Compliance Certificate
Exhibit C    -    Form of New Lender Supplement
Exhibit D    -    Form of Note
Exhibit E    -    Form of Notice of Borrowing
Exhibit F    -    Form of Notice of Conversion or Continuation
Exhibit G    -    Form of Supplemental Perfection Certificate

SCHEDULES:
Schedule 2.01    -    Commitments
Schedule 4.11    -    Subsidiaries
Schedule 4.13    -    Environmental Matters
Schedule 4.14    -    Insurance
Schedule 5.14    -    Certain Post-Closing Items
Schedule 6.01    -    Existing Liens
Schedule 6.02    -    Existing Debt
Schedule 6.05    -    Existing Investments
Schedule 6.08    -    Affiliate Transactions
Schedule 10.02    -    Addresses for Notices

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of December 15, 2014, is among Willbros Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party hereto and Cortland Capital Market Services LLC, as Administrative Agent.
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01    Certain Defined Terms. As used in this Agreement (including in the introduction), the following terms shall have the following meanings:

“ABL Credit Agreement” means the Loan, Security and Guaranty Agreement, dated as of August 7, 2013, among the Borrower, its Subsidiaries from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

“ABL Documents” means any agreement or instrument governing or evidencing any Permitted ABL Debt.

“ABL Facility First Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Obligations Payment Date” has the meaning set forth in the Intercreditor Agreement.
“ABL Representative” has the meaning set forth in the Intercreditor Agreement. “Acceptable Security Interest” in any property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Secured Parties, (b) secures the Obligations, and (c) subject to Sections 5.09(d) and 5.09(e), is perfected and enforceable against the Loan Party that created such Lien in preference to any other Liens thereon, other than, subject to the Intercreditor Agreement, Permitted Liens.
“Accepting Lender” shall have the meaning provided in Section 2.17(a). “Account Control Agreement” shall mean, with respect to any deposit, commodities or securities account of any Loan Party held with a financial institution or financial intermediary that is not the Administrative Agent, an agreement in form and substance reasonably acceptable to the Administrative Agent among the Administrative Agent, the ABL Representative (if required), such financial institution or financial intermediary and the applicable Loan Party establishing control over such deposit account or securities account of such Loan Party.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or a division thereof, whether through purchase of assets, merger or otherwise, or
(b) acquires at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership, limited liability company or other entity.

“Adjusted Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.0% per annum, (c) the Eurodollar Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0% per annum and (d) 2.25%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“Administrative Agent” means Cortland Capital Market Services LLC, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor administrative agent appointed pursuant to Section 9.06.

“Administrative Agent Account” means (a) for purposes of Section 2.06, a deposit account at a bank designated by the Administrative Agent and reasonably acceptable by the Borrower and (b) for all other purposes, an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments payable hereunder or under the other Loan Documents to the Administrative Agent for the benefit of the Lenders and the other Secured Parties.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent pursuant to which a Lender or prospective Lender designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

“Affected Class” has the meaning set forth in Section 2.17(a).

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that with respect to any Loan Party, the term “Affiliate” also means any Person that possesses directly or indirectly, the power to vote or direct the voting of 10% or more of the outstanding shares of Voting Stock of such Loan Party; provided further that none of KKR Credit Advisors (US) LLC or any of its Affiliates (including any Fund that is administered or managed by KKR Credit Advisors (US) LLC or any of its Affiliates or any entity or Affiliate of an entity that administers or manages KKR Credit Advisors (US) LLC) shall be deemed to be an “Affiliate” of the Borrower or any of its Subsidiaries. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent Fee Letter” means that certain Agency Fee Letter, dated as of February 4, 2016, between the Administrative Agent and the Borrower.

“Agent Parties” has the meaning set forth in Section 10.02(d).

“Agreement” means this Credit Agreement, dated as of December 15, 2014, among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Allocable Amount” has the meaning set forth in Section 8.17(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries concerning or relating to bribery or corruption.

“Applicable Lender”, when used with respect to a Facility, means a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility.

“Applicable Lending Office” means with respect to any Lender, the office, branch, Subsidiary, Affiliate or correspondent bank of such Lender specified in its Administrative Questionnaire or such other office, branch, Subsidiary, Affiliate or correspondent bank as such Lender may from time to time specify in a notice to the Borrower and the Administrative Agent.

“Applicable Margin” means (a) with respect to Tranche B Loans that are Base Rate Loans, 8.75% per annum, (b) with respect to Tranche B Loans that are Eurodollar Loans, 9.75% per annum and (c) with respect to any other Loans, the per annum rate established in accordance with this Agreement.

“Applicable Percentage” means, at any time, with respect to any Lender under a Facility (a) prior to the termination of the Commitments for such Facility, the percentage

(carried out to the ninth decimal place) of the aggregate Commitments under such Facility represented by such Lender’s Commitment under such Facility at such time and
(b)following the termination of the Commitments for such Facility, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of the Loans under such Facility represented by such Lender’s Loans under such Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means KKR Credit Advisors (US) LLC, in its capacity as arranger for any Facility.

“Asset Disposition” means any disposition, whether by sale, lease, license, transfer or otherwise, of any or all of the property of the Borrower or any of its Subsidiaries, other than (a) any sale or issuance of Equity Interests of any Subsidiary to the Borrower or any other Subsidiary, (b) dispositions of cash and Cash Equivalents in the ordinary course of business or for any purposes permitted under this Agreement, (c) sales of inventory in the ordinary course of business, (d) dispositions of assets which have become obsolete or, in the Borrower’s reasonable judgment, no longer used or useful in the business of the Borrower and its Subsidiaries, (e) dispositions of any Governmental Fueling Facility (including of any rights and interests under any agreement between the Borrower or any of its Subsidiaries and any Governmental Authority), (f) leases and subleases of equipment in the ordinary course of business, and (g) any loss, destruction or damage of such property, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of such property, or any confiscation or requisition of the use of such property; provided that, for purposes of Section 2.06(c)(i) and the related definitions, the term “Asset Disposition” shall mean Asset Dispositions by the Borrower or any of its Subsidiaries made in reliance on Sections 6.04(c) and 6.04(h) of property the Net Proceeds of which is $1,000,000 or more with respect to any such Asset Disposition and $2,000,000 or more with respect to all such Asset Dispositions consummated during any one fiscal year.

“Asset Disposition Prepayment Amount” means $125,000,000.

“Asset Sale Prepayment Premium” has the meaning set forth in Section 2.06(f)(ii).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” shall mean an Assignment and Assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent in its sole discretion.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2013, together with the related consolidated statements of operations, stockholders’ equity and comprehensive income

(loss) and cash flows for the fiscal year ended December 31, 2013 of the Borrower and its Subsidiaries, including the notes thereto.

“Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Base Rate.

“Bemis Disposition” the disposition of all or substantially all the assets of, or the Equity Interests in, Bemis LLC, a Vermont limited liability company (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Bookrunner” means KKR Credit Advisors (US) LLC, in its capacity as bookrunner for any Facility.

“Borrower” has the meaning set forth in the introductory paragraph hereto. “Borrower Board” means the Board of Directors of the Borrower. “Borrower Materials” has the meaning set forth in Section 5.06.
“Borrowing” means Loans under a Facility of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to remain closed under the laws of, or in fact remain closed in, New York and, if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Canadian Subsidiary” means any Subsidiary that is organized or incorporated under the laws of Canada or any province thereof.

“Capital Expenditures” means all expenditures of the Borrower and its Subsidiaries in respect of the purchase or other acquisition, construction or improvement of any fixed or capital assets that are required to be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries as property, plant, equipment or other fixed assets; provided, however, that Capital Expenditures shall in any event exclude (a) normal replacements and maintenance which are properly charged to current operations, (b) expenditures made on account of any loss, destruction or damage of any fixed or capital assets, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of any fixed or capital assets, or any confiscation or requisition of the use of any fixed or capital assets, to the extent such expenditures do not exceed the amount of the insurance proceeds, condemnation awards or damage recovery proceeds relating thereto, (c) any Qualified Investment made pursuant to any Reinvestment Notice, (d) any such expenditures in the form of a substantially contemporaneous exchange of similar fixed or capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Borrower and its Subsidiaries, (e) any Investment or Acquisition, and (f) expenditures in connection with the construction, development and/or operation and maintenance of any Governmental Fueling Facility.

“Capital Lease” of a Person means any lease of any property by such Person as lessee that would, in accordance with GAAP (but subject to Section 1.03(a)), be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Equivalents” means:

(a)    investments in direct obligations of the United States of America or any agency thereof,

(b)    investments in certificates of deposit of maturities less than one year or less than two years (provided that such investment lasting longer than one year but less than two years may be converted into cash within three (3) Business Days without unreasonable premium or penalty) issued by, or time deposits with, Amegy Bank, N.A., Bank of Texas, N.A., or commercial banks in the United States having capital and surplus in excess of $500,000,000,

(c)    investments in commercial paper of maturities less than one year rated A1 or P1 (or higher) by S&P or Moody’s, respectively, or any equivalent rating from any other rating agency reasonably satisfactory to the Administrative Agent,

(d)    investments in securities purchased under repurchase obligations pursuant to which arrangements are made with selling financial institutions (being a financial institution with a rating of A1 or P1 (or higher) by S&P or Moody’s, respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase, and other similar short-term investments made in connection with cash management practices of the Borrower and its Subsidiaries,

(e)    investments in institutional money market mutual funds that meet the criteria set forth by rule 2a-7 of the Investment Company Act of 1940, and

(f)    in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“CFC” means (a) each Person that is a “controlled foreign corporation” as defined in Section 957(a) of the Code and (b) each Subsidiary of any such controlled foreign corporation.
“CFC Holding Company” means any Domestic Subsidiary that is a disregarded entity for United States federal income tax purposes and substantially all of the assets of which consist of the Equity Interests of one or more non-Domestic Subsidiaries that are CFCs.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. Notwithstanding anything herein to the contrary (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following events:

(a)the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Borrower or any of its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Borrower, measured by voting power rather than number of shares;

(b)the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

(c)any “Change of Control” under the ABL Documents as in effect on the date hereof.

“Class” means, with respect to a Facility (a) when used with respect to Lenders, the Lenders under such Facility, (b) when used with respect to Commitments, Commitments to provide such Facility and (c) when used with respect to Loans or Borrowings, Loans or Borrowings under such Facility.

“Closing Date” means December 15, 2014.

“Code” means the United States Internal Revenue Code of 1986 and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” means (a) all the “Collateral”, “Property”, and “Premises” and other similar terms as defined in, or used in, any Security Document and (b) all other property of any Loan Party subject to, or intended to be subject to, any Security Document as collateral covered thereby.

“Commitment Letter” means the Commitment Letter dated November 12, 2014, between KKR Credit Advisors (US) LLC and Willbros Group, Inc., including Exhibit A thereto.

“Commitments” means the Tranche B Commitments and/or the commitments with respect to any other Facility, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate signed by a Financial Officer of the Borrower in substantially the form of the attached Exhibit B (with modification thereto reasonably made by the Borrower and agreed to by the Administrative Agent in its reasonable discretion to reflect the Sixth Amendment).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” means, as of any date of determination, (a) all Debt of the Borrower and its Subsidiaries described in clauses (a), (b) and (c) of the definition of Debt, (b) all reimbursement obligations of the Borrower and its Subsidiaries described in clause (d) of the definition of Debt, but only if such reimbursement obligations are noncontingent, and (c) any Guarantees by the Borrower and its Subsidiaries of any Debt described in clause (a) or (b) above of any other Person, in each case as of such date and calculated on a consolidated basis in accordance with GAAP. It is understood that Consolidated Debt does not include any obligation that is not Debt (giving effect to the final sentence of the definition of such term) or any obligation that is not described in clause (a), (b) or (c) above, whether or not such obligation is treated as a liability under GAAP.

“Consolidated EBITDA” means, for any period, without duplication, the sum of the following, in each case calculated for such period:

(a)    Consolidated Net Income, excluding the results of discontinued operations for such period (as determined in accordance with GAAP, provided that for purposes of the foregoing, the Tanks Business shall be deemed to constitute a discontinued operation); plus

(b)    to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) charges against income for foreign, federal, state, and local Taxes, (iii) depreciation and amortization expense, (iv) other non-cash charges or losses, (v) extraordinary or non-recurring expenses or losses, and (vi) amortization, write‑off or write-down of debt discount, capitalized interest and debt issuance costs and deferred financing costs, the accretion or accrual of discontinued liabilities to the extent not paid in cash and commissions, discounts and other fees and charges associated with letters of credit or Debt; minus

(c)    to the extent included in determining such Consolidated Net Income, extraordinary or non-recurring gains; minus (in the case of a gain) or plus (in the case of a loss)

(d)    to the extent included (or deducted) in determining such Consolidated Net Income, any gains or losses on sales of assets of the Borrower or any of its Subsidiaries (other than in the ordinary course of business); minus

(e)    to the extent included in determining such Consolidated Net Income, the income of any Person (other than any Wholly Owned Subsidiary of the Borrower) in which the Borrower or any Wholly Owned Subsidiary owns any Equity Interests, except to the extent (i) such income is received by the Borrower or such Wholly Owned Subsidiary in a cash distribution during such period or (ii) the payment of cash dividends or similar cash distributions by such Person to the Borrower or such Wholly Owned Subsidiary on account of such ownership is not prohibited by any Governmental Authority or by the operation of the terms of the Organizational Documents of such Person or any agreement or other instrument binding on such Person; minus (in the case of a gain) or plus (in the case of a loss)

(f)    to the extent included (or deducted) in determining such Consolidated Net Income, non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Borrower’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives; minus

(g)    cash payments made during such period in respect of non-cash charges added back in determining Consolidated EBITDA pursuant to clause (b)(iv) above for any previous period; plus (in the case of a loss) or minus (in the case of a gain)

(h)    to the extent deducted in determining such Consolidated Net Income, fees and expenses in an aggregate amount not to exceed $8,000,000 relating to the transactions contemplated hereby; plus (in the case of a loss) or minus (in the case of a gain)

(i)    to the extent included (or deducted) in determining such Consolidated Net Income, gain or loss arising from early extinguishment of Debt or obligations under any Hedging Arrangement; plus

(j)    to the extent deducted in determining such Consolidated Net Income, fees and expenses paid or payable in connection with any waiver or amendment of any Debt; plus

(k)    to the extent deducted in determining such Consolidated Net Income, any premiums or similar fees paid or payable in connection with a prepayment of any Debt; plus

(l)    to the extent deducted in determining such Consolidated Net Income, fees and expenses paid or payable in connection with any Specified Disposition.

For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Subsidiary shall have consummated any Acquisition or any Asset Disposition of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received by the Borrower and its Subsidiaries exceeded
$25,000,000, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c). Notwithstanding anything to the contrary in this definition or otherwise herein or in any other Loan Document, (i) Consolidated EBITDA for the four fiscal quarter period ending ~~September 30, 2017~~March 31, 2018 shall be equal to (~~a)(x~~A) the Consolidated EBITDA for the fiscal quarter ending ~~June 30,~~December 31, 2017 plus ~~(y)~~ the Consolidated EBITDA for the fiscal quarter ending ~~September 30, 2017,~~March 31, 2018, multiplied by (~~b~~B) two (2), and (ii) Consolidated EBITDA for the four fiscal quarter period ending ~~December 31, 2017~~June 30, 2018 shall be equal to (~~a)(x~~A) the Consolidated EBITDA for the fiscal quarter ending ~~June 30,~~December 31, 2017 plus ~~(y)~~ the Consolidated EBITDA for the fiscal quarter ending ~~September 30, 2017~~March 31, 2018 plus ~~(z)~~ the Consolidated EBITDA for the fiscal quarter ending ~~December 31, 2017,~~June 30, 2018, divided by (~~b~~B) three (3) and multiplied by (~~b~~C) four (4).

“Consolidated Interest Expense” means, for any period, the interest expense of the Borrower and its Subsidiaries (excluding, to the extent otherwise included therein, (a) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees and charges associated with letters of credit or Debt (including fees, expenses (including prepayment premiums) and charges payable in connection with the consummation of the Transactions or any other waivers, amendments or prepayments of any Debt) and (b) non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Borrower’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives) calculated on a consolidated basis in accordance with GAAP for such period. For purposes of calculating Consolidated Interest Expense for any period, if during such period the Borrower or any Subsidiary shall have consummated any Acquisition or any Asset Disposition of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received by the Borrower and its Subsidiaries exceeded $25,000,000, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c).

“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

“Construction Phase” means, with respect to any Governmental Fueling Facility, the period prior to the applicable Governmental Authority confirming in writing that it will commence making contract payments payable by it to the Borrower or any of its

Subsidiaries (or any assignee thereof) with respect to the construction, development and/or operation of such Governmental Fueling Facility.

“Continue”, “Continuation”, and “Continued” each refers to a continuation of a Eurodollar Borrowing for an additional Interest Period upon the expiration of the Interest Period then in effect for such Borrowing.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Borrower who (a) was a member of such Board of Directors on the Closing Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Convert”, “Conversion”, and “Converted” each refers to a conversion of a Borrowing of one Type into one or more Borrowings of another Type.

“Covenant Test Suspension Period” means the fiscal quarters ending December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015,
March 31, 2016, June 30, 2016, September 30, 2016, December 31, 2016, March 31,
~~2017 and~~2017, June 30, 2017, September 30, 2017 and December 31, 2017.

“Credit Party” means the Administrative Agent (in its capacity as a Lender) or any Lender and, for the purposes of Section 10.18 only, the Arranger.

“Debt” means, for any Person, without duplication, all of the following:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days unless being contested by such Person in good faith by appropriate proceedings diligently conducted, (ii) deferred compensation payable to directors, officers or employees of the Borrower or any of its Subsidiaries and
(iii) any purchase price adjustment or earnout, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is determinable and non‑contingent);

(c)Capital Leases and Synthetic Leases;

(d)all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances, bank guarantees, surety bonds or similar instruments which are issued upon the application of such Person or upon which such Person is an account party;

(e)indebtedness secured by a Lien on property now or hereafter owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements, but excluding (i) trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days unless being contested by such Person in good faith by appropriate proceedings diligently conducted and (ii) customary reservations and restrictions of title under agreements with suppliers entered into in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that if such Person has not assumed or otherwise become liable in respect of such Debt, such Debt shall be deemed to be in an amount equal to the lesser of the amount of such Debt and the fair market value of the property encumbered by such Lien);

(f)	all Guarantees of such Person in respect of Debt of any other Person; and

(g)	all Disqualified Equity Interests of such Person.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result thereof, unless such Debt is expressly made non-recourse to such Person. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, to the extent otherwise constituting Debt pursuant to the foregoing, (i) any obligations owed by the Borrower or any Subsidiary to any payment processor solely on account of such processor having satisfied obligations of the

Borrower or any Subsidiary in respect of trade accounts payable in the ordinary course of business and (ii) any indemnities, undertakings, representations or other obligations (including contingent obligations) of the Borrower and its Subsidiaries under the Existing Governmental Fueling Facility Arrangements in respect of any Governmental Fueling Facility after the end of the Construction Phase thereof (other than any such obligations in respect of any contract payment (or a portion thereof) payable by the applicable Governmental Authority that is not paid when due by such Governmental Authority as a result of the Borrower or any of its Subsidiaries failing to comply with their obligations under any agreement between the Borrower or any of its Subsidiaries and such Governmental Authority with respect to the construction, development or operation of such Governmental Fueling Facility), in each case, shall not constitute “Debt”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Prepayment Premium” has the meaning set forth in Section 2.06(f)(iii).

“Default Proceeds” has the meaning set forth in Section 7.06.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent:

(a)has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder;

(b)has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its respective funding obligations hereunder or under other agreements in which it commits to extend credit;

(c)has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations; or

(d)has, or has a direct or indirect Parent Company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority.

“Designated Asset Dispositions” means the Professional Services Disposition, the Bemis Disposition and the Other Designated Asset Dispositions.
“Designated Asset Disposition Outside Date” means September 28, 2016. “Designated Person” means any Person listed on a Sanctions List.
“Disqualified Equity Interest” means, with respect to any Person, any Equity
Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Debt or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Parent or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Maturity Date; provided that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations under the Loan Documents (other than unasserted contingent obligations) and the termination or expiration of all the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Dollars” and “$” means the lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized or incorporated under the laws of the United States, any State thereof or the District of Columbia.

“ECF Percentage” means 75%; provided that, with respect to each fiscal year of the Borrower ending on or after December 31, 2015, unless otherwise agreed to by the Borrower, the ECF Percentage shall be reduced to (i) 50% if the Total Leverage Ratio as of the last day of such fiscal year is not greater than 2.25 to 1.00 and (ii) 0% if the Total Leverage Ratio as of the last day of such fiscal year is less than 1.75 to 1.00.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person); provided that neither the Borrower nor its Subsidiaries may be an Eligible Assignee (except as allowed by Section 10.06(g)).

“Environmental Claim” means any allegation, notice of violation, action, lawsuit, claim, demand, judgment, order or proceeding by any Governmental Authority or any Person for liability or damage, including personal injury, property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, or contamination, or for fines, penalties, fees, costs, expenses or restrictions, in each case arising under or otherwise related to an obligation under Environmental Law.

“Environmental Law” means all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, order, approval or other authorization under any Environmental Law.

“Equity Documents” means the Subscription Agreement and the Registration Rights Agreement.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations; provided that Equity Interests shall not include any Debt that is convertible or exchangeable into Equity Interests of any Person prior to such conversion or exchange.

“Equity Issuance” means any issuance of Equity Interests by the Borrower after the Closing Date, other than Equity Interests issued (a) pursuant to stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries, (b) as consideration for any Investment or other Acquisition permitted under Section 6.05 (including any such issuance the proceeds of which are used to finance any earnout payment arising under such Investment or Acquisition) or (c) in connection with any redemption, purchase, retirement or defeasance of Debt that is permitted under the terms of this Agreement.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash proceeds received by the Borrower from such Equity Issuance, net of underwriting discounts and commissions and out-of-pocket costs, expenses and disbursements paid or incurred in connection therewith in favor of any Person that is not an Affiliate of the Borrower or any Subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, the commencement of proceedings by the PBGC to terminate, or an event or condition that would reasonably constitute grounds for the termination of, or the appointment of a trustee to administer under Section 4042 of ERISA, any Pension Plan or Multiemployer Plan; or (e) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Escrow Agent” means JPMorgan Chase Bank, N.A., in its capacity as the escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement (Basic Three Party Escrow), dated as of December 15, 2014, by and among the Borrower, the Arranger and JPMorgan Chase Bank, N.A., in its capacity as escrow agent thereunder.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the ICE Benchmark Administration LIBO Rate or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO rate available, as published by Bloomberg, LP (or such other commercially available source providing quotations of ICE Benchmark Administration LIBO Rate as may be designated by the Administrative Agent from time to time in its reasonable discretion) (in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Base Rate shall be the Interpolated Rate at such time; provided further that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time, provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Loan” means a Loan that bears interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements

; provided that in no event shall the Eurodollar Rate be less than 1.25%. “Event of Default” has the meaning set forth in Section 7.01.
“Event of Loss” means (a) any loss, destruction or damage or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation of, or requisition of the use of, any assets of the Borrower or any of its Subsidiaries; provided that, with respect to any such Event of Loss, the book value of the assets subject thereto shall be $2,500,000 or more.

“Excepted Liens” means:

(a)Liens for Taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with and to the extent required by GAAP shall have been set aside on its books;

(b)Liens imposed by law, or arising by operation of law, including carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty
(30) days past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside on the books of the applicable Person;

(c)Liens incurred and pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA;

(d)Liens incurred and pledges or deposits made in connection with the performance of bids and leases (other than Debt), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)easements, rights-of-way, restrictions and other similar encumbrances, and other minor defects or irregularities in title evidenced by a survey, affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f)Liens arising out of, or appeal bonds in respect of, judgments or awards that do not constitute an Event of Default under Section 7.01(f);

(g)banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Debt (other than Debt referred to in Section 6.02(l)) and are not subject to restrictions on access by the Borrower or any of its Subsidiaries in excess of those required by applicable banking regulations;

(h)Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding (i) operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or (ii) perfection of the acquiror’s or transferee’s interest in any sale, transfer or other disposition of assets permitted under Section 6.04;

(i)any interest of title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases not prohibited under this Agreement;

(j)licenses, sublicenses, leases or subleases entered into in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries; and

(k)Liens in favor of customs and revenue Governmental Authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business.

“Excess Cash Flow” means, for any fiscal year of the Borrower:

(a)Consolidated EBITDA for such fiscal year (determined on the basis of Consolidated Net Income not adjusted to exclude the results of discontinued operations), minus

(b)	the sum (without duplication) of:

(i)    Consolidated Interest Expense for such fiscal year actually paid in cash by the Borrower and its Subsidiaries,

(ii)    the net amount, if any, by which the “Contract costs and recognized income not yet billed” (or a similar line item referred to in the consolidated financial statements of the Borrower) increased during such fiscal year,

(iii)    the aggregate principal amount of Loans, Long Term Debt and Capital Leases repaid or prepaid by the Borrower and its Subsidiaries during such fiscal year, excluding (without duplication):

(A)    repayment or prepayment of the Permitted ABL Debt and other revolving extensions of credit (except to the extent that any repayment or prepayment of such Debt is accompanied by a permanent reduction in related commitments,

(B)    repayment or prepayment of the Loans, other than scheduled principal payments pursuant to Section 2.05(a), and

(C)    repayments or prepayments of Long Term Debt funded with the proceeds of other Long Term Debt,

(iv)    all income Taxes actually paid in cash by the Borrower and its Subsidiaries during such fiscal year,

(v)	the sum of:

(A)    the Capital Expenditures actually made in cash by the Borrower and its Subsidiaries during such fiscal year (except to the extent financed with the proceeds of Debt, Equity Issuances, casualty proceeds or other proceeds that were not included in determining Consolidated EBITDA for such fiscal year) and

(B)    the aggregate amount of cash consideration paid by the Borrower and its Subsidiaries during such fiscal year to make Investments and other Acquisitions permitted under Section 6.05(c), (d), (h), (j) or (k) (in each case except to the extent financed with the proceeds of Debt, Equity Issuances, casualty proceeds or other proceeds that were not included in determining Consolidated EBITDA for such fiscal year),

(vi)    to the extent not reducing Consolidated EBITDA for such fiscal year (but without duplication of any other deductions to Excess Cash Flow for such fiscal year), the aggregate amount actually paid in cash by the Borrower and its Subsidiaries during such fiscal year in respect of litigation and similar proceedings, earn-out obligations and other obligations and liabilities (other than Debt, but including any fees and expenses (including prepayment premiums) actually paid in cash in respect of any Debt), including any payments under the WAPCo Settlement and any such amounts paid in respect of items referred to in clauses (h), (j), (k) and (l) of the definition of Consolidated EBITDA, and

(vii)    to the extent otherwise included in Excess Cash Flow for any fiscal year, any Net Proceeds with respect to any Asset Disposition.

“Exchange Act” means the United States Securities and Exchange Act of 1934. “Excluded Property” means:
(a)any Governmental Fueling Facility,

(b)(i) any lease, license or other agreement to which a Loan Party is a party or any of its rights or interests thereunder to the extent and for so long as the grant of a Lien thereon by such Loan Party shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement, and (ii) any property subject to a purchase money security interest to the extent and for so long as the terms of any agreement to which any Loan Party is a party governing such security interest prohibit or make void or unenforceable the grant of a Lien on such property by such Loan Party, in each case in this clause (b) except to the extent any of the foregoing is rendered ineffective, or is otherwise unenforceable, pursuant to Section 9-406, 9-407, 9-408, or 9-409 of the UCC or any other applicable Legal Requirement;

(c)any property to the extent and for so long as the grant of a Lien thereon by any Loan Party is prohibited or made void or unenforceable by any applicable Legal Requirement;

(d)any leasehold interests in real property or any other rights or interests to any leased real property;

(e)any Equity Interests of any Person that is not a Wholly Owned Subsidiary of the Borrower to the extent a Lien on such Equity Interests to secure the Obligations is prohibited by such Person’s Organizational Documents;

(f)any Voting Stock of any Subsidiary of the Borrower that is not a Domestic Subsidiary or is a CFC or a CFC Holding Company, except to the extent such Voting Stock does not exceed 66% of all Voting Stock outstanding of such Subsidiary;

(g)	any intent-to-use trademark applications; and
(h)any cash and Cash Equivalents subject to a Lien referred to in clause (c), (d) or (f) of the definition of Excepted Liens or Section 6.01(g), 6.01(k) or 6.01(l), in each case, to the extent that a grant of a Lien thereon pursuant to the Loan Documents shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any agreement to which any Loan Party is a party governing or relating to such Lien.

provided that, in any event, (i) the proceeds received by any Loan Party from the sale, transfer or other disposition of any Excluded Property shall only constitute Excluded Property if such proceeds meet any of the requirements set forth in clauses (a) through
(g) above and (ii) property of the Borrower or any Domestic Subsidiary that constitutes collateral for any Permitted ABL Debt shall not constitute Excluded Property.

“Excluded Swap Obligation” means, with respect to any Guarantor (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or
(b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent (acting pursuant to Majority Lender direction). If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by its overall net income

(however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Loan Party is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14), any U.S. Federal withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.11(f) or 2.11(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.11(a) and (d) any U.S. Federal withholding Taxes imposed by FATCA.

“Existing Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under the Existing Credit Facility.

“Existing Credit Facility” means that certain Credit Agreement, dated as of August 7, 2013, by and among the Borrower, the Guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time through the Closing Date.

“Existing Governmental Fueling Facility Arrangements” means the Master Purchase Agreement dated as of June 15, 2012, between Willbros Government Services (U.S.), LLC, a Delaware limited liability company and a Subsidiary, and HA WG Funding LLC, together with all agreements, assignments, schedules, certificates and other documents or instruments relating thereto, in each case, as the same may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time, and any similar arrangements with respect to any Governmental Fueling Facility (whether or not with the same parties).

“Facility” means the Tranche B Loan Facility, any Replacement Loan Facility or any Facility of Loans created pursuant to Section 2.17, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code (including any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice, or similar guidance issued by the Internal Revenue Service), any law implementing an intergovernmental approach thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, the Federal Funds Effective Rate shall not be less than zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means the Fee Letter dated November 12, 2014, between KKR Credit Advisors (US) LLC and Willbros Group, Inc.
“Fifth Amendment” means the Fifth Amendment dated as of March 3, 2017, to this Agreement.

“Fifth Amendment Effective Date” means March 3, 2017.

“Financial Officer” for any Person means the Chief Financial Officer, Treasurer or other senior financial officer of such Person.

“First Amendment” means the First Amendment dated as of March 31, 2015, to this Agreement.

“First Amendment Effective Date” means March 31, 2015.

“Foreign Government Scheme or Arrangement” has the meaning set forth in Section 4.16(d).

“Foreign Lender” means any Lender that is not created or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Foreign Plan” has the meaning set forth in Section 4.16(d).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” means the Fourth Amendment dated as of July 26, 2016, to this Agreement.

“Fourth Amendment Effective Date” means July 26, 2016.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Global Intercompany Note” means the Global Intercompany Note among the Borrower and its Subsidiaries dated as of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Fueling Facility” means any fuel storage and dispensing facility constructed, developed, owned or operated by the Borrower or any of its Subsidiaries that is located on the real property owned by any Governmental Authority (including all equipment and related services, and all accessories, accessions, enhancements and augmentations thereto), together with any agreement between the Borrower or any of its Subsidiaries and any Governmental Authority relating thereto, including any real property lease agreement, any service agreement and any operations and maintenance agreement, and all rights and interests of the Borrower or any of its Subsidiaries under any of the foregoing and all proceeds thereof; provided that such agreements provide for the reimbursement, directly or indirectly, by the applicable Governmental Authority of expenditures in connection with the construction, development and/or operation and maintenance of such facility.

“Granting Lender” has the meaning set forth in Section 10.06(h).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the owner of such Debt or other obligation of the payment or performance thereof or to protect such owner against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Claims” has the meaning set forth in Section 8.09(a). “Guarantor Payment” has the meaning set forth in Section 8.17(a).
“Guarantors” means (a) each of the Subsidiaries indicated as such on Schedule
4.11    and (b) any other Person that becomes a guarantor of all or a portion of the Obligations pursuant to Section 5.10, other than any Subsidiary that shall have been released pursuant to Section 10.15.

“Hazardous Material” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Arrangement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Counterparty” means the Administrative Agent, any Lender or any Affiliate thereof that is party to a Hedging Arrangement with the Borrower or any of its Subsidiaries or that was the Person acting as Administrative Agent, a Lender or an Affiliate thereof at the time such Hedging Arrangement was entered.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.05.
“Information” has the meaning set forth in Section 10.07.
“Insolvency Proceeding” has the meaning set forth in Section 7.01(e).
“Intellectual Property Security Agreements” means the collective reference to the short form intellectual property security agreements delivered in connection with the Security Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 7, 2013, among the Administrative Agent, the ABL Representative and the Loan Parties, reaffirmed on the Closing Date by the Intercreditor Reaffirmation.
“Intercreditor Reaffirmation” means that certain Notice of Refinancing and Reaffirmation of Intercreditor Agreement, dated as of the Closing Date, among the ABL Representative, the Administrative Agent, the Borrower and the other Loan Parties party thereto.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the four fiscal quarter period then ended.

“Interest Period” means, for each Eurodollar Loan comprising part of a Borrowing, initially the period commencing on the date of such Eurodollar Loan or the date of the Conversion of any existing Base Rate Loan into such Eurodollar Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02(b) and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02(b). The duration of each such Interest Period shall be one, two, three, six or twelve months, as the Borrower may select; provided, however, that:

(a)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(b)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(c)    the Borrower may not select any Interest Period for any Facility which ends after the Maturity Date for such Facility.

“Interim Financial Statements” means the unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2014, together with the related condensed consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, including the notes thereto.

“Investment” of any Person means (a) the purchase or acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, Debt or other securities of any other Person (including any capital contribution), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person or (c) the entering into of any Guarantee of Debt of any other Person; provided that, to the extent otherwise included therein, the term “Investment” shall not include any purchase of inventory, supplies or equipment made by such Person on behalf of any customer of such Person in the ordinary course of business. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the values of such Investment.

“IRS” means the United States Internal Revenue Service.

“Legal Requirements” means, collectively, all international, foreign, Federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Designee” has the meaning set forth in Section 5.15(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.18, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, assignment by way of security, deposit arrangement, encumbrance, charge or security interest, whether voluntary, or involuntary in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, as of any date of determination, (a) the unborrowed amount that the Borrower is entitled to borrow (taking into consideration, among other things, the then-applicable “borrowing base” under the ABL Documents) as Permitted ABL Debt under the ABL Documents plus (b) the amount of Unrestricted Cash.

“Loan” means any loan made by any Lender pursuant to this Agreement.

“Loan Documents” means this Agreement, any Notes issued pursuant to Section 2.03, the Intercreditor Agreement, the Security Documents, the Perfection Certificate, the Supplemental Perfection Certificates and each other certificate, agreement, instrument or other document executed and delivered, in each case by or on behalf of any Loan Party pursuant to the foregoing; provided, however, that for purposes of Sections 7.01 and 10.01, “Loan Documents” means this Agreement, the Intercreditor Agreement and the Security Documents.

“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more

Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.17.

“Loan Modification Offer” shall have the meaning provided in Section 2.17(a). “Loan Party” means the Borrower or any Guarantor.
“Long-Term Debt” means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority Facility Lenders” means, as of any date of determination, Lenders under such Facility holding more than 50% of the sum of (a) the aggregate principal amount of the Loans at such time under such Facility plus (b) the unused Commitments at such time under such Facility; provided that, subject to Section 10.01, the

Commitments and Loans of each Defaulting Lender shall be excluded for purposes of making a determination of Majority Facility Lenders.

“Majority Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans at such time plus
(b) the unused Commitments at such time; provided that, subject to Section 10.01, the Commitments and Loans of each Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Makewhole Amount” means, in respect of the Tranche B Loans of any Lender being prepaid (or deemed prepaid under Section 2.06(f)(iii)) or subject to a Repricing Amendment on any date, an amount equal to the present value as of such date of all interest payments that would have been made in respect of the principal of such Tranche B Loans from the date of such prepayment (or deemed prepayment date) or the effective date of such Repricing Amendment to but excluding (a) in the case of any prepayment pursuant to Section 2.06(b) or 2.06(c)(ii) made on or after June 15, 2018, June 15, 2019 and (b) in the case of any other prepayment or a Repricing Amendment, the Tranche B Maturity Date at a rate per annum equal to the sum of (i) 9.75% plus (ii) the greater of (x) 1.25% and (y) the Eurodollar Rate (assuming an Interest Period of three months) in effect on the date of such prepayment (or deemed prepayment date) or the effective date of such Repricing Amendment (in each case, computed on the basis of actual days elapsed over a year of 360 days and using a discount rate equal to the Treasury Rate as of such prepayment or effective date plus 50 basis points).

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) the validity or enforceability against the Loan Parties of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders under the Loan Documents.

“Material Subsidiary” means any Subsidiary of the Borrower that is a Domestic Subsidiary (a) the net book value of the assets of which is at least $5,000,000 or (b) the revenues (excluding any intercompany revenues) of which equal to $10,000,000 for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.06(a) or 5.06(b) (or, prior to the first delivery of any such financial statements, four consecutive fiscal quarters of the Borrower most recently ended prior to the Closing Date); provided that if (i) the combined book value of the assets of the Domestic Subsidiaries that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceeds
$25,000,000 or (ii) the combined revenues (excluding any intercompany revenues) of the Domestic Subsidiaries that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceed $40,000,000 for any such most recent period of four consecutive fiscal quarters, then one or more of such excluded Subsidiaries shall be deemed to be Material Subsidiaries for purposes of Section 5.10 in descending order based on the book value of their assets until such excess shall have been eliminated.

“Maturity Date” means (a) the case of the Tranche B Facility, the Tranche B Maturity Date and (b) in the case of any other Facility, the final scheduled maturity date of such Facility.

“Maximum Rate” means the maximum non-usurious interest rate under applicable Legal Requirements (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including, if required by such laws, certain fees and other costs).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a national credit rating organization.

“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party that is not an Excluded Property and with respect to which such Loan Party shall have executed and delivered to the Administrative Agent a Mortgage. The Mortgaged Properties as of the Closing Date are set forth in Schedule 3 of the Perfection Certificate.

“Mortgages” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Debt Proceeds” means cash proceeds received from the issuance of any Debt not permitted under Section 6.02, net of underwriting discounts and commissions and out-of-pocket costs and expenses and disbursements paid or incurred by the Borrower or any of its Subsidiaries in connection therewith in favor of any Person not an Affiliate of the Borrower or any other Loan Party.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making an

Asset Disposition and insurance proceeds or condemnation awards (and payments in lieu thereof) received on account of an Event of Loss, net of: (a) in the case of an Asset Disposition, (i) the direct costs relating to such Asset Disposition, excluding amounts payable to any Loan Party or any Affiliate of a Loan Party, (ii) sale, use or other transaction Taxes incurred as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt (other than the Loans and the Permitted ABL Debt) secured by a Lien on the property which is the subject of such Asset Disposition, (iv) any amounts required to be deposited into escrow in connection with the closing of such Asset Disposition (until any such amounts are released therefrom to the Borrower or any of its Subsidiaries), (v) the amount of any reserve for adjustment in respect of the sale price of such asset or assets as determined in accordance with GAAP, (vi) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve against any liabilities associated with such Asset Disposition, as determined in accordance with GAAP, and (vii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, so long as any such distribution or other payment is made on a pro rata basis to the interest of such minority interest holder in such Subsidiary or joint venture, and (b) in the case of an Event of Loss, (i) all money actually applied or to be applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses incurred in connection with the collection of such proceeds, awards or other payments, and (iii) any amounts retained by or paid to Persons having superior rights to such proceeds, awards or other payments. To the extent any such proceeds received by any Foreign Subsidiary may not be distributed as a cash dividend or a similar cash distribution to a Loan Party without the Borrower and its Subsidiaries incurring adverse tax consequences, as reasonably determined by the Borrower, such proceeds shall be deemed (unless otherwise agreed by the Borrower), so long as no Event of Default shall have occurred and be continuing at the time of the receipt thereof, not to constitute “Net Proceeds” for purposes of this Agreement; provided that in the event an Event of Default shall have occurred and be continuing at any time after the receipt thereof, such proceeds, to the extent not theretofore expended by such Foreign Subsidiary in the conduct of its business or operations or for any other purpose permitted by this Agreement, shall be deemed to have been received by such Foreign Subsidiary at the time of the occurrence of such Event of Default.

“New Lender” means any additional bank, financial institution or other entity that, at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.18 and executes a New Lender Supplement.

“New Lender Supplement” means a New Lender Supplement, substantially in the form of Exhibit C.

“New Loan” has the meaning set forth in Section 2.19(c).

“Note” means a promissory note made by the Borrower in favor of a Lender substantially in the form of Exhibit D.

“Notice of Borrowing” means a notice of borrowing, substantially in the form of the attached Exhibit E or any other form approved by the Arranger, signed by a Responsible Officer of the Borrower.

“Notice of Conversion or Continuation” means a notice of conversion or continuation, substantially in the form of the attached Exhibit F, signed by a Responsible Officer of the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any Prepayment Premium, any Asset Sale Prepayment Premium or the Default Prepayment Premium applicable pursuant hereto) or with respect to any Hedging Arrangement to which a Hedging Counterparty is a party, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including principal, interest, fees and indemnities (including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding); provided that, for purposes of determining any Obligations of any Guarantor under Article VIII of this Agreement and the Security Agreement, the definition of “Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.

“Observer” has the meaning set forth in Section 5.15(a).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Old Loan” has the meaning set forth in Section 2.19(c).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Designated Asset Dispositions” means each disposition separately agreed to in writing by the Parent, the Administrative Agent and the Arranger as an “Other Designated Asset Disposition” for purposes of this Agreement, provided, in each case under clauses (a) and (b) above, that such disposition is consummated (i) in accordance with Section 6.04(h) and (ii) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14).

“Participant” has the meaning set forth in Section 10.06(d).
“Participant Register” has the meaning set forth in Section 10.06(d). “Patriot Act” has the meaning set forth in Section 10.17.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means the Perfection Certificate dated as of the Closing Date and delivered in connection with this Agreement.

“Permitted ABL Debt” means Debt of the Borrower, any other Loan Party or any Canadian Subsidiary, and the Guarantees thereof by any Loan Party or any Canadian Subsidiary; provided that (a) such Debt is incurred under a revolving, borrowing-base facility; provided that the definition of “Borrowing Base” (including any related or incorporated definitions) set forth in such revolving facility is not amended to increase borrowing availability thereunder compared to the definition of “Borrowing Base” in the ABL Credit Agreement as in effect on the Second Amendment Effective Date (it being understood that the foregoing shall not limit modifications of reserves or other discretionary actions of the “Agent” (as defined in the ABL Credit Agreement) or any other ABL Representative if taken pursuant to provisions not materially more favorable to the Borrower and the Subsidiaries than the applicable provisions set forth in the ABL

Credit Agreement as in effect on the Second Amendment Effective Date), all as determined by the Board of Directors, notice of which determination shall be provided to the Administrative Agent and shall be conclusive unless the Administrative Agent provides notice to the Borrower of its disagreement within five (5) Business Days following receipt of such notice), (b) no Domestic Subsidiary that is not a Loan Party shall be an obligor in respect of such Debt, (c) to the extent such Debt is secured by Liens on assets of the Borrower or any Domestic Subsidiary, (i) such Debt shall not be secured by any Lien on any assets of the Borrower or any Domestic Subsidiary other than assets that constitute Collateral and (ii) the administrative agent, collateral agent and/or any similar representative acting on behalf of the holders of such Debt shall become party to the Intercreditor Agreement as an ABL Representative, Liens on the Term Priority Collateral securing such Debt shall be junior and subordinate to the Liens thereon securing the Obligations pursuant to the Intercreditor Agreement and such Debt and the Liens securing such Debt shall be subject to the Intercreditor Agreement, (d) the representations, covenants and defaults applicable to such Debt, taken as a whole, are not materially less favorable to the Borrower and its Subsidiaries than the representations, covenants and defaults in the ABL Credit Agreement as in effect on the Closing Date (as determined by the board of directors of the Borrower, notice of which determination shall be provided to the Administrative Agent and shall be conclusive unless the Administrative Agent (acting at the direction of the Majority Lenders) provides notice to the Borrower of its disagreement within five (5) Business Days following receipt of such notice), and (e) such Debt contains intercreditor provisions that are not less favorable to the Lenders than those contained in Section 12.15 of the ABL Credit Agreement as in effect on the Closing Date. As of the date hereof, Debt under the ABL Credit Agreement constitutes Permitted ABL Debt.

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.17, providing for an extension of the Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith (a) a change in the Applicable Margin with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) prepayments of, or changes in amortization or maturity of, Loans of Accepting Lenders.

“Permitted Consideration Payments” means, in connection with any Investment or Acquisition, payments on account of (a) cash in lieu of fractional shares of Equity Interests of the Borrower, (b) working capital adjustments, (c) repayments of short-term working capital indebtedness and (d) consideration that represents turn-over or pass-through of payments received from customers of any Person that is the subject to such Investment or Acquisition as a result of construction, development, operation or maintenance projects (provided that such projects were not entered into in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired).

“Permitted Liens” has the meaning set forth in Section 6.01.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means any Pension Plan or Multiemployer Plan. “Platform” has the meaning set forth in Section 5.06.
“Prepayment Premium” has the meaning set forth in Section 2.06(f)(i).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15
(519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Balance Sheet” has the meaning set forth in Section 4.06(c). “Professional Services Disposition” means the disposition of all or substantially all the assets constituting the “Professional Services” segment of the Borrower and its Subsidiaries (excluding, at the option of the Borrower, the “Governmental Services” line of business otherwise included therein), whether such disposition is by means of the disposition of such assets or of the Equity Interests in one or more Subsidiaries that hold such assets (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Project Specific Co-Development Arrangement” means any arrangement pursuant to which the Borrower or any of its Subsidiaries enters into an alliance, co-development, co-operation, joint venture or any similar agreement with any other Person pursuant to which the parties thereto agree to co-operate or otherwise work jointly on providing engineering, procurement, construction, development and/or maintenance services with respect to a specific project for a specific customer.

“Projections” means the Borrower’s forecasted consolidated (a) balance sheets,
(b) profit and loss statements, (c) cash flow statements and (d) capitalization statements as of the end of or for fiscal years 2015, and for each of the remaining fiscal quarters of

2014, together with appropriate supporting details and a statement of underlying assumptions.
“Public Lender” has the meaning set forth in Section 5.06.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Qualified Investment” means expenditures incurred to acquire or repair assets owned (or to be owned) by the Borrower or any Subsidiary of the same type as those subject to such Reinvestment Event or equipment, real property, or other fixed or capital assets owned (or to be owned) by and useful in the business of the Borrower and its Subsidiaries or to consummate an Acquisition permitted hereunder.

“Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Register” has the meaning set forth in Section 10.06(c).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the First Amendment Effective Date, by and among the Borrower, KKR Credit Advisors (US) LLC, and the Stockholders (as defined therein) from time to time party thereto.

“Regulations T, U, X and D” means Regulations T, U, X, and D of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Borrower or any of its Subsidiaries in connection with such Reinvestment Event that are specified in a Reinvestment Notice as not being required to be initially applied as set forth in Section 2.06(c)(i) as a result of the delivery of such Reinvestment Notice.

“Reinvestment Event” means any Asset Disposition or Event of Loss in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by the Borrower stating that no Default or Event of Default has occurred and is continuing and stating that the Borrower and its Subsidiaries intend and expect to use all or a specified portion of the

Net Proceeds of a Reinvestment Event specified in such notice to make a Qualified Investment.

“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less the portion, if any, thereof expended prior to the relevant Reinvestment Prepayment Date to make a Qualified Investment or to prepay the Tranche B Loans pursuant to Section 2.06(c)(i)(B)(2) or Section 2.06(c)(i)(B)(3).

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event (or, in the case of Net Proceeds remaining in the WAPCo Settlement Account on the WAPCo Settlement Release Date, 180 days after the WAPCo Settlement Release Date) and (b) the date on which the Borrower shall have determined not to make a Qualified Investment in respect of such Reinvestment Event.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Fee” has the meaning set forth in Section 2.04(b). “Repayment Fee Percentage” means 5.00%.
“Replacement Facility” has the meaning set forth in Section 2.18(a).
“Replacement Facility Amendment” has the meaning set forth in Section 2.18(d). “Replacement Facility Closing Date” has the meaning set forth in Section 2.18(d). “Replacement Loans” has the meaning set forth in Section 2.18(a).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Repricing Amendment” means any amendment to this Agreement the effect of which is to reduce the interest rate for, or effective yield of, the Tranche B Loans as determined by the Administrative Agent.

“Response” has the meaning set forth in Section 4.13(b).

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such

Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, a Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means (a) the declaration or making by the Borrower or any Subsidiary of any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of such Person and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Retained Net Proceeds” has the meaning set forth in Section 2.06(c)(i)(B)(4). “Retained Net Proceeds Amount” means, at any time, (a) the Retained Net
Proceeds at such time, but not in excess of the Retained Net Proceeds Cap, less (b) the aggregate principal amount of Tranche B Loans prepaid pursuant to Section 2.06(b) after the Second Amendment Effective Date and prior to such time; provided that, for the avoidance of doubt, “Retained Net Proceeds Amount” may not be less than zero.

“Retained Net Proceeds Cap” means, at any time, the sum of (a) $43,000,000 and
(b)the total amount of the premium and fees payable by the Borrower under this Agreement on account of the Professional Services Disposition or the Bemis Disposition, in each case, if such Designated Asset Disposition has been consummated prior to such time.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw Hill Financial, Inc., or any successor thereto that is a national credit rating organization.

“Sale and Leaseback Transaction” means a transaction or series of transactions pursuant to which the Borrower or any Subsidiary shall sell or transfer to any Person (other than the Borrower or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or such Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property.

“Sanctioned Country” means a country or territory which itself is at any time subject to Sanctions.

“Sanctions” means:

(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the United States government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom; and
(b)    economic or financial sanctions imposed, administered or enforced from time to time by the United States State Department, the United States Department of Commerce or the United States Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the United States government and administered by OFAC, the United States State Department, the United States Department of Commerce or the United States Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other United States government entity, in each case as the same may be amended, supplemented or substituted from time to time.
“SEC” means the Securities and Exchange Commission, and any successor entity.
“Second Amendment” means the Second Amendment dated as of September 28,
2015, to this Agreement.

“Second Amendment Effective Date” means September 28, 2015.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedging Counterparties and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means the Security Agreement, dated as of December 15, 2014, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Mortgages, the Account Control Agreements, and each other security, pledge or other collateral agreement executed by any Loan Party in favor of the Administrative Agent.

“Sixth Amendment” means the Sixth Amendment dated as of November 6, 2017, to this Agreement.

“Solvent” means, as to any Person, on the date of any determinations, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and other liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, and
(e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s property would constitute unreasonably small capital.
“SPC” has the meaning set forth in Section 10.06(h).

“Specified Disposition” means any sale, transfer or other disposition permitted by Section 6.04(h).

“Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Subscription Agreement” means the Subscription Agreement dated as of the First Amendment Effective Date, by and among the Borrower and the Subscribers (as defined therein) party thereto.

“Subsidiary” of a Person means (a) any Person the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any corporation, association, partnership or other business entity of which more than 50% of the outstanding Equity Interests having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Equity Interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Supplemental Perfection Certificate” means a Supplemental Perfection Certificate substantially in the form of Exhibit G signed by a Responsible Officer of the Borrower.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Synthetic Lease” means, as to any Person, any lease of property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tangible Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, (a) the Stockholders’ Equity as of such date minus (b) the goodwill and any other intangible assets of the Borrower and its Subsidiaries as of such date; provided that to the extent the Stockholders’ Equity shall have been affected (i) by any amounts attributable to the net Tax liabilities for repatriation by any CFC to the Borrower or any of its Domestic Subsidiaries of any cash earned from outside the United States of America or (ii) by any amounts attributable to the WAPCo Settlement, such amounts, in each case, shall be added back to the Stockholders’ Equity for purposes of determining the Tangible Net Worth.

“Tanks Business” means the “U.S. tanks services” line of business conducted by the Borrower and its Subsidiaries.

“Tanks Disposition” means the disposition of all or substantially all the assets of the Tanks Business, whether such disposition is by means of the disposition of such assets or of the Equity Interests in one or more Subsidiaries that hold such assets (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” means the Third Amendment dated as of March 1, 2016, to this Agreement.

“Third Amendment Effective Date” means March 1, 2016.
“Title Insurance Company” has the meaning set forth in Section 5.14(a)(iii). “Total Leverage Ratio” means, as of any date of determination, the ratio of (a)
Consolidated Debt as of such date to (b) Consolidated EBITDA for the four fiscal quarter period most recently ended on or prior to such date.

“Tranche B Commitment” means, as to each Lender, its obligation to make a single Tranche B Loan to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 as its Tranche B Commitment. The aggregate amount of the Tranche B Commitments as of the Closing Date is $270,000,000.

“Tranche B Lender” means, at any time, any Lender that has a Tranche B Commitment or holds a Tranche B Loan at such time.

“Tranche B Loan” has the meaning set forth in Section 2.01(a).

“Tranche B Loan Facility” means (a) at any time prior to the making of the Tranche B Loans hereunder, the aggregate amount of the Tranche B Commitments at such time and (b) at any time after the making of the Tranche B Loans hereunder, the aggregate principal amount of the Tranche B Loans of all Tranche B Lenders outstanding at such time.

“Tranche B Maturity Date” means December 15, 2019.
“Transactions” means, collectively, (a) the entering by the Loan Parties into Loan Documents to which they are to be a party, and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Treasury Rate” means, as of any date, the yield to maturity as of such date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to but excluding December 15, 2017; provided that if the period from such date to but excluding December 15, 2017 is not equal to the constant maturity of a United States Treasury security, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Type” has the meaning set forth in Section 1.04.

“UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York and any successor statute. To the extent perfection of the Administrative Agent’s security interest in any Collateral is governed by the laws of another jurisdiction, “UCC” means (as the context requires) the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Cash” means cash and Cash Equivalents of the Loan Parties which are not subject to any Liens (other than Excepted Liens of the type described in clause (a)

or (g) of the definition thereof and Liens permitted by Sections 6.01(a) and 6.01(p)) and the use of which is not subject to any legal restrictions.

“Voting Stock” means, with respect to any Person, Equity Interests of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

“WAPCo Settlement” means the Settlement Agreement, dated as of March 29, 2012, between West African Gas Pipeline Company Limited, a private company incorporated under the laws of Bermuda, Willbros Global Holdings, Inc., a company incorporated under the laws of Panama and a Subsidiary, and the Borrower.

“WAPCo Settlement Account” has the meaning set forth in Section 2.06(c)(i)(B)(2).

“WAPCo Settlement Release Date” has the meaning set forth in Section 2.06(c)(i)(B)(2).
“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person of which Equity Interests representing 100% of the Equity Interests (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Legal Requirements) are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party or the Administrative Agent.

1.2	Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

1.3	Accounting Terms; Pro Forma Calculations.

(a)	For purposes of this Agreement, all accounting terms not otherwise defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time; provided that, notwithstanding any other provision contained herein, all accounting terms and all financial data shall be construed without giving effect to any change in GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case, if such change would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date.

(b)	If at any time any Accounting Change (as defined below) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such Accounting Change and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change. “Accounting Changes” means (A) changes in accounting principles required by GAAP and implemented by the Borrower and (B) changes in accounting principles recommended by the Borrower’s accountants and implemented by the Borrower.

(c)	All pro forma computations permitted to be made hereunder giving effect to any Acquisition, Asset Disposition or other transaction (i) shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Acquisition, Asset Disposition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or 5.06(b) and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, all in accordance with Article 11 of Regulation
S-X under the Securities Act and (ii) in the case of any Acquisition may reflect pro forma adjustments for cost savings and synergies (net of continuing associated expenses) to the extent such cost savings and synergies are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such Acquisition; provided that (A) in the case of any such pro forma computation made pursuant to the final paragraph of the definition of the term “Consolidated EBITDA”, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth, in reasonable detail, the pro forma computations made and, in the case of any such computation reflecting any such cost savings and synergies, certifying that such cost savings and synergies meet the requirements set forth in clause (ii) above, together with reasonably detailed evidence in support thereof, and (B) if any cost savings and synergies included in any pro forma calculations based on the expectation that such cost savings or synergies will be realized within 365 days following such Acquisition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings or synergies.

1.4	Classes and Types of Loans and Borrowings. (a) Loans and
Borrowings are distinguished by “Class” and by “Type”. The “Class” of a Loan or a Borrowing refers to the Facility under which such Loan or Borrowing was made, each of which constitutes a Class. The “Type” of a Loan or Borrowing refers to the determination of whether such Loan or Borrowing is a Eurodollar Loan or Borrowing or a Base Rate Loan or Borrowing, each of which constitutes a Type.

(b)    Loans and Borrowings may be classified and referred to by Class
(e.g., a “Tranche B Loan” or “Tranche B Borrowing”) or by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Tranche B Loan” or “Eurodollar Tranche B Borrowing”).

1.5	Miscellaneous. Any terms used in this Agreement that are defined in
Article 9 of the UCC shall have the meanings assigned to those terms by the UCC as of the date of this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement (including this Agreement or any other Loan
Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II LOANS

2.1	Commitments.

(a)	Tranche B Commitments. Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make a term loan (each such loan, a “Tranche B Loan”) to the Borrower in Dollars on the Closing Date (or the immediately succeeding Business Day), in an aggregate principal amount not to exceed such Tranche B Lender’s Tranche B Commitment. Subject to the terms and conditions hereof, the Borrower may prepay the Tranche B Loans but no amount paid or repaid with respect to the Tranche B Loans may be reborrowed. Tranche B Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein.

(b)	Other Commitments. Additional Classes of Commitments may be
established as provided in Section 2.18, and the Loans thereunder shall be made in accordance with, and subject to the terms and conditions set forth in, such Section.

2.2	Borrowings, Conversions and Continuations of Loans.

(a)	Borrowings. Each Loan shall be made as part of a Borrowing
consisting of Loans of the same Class and Type made by Lenders ratably in accordance with their respective Applicable Percentages under the applicable Facility. Each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request in accordance herewith.

(b)	Notice. Each Borrowing shall be made pursuant to a Notice of
Borrowing and given by the Borrower to the Administrative Agent (i) not later than 11:00 a.m. (New York time) on the third Business Day before the date of the proposed Borrowing (which shall be a Business Day), in the case of Eurodollar Loans, and (ii) not later than 11:00 a.m. (New York time) on the date of the proposed Borrowing (which shall be a Business Day) in the case of Base Rate Loans; provided that any Notice of Borrowing of Tranche B Loans may be given at any time not later than 11:00 a.m. (New York time) on the Closing Date. The Administrative Agent shall give each Applicable Lender prompt notice on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by facsimile. Each Notice of Borrowing shall be by facsimile or telephone confirmed promptly in writing or by electronic communication (e-mail) receipt of which is confirmed by the Administrative Agent by facsimile or telephone, in any event, specifying the (A) requested date of such Borrowing (which shall be a Business Day), (B) requested Type and Class of Loans comprising such Borrowing, (C) aggregate principal amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period for such Loans. In the case of a proposed Borrowing comprised of Eurodollar Loans, the Administrative Agent shall promptly notify each Applicable Lender of the applicable interest rate under Section 2.07, as applicable. Each Applicable Lender shall, before 2:00 p.m. (New York time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02 or such other location as the Administrative Agent may specify by notice to the Applicable Lenders, in immediately available funds, such Lender’s Applicable Percentage of such Borrowing. Upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Borrowing, Section 3.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
Notwithstanding anything to the contrary in this Section, each Tranche B Lender shall be deemed to have satisfied its obligation hereunder to make its Applicable Percentage of the Tranche B Borrowings requested to be made hereunder upon receipt by the Existing Administrative Agent, pursuant to the Escrow Agreement and on behalf of the Borrower, of immediately available funds in an amount equal to such Tranche B Lender’s Applicable Percentage of the Tranche B Borrowings.

(c)	Conversions and Continuations. Each Loan initially shall be of the
Type and, in the case of Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to Convert or Continue any Borrowing as provided in this paragraph. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall, other than for purposes of Section 3.02, be considered a separate Borrowing. In order to elect to Convert or Continue Loans under this paragraph, the Borrower shall deliver a Notice of Conversion or Continuation to the Administrative Agent no later than (i) 11:00
a.m. (New York time) on the date (which shall be a Business Day) of the requested Conversion in the case of a Conversion of a Eurodollar Borrowing to a Base Rate Loan or (ii) 11:00 a.m. (New York time) at least three (3) Business Days in advance of the date (which shall be a Business Day) of the requested Conversion or Continuation in the case of a Conversion into, or a Continuation of, a Eurodollar Borrowing. Each such Notice of Conversion or Continuation shall be by facsimile or telephone confirmed promptly in writing or by electronic communication (e-mail) receipt of which is confirmed by the Administrative Agent by facsimile or telephone, in any event, specifying (A) the requested Conversion or Continuation date (which shall be a Business Day), (B) the principal amount, Class and Type of the Borrowing to be Converted or Continued, (C) whether a Conversion or Continuation is requested, and if a Conversion, into what Type of a Borrowing, and (D) in the case of a Conversion to, or a Continuation of, a Eurodollar Borrowing, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Applicable Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Borrowing, notify each Applicable Lender of the interest rate under Section 2.07.

(d)	Certain Limitations. Notwithstanding anything in paragraphs (a),

(b)	and (c) above to the contrary:

(i)	At the commencement of each Interest Period for any
Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount not less than $2,000,000 and in integral multiples of $500,000 in excess thereof; provided that a Eurodollar Borrowing that results from a Continuation of an outstanding Eurodollar Borrowing may be in an aggregate principal amount that is equal to the aggregate principal amount of such outstanding Borrowing. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate principal amount not less than $1,000,000 and in integral multiples of
$500,000 in excess thereof.

(ii)	At no time shall there be more than ten (10) Interest
Periods applicable to outstanding Eurodollar Borrowings hereunder.

(iii)	If an Event of Default under Section 7.01(e) has occurred
and is continuing, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, no outstanding Borrowing may be Converted to or Continued as a Eurodollar Borrowing.

(iv)	If prior to the commencement of any Interest Period for a
Eurodollar Borrowing under any Facility (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or (B) the Administrative Agent is advised by the Majority Facility Lenders under such Facility that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period then, in each case, the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders under such Facility as promptly as practicable and, until the Administrative Agent notifies the
Borrower and the Lenders under such Facility that the circumstances giving rise to such notice no longer exist, (x) any Notice of Borrowing or Notice of Continuation and Conversion that requests the Conversion of any Borrowing under such Facility to, or Continuation of any Borrowing under such Facility as, a Eurodollar Borrowing shall be ineffective, and such Borrowing shall be Converted to or Continued as a Base Rate Borrowing, and (y) any Notice of Borrowing requesting a Eurodollar Borrowing under such Facility shall be treated as a request for an Base Rate Borrowing.

(v)	If in any Notice of Borrowing the Borrower shall fail to
select a Type of Borrowing, then the requested Borrowing shall be a Base Rate Borrowing. If in any Notice of Borrowing or Notice of Continuation or Conversion no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower fails to deliver a timely Notice of Conversion or Continuation with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such

Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be Continued as a Eurodollar Borrowing for an additional Interest Period of one month.

(e)	Notices Irrevocable. Each Notice of Borrowing and Notice of
Conversion or Continuation shall be irrevocable and binding on the Borrower (unless the Administrative Agent otherwise agrees).

(f)	Lender Obligations Several. The failure of any Lender to make the
Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Loan on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)	Funding by Lenders; Administrative Agent’s Reliance. Unless the
Administrative Agent shall have received notice from a Lender prior to the proposed date (or in the case of Base Rate Loans, the proposed time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available in accordance with and at the time required in Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of such Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Federal Funds Effective Rate and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to the requested Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Applicable Percentage of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this paragraph (g) shall be conclusive, absent manifest error.

2.3	Evidence of Indebtedness; Notes. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Class and Type thereof and, in the case of Eurodollar Loans, the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. The entries maintained in the accounts maintained pursuant to sentences above shall be conclusive evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.
Any Lender may request that the Loans owing to such Lender be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender and its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.06) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.06, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced solely in the accounts of such Lender and the Administrative Agent.

2.4	Fees

(a)    The Borrower agrees to pay to the Administrative Agent the fees as separately agreed upon by the Borrower and the Administrative Agent in the Agent Fee Letter.

(b)    The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, on the Tranche B Maturity Date a fee in the amount of 5.00% of the aggregate principal amount of the Tranche B Loans outstanding on the Tranche B Maturity Date (the “Repayment Fee”). Once paid, the Repayment Fee shall not be refundable under any circumstances. The payment of (or the obligation to pay) the Repayment Fee does not reduce or modify any other fees or expenses owed to the Administrative Agent or any other Secured Parties, for its or their own account, pursuant to any other fee arrangement or any other Loan Document and shall be in addition to, and not creditable against, any other fee, cost or expense payable under this Agreement or any other Loan Document. The Repayment Fee shall be deemed to be payable in consideration of the agreements made by the Lenders in connection with this Agreement and the Second Amendment, and the Loan Parties agree that it is reasonable under the circumstances currently existing. The Loan Parties expressly agree that (i) the Repayment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Repayment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction and the transactions contemplated by the Second Amendment for such agreement to pay the Repayment Fee, and (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.04(b).

2.5	Repayment.

(a)	Scheduled Amortizations.

(i)	The Borrower hereby promises to repay (A) Tranche B
Borrowings on the last day of each March, June, September and December, beginning with March 31, 2015 and ending with the last such day to occur prior to the Tranche B Maturity Date, in an aggregate principal amount for each such date (as such amount may be adjusted pursuant to Section 2.05(a)(ii)) equal to 0.25% of the aggregate original principal amount of the Tranche B Borrowings and (B) Loans of any other Class established under Sections 2.17 and 2.18 in such amounts and on such date or dates as shall be specified in the definitive documentation establishing such Class hereunder.

(ii)	Any prepayment of a Borrowing of any Class made
pursuant to Section 2.06(b) shall be applied to the subsequent scheduled repayments of the Borrowings of such Class as directed by the Borrower. Any prepayment of a Borrowing made pursuant to Section 2.06(c) shall be applied (A) in the case of Tranche B Borrowings, first, to reduce the subsequent scheduled repayments thereof on each scheduled repayment date occurring within twelve
(12) months after the date of such prepayment, in direct order of maturity, unless and until the repayments due on such scheduled repayment dates have been discharged, and second, to subsequent scheduled repayments thereof on a ratable basis, provided that the Borrower may direct application of such prepayment to the subsequent scheduled repayments of Tranche B Borrowings in any other manner that would not result in the remaining weighted average life to maturity of Tranche B Borrowings being less than the remaining weighted average life to maturity of Tranche B Borrowings that would have resulted from the application of such prepayment in accordance with clause (A) above, and (B) in the case of

Borrowings of any other Class established under Sections 2.17 and 2.18, as shall be specified in the definitive documentation establishing such Class hereunder.

(iii)	Each repayment of Borrowings of any Class made pursuant
to Section 2.05(a) shall be applied to such Borrowing or Borrowings of such Class as shall have been specified by the Borrower pursuant to a notice to the Administrative Agent. Each such repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.

(b)	Repayment of Maturity. To the extent not previously repaid or prepaid, the Borrower hereby promises to repay (i) the aggregate principal amount of all Tranche B Loans on the Tranche B Maturity Date and (ii) the aggregate principal amount of all Loans of any other Class established under Section 2.17 or 2.18 on the Maturity Date applicable thereto.

2.6	Prepayments.

(a)	Right to Prepay. Subject to the terms and conditions provided in this Agreement, including in this Section 2.06, the Borrower may prepay any principal amount of any Loan.

(b)	Optional. Subject to Section 2.06(f)(i) below, the Borrower may elect to prepay, in whole or in part, any Borrowing after giving prior written notice of such election by (i) 11:00 a.m. (New York time) at least three (3) Business Days before such prepayment date, in the case of Eurodollar Borrowings, and (ii) 11:00 a.m. (New York time) on the date of such prepayment (which shall be a Business Day), in the case of Base Rate Borrowings, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each Applicable Lender, and the Borrower shall prepay the Loans comprising such Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice; provided, however, that each partial prepayment of any Borrowing shall be in an aggregate principal amount not less than $2,500,000 and in integral multiples of
$500,000 in excess thereof. Notwithstanding the foregoing, any notice given under this Section 2.06(b) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent prior to the specified date of prepayment) if such condition is not satisfied and, if so revoked, no prepayment on account of such notice shall be required to be made by the Borrower hereunder.

(c)	Mandatory Prepayments of Loans.

(i)    Asset Dispositions; Event of Loss. Subject to Section 2.06(f)(ii) below:

(A)    If the Borrower or any of its Subsidiaries shall at any time or from time to time make an Asset Disposition or suffer an Event of Loss, then (1) the Borrower shall promptly notify the Administrative Agent of such Asset Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower and/or any of its Subsidiaries in respect thereof) and (2) subject to paragraph (B) below, promptly upon receipt by the Borrower and/or any of its Subsidiaries of the Net Proceeds of such Asset Disposition or such Event of Loss, the Borrower shall (except to the extent (x) prior to the WAPCo Settlement Release Date, the Borrower has deposited all or any portion of such Net Proceeds in the WAPCo Settlement Account or (y) on and after the WAPCo Settlement Release Date, the Borrower has delivered a Reinvestment Notice to the Administrative Agent with respect to all or a portion of such Net Proceeds)

prepay the Borrowings in an aggregate principal amount equal to 100% of such Net Proceeds (less any portion thereof applied as contemplated by paragraph (B)(2) or (B)(3) below); provided, that, if on the Reinvestment Prepayment Date in respect of any Reinvestment Event the Reinvestment Prepayment Amount in respect of such Reinvestment Event shall exceed zero, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to such Reinvestment Prepayment Amount.

(B)    Notwithstanding anything in paragraph (A) above to the contrary:

(1)The Net Proceeds received by the Borrower or any
Subsidiary in respect of any Asset Disposition of ABL Facility First Priority Collateral (or any assets of the Canadian Subsidiaries that are of the same type as the ABL Facility Priority Collateral), whether in the form of a direct sale, transfer or other disposition of such ABL Facility First Priority Collateral (or such other assets) or a sale, transfer or other disposition of Equity Interests in any Subsidiary owning such ABL Facility First Priority Collateral (or such other assets), or any Event of Loss involving any ABL Facility First Priority Collateral (or such other assets), shall not, unless otherwise agreed by the Borrower, solely to the extent such Net Proceeds are attributable to such ABL Facility First Priority Collateral (or such other assets) (with such Collateral and such other assets valued at net book value thereof), be subject to the requirements set forth in Section 2.06(c)(i)(A).

(2)	Until the earlier of January 1, 2015 and the payment
in full of all amounts owed by the Borrower and its Subsidiaries under the WAPCo Settlement (such earlier date, the “WAPCo Settlement Release Date”), the Net Proceeds received by the Borrower and/or any of its Subsidiaries in respect of any Asset Disposition or Event of Loss (excluding any portion of such Net Proceeds referred to in paragraph (B)(1) above) shall be applied to prepay the Tranche B Borrowings in accordance with paragraph (A) above or shall be deposited in an Administrative Agent
Account (such Account, the “WAPCo Settlement Account”). Any amount in the WAPCo Settlement Account may be withdrawn solely to prepay the Tranche B Borrowings or, if no Default then exists, to pay the obligations of the Borrower and its Subsidiaries under the WAPCo Settlement. On the WAPCo Settlement Release Date, the Borrower shall offer in writing pursuant to reasonable procedures to be established by the Administrative Agent to prepay the Tranche B Borrowings in an aggregate amount equal to

100% of the amounts remaining in the WAPCo Settlement Account. Each Lender shall be deemed to have accepted such prepayment offer if (x) it has not declined such offer in writing to the Administrative Agent within five (5) Business Days after receipt thereof, at which time the Borrower shall prepay the Tranche B Loans of all Lenders that have accepted such prepayment offer in accordance with such prepayment offer (ratably among such accepting Lenders) or (y) solely with respect to any Net Proceeds of an Asset Disposition, to the extent the aggregate principal amount of Tranche B Loans prepaid with such Net Proceeds, together with all other such prepayments using Net Proceeds of Asset Dispositions of the Borrower and/or any of its Subsidiaries that occur on or after the Closing Date, in the aggregate, do not exceed the Asset Disposition Prepayment Amount. Any amounts remaining in the WAPCo Settlement Account after the prepayment of Tranche B Loans pursuant to the offer by the Borrower described in the two preceding sentences shall be available for reinvestment by the Loan Parties in accordance with Section 2.06(c)(i)(A).

(3)	With respect to any Net Proceeds received by the
Borrower and/or any of its Subsidiaries in respect of any Asset Disposition or Event of Loss after the WAPCo Settlement Release Date (excluding any portion of such Net Proceeds referred to in paragraph (B)(1) above), in the event the Borrower has delivered a Reinvestment Notice with respect to all or any portion of such Net Proceeds, the Borrower shall offer in writing pursuant to reasonable procedures to be established by the Administrative Agent to prepay the Tranche B Borrowings in an aggregate principal amount equal to 100% of such Net Proceeds (or such portion thereof). Each Lender shall be deemed to have accepted such prepayment offer if (x) it has not declined such offer in writing to the Administrative Agent within five (5) Business Days after receipt thereof, at which time the Borrower shall prepay the Tranche B Loans of all Lenders that have accepted such prepayment offer in accordance with such prepayment offer (ratably among such accepting Lenders) or (y) solely with respect to any Net Proceeds of an Asset Disposition, to the extent the aggregate principal amount of Tranche B Loans prepaid with such
Net Proceeds, together with all other such prepayments using Net Proceeds of Asset Dispositions of the Borrower and/or any of its Subsidiaries that occur on or after the Closing Date, in the aggregate, do not exceed the Asset Disposition Prepayment Amount. Any portion of such Net Proceeds remaining after the prepayment of Tranche B Loans pursuant to the offer by the

Borrower described in the two preceding sentences shall be available for reinvestment by the Loan Parties in accordance with Section 2.06(c)(i)(A).

(4)	In the case of any Net Proceeds received by the
Borrower and its Subsidiaries in respect of the Professional Services Disposition and/or the Bemis Disposition, an additional amount thereof up to the Retained Net Proceeds Cap in the aggregate (the “Retained Net Proceeds”), shall not, unless otherwise agreed by the Borrower, be subject to the requirements set forth in Section 2.06(c)(i)(A) and may be retained by the Borrower (and, prior to its permitted use as set forth below, shall be held by the Loan Parties solely in one or more deposit accounts subject to a deposit account control agreement for the benefit of the Administrative Agent providing for a perfected Lien in favor of the Administrative Agent), and be used by the Borrower solely for
(I) making voluntary prepayments of the Tranche B Loans pursuant to Section 2.06(b) and paying any premiums or fees in connection therewith, provided that any such voluntary prepayment shall be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth the calculation of the Retained Net Proceeds Amount as of such time of prepayment both before and after giving effect to such prepayment, (II) working capital in the ordinary course of business and other general corporate purposes in the ordinary course of business (including as the cash collateral component of the “borrowing base” under the ABL Documents or as cash collateral to support obligations of the Borrower and its Subsidiaries in respect of letters of credit, surety bonds, performance bonds and similar obligations), in each case, excluding any Investments (other than intercompany loans and advances), Acquisitions and Restricted Payments, whether or not otherwise permitted hereunder, or (III) repayment or prepayment of the Permitted ABL Debt, in each case, to the extent otherwise permitted hereunder; provided further that the Borrower shall provide to the Administrative Agent, within five (5) Business Days of written request by the Administrative Agent or the Required Lenders, a certificate signed by a Responsible Officer of the Borrower setting forth the calculation of the Retained Net Proceeds Amount as of such time (as well as reasonable backup documentation in support of such calculation).

(5)In the case of any Net Proceeds received by the Borrower and its Subsidiaries in respect of the Tanks Disposition, such Net Proceeds shall not, unless otherwise agreed by the Borrower, be subject to the requirements set forth in Section 2.06(c)

(i)(A) and may be retained by the Borrower (and, prior to its permitted use as set forth below, shall be held by the Loan Parties solely in one or more deposit accounts subject to a deposit account control agreement for the benefit of the Administrative Agent providing for a perfected Lien in favor of the Administrative Agent), and be used by the Borrower solely for working capital in the ordinary course of business and other general corporate purposes in the ordinary course of business (including as the cash collateral component of the “borrowing base” under the ABL Documents or as cash collateral to support obligations of the Borrower and its Subsidiaries in respect of letters of credit, surety bonds, performance bonds and similar obligations), in each case, excluding any Investments (other than intercompany loans and advances), Acquisitions and Restricted Payments, in each case otherwise permitted hereunder.

(C)Any Net Proceeds with respect to which a Reinvestment
Notice shall have been delivered as described above shall be required, prior to the earlier of (i) the application thereof to make any Qualified Investment and (ii) the application thereof to make a prepayment under this paragraph, to be deposited into an Administrative Agent Account.

(ii)	Debt Issuance. Subject to Section 2.06(f)(i), promptly
upon the receipt by the Borrower or any of its Subsidiaries of any Net Debt Proceeds, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to 100% of such Net Debt Proceeds.

(iii)	Equity Issuance. Promptly upon receipt by the Borrower of
any Equity Issuance Proceeds, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to no less than 50% of such Equity Issuance Proceeds; provided, however, that, unless otherwise agreed to by the Borrower, no prepayment shall be required to be made in respect of a receipt of any Equity Issuance Proceeds if the Total Leverage Ratio as of the end of the fiscal quarter most recently ended prior to such receipt is less than 2.25 to 1.00.

(iv)	Excess Cash Flow. Within five (5) Business Days after
financial statements have been delivered pursuant to Section 5.06(a), beginning with the fiscal year ending December 31, 2015, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to (x) the ECF Percentage of Excess Cash Flow for the most recent fiscal year covered by such financial statements less (y) the aggregate principal amount of any voluntary prepayment of Borrowings made by the Borrower pursuant to Section 2.06(b) during such fiscal year (or, at the option of the Borrower, after the end of such fiscal year but prior to the time by such prepayment (it being understood that any such amount may not be then applied to reduce the prepayment required to be made under this paragraph with respect to Excess Cash flow for the next following fiscal year)), excluding any such voluntary prepayments to the extent financed with the incurrence of Long-Term Debt; provided that no prepayment shall be required under this paragraph if, and only to the extent, such prepayment shall not be permitted by the restrictions set forth in the ABL Documents (so long as such restrictions are not more adverse to the Lenders than those in effect on the Closing Date), it being agreed that to the extent any prepayment or a portion thereof is not made on account of such restrictions, such prepayment or such portion thereof shall be made immediately upon such restrictions ceasing to prohibit such prepayment.

(d)	Accrued Interest; Effect of Notice. Each prepayment pursuant to this Section 2.06 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date. Except as provided in Section 2.06(b), all notices given pursuant to this Section 2.06 shall be irrevocable and binding upon the Borrower.

(e)	Application of Payments. Each prepayment of Borrowings made
pursuant to Section 2.06(b) or 2.06(c) shall be applied to such Borrowing or Borrowings of any Class as shall have been specified by the Borrower pursuant to a written notice to the Administrative Agent; provided that, in the case of any prepayment made pursuant to Section 2.06(c) at a time when Borrowings of more than one Class are outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided, further, that the amounts so allocable to any Facility (other than the Tranche B Facility) may be applied to Borrowings under other Facilities if so provided in the definitive documentation establishing such Facility. Each such prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Notwithstanding anything herein to the contrary, in connection with a refinancing in full of any Facility established hereunder, any Lender may, with the consent of the Borrower, elect to accept rollover Indebtedness in lieu of all or any part of such Lender’s applicable pro rata share of any prepayment of any Borrowing made pursuant to this Section 2.06.

(f)	Call Protection.

(i)    In the event that, at any time prior to the Tranche B
Maturity Date, the Loan Parties shall (i) prepay any Tranche B Loans (other than pursuant to Section 2.06(c)(i) (solely to the extent such prepayment is made on account of one or more Designated Asset Dispositions permitted pursuant to Section 6.04(h) and does not result in the aggregate principal amount of the Tranche B Loans outstanding after giving effect to such prepayment to be less than $88,000,000), Section 2.06(c)(iv) or, for the avoidance of doubt, Section 2.05(a) or 2.05(b)) or

(ii) effect any Repricing Amendment (including, for the avoidance of doubt, pursuant to Section 2.18), and, in each case, no Event of Default shall have occurred and be continuing immediately after giving effect to such prepayment, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, (A) in the case of clause (i) above, a prepayment premium equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans so prepaid, provided that, notwithstanding the foregoing, in the case of any prepayment of Tranche B Loans under Section 2.06(b) made after the Second Amendment Effective Date (but only so long as (1) the aggregate principal amount of Tranche B Loans so prepaid shall not exceed the lesser of the Retained Net Proceeds and the Retained Net Proceeds Cap and (2) the aggregate principal amount of the Tranche B Loans outstanding after giving effect to such prepayment under Section 2.06(b) shall not be less than
$88,000,000), the prepayment premium shall equal to 2.00% of the aggregate principal amount of the Tranche B Loans so prepaid, and (B) in the case of clause (ii) above, a fee equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans subject to such Repricing Amendment (such premium or fee referred to in clauses (A) and (B), the “Prepayment Premium”).

(ii)	With respect to any prepayments of Tranche B Loans
pursuant to Section 2.06(c)(i) solely to the extent such prepayment is made on account of one or more Designated Asset Dispositions permitted by Section 6.04(h), and, in each case, such prepayment does not result in the aggregate principal amount of Tranche B Loans outstanding after giving effect to such prepayment to be less than $88,000,000 and does not occur at time when an Event of Default shall have occurred and be continuing immediately after giving effect to such prepayment, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a prepayment premium equal to 2.00% of the aggregate principal amount of the Tranche B Loans so prepaid (such premium, the “Asset Sale Prepayment Premium”).

(iii)	Without limiting the generality of the foregoing and
notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if (x) an Event of Default shall have occurred and be continuing immediately after giving effect to any prepayment of Tranche B Loans, whether in whole or in part, made after the Second Amendment Effective Date or (y) the Tranche B Loans are accelerated (including, without limitation, as the result of the occurrence of any Event of Default or the commencement of any Insolvency Proceeding, whether pursuant to Section 7.02 or 7.03, by operation of law or otherwise), a fee equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans subject to such prepayment (determined in the case of acceleration, as of the date of acceleration as if the aggregate principal amount of Tranche B Loans then outstanding were voluntarily prepaid on such date under Section 2.06(b) (but, in the case of any portion of such fee attributable to the definition of “Makewhole Amount”, determined disregarding any interest payments hereunder that are actually made by the Borrower after such date of acceleration), will also be due and payable and, in the case of acceleration, will be treated and deemed as though the Tranche B Loans were voluntary prepaid as of such date under Section 2.06(b) and shall constitute part of the Obligations for all purposes hereof (the prepayment fee payable under this clause (f)(iii), the “Default Prepayment Premium”), it being understood and agreed that the Default Prepayment Premium shall be without duplication of any amounts payable under clause (f)(i) or (f)(ii) above. The Default Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as a result of the early termination, and the Loan Parties agree that it is reasonable under the circumstances currently existing, and will be payable notwithstanding the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Tranche B Loans in any Insolvency Proceeding, any foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE DEFAULT PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (A) the Default Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Default Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction and the transactions contemplated by the Second Amendment for such agreement to pay the Default Prepayment Premium, and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.06(f)(iii).

(iv)	For the avoidance of doubt and notwithstanding anything to
the contrary herein or in any other Loan Document, the proceeds of any Asset Disposition (including any Designated Asset Disposition) shall not be included in the definition of Consolidated EBITDA, Consolidated Net

Income or Excess Cash Flow for any purposes hereunder or any other Loan Document.

(g)	Notice. All payments made pursuant to Section 2.06(c) shall be preceded by prior written notice to the Administrative Agent, which notice shall specify, in the case of any prepayment pursuant to Section 2.06(c), shall specify the paragraph of Section 2.06(c) pursuant to which such prepayment is being made.

(h)	Option to Decline. Any mandatory prepayment required to be
made pursuant to Section 2.06(c) may be declined in whole or in part by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of any mandatory prepayment by providing notice to the Administrative Agent no later than 5:00 p.m. one (1) Business Day (or such other later date acceptable to the Administrative Agent) prior to the date of such prepayment. If a Lender chooses not to accept payment in respect of a mandatory prepayment in whole or in part, the other Lenders that accept such mandatory prepayment shall have the option to share such proceeds on a pro rata basis (and if declined by all Lenders such declined proceeds shall be retained by the Loan Parties) on or before the date otherwise due hereunder; provided that, to the extent such mandatory prepayment is declined by all Lenders, such prepayment may be retained by the Borrower.

2.7	Interest.

(a)	Loans. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to it from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

(i)	Base Rate Loans. If such Loan is a Base Rate Loan, a rate
per annum equal to the Adjusted Base Rate plus the Applicable Margin for Base Rate Loans of the applicable Class, payable quarterly in arrears on the last Business Day of each calendar quarter and on the date such Base Rate Loan shall be paid in full.

(ii)	Eurodollar Loans. If such Loan is a Eurodollar Loan, a rate
per annum equal to the Eurodollar Rate for the Interest Period applicable thereto plus the Applicable Margin for Eurodollar Loans of the applicable Class, payable in arrears on the last day of such Interest Period, and, in the case of Interest Periods of greater than three months, on each Business Day which occurs at three month intervals from the first day of such Interest Period.

(b)	Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time (calculated after giving effect to all items charged which constitute “interest” under applicable Legal Requirements, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirements, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Loans if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Loans. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Legal Requirements, (A) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(c)	Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the outstanding Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal balance of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.07 or (ii) in the case of any other amount, 2% per annum plus the rate applicable to Base Rate Loans as provided in Section 2.07(a)(i).

(d)	Interim Interest. Notwithstanding anything to the contrary herein, the Borrower agrees to pay to each Tranche B Lender that shall have funded, in Dollars in immediately available funds, the full amount of its Tranche B Commitment to the Escrow Agent pursuant to the Escrow Agreement, interest on such amount accruing for the Closing Date (notwithstanding that such amount would not be made available for the account of the Borrower until the immediately succeeding Business Day) at the rate per annum that would have been applicable had such amount been outstanding on the Closing Date as a Base Rate Loan, and the Borrower hereby agrees that such interest shall be payable regardless of whether or not the Arranger provides the Escrow Agent direction to release any funds held by the Escrow Agent pursuant to the Escrow Agreement for the purpose of repaying the Existing Credit Facility.

2.8	Breakage Costs.

(a)	Funding Losses. In the case of any Borrowing which the related
Notice of Borrowing specifies is to be comprised of Eurodollar Loans, the Borrower hereby indemnifies, and agrees to indemnify, each Lender against any loss, out-of-pocket cost, or expense (other than any lost profit) actually incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any such loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Eurodollar Loan to be made by such Lender as part of such Borrowing when such Eurodollar Loan, as a result of such failure, is not made on such date.

(b)	Prepayment Losses. If (i) any payment of principal of any
Eurodollar Loan is made other than on the last day of the Interest Period for such Loan as a result of any payment, prepayment, the acceleration of the maturity of the Obligations or for any other reason or (ii) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Loan on the date such payment is due and payable, the Borrower shall, within ten (10) Business Days of any written demand sent by the Administrative Agent on behalf of a Lender to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined by such Lender to be required to compensate such Lender for any additional losses, out of pocket costs, or expenses (other than any anticipated lost profits) actually incurred or suffered by such Lender as a result of such payment or nonpayment, including any such loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loans.

(c)	Assignment Losses. If any assignment of a Eurodollar Loan is made other than on the last day of the Interest Period for such Loan as a result of a request by the Borrower pursuant to clause (d) of Section 2.14, the Borrower shall, within ten (10) Business Days of any written demand sent by the Administrative Agent on behalf of the Lender that is the assignee thereof to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined by such Lender to be required to compensate such Lender for any additional losses, out-of-pocket costs, or expenses (other than any anticipated lost profits) actually incurred by such Lender as a result of such assignment, including any such loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d)	Certificate. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.08 shall be delivered to the Borrower and the Administrative Agent and shall be conclusive absent manifest error.

2.9	Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)	subject any Credit Party to any Taxes (other than (A)
Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)	impose, modify or deem applicable any reserve, special
deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits or other liabilities with or in or for the account of, or advances, loans or other credit extended or participated in by, or any other acquisition of funds by, any Lender (except any reserve requirement reflected in the Eurocurrency Reserve Requirement); or

(iii)	impose on any Lender or the London interbank market any
other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)	Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)	Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)	Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.09 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)	Designation of Alternative Applicable Lending Office. Each
Lender agrees to use commercially reasonable efforts (consistent with its respective internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this Section 2.09 or Section 2.11(a), would not subject such Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

2.10	Payments and Computations.

(a)	Payment Procedures. The Borrower shall make each payment
under this Agreement prior to the time expressly required hereunder (or, if no such time is expressly required, not later than 12:00 noon (New York time)) on the day when due to the Administrative Agent at the Administrative Agent Account in immediately available funds; provided that payments specified to be made directly to any Person, including payments pursuant to Sections 2.08, 2.09, 2.11 and 10.04, shall be made directly to the Persons entitled thereto. Each Loan shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments shall be made without setoff, deduction, or counterclaim. The Administrative Agent will, promptly after receipt by it of any payment for the account of any other Person, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds to the appropriate recipient.

(b)	Computations. All computations of interest based on the Prime
Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Federal Funds Effective Rate or the Eurodollar Rate and of fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

(c)	Non-Business Day Payments. Whenever any payment shall be

stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(d)	Agent Reliance. Unless the Administrative Agent shall have
received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the
Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this paragraph (d) shall be conclusive, absent manifest error

2.11	Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes except as required by any Legal Requirement. If any Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the relevant Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent and each Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)	Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Legal Requirements.

(c)	Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)	Indemnification by the Lenders. Each Lender shall severally
indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)	Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)	Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g), with the exception of Section 2.11(g)(v)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(g)	Without limiting the generality of the foregoing, each Lender agrees to deliver to the Borrower and the Administrative Agent applicable forms, certificates or documents, including IRS Form W-9 (in the case of a Lender that is not a Foreign Lender), as may be required under the Code or other Legal Requirements as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax. Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the
Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)	two duly completed copies of IRS Form W-8BEN,
W-8BEN-E or W-8IMY (with applicable attachments) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)	two duly completed copies of IRS Form W-8ECI,

(iii)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or
(D)conducting a trade or business in the United States of America with which the relevant payments are effectively connected and (y) two duly completed copies of IRS Form W-8BEN, W-8BEN-E or W-8IMY (with applicable attachments),

(iv)	in the case of a Foreign Lender that is not the beneficial
owner of payments made hereunder or under any other Loan Document (including a partnership of a participating Lender) (x) an IRS Form W-8IMY on behalf of itself and (y) the relevant form or forms prescribed in this Section 2.11(g) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; or

(v)	any other form prescribed by Legal Requirements as a basis

for claiming exemption from or a reduction in United States Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by Legal Requirements to permit the Withholding Agent to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by such Withholding Agent, (A) a certification signed by an authorized officer thereof and (B) other documentation prescribed by Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine whether such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.11(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)	Treatment of Certain Refunds. If the Administrative Agent or any
Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any such penalties, interest or other charges resulting from the gross negligence or willful misconduct of the Administrative Agent or such Lender as determined by a court of competent jurisdiction in a final and non-appealable judgment) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i)	Defined Terms. For purposes of this Section 2.11, the term “Legal
Requirements” includes FATCA.

2.12	Sharing of Payments, Etc.. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations than the proportion received by any other Lenders, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.12 shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, (C) any acceptance by any Lender of any rollover Indebtedness issued to such Lender in lieu of such Lender’s applicable pro rata share of any prepayment of any Borrowing made pursuant to Section 2.06 or (D) payments made pursuant to a court order. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

2.13	Applicable Lending Offices. Each Lender may book its Loans at any
Applicable Lending Office selected by such Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Loans shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written notice to the Administrative Agent and the Borrower designate replacement or additional Applicable Lending Offices through which Loans will be made by it and for whose account repayments are to be made.

2.14	Replacement of Lenders. If (a) any Lender requests compensation under
Section 2.09, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, (c) any Lender becomes a Defaulting Lender or (d) any Lender has failed to consent to a proposed amendment, waiver, consent, discharge or termination that under Section 10.01 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Majority Lenders (or, in circumstances where Section 10.01 does not require the consent of the Majority Lenders, the Majority Facility Lenders of the affected Class) shall have granted their consent, then the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06 or pursuant to other procedures established by the Administrative Agent and the Borrower, which may include deemed assignment upon the assignee’s receipt of amounts owed to it under this Agreement), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from such Lender becoming a Defaulting Lender or from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder as a Lender (or as a Lender of a particular Class, as applicable), from the assignee or the Borrower,
(iii)in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments and

(iv)	in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.

2.15	Defaulting Lenders.

(a)	Voting. Notwithstanding anything to the contrary contained in this
Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 10.01.

(b)	Defaulting Lender Cure. If the Borrower and the Administrative
Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16	[Reserved].

2.17	Loan Modification Offers.

(a)	Notwithstanding anything to the contrary in this Agreement, the
Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s Assumption has been made; provided that the no Permitted Amendment relating to any Tranche B Loan shall become effective unless the aggregate principal amount of the Loans of the Accepting
Lenders subject to the Permitted Amendment is greater than $10,000,000 or, if less, the aggregate principal amount of the Affected Class outstanding at the time of the Loan Modification Offer.

(b)	A Permitted Amendment shall be effected pursuant to a Loan
Modification Agreement executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.17, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” or “Facility” of loans and/or commitments hereunder. The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.17.

2.18	Replacement Facilities.

(a)	At any time and from time to time, subject to the terms and
conditions set forth herein, the Borrower may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to replace all or a portion of the Loans under any Class with one or more additional tranches of term loans under this Agreement (the “Replacement Loans”; each such replacement facility, a “Replacement Facility”); provided that (i) at the time of each such request and upon the effectiveness of each Replacement Facility Amendment, no Default or Event of Default has occurred and is continuing or shall result therefrom,
(ii)on a pro forma basis after giving effect to the incurrence of such Replacement Loans (after giving effect to other permitted pro forma adjustment events and any permanent repayment of Debt after the beginning of the relevant determination period but prior to or simultaneous with such Borrowing), the Borrower shall be in compliance with the financial covenants set forth in Sections 6.15 and 6.16 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements shall have been (or shall have been required to be) delivered pursuant to Section 5.06 and
(iii)each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by materiality, such representation shall be true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such Replacement Loans on and as of the date that such Replacement Loans are made, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date. Each tranche of Replacement
Loans shall be in an integral multiple of $10,000,000 and be in an aggregate principal amount that is not less than $50,000,000 (or such lesser minimum amount approved by the Administrative Agent, acting pursuant to the direction of the Majority Lenders) and shall not exceed the principal amount of the Loans being replaced (plus the amount of fees, expenses and original issue discount incurred in connection with such Replacement Loans). The proceeds of any Replacement Loans shall be applied only to prepay the Loans of the Class which such Replacement Loans are replacing.

(b)	Any Replacement Loans (i) shall rank pari passu in right of
payment (provided the Borrower may make optional prepayments of the Loans as set forth in Section 2.06(b)) and security with the Obligations in respect of the other Loans pursuant to the relevant Replacement Facility Amendment (which shall be reasonably satisfactory to the Administrative Agent), (ii) for purposes of mandatory prepayments, shall be treated substantially the same as (or, to the extent set forth in the relevant Replacement Facility Amendment, less favorably than) the Loans being replaced and (iii) other than amortization, maturity date and pricing (interest rate, fees, funding discounts and prepayment premiums) (as set forth in the relevant Replacement Facility

Amendment) shall have the same terms (or, to the extent set forth in the relevant Replacement Facility Amendment, less favorable terms or more favorable terms (if such more favorable terms benefit all Lenders)) as the Loans being replaced, or such other terms as are reasonably satisfactory to the Administrative Agent and the Borrower; provided that (A) any Replacement Loans shall not have a final maturity date earlier than the date which is 91 days after the final scheduled maturity date of the Loans being replaced, (B) any Replacement Loans shall not have a weighted average life to maturity that is less than 91 days later than the remaining weighted average life to maturity of the then remaining Loans under the applicable Class, (C) principal of and interest on any Loans being replaced with Replacement Loans shall be paid in full on the Replacement Facility Closing Date for the applicable Replacement Loans and (D) the Loans of each Lender under the replaced Class shall be prepaid ratably. In addition, the terms and conditions applicable to any Replacement Facility may provide for additional or different covenants or other provisions that are agreed between the Borrower and the Lenders under such Replacement Facility and applicable only during periods after the then latest Maturity Date that is in effect on the date such Replacement Facility is issued, incurred or obtained or the date on which all non-refinanced Obligations (excluding Obligations in respect of any Hedging Arrangements and contingent reimbursement and indemnification obligations, in each case, which are not due and payable) are paid in full.

(c)	Any New Lender which elects to become a “Lender” under this
Agreement in connection with any transaction described in Section 2.18(a) shall execute a New Lender Supplement, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(d)	Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Replacement Loans. Each Replacement Facility shall become effective pursuant to an amendment (each, a “Replacement Facility Amendment”) to this Agreement and, as appropriate, the other
Loan Documents, executed by the Borrower, the Lenders (including any New Lenders) providing the Replacement Loans and the Administrative Agent. No Replacement Facility Amendment shall require the consent of any Lenders or any other Person other than the Borrower, the Administrative Agent and the Lenders party to such Replacement Facility Amendment. No Lender shall be obligated to provide any Replacement Loans, unless it so agrees. Commitments in respect of any Replacement Loans shall become Commitments under this Agreement. A Replacement Facility Amendment may, without the consent of any other Lenders or any other Person, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including to provide for class voting provisions applicable to the Lenders providing the applicable Replacement Loans on terms comparable to the provisions of Section 9.02(b)). The effectiveness of any Replacement Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Lenders party thereto, be subject to the satisfaction or waiver on the date thereof (each, a “Replacement Facility Closing Date”) of each of the conditions set forth in Section 2.18(a). To the extent reasonably requested by the Administrative Agent, the effectiveness of a Replacement Facility Amendment may be conditioned on the Administrative Agent’s receipt of (i) all documentation and other information with respect to the New Lender(s) that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, and (ii) customary legal opinions, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Article III, with respect to the Borrower and the other Loan Parties. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Section 2.18.

2.19	Tax Treatment.

(a)	The Borrower, the Lenders and the Administrative Agent each
agree that the Loan is intended to be treated as debt for U.S. federal income tax purposes. The inclusion of this Section 2.19 is not an admission by any lender that it is subject to
U.S. taxation.

(b)	The Borrower, the Lenders and the Administrative Agent each
agree that the Loan is a contingent payment debt instrument governed by the rules set forth in Treasury Regulations Section 1.1275-4. The Borrower shall provide the Lenders with a schedule setting forth the comparable yield and projected payment schedule within 30 days after the Closing Date; provided that such schedule shall be subject to the Lenders’ review and comments, such comments to be provided to the Borrower within 30 days of the receipt of the schedule. The Borrower and the Lenders shall discuss in good faith the Lenders’ comments and seek to agree on a binding projected payment schedule; provided however if the Borrower and Lenders are unable to agree within 30 days of the Borrower’s receipt of the Lenders’ comments, each party shall be entitled to proceed with its tax reporting obligations as contemplated by the applicable Treasury Regulations.

(c)	The Borrower, the Administrative Agent and the Lenders agree to treat (i) the issuance of Equity Interests pursuant to the Subscription Agreement, the value of which will be calculated by reference to the closing price of such Equity Interests on the Closing Date (as defined in the Subscription Agreement), taking into account the 19.9% dilution that results from such issuance, as a “positive adjustment” (within the meaning of Regulations Section 1.1275-4) to the projected payment schedule of the Old Loan described in Section 2.19(b) and otherwise as interest for all relevant
U.S. federal income tax purposes; (ii) the First Amendment as being a “significant modification” of the Tranche B Loans within the meaning of Regulations Section 1.1001-3(e), and thus for U.S. federal income tax purposes resulting in a deemed exchange of the existing Tranche B Loans (collectively, the “Old Loan”) for a new debt instrument (the “New Loan”); and (iii) the New Loan as a contingent payment debt instrument governed by the rules set forth in Regulations Section 1.1275-4, for which the Borrower shall provide the Lenders with a schedule setting forth the comparable yield and projected payment schedule for the New Loan within 15 days after the First Amendment Effective Date; provided that such schedule shall be subject to the Lenders’ review and comments, such comments to be provided to the Borrower within 15 days of the receipt of the schedule. The Borrower and the Lenders shall discuss in good faith any Lender comments and seek to agree on a binding projected payment schedule; provided, however, that if the Borrower and the Lenders are unable to agree within 30 days of the Borrower’s receipt of the Lenders’ comments, each party shall be entitled to proceed with its tax reporting obligations as contemplated by the applicable Regulations.

(d)	The Borrower, the Lenders and the Administrative Agent shall adhere to this Agreement for U.S. federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent with this Section 2.19.

ARTICLE III
CONDITIONS OF LENDING

3.1	Initial Loans. The agreement of each Tranche B Lender to make the
Tranche B Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Tranche B Loans, of the following conditions precedent, provided that the requirements of this Section 3.01 shall not apply to matters referred to in Section 5.14:

(a)	Documentation. The Administrative Agent shall have executed a counterpart of this Agreement and shall have received the following:

(i)	executed counterparts of this Agreement from (A) the Borrower and each other Loan Party and (B) each of the Lenders;

(ii)	executed counterparts of the Intercreditor Reaffirmation from each of the parties thereto;

(iii)	executed counterparts of each of the Security Documents to be executed and delivered on the Closing Date from each of the parties thereto;

(iv)	a certificate dated the Closing Date from a Responsible Officer of the Borrower stating that all representations and warranties of the Loan Parties set forth in Article IV are true and correct as of the Closing Date in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects);

(v)	a certificate of the Secretary or Assistant Secretary of each Loan

Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party, including all amendments thereto, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, certified by the Secretary of State (or equivalent Governmental Authority) of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or Persons performing similar functions) of such Loan Party authorizing the Transactions to be entered into by such Loan Party and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or Notices of Borrowing;

(vi)	a certificate of another officer of each Loan Party dated the
Closing Date and certifying as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (v) above;

(vii)	certificates from the appropriate Governmental Authority
certifying as to the good standing, existence and authority of each Loan Party in the jurisdiction of its incorporation or formation;

(viii)	a certificate from a Financial Officer of the Borrower dated the
Closing Date and addressed to the Administrative Agent and each of the Lenders party hereto, which shall be in form and in substance reasonably satisfactory to the Administrative Agent, certifying that the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Tranche B Loans contemplated to be made under this Agreement and the other transactions contemplated hereby and thereby, are Solvent;

(ix)	an opinion reasonably acceptable to the Administrative Agent, dated the Closing Date, of Cravath, Swaine & Moore LLP, special counsel to the Loan Parties;

(x)	opinions reasonably acceptable to the Administrative Agent, in each case dated the Closing Date, from local counsel located in each of Delaware, Texas, Oklahoma, Louisiana, Pennsylvania and Vermont;

(xi)	the Perfection Certificate, dated as of the Closing Date and executed by a Responsible Officer of the Borrower; and

(xii)	executed copies of the definitive ABL Documents (and all
amendments, supplements, waivers, consents and all other modifications to such ABL Documents since August 7, 2013), in each case as in effect on the Closing Date.

(b)	Amended Quarterly Reports. The Borrower shall have publicly filed with the SEC the Borrower’s amended Quarterly Report on Form 10-Q with respect to the quarterly period ended June 30, 2014 and the Borrower’s Quarterly Report on Form 10-Q with respect to the quarterly period ended September 30, 2014.

(c)	Patriot Act Disclosures. No later than five (5) Business Days prior to the
Closing Date, the Administrative Agent, on behalf of itself and the Lenders party hereto, shall have received all documentation and other information that the Administrative Agent or any such Lender shall have requested in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent such documentation and other information shall have been requested ten (10) Business Days in advance of such date.

(d)	Payment of Fees and Expenses. The Lenders and the Administrative Agent
shall have received, or shall substantially concurrently with the making of the Tranche B Loans receive, all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Tranche B Loans and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(e)	Lien Searches. If requested by the Administrative Agent, the
Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.01 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(f)	Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent
shall have received, or shall substantially concurrently with the making of the Tranche B Loans receive, (i) the certificates representing the Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(g)	Filings, Registrations and Recordings. Each document (including any
Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.01), shall be in proper form for filing, registration or recordation.

(h)	ABL Facility. The ABL Credit Agreement shall have been amended as required in connection with this Agreement and such amendment shall be satisfactory to the Administrative Agent and the Majority Lenders in their reasonable discretion.

(i)	Existing Credit Facility. Prior to, or substantially concurrently with the making of the Tranche B Loans, all amounts outstanding under the Existing Credit Facility shall have been repaid in full and the commitments thereunder shall have been terminated and all Liens securing such Debt shall have been terminated, on terms and conditions reasonably satisfactory to the Administrative Agent and the Arranger.

(j)	Minimum Consolidated EBITDA. The Consolidated EBITDA for the four fiscal quarter period ended September 30, 2014 shall not be less than $83,000,000.

(k)	Board Report. The Arranger shall have been informed of the conclusions of the report of the causes of the restatement of the Borrower’s earnings commissioned by the Borrower’s Board of Directors, and the Arranger shall be satisfied, in its sole discretion, with the conclusions of such report.

3.2	Conditions Precedent to each Loan. The obligation of the Lenders to make any Loan shall be subject to the following conditions precedent:

(a)	Representations and Warranties. The representations and
warranties of the Loan Parties contained in Article IV and in each other Loan Document shall be true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects) on and as of the date of the making of such Loans, both before and after giving effect thereto, except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects) as of such earlier date; and

(b)	No Default. No Default shall have occurred and be continuing or would result from the making of such Loans.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Each Loan Party jointly and severally represents and warrants as of the Closing Date, and as of each other date that any Loan is made hereunder, as follows:

4.1	Existence. Each of the Borrower and its Subsidiaries is duly organized, validly existing, and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be in good standing and so qualified could reasonably be expected to have a Material Adverse Effect.

4.2	Power and Authority. Each of the Loan Parties has the requisite organizational power and authority to (a) own its assets and carry on its business and (b) execute, deliver and perform the Loan Documents to which it is a party and to consummate the Transactions. Each of the Loan Parties has all requisite governmental licenses, authorizations, consents and approvals to own its assets and carry on its business, except where the failure to obtain any such licenses, authorizations, consents and appraisals could not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

4.3	No Contravention. The execution, delivery, and performance by each
Loan Party of this Agreement and the other Loan Documents to which it is a party and the consummation of the Transactions (a) have been duly authorized by all necessary organizational action on the part of such Loan Party, (b) do not and will not (i) contravene the terms of such Loan Party’s Organizational Documents, (ii) violate any Legal Requirement, or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, (A) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (b)(ii) and (b)(iii) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4	Authorizations and Approvals. No authorization, approval, consent, exemption, or other action by, or notice to or filing with, any Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Agreement or the other Loan Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (a) such as have been obtained or made and are in full force and effect, (b) filings necessary to perfect (or maintain perfection of) Liens created under the Loan Documents and (c) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents (including to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created under the Loan Documents).

4.5	Enforceable Obligations. This Agreement has been, and each other Loan
Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan

Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity.

4.6	Financial Statements; No Material Adverse Effect.

(a)	The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date of the balance sheet included therein and the results of operations of the Borrower and its Subsidiaries for the period covered thereby in accordance with GAAP, and (iii) to the extent required by GAAP, disclose all material Debt and other liabilities (contingent or otherwise), including liabilities for Taxes, of the Borrower and its Subsidiaries as of the date thereof.

(b)	The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date of the balance sheet included therein and the results of operations of the Borrower and its Subsidiaries for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to year-end audit adjustments.

(c)	The unaudited pro forma condensed consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of September 30, 2014 (the “Pro Forma Balance Sheet”), copies of which have heretofore been made available to each Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be incurred on or about the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly, in all material respects, on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as of September 30, 2014, assuming that the events specified in the preceding sentence had actually occurred at such date.

(d)	Since December 31, 2013, there has been no event or
circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the business, results of operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, take as a whole, except to the extent any such event or circumstance is disclosed in public filings made by the Borrower with the SEC since such date but prior to the Closing Date (in each case, including any such disclosure in respect of the nature, magnitude or consequences of such change or event, but excluding any disclosures set forth in the risk factor section or any other section of any such filing to the extent they are cautionary, predictive or forward-looking in nature).

4.7	True and Complete Disclosure. Each Loan Party has disclosed to the
Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it (other than matters of general economic or industry nature or otherwise not specific to the Borrower and its Subsidiaries), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (a) any written or formally presented information (other than the Projections and information of general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or (b) any report, financial statement or other written or formally presented information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant to the Loan Documents, when taken as a whole and as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, with respect to projected financial information (including the Projections and any projections delivered pursuant to Section 5.06(d)), the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that actual results may vary materially from the projected financial information).

4.8	Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of a Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any of its Subsidiaries or against any of its or their properties or revenues that (a) pertain to this Agreement, any other Loan Document or any of the Transactions or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except in each case for actions, suits, proceedings, claims or disputes disclosed in public filings made by the Borrower with the SEC prior to the Closing Date (in each case, including any such disclosure in respect of the nature, magnitude or consequences of matters, but excluding any disclosures set forth in the risk factor section or any other section of any such filing to the extent they are cautionary, predictive or forward-looking in nature) or arising from or relating to any restatement of the Borrower’s consolidated financial statements for the quarterly periods ended March 31, 2014 or June 30, 2014.

4.9	Compliance with Laws.

(a)	None of the Borrower, any of its Subsidiaries or any of their respective material properties is in violation of, nor will the continued operation of their material properties as currently conducted violate, any Legal Requirement (including any

Environmental Law) or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in either case where such violation or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)	None of the Borrower or any of its Subsidiaries is in violation of the FCPA, the Currency and Foreign Transactions Reporting Act of 1970 or any related or similar rules or regulations issued, administered or enforced by any Governmental Authority that are applicable to it, or any Anti-Corruption Laws, and, to the knowledge of the Loan Parties, no director, officer or employee of the Borrower or any of its Subsidiaries is subject to any United States sanctions administered by OFAC, in each case where such violation or sanctions could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)	The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance in all material respects with Anti-Corruption Laws.

(d)	Neither the Borrower or any of its Subsidiaries, nor, to the
knowledge of the Borrower or any of its Subsidiaries, any of their respective directors, officers and employees, (i) is a Designated Person, (ii) in the case of the Borrower and its Subsidiaries, is a Person that is owned or controlled by a Designated Person, (iii) in the case of the Borrower and its Subsidiaries, is located, organized or resident in a Sanctioned Country or (iv) in the case of the Borrower and its Subsidiaries, is directly or indirectly engaged in any dealings or transactions (A) with any Designated Person, (B) in any Sanctioned Country or (C) otherwise in violation of Sanctions.

4.10	No Default.

(a)	None of the Borrower or any of its Subsidiaries is violating or in default under any agreement or instrument to which it is a party, where such violation or default has resulted in, or could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

(b)	No Default has occurred and is continuing.

(c)	No Default (as defined in the ABL Credit Agreement on the date hereof) has occurred and is continuing as of the Closing Date under the ABL Credit Agreement.

4.11	Subsidiaries; Corporate Structure. Schedule 4.11 sets forth, as of the
Closing Date, (i) a list of all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of formation and the outstanding Equity Interests therein and the percentage of each class of such Equity Interests owned by the Borrower and its Subsidiaries, and (ii) an indication of such Subsidiaries of the Borrower that are Guarantors. The Equity Interests indicated as owned (or to be owned) by the Borrower and its Subsidiaries on Schedule 4.11 are fully paid and non-assessable, to the extent such concept is applicable thereto.

4.12	Condition of Properties.

(a)	Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all real property material to the conduct of its business, except for such minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except for Permitted Liens.

(b)	Each of the Borrower and its Subsidiaries has complied with all obligations under all material leases with respect to real property to which it is a party, all such leases are in full force and effect and the Borrower or such Subsidiary enjoys peaceful and undisturbed possession under all such leases, in each case except to the extent any failure of any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13	Environmental Condition. Except as set forth on Schedule 4.13 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)	The Borrower and its Subsidiaries (i) have obtained all
Environmental Permits necessary for the ownership and operation of their respective properties and the conduct of their respective businesses as currently conducted; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received written notice alleging that the Borrower or any of its Subsidiaries is in violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or, to their knowledge, contingent Environmental Claim.

(b)	None of the present or, during the period of ownership and
operation by the Borrower or its Subsidiaries, previously owned or operated properties of the Borrower or any of its present or former Subsidiaries, wherever located, (i) has been placed on or, to their knowledge, proposed to be placed on the National Priorities List, CERCLIS, or their state or local analogs, nor has the Borrower or any of its Subsidiaries been otherwise notified in writing of the designation, listing or identification of any property of the Borrower or any of its Subsidiaries as a potential site requiring removal, remediation, cleanup, closure, restoration, reclamation, or other response activity (“Response”) under any Environmental Laws (except as such activities may be required by permit conditions); or (ii) has been the site of any Release of Hazardous Material from present or past operations which has caused at the site or at any third party site any condition that has resulted in or could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Borrower or any of its Subsidiaries; and none of the Borrower or any of its Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Material to any third party site that could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Borrower or any of its Subsidiaries.

4.14	Insurance.

(a)	Schedule 4.14 sets forth a true and complete list of all insurance maintained by the Borrower and its Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid to the extent due.

(b)	The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower or any of its Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and its Subsidiaries operate; provided that the Borrower and its Subsidiaries may self-insure up to the same extent as such other companies.

4.15	Taxes. In accordance with the tax laws, regulations, official pronouncements and practices of each tax jurisdiction, the Borrower and each of its Subsidiaries have filed or are in the process of filing all Federal, state and other tax returns and reports required to be filed, and have paid or will pay, before the same shall become in default, all Federal, state and other Taxes, except (a) those which are being contested or extended in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect.

4.16	ERISA Compliance.

(a)	The Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and other Legal Requirements published thereunder.

(b)	Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or may rely upon an opinion letter for a prototype plan letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan, except as could not reasonably be expected to result in a material liability of the Borrower or any of its ERISA Affiliates.

(c)	(i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates; (ii)
no Pension Plan had any Unfunded Pension Liability as of the last annual valuation date applicable thereto, except as could not reasonably be expected to result in a material liability of the Borrower or any of its ERISA Affiliates; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except as could not reasonably be expected to result in a material liability of the Borrower or any of its ERISA Affiliates.

(d)	Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i)	any employer contributions and, to the knowledge of each
Loan Party, any employee contributions, in each case required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)	the fair market value of the assets of each Foreign Plan
required by law to be funded, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)	each Foreign Plan required to be registered has been

registered and, to the knowledge of the Loan Parties, has been maintained in good standing with applicable regulatory authorities.

4.17	Security Interests.

(a)	The Security Agreement is effective to create in favor of the
Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable UCC, in each case prior in right to any other Lien, other than, subject to the Intercreditor Agreement, Permitted Liens.

(b)	The Intellectual Property Security Agreements are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreements) and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC and the Intellectual Property Security Agreement are recorded with the United States Patent and Trademark Office or the United States Copyright Office, the Administrative Agent shall have fully perfected Liens on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the recordation of the Intellectual Property Security Agreements with such Offices, in each case prior in right to any other Lien, other than, subject to the Intercreditor Agreement, Permitted Liens that have priority as matter of Legal Requirement (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Collateral acquired by the Loan Parties after the Closing Date).

(c)	When Collateral (to the extent such Collateral constitutes an instrument or certificated security under the applicable UCC) is delivered to the Administrative Agent and financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior in right to any other Lien, other than the Permitted Liens that have priority as matter of Legal Requirement.

(d)	Each Mortgage, upon execution and delivery thereof by the parties thereto, will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien in the Mortgaged Property subject thereto and, when appropriate filings or registrations are made as specified in such Mortgage, the Administrative Agent shall have a fully perfected Lien on all right, title and interest of the mortgagor thereunder in such Mortgaged Property, prior in right to any other Lien, other than, subject to the Intercreditor Agreement, Permitted Liens that have priority as matter of Legal Requirement.

(e)	When Account Control Agreements are entered into by the
Administrative Agent (or, so long as the Intercreditor Agreement is in effect and the ABL Representative is acting as agent for the Administrative Agent pursuant thereto for purposes of establishing control (as such term is defined in Section 9-104 of Article 9 of the UCC) over such Collateral, the ABL Representative), the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in deposit accounts and securities accounts subject thereto and, subject to Section 9-315 of the applicable UCC, the proceeds thereof, as security for the Obligations, in each case to the extent security interests in such Collateral can be perfected by the execution of Deposit Account Control Agreements and prior in right to any other Liens, other than, subject to the Intercreditor Agreement, Permitted Liens that have priority as matter of Legal Requirement.

4.18	Labor Relations. There (a) is no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Borrower, threatened against any of them, before the National Labor Relations Board, (b) is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Borrower, threatened against any of them before the National Labor Relations Board, and (c) are no strikes, lockouts, slowdowns or stoppage against the Borrower or any of its Subsidiaries pending or, to the knowledge of any Responsible Officer of the Borrower, threatened, in each case where any of the foregoing could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except where the failure to do the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
The consummation of the transactions contemplated hereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party.

4.19	Intellectual Property. The Borrower and each of its Subsidiaries own or are licensed or otherwise have full legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person with respect thereto, except where the absence of such rights or the presence of such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.20	Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

4.21	Margin Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.

4.22	Investment Company Act. Neither the Borrower nor any of its
Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

4.23	Use of Proceeds. The proceeds of the Loans shall be used to pay outstanding obligations of the Borrower and its Subsidiaries under the Existing Credit Facility and fees and expenses relating to the Transactions, to provide working capital and for other general corporate purposes of the Borrower and its Subsidiaries.

4.24	Foreign Assets Control Regulations, Etc.. No part of the proceeds of the
Loans will be used, directly or indirectly, (a) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or (b) for the purpose of directly or indirectly financing the activities of any Person subject to any United States sanctions administered by OFAC.

4.25	Regulation H. Other than any Mortgaged Property with respect to which the Borrower has delivered (or caused to be delivered) customary “flood documentation” consistent with the documentation referred to in Section 3.01(a)(xii), no Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

ARTICLE V
AFFIRMATIVE COVENANTS
From and after the Closing Date, so long as the Loans or any amount (other than contingent obligations as to which no claim has been made) under any Loan Document shall remain unpaid or any Lender shall have any Commitment, each Loan Party shall, and shall cause each of its Subsidiaries to:

5.01    Preservation of Existence, Etc.. Except as permitted by Section 6.03 or
6.04, (a) preserve, renew and maintain in full force and effect its legal existence and (to the extent the concept is applicable in such jurisdiction) good standing under the Legal Requirements of the jurisdiction of its formation, (b) take all reasonable action to obtain, preserve, renew, extend, maintain and keep in full force and effect all rights, privileges, permits, licenses, authorizations and franchises necessary or desirable in the normal conduct of its business, and (c) qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties, except, in the case of clauses (b) and (c), where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.2	Compliance with Laws, Etc..

(a)	Comply with all Legal Requirements (including Environmental
Laws, ERISA, the USA Patriot Act, Anti-Corruption Laws, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) applicable to it or to its business or property, except in such instances in which such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted and except where failure so to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)	Maintain policies and procedures designed to promote and achieve compliance in all material respects with Anti-Corruption Laws; and

(c)	Maintain appropriate controls and safeguards in place designed to prevent any proceeds of any Loan from being used in violation of any Anti-Corruption Laws.

5.3	Maintenance of Property. Except as permitted by Section 6.03 or 6.04, maintain and preserve all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and keep such property in all material respects in good repair, working order and condition, ordinary wear and tear excepted.

5.4	Maintenance of Insurance.

(a)	Maintain with financially sound and reputable insurance
companies not Affiliates of the Borrower or any of its Subsidiaries insurance with respect to its properties (including Mortgaged Properties) and business in such amounts, with such coverages and deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and its Subsidiaries operate; provided that the Borrower and its Subsidiaries may self-insure up to the same extent as such other companies.

(b)	(i) Subject to the Intercreditor Agreement, cause all property insurance policies covering any Collateral maintained by any Loan Party to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement in favor of the Administrative Agent or name the Administrative Agent as loss payee, in each case in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to a Loan Party under such policies directly to the Administrative Agent, (ii) cause each such policy to provide that it shall not be canceled, modified or not renewed upon less than thirty (30) days’ (or, in the case of any of the foregoing resulting from failure to pay premiums, upon less than ten (10) days’) (or, in each case, such shorter number of days as may be agreed to by the Administrative Agent) prior written notice thereof by the insurer to the Administrative Agent, (iii) deliver to the Administrative Agent, upon the cancellation, modification or nonrenewal of any such policy of insurance, a certificate of coverage under any renewal or replacement policy, and (iv) cause all liability insurance policies (other than policies with respect to worker’s compensation and other policies where such designation is not customary) maintained by any Loan Party to name the Administrative Agent as an additional insured.

(c)	If at any time the area in which any Mortgaged Property is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

5.5	Payment of Taxes. Pay and discharge as the same shall become due and payable all Taxes imposed upon it or upon its income or profits or in respect of its property, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Person or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.6	Reporting Requirements. In the case of the Borrower, deliver to the
Administrative Agent and, in the case of clause (h) or (i) below, the applicable Lender:

(a)	Audited Annual Financials. Within ninety (90) days after the end of any fiscal year, copies of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related audited consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, and the notes thereto, setting forth in each case in comparative form the audited consolidated figures as of the end of and for the previous fiscal year, all prepared in accordance with GAAP and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing or otherwise reasonably acceptable to Administrative Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the end of such fiscal year and their consolidated results of operations and cash flows for such fiscal year in conformity with GAAP (or words substantially similar to the foregoing) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)	Quarterly Financials. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of operations and cash flows for such fiscal quarter (in the case of such statement of operations) and for the portion of the Borrower’s fiscal year then ended, and setting forth in comparative form the consolidated figures for the corresponding fiscal quarter of the previous fiscal year or the corresponding portion of the previous fiscal year, as applicable, all certified by a Financial Officer of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the end of such fiscal quarter, their consolidated results of operations for such fiscal quarter and their consolidated cash flows for such portion of the Borrower’s fiscal year in conformity with GAAP (or words substantially similar to the foregoing), subject only to year-end audit adjustments and the absence of footnotes;

(c)	Compliance Certificates. (i) Concurrently with the delivery of the financial statements referred to in Section 5.06(a), a certificate of the independent registered public accounting firm rendering the report thereon stating whether, in connection with their audit examination, any condition or event has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements and, if such a condition or event has come to their attention, specifying in reasonable detail the nature and period, if known, of existence thereof (which certificate may be limited to the extent required by accounting rules and guidelines), provided that, unless such certificate is delivered under the ABL Documents, the Borrower shall not be required to deliver such certificate if, notwithstanding its commercially reasonable efforts to have obtained such certificate, it is unable to obtain it by date of the delivery of the financial statements referred to in Section 5.06(a), and (ii) concurrently with the delivery of the financial statements referred to in Sections 5.06(a) and 5.06(b), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower, which shall, among other things, (A) state whether any change (other than any change set forth in the notes to such financial statements) in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under Section 5.06(a) or 5.06(b) (or, prior to the first such delivery, referred to in Section 4.06) and, if any such change has occurred, setting forth in reasonably detail such change and
(A)in the case of any such Certificate delivered concurrently with the delivery of the financial statements referred to in Section 5.06(a), set forth a reasonably detailed calculation of Excess Cash Flow for the applicable fiscal year;

(d)	Projections. Within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2014, a certified copy of the Borrower’s forecasted consolidated (and, if reasonably requested by the Administrative Agent, consolidating by operating segment) (i) balance sheet, (ii) profit and loss statement, (iii) cash flow statement and (iv) capitalization statement, in each case as of the last day of or for each of the two fiscal years immediately following the end of such fiscal year, together with appropriate supporting details and a statement of underlying assumptions in a format consistent with the Projections and otherwise reasonably acceptable to the Administrative Agent;

(e)	Supplemental Perfection Certificate and Other Collateral Matters.
Concurrently with the delivery of the financial statements referred to in Section 5.06(a) and 5.06(b), a duly completed Supplemental Perfection Certificate signed by a Responsible Officer of the Borrower;

(f)	Securities Law Filings and other Public Information. Promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, periodic and special reports and registration statements which the Borrower files with the SEC under Section 13 or 15(d) of the Exchange Act or with any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g)	Press Releases. To the extent not otherwise provided for herein, as soon as available, any press release or other public announcement or statement by the Loan Parties;

(h)	Patriot Act. Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(i)	Other Information. Such other information respecting the

business, properties or Collateral, or the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant this Section 5.06 may be delivered electronically and, in the case of Sections 5.06(a), 5.06(b), 5.06(f) and 5.06(g) shall be deemed to have been delivered if such documents, or one or more annual, quarterly or other reports or filings containing such documents (including, in the case of certifications required pursuant to Section 5.06(b), the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), (i) shall have been posted or provided a link to on the Borrower’s website on the Internet at the website at http://www.willbros.com, (ii) shall be available on the website of the SEC at http://www.sec.gov or (iii) shall have been posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall not have an obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower represents that it is subject to periodic reporting requirements under the Securities Exchange Act of 1934, and, accordingly, the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) (each, a “Public Lender”). If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Borrower, its Subsidiaries or their securities for purposes of United States Federal and State securities laws. The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07). The Borrower shall not be entitled to request that any material be posted to Public-Siders unless the Borrower has represented to the Administrative Agent (if requested by the Administrative Agent, in writing) that such materials do not constitute material non-public information within the meaning of the federal securities laws.

5.7    Other Notices. In the case of the Borrower, deliver to the Administrative Agent:
(a)    Defaults. Prompt written notice of the occurrence of any Default or Event of Default;

(b)    Litigation. Prompt written notice of the filing or commencement of, or receipt of any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Subsidiaries, or any material development in any such action, suit, proceeding, that, in either case, could reasonably be expected to result in a liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

(c)	ERISA Events. Prompt written notice of the occurrence of any
ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

(d)	Environmental Notices. Promptly upon receipt thereof, a copy of any form of written notice, summons, material correspondence or citation received from any Governmental Authority or any other Person, (i) concerning material violations or alleged violations of Environmental Laws, which seeks or threatens to impose liability on the Borrower or its Subsidiaries therefor, (ii) alleging liability for any material action or omission on the part of the Borrower or any of its Subsidiaries in connection with any Release of Hazardous Material, (iii) providing any written notice of potential responsibility or liability under any Environmental Law or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Borrower or any of its Subsidiaries, or any of their leased or owned material property, wherever located, in each of cases (i) through (iv) that, individually or in the aggregate, could reasonably be expected to result in a liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

(e)	Information Regarding Loan Parties. Written notice of any change since the Closing Date in the legal name, corporate structure, jurisdiction of organization or formation or organizational identification number of any Loan Party within thirty (30) days after the occurrence thereof (or such longer period as may be agreed to by the Administrative Agent in its discretion);

(f)	Material Changes. Prompt written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(g)	Mandatory Prepayment Events. Prompt written notice of the
occurrence of (i) any Asset Disposition or Event of Loss with respect to which the Borrower is required to make a mandatory prepayment or an offer to prepay or make a deposit in the WAPCo Settlement Account pursuant to Section 2.06(c)(i) and (ii) any incurrence or issuance of any Debt with respect to which the Borrower is required to make a mandatory prepayment pursuant to Section 2.06(c)(ii); and

(h)	ABL Documents. Within five (5) Business Days after the effective date thereof, a copy of each material amendment or modification to or waiver of a default under the ABL Documents.

Each notice pursuant to this Section shall be accompanied, where applicable, by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto. Each notice pursuant to Section 5.07(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Documents required to be delivered pursuant to this Section 5.07 shall be posted by the Administrative Agent on IntraLinks/IntraAgency or another relevant website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), and the Administrative Agent shall promptly notify each Lender of such posting.

5.8	Books and Records; Inspection. (a) Keep proper records and books of account in which full, true and correct entries will be made in accordance with GAAP (giving effect to materiality concepts embodied therein) and in material conformity with all Legal Requirements, reflecting all material financial transactions and matters involving the assets and business of the Borrower and its Subsidiaries, and (b) permit representatives and independent contractors of the Administrative Agent to (i) visit and inspect any of its properties, (ii) examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iii) discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (in the presence of the Borrower, unless an Event of Default shall have occurred and is continuing), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Loan Party or Subsidiary; provided that the Loan Parties shall be responsible for such expenses not more than two
(2) times per year unless an Event of Default has occurred and is continuing, in which case the Loan Parties shall be responsible for all such expenses with respect to any such visit or examination commenced during the continuance of such Event of Default.

5.9	Agreement to Grant Acceptable Security Interest.

(a)	Cause each Loan Party to grant to the Administrative Agent an
Acceptable Security Interest in any property of such Person now owned or hereafter acquired, other than the Excluded Property.

(b)	Without limiting the generality of Section 5.09(a), upon the acquisition by any Loan Party after the Closing Date of (i) any fee interest in any real property or (ii) any other material property, in each case other than any Excluded

Property and other than any such property in which the Administrative Agent shall already have an Acceptable Security Interest, the Borrower shall, all at the expense of the Borrower, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) after such acquisition:

(i)	furnish to the Administrative Agent a reasonably detailed
description of the property so acquired;

(ii)	cause the applicable Loan Party to execute and deliver to
the Administrative Agent one or more Security Documents (including, in the case of any such fee interest in real property, a Mortgage), to file financing statements under the applicable UCC and to take all such further action as may reasonably be requested by the Administrative Agent in order to create an Acceptable Security Interest in such property; and

(iii)	together with any Mortgage delivered pursuant to clause
(ii)above, deliver the items referred to in Sections 3.01(a)(xii) and 5.14.

(c)	Cause each Loan Party to provide to the Administrative Agent such information with respect to aircraft, motor vehicles, certificated equipment and other assets of the Loan Parties subject to certificates of title as the Administrative Agent may reasonably request from time to time and, in the event that the book value, determined as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or 5.06(b), of any such aircraft, motor vehicle, certificated equipment or other asset is greater than $150,000, then the Loan Parties shall, at the request of the Administrative Agent, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) thereof, grant to the Administrative Agent an Acceptable Security Interest in such motor vehicle or other asset.

(d)	Notwithstanding anything to the contrary set forth herein or in any other Loan Document:

(i)    The Loan Parties shall not be required to take any actions to perfect Administrative Agent’s Liens on any of the following types of Collateral, (including providing notice of the existence or acquisition thereof) to the extent not automatically perfected or perfected by the filing of a UCC financing statement: (A) payroll accounts (or accounts solely for payment of workers’ compensation and similar obligations), disbursement accounts, escrow accounts, trust accounts and any other deposit account or securities account with less than $1,000,000 on deposit therein at any time on an individual basis (but not to exceed $5,000,000 on deposit therein for all such other deposit accounts and securities accounts at any time on an aggregate basis, but the Loan Parties will be required to perfect the Administrative Agent’s Liens on any such other deposit account or securities account over which the ABL Representative has control through a control agreement), (B) unless requested by the Administrative Agent, aircraft, vessels, motor vehicles, rolling stock or other assets subject to certificates of title, if the value of such Collateral on an individual basis is less than $150,000,
(B)chattel paper and promissory notes (other than the Global Intercompany Note) with a value, individually and in the aggregate, of less than $500,000, (D) commercial tort claims with a value, individually, of less than $1,000,000, (E) letter of credit rights having a value of less than $1,000,000 (it being understood that the Loan Parties shall only be required to use commercially reasonable efforts to perfect by control Liens on letter of credit rights above such amount) and (F) unless requested by the Administrative Agent, any rights or interests in any owned real property that, together with the improvements thereon, has a book value or fair value of less than $1,000,000.

(ii)	The Loan Parties shall not be required to take any actions
outside the United States to create or perfect Administrative Agent’s Liens on any Collateral; provided that the foregoing limitation shall not apply to the pledge of the Equity Interests of any Canadian Subsidiary.

(iii)	The Loan Parties shall not be required to obtain any lien
waiver or any other subordination agreement, collateral access agreement or a similar agreement from a lessor, customer, bailee or other third party storing or holding inventory of the Loan Parties (unless any such waiver or agreement is delivered in favor of the ABL Representative).

(iv)	The Loan Parties shall not be required to obtain any
consents or approvals to the assignment to the Administrative Agent of any license, contract or other agreement under which any Loan Party has any rights.

(e)	Notwithstanding anything to the contrary set forth herein or in any other Loan Document, (i) the Administrative Agent shall be permitted, in circumstances where it determines that the cost of obtaining or perfecting a security interest in particular property is excessive in relation to the benefit afforded to the Lenders thereby, to exclude such property from the security creation and perfection requirements set forth herein or in any other Loan Document and (ii) the Administrative Agent may grant extensions of time for the creation of a security interest in or perfection of Liens on particular property (including extensions beyond the Closing Date for the creation of a security interest in or Liens on the property of the Loan Parties on such date) where it determines that such creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document.

5.10	Additional Guarantors.

(a)	Within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after the Borrower forms or acquires any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than a CFC or CFC Holding Company) that is a Material Subsidiary, or after any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than a CFC or CFC Holding Company) becomes a Material Subsidiary (and promptly if any Domestic Subsidiary becomes an obligor under any ABL Document and such Domestic Subsidiary is not a Loan Party), provide written notice to the Administrative Agent thereof and cause such Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of this Agreement or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (ii) deliver to the Administrative Agent documents of the types referred to in Sections 3.01(a)(v), (vi) and (vii) and a favorable opinion of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) above), all in form and substance reasonably satisfactory to the Administrative Agent, (iii) execute and deliver to the Administrative Agent a supplement, in the form specified therein, to the Security Agreement and each other applicable Security Document and (iv) otherwise comply with its agreements set forth in Section 5.09.

(b)	Without limiting its obligations under Section 5.10(a), the
Borrower may cause any Domestic Subsidiary (whether or not such Subsidiary is a Material Subsidiary) to become a Loan Party for all purposes hereof by causing such Subsidiary to take the actions specified in clauses (i) through (iv) of Section 5.10(a).

5.11	[Reserved].

5.12	Further Assurances in General. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing or continuation statements or amendments thereto (or similar documents required by any laws of any applicable jurisdiction)), which may be required under any Legal Requirement or otherwise and the execution or taking of which the Administrative Agent may reasonably request, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, statements and schedules further identifying, updating and describing the Collateral and other information, reports and evidence concerning the Collateral.

5.13	Lender Meetings. The Borrower will, at the request of the Administrative
Agent (which shall be made at the direction of the Majority Lenders), participate in a meeting of the Lenders, to be held via teleconference or in person at the chief executive office of the Borrower, at a time reasonably selected by the Administrative Agent (at the direction of the Majority Lenders) and reasonably acceptable to the Borrower; provided that such meetings may be no more frequent than once per fiscal quarter of the Borrower.

5.14	Post-Closing Obligations.

(a)	Deliver to the Administrative Agent (and, in the case of clause (ii), to the Title Insurance Company) within 60 days (as such period may be extended from time to time by the Administrative Agent upon request of the Borrower, such extension not to be unreasonably withheld or delayed) of the Closing Date each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)	a Mortgage with respect to each Mortgaged Property,
executed and delivered by a duly authorized officer of each party thereto;

(ii)	if reasonably requested by the Administrative Agent, maps
or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company;

(iii)	in respect of each Mortgaged Property a mortgagee’s title
insurance policy (or policies) or marked up unconditional binder for such insurance, in each case in form and substance reasonably satisfactory to the Administrative Agent and from a title insurance company (the “Title Insurance Company”) reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgages recording tax, and all related expenses, if any, have been paid;

(iv)	legal opinions reasonably acceptable to the Administrative
Agent in form and substance of (A) counsel in each state in which Mortgaged Property is located which, among other matters as may be reasonably requested by the Administrative Agent, in all instances opines that the Lien created by each Mortgage recorded in such State will be effective as of the date of the Mortgage being filed in the real property records of the county in which the real property secured by such Mortgage is located and secures the Obligations and (B) counsel in the state in which the owner of the Mortgaged Property is organized; and

(v)	any other document, instrument, endorsement or agreement
that the Administrative Agent may reasonably request to ensure the continued effectiveness of the Lien of the Administrative Agent in the Collateral constituting real property or a fixture.

(b)	Within 90 days (as such period may be extended from time to time by the Administrative Agent upon request of the Borrower, such extension not to be unreasonably withheld or delayed) of the Closing Date and except as otherwise provided in Section 5.09(d)(i), cause the certificate of title/ownership of each item of certificated equipment (including aircraft, vessels, motor vehicles and rolling stock) owned by the Loan Parties to be updated, replaced or amended to the extent necessary or required to reflect the Administrative Agent’s first priority Lien thereon and take other action as may be required to establish such first priority Lien in a manner reasonably satisfactory to the Administrative Agent.

(c)	Complete the actions set forth on Schedule 5.14 within the time periods specified therein.

5.15	Board Observation Rights and Board Representation.

(a)	Subject to Section 5.15(c) and only so long as no Lender Designee is a member of the Borrower Board, upon prior written notice from the Majority Lenders to the Borrower, the Majority Lenders may designate one representative acceptable (such acceptance not to be unreasonably withheld, conditioned or delayed) to the Nominating/Corporate Governance Committee of the Borrower Board (an “Observer”) to attend and observe (but not vote) at all meetings of the Borrower Board and any committee thereof, whether in person, by telephone or otherwise; provided that (i) the attendance of the Observer shall not be required for determining the existence of a quorum and (ii) the Observer shall, and the Lenders shall cause the Observer to, maintain as confidential all information provided to it by or on behalf of the Borrower and the Subsidiaries and all discussions at any meeting of, or with any member of, the Borrower Board or any committee thereof, in each case in the Observer’s capacity as such (and such information and discussions shall be deemed to be Information for all purposes hereof), and, upon request of the Borrower, the Observer shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Observer and the Borrower (it being understood that such agreement shall permit disclosure of any such information and discussions to the Administrative Agent and the Lenders, subject to their obligations under Section 10.07, and contain other customary exclusions). The Borrower shall notify the Observer (at the same time as such notice is given to the members of the Borrower Board or the applicable committee thereof) in writing (which may be by
e-mail) of (A) the date and time for each general or special meeting of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests) and (B) the adoption of any resolutions or actions by written consent. The Borrower shall deliver (which may be by e-mail) to the Observer (at the same time as such materials are delivered to the members of the Borrower Board or the applicable committee thereof) any materials delivered to the members of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests), including a draft of any resolutions or actions proposed to be adopted by written consent, and prior to such meeting or adoption by consent the Observer may contact members of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests) and discuss the pending actions to be taken. The Observer may be excluded from any portion of any meeting, and materials provided to the Observer in connection with any meeting may be redacted, to the extent that the Borrower Board or any committee thereof reasonably determines that (x) such exclusion or redaction is reasonably necessary to preserve the attorney-client privilege or the attorney work product privilege, (y) a conflict of interest would arise as a result of the Observer attending such portion of such meeting or receiving such materials and (z) information being discussed at such meeting (or receipt of materials related to such meeting) relates to the Borrower’s or any of its Subsidiaries’ strategy, negotiating position or other matters relating to this Agreement or any other Loan Documents, the ABL Credit Agreement or any other ABL Documents or, in each case, any permitted refinancings thereof. The Borrower shall pay the Observer’s reasonable and documented out of pocket expenses (including the reasonable cost of airfare, meals and lodging) in connection with the Observer’s in-person attendance at such meetings.

(b)	Subject to Section 5.15(c), upon prior written notice from the
Majority Lenders to the Borrower and the Borrower Board and any committee thereof, as applicable, shall take all appropriate action under the Borrower’s Organizational Documents to expand the Borrower Board by one (1) board seat (unless there shall be an existing vacancy on the Borrower Board), and to fill such new or existing vacancy with a designee nominated by the Majority Lenders who is acceptable (such acceptance not to be unreasonably withheld, conditioned or delayed) to the Nominating/Corporate Governance Committee of the Borrower Board (the “Lender Designee”). In the event the Lender Designee is required to submit his or her resignation to the Chairman of the Borrower Board for consideration by the Nominating/Corporate Governance Committee pursuant to the Borrower Board’s policy on majority voting, the Nominating/Corporate Governance Committee makes a recommendation to the Borrower Board concerning the acceptance or rejection of such resignation and the Borrower Board determines to accept the Lender Designee’s resignation, then (i) the Borrower Board shall not reduce the size of the Borrower Board to eliminate the vacancy created thereby, (ii) the Majority Lenders shall have the right to nominate a replacement Lender Designee, who must meet the requirements set forth above, and (iii) upon such nomination, the Borrower and the Borrower Board and any committee thereof, as applicable, shall take all appropriate action under the Borrower’s Organizational Documents to fill the vacancy created thereby with such replacement Lender Designee.

(c)	Notwithstanding anything in Sections 5.15(a) and 5.15(b) to the contrary, if KKR Credit Advisors (US) LLC and its Affiliates (including any Fund that is administered or managed by KKR Credit Advisors (US) LLC or any of its Affiliates or any entity or Affiliate of an entity that administers or manages KKR Credit Advisors (US) LLC) cease, in the aggregate, to beneficially own a number of shares of the Borrower’s common stock at least equal to five percent (5%) of all such shares then outstanding, (i) the right to designate and maintain the Observer set forth in Section
5.15(a) shall immediately terminate and (ii) the Lender Designee, if any, shall promptly resign from the Borrower Board and the right of the Majority Lenders to designate and maintain the Lender Designee under Section 5.15(b) shall terminate.

ARTICLE VI
NEGATIVE COVENANTS
From and after the Closing Date, so long as the Loans or any amounts (other than contingent obligations as to which no claim has been made) under any Loan Document shall remain unpaid or any Lender shall have any Commitment, no Loan Party shall, and shall cause each of its Subsidiaries not to:

6.1	Liens. Create, assume, incur or suffer to exist any Lien on or in respect of any of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)	Liens created pursuant to any Loan Document;

(b)	Excepted Liens;

(c)	Liens described in Schedule 6.01; provided that such Liens shall secure only those obligations which they secure on Closing Date and refinancings, extensions, renewals and replacements thereof not prohibited hereunder;

(d)	Liens securing Debt permitted under Section 6.02(e) and
obligations relating thereto not constituting Debt; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and the proceeds thereof, and (ii) the Debt secured thereby does not exceed the lesser of the cost or fair market value of the property being acquired or financed on the date of acquisition or financing;

(e)	Liens securing Debt permitted under Section 6.02(h) and
obligations relating to Governmental Fueling Facilities not constituting Debt; provided that such Liens do not extend to any assets of the Borrower or any of its Subsidiaries other than the Governmental Fueling Facilities;

(f)	Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure only Debt permitted by Section 6.02(j) and obligations relating thereto not constituting Debt and (ii) such Liens shall not apply to any other asset of the Borrower or any Subsidiary; provided, further, that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(g)	Liens securing Debt permitted under Section 6.02(i) or other obligations relating to the payment of insurance premiums or deductibles; provided that such Liens do not extend to any assets of the Borrower or any of its Subsidiaries other than assets of the type customarily subject to such Liens (including rights under the applicable insurance policies and cash and Cash Equivalents);

(h)	any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other asset of the Borrower or any Subsidiary, and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancings, extensions, renewals and replacements thereof that are not prohibited hereunder;

(i)	in connection with the sale or transfer of all the Equity Interests in any Subsidiary or of any other assets in a transaction permitted under Section 6.03 or 6.04, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(j)	in the case of any Subsidiary that is not a Wholly Owned
Subsidiary or any Person that is not a Subsidiary, any put and call arrangements related to its Equity Interests set forth in its Organizational Documents or any related joint venture or similar agreement;

(k)	Liens solely on any cash earnest money deposits made by the
Borrower or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any transaction permitted under Section 6.05;

(l)	Liens securing obligations in respect of any performance bonds, surety bonds or similar instruments incurred in the ordinary course of business of the Borrower and its Subsidiaries; provided that such Liens do not extend to assets of the Borrower or any of its Subsidiaries other than assets of the type customarily subject to such Liens;

(m)	Liens securing Debt permitted by Section 6.02(f) and obligations relating thereto not constituting Debt; provided that such Liens do not extend to any assets of the Borrower or any of its Subsidiaries other than the assets that relate to the applicable Sale and Leaseback Transaction;

(n)	Liens not otherwise permitted hereunder; provided that the
aggregate principal amount of the obligations secured by such Liens does not exceed
$5,000,000 at any time outstanding;

(o)	any Lien on assets of any Foreign Subsidiary; provided that (i)
such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Borrower or any Domestic Subsidiary and (ii) such Lien shall secure only Debt or other obligations of the Foreign Subsidiaries permitted hereunder; and

(p)	Liens securing Permitted ABL Debt permitted by Section 6.02(m)
and obligations relating thereto not constituting Debt (including hedging and treasury management obligations).

Notwithstanding the foregoing, the Borrower will not permit any property of the Borrower or its Domestic Subsidiaries to be subject to Liens securing any Permitted ABL Debt unless such property is Collateral subject to the Intercreditor Agreement.

6.2	Debt. Create, assume or suffer to exist, or in any manner become or be liable in respect of, any Debt, except:

(a)	Debt under the Loan Documents;

(b)	Debt described in, or incurred under commitments described in,
Schedule 6.02, and any Debt refinancing, extending, renewing or replacing any such Debt to the extent the principal amount of such refinancing, extending, renewing or replacing Debt does not exceed the principal amount of such Debt being refinanced, extended, renewed or replaced;

(c)	unsecured Debt of the Borrower or any Subsidiary owing to the
Borrower or any other Subsidiary; provided that (i) any such Debt of any Loan Party owing to any Subsidiary that is not a Loan Party is subordinated to the obligations of such Loan Party hereunder on terms in form and substance reasonably acceptable to the Administrative Agent, (ii) any such Debt of any Subsidiary that is not a Loan Party owing to a Loan Party is permitted under Section 6.05 and (iii) if any such Debt of any Subsidiary that is not a Loan Party owing to a Loan Party is evidenced by a promissory note, such promissory note shall be pledged to the Administrative Agent for the benefit of the Secured Parties;

(d)	Guarantees of the Borrower or any Subsidiary in respect of Debt of the Borrower or any Wholly Owned Subsidiary permitted hereunder;

(e)	Capital Leases incurred to make Capital Expenditures permitted pursuant to Section 6.14;

(f)	Capital Leases incurred in connection with any Sale and
Leaseback Transaction permitted by Section 6.13(a)(ii);

(g)	Debt in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that the aggregate principal amount of any such Debt that is secured may not exceed $5,000,000 at any time outstanding;

(h)	Debt incurred in connection with the construction or development of any Governmental Fueling Facility; provided the aggregate principal amount of such Debt does not exceed $20,000,000 at any time outstanding for all Governmental Fueling Facilities in the Construction Phase;

(i)	Debt consisting of the financing of insurance premiums; provided that the final scheduled maturity of such Debt shall not exceed one (1) year after the date of incurrence thereof;

(j)	Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets; provided that (i) the principal amount of such Debt does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (ii) the aggregate principal amount of Debt permitted under this clause (j) shall not exceed $20,000,000 at any time outstanding and
(iii)such Debt is incurred pursuant to, or within 180 days after, the acquisition, construction or improvement thereof;

(k)	Debt of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Debt of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a transaction permitted under Section 6.05; provided that (i) such Debt exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) the aggregate principal amount of Debt permitted by this clause (k) shall not exceed $10,000,000 at any time outstanding;

(l)	Debt owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management and other bank product services (including purchase card services) or in connection with any automated clearing-house transfers of funds; provided that such Debt shall be repaid in full within twenty (20) Business Days of the incurrence thereof;

(m)	Permitted ABL Debt in an aggregate principal amount not to
exceed $200,000,000 at any time outstanding; provided that at any time no more than
$25,000,000 of such Debt outstanding may be the primary obligation (as borrower or account party) of Subsidiaries that are not Loan Parties; and

(n)	reimbursement obligations in respect of surety, appeal or
performance bonds or similar obligations incurred in the ordinary course of business.

6.3	Merger or Consolidation. Merge or consolidate with or into another
Person, or dissolve or liquidate, except that, so long as no Event of Default exists or would result therefrom:

(a)	(i) any Subsidiary may merge with the Borrower, provided that the

Borrower shall be the continuing or surviving Person, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary, provided that the continuing or surviving Person is a Subsidiary and, if any party to such merger or consolidation is a Guarantor, is a Guarantor and (iii) any Subsidiary may merge into or consolidate with any Person in a transaction permitted by Section 6.04 in which the continuing or surviving Person is not a Subsidiary; and

(b)	the Borrower may dissolve or liquidate any Subsidiary; provided that any Asset Disposition of the assets of such dissolved or liquidated Subsidiary is permitted by Section 6.04.

6.4	Asset Dispositions. Make any Asset Disposition, except:

(a)	Asset Dispositions of equipment or real property to the extent that
(i) such Asset Disposition is in the ordinary course of business and (ii) (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Asset Disposition are reasonably promptly applied to the purchase price of other equipment or real property;

(b)	Asset Dispositions by the Borrower to any Subsidiary or by any
Subsidiary to the Borrower or to another Subsidiary; provided that, if the transferor in such Asset Disposition is a Loan Party, the transferee must be a Loan Party or such Asset Disposition must comply with Sections 6.05 and 6.08, as applicable;

(c)	[Reserved];

(d)	Investments permitted by Section 6.05 and Restricted Payments permitted by Section 6.06;

(e)	grants of licenses, sublicenses, leases and subleases in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any Subsidiary;

(f)	sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business or of assets received upon enforcement of any claim against on obligor on an account receivable;

(g)	Asset Dispositions by the Borrower or any Subsidiary made,
directly or indirectly through any Subsidiary, in connection with any Project Specific Co-Development Arrangement; provided that (i) any such Asset Disposition is made solely to obtain the project that is the subject of such Project Specific Co-Development Arrangement or for working capital purposes of such Project Specific Co-Development Arrangement or otherwise to provide equipment or other assets required for the performance of obligations in respect of such Project Specific Co-Development Arrangement and (ii) any such Asset Disposition is made solely during the effectiveness of such Project Specific Co-Development Arrangement (including any warranty period in respect thereof); and

(h)	any other Asset Dispositions; provided that (i) each such Asset
Disposition is for fair market value, (ii) at least 75% of the consideration for each such Asset Disposition is cash or Cash Equivalents, (iii) no Default or Event of Default has occurred and is continuing after giving effect to such Asset Disposition, and (iv) each such Asset Disposition consummated after the Second Amendment Effective Date either is (A) a Designated Asset Disposition consummated on or prior to the Designated Asset Disposition Outside Date or (B) the Tanks Disposition; provided further that, for the avoidance of doubt, (x) upon the completion of all the Designated Asset Dispositions after the Second Amendment Effective Date, no other Asset Dispositions shall be permitted under this clause (h) until the Fifth Amendment Effective Date and (y) upon the completion of the Tanks Disposition after the Fifth Amendment Effective Date, no other Asset Dispositions shall be permitted under this clause (h).

6.5    Investments and Acquisitions. Make any Investments or Acquisitions except:

(a)    Investments in the form of Cash Equivalents;

(b)	Investments of the Borrower and its Subsidiaries in Subsidiaries in
existence on the Closing Date and other Investments in existence on the Closing Date and set forth on Schedule 6.05;

(c)	advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)	Investments by the Borrower or any Subsidiary in or to the
Borrower or any other Subsidiary; provided that the aggregate principal amount of Investments made under this clause (d) by the Loan Parties in or to Subsidiaries that are not Loan Parties shall not exceed $35,000,000 at any time outstanding;

(e)	Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction of accounts receivable or notes receivable that are due by financially troubled account debtors or that are subject to a dispute with the applicable account debtors, in each case to the extent reasonably necessary in order to prevent or limit loss;

(f)	Guarantees permitted by Section 6.02 and Guarantees of the
Borrower or any Subsidiary in respect of obligations (other than obligations constituting Debt) of the Borrower or any of its Subsidiaries;

(g)    Investments under Hedging Arrangements permitted under Section 6.11;
(h)    Acquisitions so long as:

(i)	both before and after giving effect to each such
Acquisition, no Default or Event of Default exists or would result therefrom;

(ii)	the cash consideration (other than Permitted Consideration
Payments) paid in connection with all such Acquisitions does not exceed
$10,000,000 in the aggregate since the Closing Date;

(iii)	each such Acquisition shall have been approved by the
board of directors, or other equivalent governing body, of the Person acquired or the assets of which have been acquired pursuant thereto (or, in the case of an Acquisition of assets, such approval is not required by the Organizational Documents of such Person and the board of directors, or other equivalent governing body, of such Person does not oppose the sale of such assets); and

(iv)	with respect to each Acquisition involving the payment of
consideration in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that, after giving effect to such Acquisition, the Borrower would be in compliance with Sections 6.15 and 6.16 on a pro forma basis (attaching a reasonably detailed calculation in support thereof);

(i)	Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Debt or other securities;

(j)	Investments by the Borrower or any Subsidiary made, directly or indirectly through any Subsidiary, in connection with any Project Specific
Co-Development Arrangement; provided that (i) any such Investment is made solely to obtain the project that is the subject of such Project Specific Co-Development Arrangement or for working capital purposes of such Project Specific Co-Development Arrangement or otherwise to provide equipment or other assets required for the performance of obligations in respect of such Project Specific Co-Development Arrangement (and, in the case of any Investment in the form of a loan, such loan is not made as part of a revolving working capital credit facility) and (ii) any such Investment is made solely during the effectiveness of such Project Specific Co-Development Arrangement (including any warranty period in respect thereof);

(k)	to the extent constituting an Investment, any indemnities,

undertakings, representations or other obligations (including contingent obligations) of the Borrower and its Subsidiaries under the Existing Governmental Fueling Facility Arrangements;

(l)	other Investments and other Acquisitions; provided that (i) the aggregate outstanding amount of Investments made in reliance on this clause (l), together with, without duplication, the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (l), in each case in any fiscal year shall not exceed $10,000,000 and (ii) the aggregate amount of Investments made in reliance on this clause (l) outstanding at any time, together with, without duplication, the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (l), shall not exceed $10,000,000 at any time outstanding; and

(m)	Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Indebtedness of any CFC or CFC Holding Company to any other CFC or CFC Holding Company.

Notwithstanding the foregoing, any Investment or Acquisition permitted under Section 6.05(h) or 6.05(l) (other than Investments by the Borrower or any Subsidiary in or to the Borrower or any other Subsidiary and other than any Investment or Acquisition the consideration for which consists only of Equity Interests of the Borrower and the Permitted Consideration Payments) may only be made if (x) Liquidity is equal to or greater than $50,000,000 immediately before and immediately after giving effect to such Investment or Acquisition and (y) the Total Leverage Ratio, after giving pro forma effect to such Investment or Acquisition, is less than (A) the maximum Total Leverage Ratio then permitted by Section 6.16 minus (B) 0.50.

6.6	Restricted Payments. Declare or make, directly or indirectly, any
Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)	each Subsidiary of the Borrower may declare and make Restricted
Payments to the Borrower, any of its Subsidiaries and, not in excess of its ratable share thereof, any other holder of any Equity Interests of such Subsidiary;

(b)	so long as no Default or Event of Default exists or would result therefrom, the Borrower may declare and make dividend payments or other distributions payable to the holders of its Equity Interests solely in the common stock or other common Equity Interests of the Borrower;

(c)	so long as no Default or Event of Default exists or would result therefrom, the Borrower may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)	(i) the Borrower and its Subsidiaries may declare and make
Restricted Payments, not exceeding $5,000,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries, (ii) the Borrower may repurchase Equity Interests upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units or performance units, if such Equity Interests represent the exercise price of such options or warrants or represent withholding Taxes due upon such exercise or vesting, and (iii) the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower;

(e)	declare and make a distribution of preferred or common share purchase rights, and redeem or exchange outstanding preferred or common share purchase rights pursuant to any rights agreements approved by the board of directors of the Borrower; provided that the consideration for any such redemption or exchange does not exceed in the aggregate $1,400,000; and

(f)	the Borrower may declare and make dividend payments or other distributions payable to the holders of its Equity Interests that are directors, officers or employees of the Borrower or its Subsidiaries solely in the common stock or other Equity Interests of the Borrower pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries.

6.7	Change in Nature of Business. In the case of any Subsidiary of the
Borrower, engage in any line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

6.8	Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, including any payment by the Borrower or any of its Wholly Owned Subsidiaries of any management, consulting or similar fees to any such Affiliate, whether pursuant to a management agreement or otherwise, other than on terms substantially as favorable or more favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than transactions (a) between or among the Loan Parties, (b) between or among Subsidiaries that are not Loan Parties, (c) between or among the Borrower and its Subsidiaries, provided that such transactions are intercompany transactions entered into in the ordinary course of business as part of tax, accounting, pension, cash management and other administrative activities, (d) otherwise permitted by this Agreement and (e) pursuant to arrangements existing on the Closing Date and set forth on Schedule 6.08.

6.9	Agreements Restricting Liens and Distributions. Create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts the ability of (a) any Subsidiary to make Restricted Payments to any Loan Party, (b) the Borrower or any Domestic Subsidiary to Guarantee the Obligations of any Loan Party or (c) the Borrower or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person (other than any Excluded Property) to secure the Obligations; provided, however, that (i) the foregoing shall not apply to (A) prohibitions, encumbrances or restrictions imposed by Legal Requirements, or by any Loan Document or any ABL Document (so long as not more onerous in any material respect than those set forth in the ABL Documents as of the Closing Date) and (B) in the case of any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, prohibitions, encumbrances or restrictions imposed by its Organizational Documents or any related joint venture or similar agreement; provided that such prohibitions, encumbrances or restrictions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clauses (a) and (b) of the foregoing shall not apply to (A) customary prohibitions, encumbrances and restrictions contained in agreements relating to the disposition of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale; provided that such prohibitions, encumbrances or restrictions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such disposition is permitted by Section 6.04, (B) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt or other obligations of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.02(k); provided that such restrictions and conditions apply only to such Subsidiary, or (C) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt of Foreign Subsidiaries permitted under Section 6.02; provided that such restrictions and conditions apply only to Foreign Subsidiaries, and (iii) clause (c) of the foregoing shall not apply to
(A)prohibitions, encumbrances or restrictions imposed by any agreement relating to secured Debt permitted by Section 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(l) or 6.01(m); provided that such prohibitions, encumbrances or restrictions apply only to the assets securing such Debt, or (B) customary provisions in licenses, leases and other agreements restricting the assignment thereof or encumbrance of any rights or interests thereunder.

6.10	Limitation on Changes in Fiscal Periods. Permit the fiscal year of the
Borrower or any of its Subsidiaries to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

6.11	Limitation on Speculative Hedging. (a) Purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes or taking a “market view” or (b) be party to or otherwise enter into any Hedging Arrangement that is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations.

6.12	Use of Proceeds. Use the proceeds of the Loans for purposes other than as specified in Section 4.23 or use any part of the proceeds of Loans for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

6.13	Sale and Leaseback Transactions and Synthetic Leases. Enter into or suffer to exist (a) any Sale and Leaseback Transaction, other than (i) any Sale and Leaseback Transaction entered into by any Person prior to the time such Person becomes a Subsidiary; provided that such Sale and Leaseback Transaction was not entered in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) any Sale and Leaseback Transaction to the extent the sale, transfer or other disposition of the property thereunder is permitted under Section 6.04, or (b) any Synthetic Lease.

6.14	Maximum Capital Expenditures. Permit Capital Expenditures for any
fiscal year to be greater than the higher of (a) $70,000,000 and (b) 25% of Consolidated EBITDA for such fiscal year.
6.15    Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as
of the last day of any fiscal quarter, commencing with the fiscal quarter ending ~~September 30, 2017,~~March 31, 2018, to be less than the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
Fiscal quarter ending March 31, 2018	1.75 to 1.00
Fiscal quarter ending June 30, 2018	2.00 to 1.00
Fiscal quarter ending September 30, ~~2017~~2018	~~1.60~~2.00 to 1.00
Fiscal quarter ending December 31, ~~2017~~2018	~~2.00~~1.50 to 1.00
~~Fiscal quarter ending March 31, 2018~~	~~2.00 to 1.00~~
Fiscal quarters ending ~~June 30, 2018~~March 31, 2019 and thereafter	2.75 to 1.00

6.16    Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of
the last day of any fiscal quarter, commencing with the fiscal quarter ending ~~September 30, 2017,~~March 31, 2018, to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Maximum Total Leverage Ratio
~~Fiscal quarter ending September 30, 2017~~	~~5.50 to 1.00~~
~~Fiscal quarter ending December 31, 2017~~	~~4.50 to 1.00~~
Fiscal quarter ending March 31, 2018	~~4.50~~5.50 to 1.00
Fiscal quarter ending June 30, 2018	4.50 to 1.00
Fiscal quarter ending September 30, 2018	4.25 to 1.00
Fiscal quarter ending December 31, 2018	4.25 to 1.00
Fiscal quarters ending ~~June 30, 2018~~March 31, 2019 and thereafter	3.00 to 1.00

6.17    Amendment of ABL Documents and Organizational Documents. Amend,
supplement or otherwise modify (a) the ABL Credit Agreement or the other ABL Documents if such modification (i) would result in the Liens or Obligations created under the Loan Documents not being permitted under the ABL Documents, (ii) would modify Section 12.15 of the ABL Credit Agreement in a manner that is adverse to the interests of the Lenders or (iii) otherwise places restrictions on the Borrower or any of its Domestic Subsidiaries (A) providing Liens to secure, or any Guarantees to support, any Obligations created under Loan Documents or (B) making any payment, repayment or prepayment of any Obligations created under the Loan Documents (other than, in each case under this clause (iii), any such restrictions that, taken as a whole, are not less favorable to the Lenders than the restrictions set forth in the ABL Documents as in effect on the Closing Date) or (b) any Organizational Document of the Borrower or any Subsidiary in a manner that is materially adverse to the interests of the Lenders.

6.18    OFAC and Anti-Corruption.

(a)    Directly or indirectly use the proceeds of the Loans (i) for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time, or (iii) in any other manner that will result in the violation of any applicable Sanctions by any Lender or Agent.

(b)    Use funds or assets obtained directly or indirectly from
transactions with or otherwise relating to (i) Designated Persons or (ii) any Sanctioned Country to pay or repay any amount owing to any Lender or Agent under this Agreement or any other Loan Document.

6.19    Suspension of Testing of Financial Covenants During the Covenant Test
Suspension Period. Notwithstanding anything in Sections 6.15 and 6.16 to the contrary, solely during the Covenant Test Suspension Period, the Interest Coverage Ratio and the Total Leverage Ratio shall not be tested to determine compliance with Section 6.15 or 6.16, respectively, and any failure by the Loan Parties to comply with the Interest

Coverage Ratio and Total Leverage Ratio as set forth in such applicable sections during the Covenant Test Suspension Period shall not be deemed to be or result in a Default or an Event of Default; provided that the financial covenants set forth in Sections 6.15 and
6.16 (with respect to the periods prior to ~~September 30, 2017,~~March 31, 2018, as they would have been in effect prior to the ~~Fifth~~date of the Sixth Amendment ~~Effective Date~~) shall be applicable for all other purposes tested or referenced under this Agreement as if in effect during the Covenant Test Suspension Period.

6.20    [Reserved].
ARTICLE VII
EVENTS OF DEFAULT

7.1	Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a)	Payment. The Borrower shall fail to pay (i) any principal of any
Loan when the same becomes due and payable, including any mandatory prepayment required by Section 2.06, or (ii) any interest on the Loans, any fees, reimbursements, indemnifications, or other amounts payable under this Agreement or any other Loan Document within three (3) days after the same becomes due and payable;

(b)	Representation and Warranties. Any representation or warranty made or deemed to be made by the Borrower or any other Loan Party (or any of their respective officers) in this Agreement, in any other Loan Document, or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made; provided that to the extent that any representation or warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall prove to be incorrect in any respect when made or deemed to be made;

(c)	Covenant Breaches. Any Loan Party shall (i) fail to perform or observe any covenant contained in Sections 5.01 (with respect to the existence of the Borrower) and 5.07(a) and Article VI or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the earlier to occur of any Loan Party obtaining knowledge thereof or receiving notice thereof from the Administrative Agent (including at the request of any Lender);

(d)	Cross-Default. (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt or any amounts owing by it under any Hedging Arrangement when the same becomes due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise); provided that the aggregate principal amount of all such Debt (other than any

Debt created hereunder) and all amounts owed under such Hedging Arrangements is at least $15,000,000 (or the equivalent in any other currency and based on the termination value thereof in the case of a Hedging Arrangement), (ii) the Borrower or any of its Subsidiaries shall fail to comply with any of its covenants or agreements under any agreement or instrument relating to any of its Debt or under any Hedging Arrangement and such failure enables or permits the holder or holders of such Debt or the counterparty under such Hedging Arrangement, or any trustee or agent on its or their behalf, without the lapse of any further grace periods (any applicable grace periods having expired), to cause such Debt or amounts under such Hedging Arrangement to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all amounts owed under such Hedging Arrangements is at least $15,000,000 (or the equivalent in any other currency and based on the termination value thereof in the case of a Hedging Arrangement); provided, further, that any such failure described in this clause (ii) under the ABL Documents (except with respect to Events of Default (as defined in the ABL Credit Agreement) of the type specified by Sections 11.1.1 and 11.1.5 of the ABL Credit Agreement) shall not constitute an Event of Default under this clause (ii) until the earliest of (A) the Debt under the ABL Documents being declared to be due and payable prior to the stated maturity thereof, (B) the exercise of remedies by the ABL Representative and/or lenders under the ABL Documents in respect of any Collateral (it being understood and agreed that effectiveness of “cash dominion”, in itself, does not constitute such exercise of remedies for purposes hereof) and (C) the date that is thirty (30) days after the occurrence of an “event of default” (however denominated) as a result thereof under the ABL Documents unless such event of default has been waived or cured, and (iii) any Debt of the Borrower or any of its Subsidiaries or any amounts owing by the Borrower or any of its Subsidiaries under any Hedging Arrangement shall be declared to be due and payable prior to the stated maturity thereof, provided that (A) the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all amounts owed under such Hedging Arrangements is at least $15,000,000 (or the equivalent in any other currency and based on the termination value thereof in the case of a Hedging Arrangement) and
(B)this clause (iii) shall not apply to (x) secured Debt that becomes due as a result of the voluntary sale or transfer of the assets securing such Debt, or the occurrence of any other event or condition (other than an “event of default”, however denominated) that requires a prepayment, repurchase, redemption, defeasance or termination of any Debt or Hedging Arrangement pursuant to the terms of the agreements and instruments relating to such Debt or Hedging Arrangement as in effect prior to the occurrence of such event or condition, or (y) any Debt becoming due as a result of a refinancing, extension, renewal or replacement thereof permitted under Section 6.02;

(e)	Insolvency. Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur (it being agreed that no Event of Default under this clause (e) shall result from a voluntary dissolution or liquidation of any Subsidiary permitted under Section 6.03); or such Person shall take any action to authorize any of the actions set forth above in this clause (e) or any analogous procedure or step is taken in any jurisdiction (any of the foregoing clauses (a) through (e), an “Insolvency Proceeding”);

(f)	Judgments. Any judgment shall be rendered against any Loan
Party or any of its Subsidiaries and (i) the amount thereof (to the extent not covered by third-party insurance under which claim has been made in writing and liability therefor has not been denied by the insurer), individually or in the aggregate with other outstanding such judgments, is in excess of $10,000,000 (or the equivalent in any other currency) and (ii) either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or (B) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment by reason of a pending appeal or otherwise, shall not be in effect;

(g)	ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that, together with all liabilities pursuant to this paragraph (g), has resulted or could reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount in excess of $10,000,000;

(h)	Loan Documents. Any Loan Document, at any time after its
execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations of the Loan Parties hereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document after execution and delivery thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document in violation of the terms thereof, or purports to revoke, terminate or rescind any Loan Document;

(i)	Security Documents. At any time after the Closing Date, the
Administrative Agent shall fail to have an Acceptable Security Interest in any material Collateral, except as a result of (i) a sale, transfer or other disposition of the applicable

Collateral in a transaction permitted under the Loan Documents or (ii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Security Documents;

(j)	Change in Control. A Change of Control shall occur;

(k)	Intercreditor Agreement. The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the ABL Representation and ABL Secured Parties (as each such term is defined therein), enforceable in accordance with its terms, or the ABL Representative shall deny or contest the validity or enforceability of the Intercreditor Agreement (in each case, to the extent that any ABL Obligations (as defined in the Intercreditor Agreement) remain outstanding); or

(l)	WAPCo Settlement. The Borrower or any Subsidiary shall (a) fail to make any settlement payment when due under the terms of the WAPCo Settlement or
(b) otherwise default with respect to its agreements under the WAPCo Settlement and, after giving effect to the expiration of any applicable grace period, such default enables or permits the acceleration of settlement payments thereunder.

7.2	Optional Acceleration of Maturity. If any Event of Default (other than an
Event of Default pursuant to Section 7.01(e)) shall have occurred and be continuing, then, and in any such event:

(a)	the Administrative Agent shall, at the request, or may, with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents (including the Default Prepayment Premium) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and

(b)	the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

7.3	Automatic Acceleration of Maturity. If any Event of Default pursuant to
Section 7.01(e) shall occur with respect to the Borrower:

(a)	(i) the Commitments and the obligation of each Lender to make extensions of credit hereunder, including making Loans, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents (including the Default Prepayment Premium) shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and

(b)	the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

7.4	Non-exclusivity of Remedies. No remedy conferred upon the
Administrative Agent or the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

7.5	Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender and then due and payable, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party are owed to a branch or office of such Lender or Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender and its Affiliates under this Section 7.05 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

7.6	Application of Proceeds. From and during the continuance of any Event of Default, any monies or property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Document or any other agreement with any Loan Party which secures any of the Obligations (collectively, the “Default Proceeds”), may, at the option of the Administrative Agent (as directed by the Majority Lenders), be applied in the following order:

(a)	First, to payment of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in, about or incidental to any sale or other realization of Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and of any other unreimbursed reasonable expenses and indemnities, in each case for which the Administrative Agent or any Secured Party is to be reimbursed pursuant to this Agreement or any other Loan Document and that are then due and payable;

(b)	Second, to the ratable payment of accrued but unpaid fees
(including, without limitation, amounts owed pursuant to Section 2.06(f)) owing to the Lenders in respect of the Loans under this Agreement;

(c)	Third, to the ratable payment of accrued but unpaid interest on the
Loans then due and payable under this Agreement;

(d)	Fourth, to the ratable payment of all outstanding principal of the
Loans and, according to the unpaid termination amounts thereof, to the payment of all obligations of the Borrower or its Subsidiaries owing to any Hedging Counterparty under any Hedging Arrangement, if any, then due and payable;

(e)	Fifth, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the ratable payment of all other Obligations then due and payable which relate to Loans and which are owing to the Administrative Agent and the Lenders;

(f)	Sixth, to the ratable payment of any other outstanding Obligations then due and payable; and

(g)	Seventh, any excess after payment in full of all Obligations shall be paid to the Borrower or any other Loan Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.

Notwithstanding the foregoing, (i) Obligations arising under Hedging Arrangements with Hedge Counterparties shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Counterparty, as the case may be, (ii) no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor and (iii) Default Proceeds shall be applied first as set forth in paragraph (a) above before application for any other purpose.

ARTICLE VIII

THE GUARANTY

8.1	Liabilities Guaranteed. Each Guarantor hereby, joint and severally, irrevocably and unconditionally guarantees the prompt payment at maturity of the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor).

8.2	Nature of Guaranty. This guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower or any other Loan Party need be given to any Guarantor. This guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to the Obligations arising or created after any attempted revocation by such Guarantor and shall remain in full force and effect until the Obligations (other than contingent obligations) are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Obligations may be outstanding. The Loan Parties and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Obligations, and the Lenders may waive any Default or Events of Default without notice to any Guarantor and in such event each Guarantor will remain fully bound hereunder on the Obligations. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. This guaranty may be enforced by the Administrative Agent, the Lenders and any subsequent holder of any of the Obligations and shall not be discharged by the assignment or negotiation of all or part of the Obligations. Each Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, and also notice of acceptance of this guaranty, acceptance on the part of the Lenders being conclusively presumed by the Lenders’ request for this guaranty and the Guarantors’ being party to this Agreement.

8.3	Administrative Agent’s Rights. Each Guarantor authorizes the
Administrative Agent, without notice or demand and without affecting any Guarantor’s liability hereunder, to take and hold security for the payment of its obligations under this Article VIII and/or the Obligations, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Administrative Agent in its discretion may determine, and to obtain a guaranty of the Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

8.4	Guarantor’s Waivers.

(a)	General. Each Guarantor waives any right to require any of the
Lenders to (i) proceed against the Borrower or any other Person liable on the Obligations,

(i)    enforce any of their rights against any other guarantor of the Obligations, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Obligations, (iv) have the Borrower or any other Loan Party joined with any Guarantor in any suit arising out of this Article VIII and/or the Obligations, or (v) pursue any other remedy in the Lenders’ powers whatsoever. It is agreed between the Guarantors and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for this Guaranty and such waivers, the Lenders would not extend or continue to extend credit under this Agreement. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Obligations. Each Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether the Borrower, any other Loan Party or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Administrative Agent, and no delay by the Administrative Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to any Guarantor’s liability under this Article VIII.

(b)	In addition to the waivers contained in Section 8.04(a), the
Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantors of their obligations under, or the enforcement by the Administrative Agent or the Lenders of, this guaranty. The Guarantors hereby waive diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in any Loan Party’s financial condition or any other fact which might materially increase the risk to the Guarantors) with respect to any of the Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Article VIII. The Guarantors, jointly and severally, agree that, as of the date of this guaranty, their obligations under this guaranty are not subject to any offsets or defenses of any kind against the Administrative Agent, the Lenders, the Borrower or any other Person that executes a Loan Document. The Guarantors further jointly and severally agree that their obligations under this guaranty shall not be subject to any counterclaims, offsets or defenses of any kind which may arise in the future against the Administrative Agent, the Lenders, the Borrower, any other Loan Party or any other Person that executes a Loan Document.

(c)	Subrogation. Until the Obligations have been paid in full, each
Guarantor waives all rights of subrogation or reimbursement against each Loan Party, whether arising by contract or operation of law (including any such right arising under any federal, state or other applicable Debtor Relief Laws) and waives any right to enforce any remedy which the Lenders now have or may hereafter have against each Loan Party, and waives any benefit or any right to participate in any security now or hereafter held by the Administrative Agent or any Lender.

8.5	Maturity of Obligations, Payment. Each Guarantor agrees that if the maturity of any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Article VIII without demand or notice to any Guarantor. Each Guarantor will, forthwith upon notice from the Administrative Agent, jointly and severally pay to the Administrative Agent the amount due and unpaid by the Borrower and the other Loan Parties and guaranteed hereby. The failure of the Administrative Agent to give this notice shall not in any way release any Guarantor hereunder.

8.6	Administrative Agent’s Expenses. If any Guarantor fails to pay the
Obligations after notice from the Administrative Agent of a Loan Party’s failure to pay any Obligations at maturity, and if the Administrative Agent obtains the services of an attorney for collection of amounts owing by any Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Article VIII, or if suit is filed to enforce this Article VIII, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by any Guarantor hereunder, or if any amount owing by any Guarantor hereunder is collected through such proceedings, each Guarantor jointly and severally agrees to pay to the Administrative Agent the Administrative Agent’s reasonable attorneys’ fees.

8.7	Liability. It is expressly agreed that the liability of each Guarantor for the payment of the Obligations guaranteed hereby shall be primary and not secondary.

8.8	Events and Circumstances Not Reducing or Discharging any Guarantor’s
Obligations. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that each Guarantor’s obligations under this Article VIII shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which each Guarantor might otherwise have as a result of or in connection with any of the following:

(a)	Modifications, Etc. Any renewal, extension, modification,
increase, decrease, alteration or rearrangement of all or any part of the Obligations, or this Agreement or any instrument executed in connection therewith, or any contract or understanding between the Borrower, the other Loan Parties and any of the Lenders, or any other Person, pertaining to the Obligations, or the waiver or consent by the Administrative Agent or the Lenders with respect to any of the provisions hereof or thereof, or any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors against any

Guarantor or the Borrower or any other Loan Party are subordinated to the claims of the Lenders or pursuant to which the Obligations are subordinated to claims of other creditors;

(b)	Adjustment, etc. Any adjustment, indulgence, forbearance or
compromise that might be granted or given by any of the Lenders to the Borrower, any other Loan Party or any Guarantor or any Person liable on the Obligations;

(c)	Condition of the Borrower, or any other Loan Party or any
Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of the Borrower, any other Loan or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations; or any dissolution of the Borrower, any other Loan Party or any other Guarantor, or any sale, lease or transfer of any or all of the assets of the Borrower, any other Loan Party or any other Guarantor, or any changes in the shareholders, partners, or members of the Borrower, any other Loan Party or any other Guarantor; or any reorganization of the Borrower, any other Loan Party or any other Guarantor;

(d)	Invalidity of Obligations. The invalidity, illegality or
unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, the Borrower or any other Loan
Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from the Borrower or any other Loan Party, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or this Agreement or other documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

(e)	Release of Obligors. Any full or partial release of the liability of the Borrower or any other Loan Party on the Obligations or any part thereof, of any Guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, Guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and no Guarantor has been induced to enter into this Article VIII on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower and the other Loan

Parties will be liable to perform the Obligations, or the Lenders will look to other parties to perform the Obligations;

(f)	Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

(g)	Release of Collateral etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

(h)	Care and Diligence. The failure of the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(i)	Status of Liens. The fact that any collateral, security, security interest or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by each Guarantor that no Guarantor is entering into this Article VIII in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations;

(j)	Payments Rescinded. Any payment by the Borrower or any other
Loan Party to the Lenders is held to constitute a preference under any Debtor Relief Law, or for any reason the Lenders are required to refund such payment or pay such amount to the Borrower or any other Loan Party or someone else; or

(k)	Other Actions Taken or Omitted. Any other action taken or
omitted to be taken with respect to this Agreement, the Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that each Guarantor shall be obligated to joint and severally pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.

8.9	Subordination of All Guarantor Claims.

(a)	As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Borrower or any Subsidiary of the Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of the Borrower or such Subsidiary thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of any Guarantor against the Borrower or any Subsidiary of the Borrower arising as a result of subrogation or otherwise as a result of such Guarantor’s payment of all or a portion of the Obligations.

(b)	Each of the Borrower and each Guarantor hereby (i) authorizes the
Administrative Agent and the Lenders to demand specific performance of the terms of this Section 8.09, whether or not the Borrower or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when it shall have failed to comply with any provisions of this Section 8.09 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c)	Upon any distribution of assets of any Loan Party in any
dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)	The Lenders shall first be entitled to receive payment in
full in cash of the Obligations before any Guarantor is entitled to receive any payment on account of the Guarantor Claims.

(ii)	Any payment or distribution of assets of any Loan Party of
any kind or character, whether in cash, property or securities, to which the Borrower or any Guarantor would be entitled except for the provisions of this Section 8.09(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Secured Parties, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Lenders.

(d)	No right of the Lenders or any other present or future holders of any Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower, any other Loan Party or any Guarantor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

8.10	Claims in Bankruptcy. In the event of receivership, bankruptcy,

reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Borrower or any Subsidiary of the Borrower, as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Administrative Agent, for the benefit of the Lenders. Should the Administrative Agent or any Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between the Borrower or any Subsidiary of the Borrower and any Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations, such Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

8.11	Payments Held in Trust. In the event that notwithstanding Sections 8.09 and 8.10 above, any Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, such Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, and each Guarantor covenants promptly to pay the same to the Administrative Agent.

8.12	Benefit of Guaranty. The provisions of this Article VIII are for the benefit of the Lenders, their successors, and their permitted transferees, endorsees and assigns. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Secured Parties, as the case may be, to any Person or Persons in accordance with the terms of this Agreement, any reference to the “Lenders” herein, as the case may be, shall be deemed to refer equally to such Person or Persons.

8.13	Reinstatement. This Article VIII shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Borrower or any other Loan Party for liquidation or reorganization, in the event that any of them becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver, trustee or similar Person is appointed for all or any significant part of any of their assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Legal Requirements, rescinded or reduced in amount, or must otherwise be restored or returned by the Lenders, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.14	Liens Subordinate. Each Guarantor agrees that any Liens, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any Subsidiary of the Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any Subsidiary of the Borrower’s assets securing payment of the Obligations, regardless of whether such encumbrances in favor of any Guarantor, the Administrative Agent or the Secured Parties presently exist or are hereafter created or attach.

8.15	Guarantor’s Enforcement Rights. Without the prior written consent of the
Lenders, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Borrower or any Subsidiary of the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of the Borrower or any Subsidiary of the Borrower held by such Guarantor.

8.16	Limitation. It is the intention of the Guarantors and each Secured Party that the amount of the Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and similar Legal Requirement applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Article VIII or in any other agreement or instrument executed in connection with the payment of any of the Obligations guaranteed hereby, the amount of the Obligations guaranteed by any Guarantor under this Article VIII shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other Legal Requirement.

8.17	Contribution Rights.

(a)	To the extent that any payment is made under this guaranty (a
“Guarantor Payment”) by a Guarantor, which Guarantor Payment, taking into account all other Guarantor Payments then previously or concurrently made by all other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Allocable Amount (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of the Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following the date on which the Obligations shall be paid and satisfied in full and each Guarantor shall have performed all of its obligations hereunder, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)	As of any date of determination, the “Allocable Amount” of any
Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)	This Section 8.17 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 8.17 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)	The rights of the parties under this Section 8.17 shall be
exercisable upon the date the Obligations shall be paid and satisfied in full and each Guarantor shall have performed all of its obligations hereunder.

(e)	The parties hereto acknowledge that the right of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

8.18	Release of Guarantors. Upon the sale or disposition of any Guarantor pursuant to the terms of this Agreement to any Person other than the Borrower or any Subsidiary, the Administrative Agent shall, at the Borrower’s expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor from this Agreement and the other Loan Documents.

8.19	Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 8.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.19, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section
8.19 shall remain in full force and effect until such Qualified Keepwell Provider is released from its obligations under the Loan Documents in accordance with the terms thereof. Each Qualified Keepwell Provider intends that this Section 8.19 constitute, and this Section 8.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority. Each of the Lenders irrevocably appoints
Cortland Capital Market Services LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Sections 9.06 and 9.09(b)) are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Each of the Secured Parties hereby acknowledges and confirms their agreement that the Administrative Agent is subject to certain Security Documents as agent for and on behalf of the Lenders on the terms and conditions set forth in the applicable Security Documents.

9.2	Rights as a Lender. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3	Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a)	be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)	have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Legal Requirement; and

(c)	except as expressly set forth herein and in the other Loan
Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its respective Affiliates in any capacity.

None of the Administrative Agent or its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default and stating that such notice is a “notice of default” is given to the Administrative Agent by the Borrower, a Guarantor or a Lender. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, the Majority Facility Lenders or all or all affected Lenders); provided that unless and until it shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including the creation and perfection of security interests in and Liens on the Collateral) or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, the Majority Facility Lenders or all or all affected Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

9.4	Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.

9.5	Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any of its sub-agents may perform any and all of its duties and exercise its rights and powers by or through its respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.6	Resignation of the Administrative Agent.

(a)	The Administrative Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower and (b) the Administrative Agent may be removed upon the prior written notice to the Administrative Agent and the Borrower by the Majority Lenders. Such resignation or removal, as the case may be, is to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after such notice of resignation by the retiring Administrative Agent or such notice of removal by the Majority Lenders, as the case may be. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint on behalf of the Borrower and the Lenders, a successor Administrative Agent, which shall be reasonably acceptable to the Borrower (with any institution that is regularly engaged in the business of serving as a non-lender administrative agent for syndicated credit facilities (such as Cortland Capital Market Services LLC) and any Affiliate of the Arranger, in each case, being deemed reasonably acceptable to the Borrower). The resigning Administrative Agent shall take such actions and execute such documents as reasonably necessary in connection with such resignation or removal, as the case may be (including, without limitation, transfers of all collateral held by such resigning Administrative Agent to the successor Administrative Agent and terminations and/or transfers of rights or control in all collateral related agreements). If no successor Administrative Agent shall have been so appointed by the Majority Lenders within twenty (20) days after the resigning Administrative Agent’s giving notice of its intention to resign or the Majority Lenders giving their notice of removal, as the case may be, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Majority Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Majority Lenders until such successor Administrative Agent shall have been appointed as provided herein. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment and such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, shall have been executed and filed or recorded, as applicable. Upon the Assumption of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph and subject to the rights, powers, privileges and duties of the Administrative Agent (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest). After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article IX shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent hereunder and under the other Loan Documents.

9.7    Non-Reliance on Administrative Agent and Other Lenders; Certain Acknowledgments.

(a)    Each Lender expressly acknowledges that neither the
Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

(b)    Each Lender shall be deemed by delivering its signature page to this Agreement and making any Tranche B Loan to have consented to, approved or accepted each Loan Document and each other document or other matter referred to in Article III required to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the Arranger or the Lenders and to have been satisfied with the satisfaction of all other conditions precedent required to be satisfied under Article III.

9.8	Indemnification. The Lenders severally agree to indemnify upon demand the Administrative Agent and each of its Related Parties (to the extent not reimbursed by the Loan Parties), according to their respective ratable shares (based on the aggregate outstanding principal amount of the Loans) in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such respective ratable shares immediately prior to such date), and hold harmless each such Indemnitee from and against any and all
Indemnified Liabilities in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Related Party; provided, that no Lender shall be liable for (a) the payment to any Indemnitee for any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct and (b) claims made or legal proceedings commenced against such Indemnitee by any security holder or creditor thereof arising out of and based on rights afforded any such security holder or creditor solely in its capacity as such; provided, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out of pocket expenses (including all fees, expenses and disbursements of any law firm or other external counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that the Administrative Agent is not reimbursed for such by the Loan Parties. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.9	Collateral and Guaranty Matters.

(a)	Each Lender (as a Lender and in its capacity as a potential Hedge
Counterparty) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) acknowledges and agrees that the Administrative Agent has entered into the Security Documents on behalf of itself and the Secured Parties, and the Secured Parties hereby agree to be bound by the terms of such Security Documents, acknowledge receipt of copies of such Security Documents and consent to the rights, powers, remedies, indemnities and exculpations given to the Administrative Agent thereunder. All rights, powers and remedies available to the Administrative Agent and the Secured Parties with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the provisions of such Security Documents.

(b)	Each Lender (as a Lender and in its capacity as a potential Hedge
Counterparty) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) hereby authorizes the Administrative Agent, at its option and in its discretion, without the necessity of any notice to or further consent from the Secured Parties:

(i)	to release any Lien on any property granted to or held by
the Administrative Agent under any Security Document (i) as provided in Section
10.15 or any Security Document or (ii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders;

(ii)	to take any actions with respect to any Collateral or
Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents;

(iii)	to take any action in exigent circumstances as may be
reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements;

(iv)	to subordinate any Lien on any property granted to or held
by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(d) or 6.01(f); and

(v)	to take any action requested by the Borrower having the
effect of releasing any Collateral or any Subsidiary from its Obligations under the Loan Documents to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.01.

(c)	Upon the request of the Administrative Agent at any time, the
Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.09.

(d)	Each Loan Party hereby irrevocably appoints the Administrative
Agent as such Loan Party’s attorney-in-fact, with full authority to, after the occurrence and during the continuance of an Event of Default, act for such Loan Party and in the name of such Loan Party to, in the Administrative Agent’s discretion upon the occurrence and during the continuance of an Event of Default, (i) file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the

Collateral without the signature of such Loan Party where permitted by law, (ii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, (iii) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (iv) to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral and (v) if any Loan Party fails to perform any covenant contained in this Agreement or the other Security Documents relating to the Collateral after the expiration of any applicable grace periods, the Administrative Agent may itself perform, or cause performance of, such covenant, and such Loan Party shall pay for the expenses of the Administrative Agent incurred in connection therewith in accordance with Section 10.04. The power of attorney granted hereby is coupled with an interest and is irrevocable.

(e)	The powers conferred on the Administrative Agent under this
Agreement and the other Security Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, the Administrative Agent and each Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. None of the Administrative Agent, any Lender or any other Secured Party shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrower or selected by the Administrative Agent in good faith.

9.10	No Other Duties, Etc.. Anything herein to the contrary notwithstanding, the Arranger and the Bookrunner listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

9.11	Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04 and 10.04) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.04 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

ARTICLE X
MISCELLANEOUS

10.1	Amendments, Etc.. Any amendment or waiver of any provision of this
Agreement or any other Loan Document, and any consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective if the same shall be in writing and signed by the Majority Lenders, the Borrower and the Administrative Agent; provided that such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided; further, that (x) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing signed by the Administrative Agent and the Borrower to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (1) such amendment does not adversely affect the rights of any Lender or (2) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment, and (y) no amendment, waiver or consent shall:

(a)	extend the scheduled date of termination of or increase the stated

amount of any Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to the terms hereof) without the written consent of such Lender;

(b)	postpone any date fixed by this Agreement for any scheduled
payment (but not any prepayment) of principal, interest or fees due to any Lender hereunder without the written consent of such Lender;

(c)	reduce the principal of, or the rate of interest specified herein on, any Loan or any interest or fees payable hereunder without the prior written consent of each Lender directly affected thereby (it being understood and agreed that any change in the definition of “Total Leverage Ratio”, or in the component definitions thereof, shall not constitute a reduction of rate of interest or any interest or fees payable hereunder); provided, however, that only the consent of the Majority Facility Lenders under a Facility shall be required to waive any obligation of the Borrower to pay default interest pursuant to Section 2.07(c) with respect to such Facility, including with respect to any amount payable thereunder or in connection therewith;

(d)	(i) change Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of the Majority Facility Lenders under each Facility adversely affected thereby or (ii) change the order of application, as among the Facilities, of any prepayment or other amount specified in
Section 2.06(e) or 7.06 from the order set forth in such Section in a manner that materially and adversely affects the Lenders under any Facility without the prior written consent of the Majority Facility Lenders under such Facility;

(e)	change any provision of this Section, or the percentage specified in the definition of “Majority Lenders” or “Majority Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; or

(f)	except as expressly permitted hereunder or under any Security
Document, release all or any substantial portion of the value of the guaranties provided by the Guarantors hereunder or all or any substantial portion of the Collateral without the written consent of each Lender (it being understood and agreed that this clause (f) shall not be deemed to apply to any amendment, consent or waiver permitting any Asset Disposition or any additional Debt or other obligations to be guaranteed by the Guarantors or secured by any Collateral);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by a SPC at the time of such amendment, waiver or other modification.
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, all Lenders or a majority in interest of Lenders under any Facility or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lender); provided that any such amendment, waiver or consent referred to in clause (a), (b) or (c) above that, but for this sentence, would require the prior written consent of such Defaulting Lender, will continue to require the consent of such Defaulting Lender; provided, further, that any such amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than any other Lender whose consent is so required shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary set forth above:

(i)	this Agreement and the other Loan Documents may be amended in accordance with Section 2.17, 2.18 or 10.19;

(ii)	this Agreement and the other Loan Documents may be amended
(or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders and Majority Facility Lenders;

(iii)	the Administrative Agent may, without the consent of any Secured
Party, (x) consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any Security Document, or amend or otherwise modify this Agreement or any Secured Document, to the extent such departure or amendment or other modification is consistent with the authority of the Administrative Agent set forth in Section 5.09(e) or is determined by the Administrative Agent to be reasonably required to give effect to the provisions of Section 5.09(d) or (y) amend or waive any provision in any Security Document, or consent to a departure by any Loan Party therefrom, to the extent the Administrative Agent determines that such amendment, waiver or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement; and

(iv)	any amendment, waiver or consent of this Agreement or any other

Loan Document that by its terms affects the rights or duties under this Agreement or such other Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

10.2	Notices, Etc..

(a)	General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or (subject to paragraph (c) below) electronic mail address as follows:

(i)	if to the Borrower or any other Loan Party or to the Administrative
Agent1, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)	if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such

1 Notice information for the Administrative Agent is contained in the Resignation of Administrative Agent and Appointment of Administrative Agent Agreement
other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given on the next business day for the recipient) and confirmed received. Notices delivered through electronic communications to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c). In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)	Effectiveness of Facsimile Documents and Signatures. Loan
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof;

provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)	Limited Use of Electronic Mail. Notices and other
communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent in its sole discretion; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon being sent to the intended recipient and
(ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)	The Platform. THE PLATFORM IS PROVIDED “AS IS” AND
“AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS
MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER
MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)	Reliance by Agents and Lenders. The Administrative Agent and
the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.3	No Waiver; Cumulative Remedies; Enforcement. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
The rights, remedies, powers and privileges herein provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Sections 7.02, 7.03 and 7.04 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 7.05 (subject to the terms of Section 2.12), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the
Administrative Agent pursuant to Sections 7.02, 7.03 and 7.04 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

10.4	Costs and Expenses. The Borrower shall, subject to the limitations set forth in Section 5.08 with respect to the matters covered therein, pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (including the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent and, if the Arranger is not an Affiliate of the Administrative Agent, a single counsel for the Arranger (and, as required, a single local or regulatory counsel in any applicable jurisdiction)) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all out-of-pocket expenses incurred by the Administrative Agent, the Arranger or any Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, the Arranger or any Lender), in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (ii) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The foregoing costs and expenses under this Section 10.04 shall include all due diligence, search, filing, recording, title insurance, printing, reproduction, document delivery, travel, CUSIP, electronic platform, communication costs and appraisal charges and fees and Taxes related thereto, and other out-of-pocket expenses reasonably incurred by the Administrative Agent and the Arranger and Lenders (including, in connection with any workout or restructuring, the cost of financial advisors and other outside experts retained by the Administrative Agent and the Arranger and the Lenders). All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations.

10.5	Indemnification. The Loan Parties shall indemnify the Administrative
Agent, the Arranger, the Bookrunner and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, or related reasonable expenses (limited, in the case of expenses of counsel, to one counsel for all Indemnitees taken as a whole in each relevant jurisdiction and, solely, in the case of an actual or perceived conflict of interest between Indemnitees where the Indemnitees affected by such conflict inform the Borrower of such conflict, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance, or administration of this Agreement, any Loan Document, or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document (including the Administrative Agent’s own negligence), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and regardless of whether brought or initiated by or on behalf of the Borrower or its Subsidiaries (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the foregoing indemnity will not, as to any Indemnitee, apply to losses, liabilities, obligations, damages, penalties, demands, actions, judgments, claims or suits or related expenses to the extent (i) resulting from the willful misconduct or gross negligence of such Indemnitee or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (ii) arising from a material breach of the obligations of any Indemnitee or any of its Related Parties under the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) arising out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Loan Parties or any of their affiliates and that is brought by an Indemnitee against any other Indemnitee (other than the Administrative Agent, the Arranger or Bookrunner acting in its capacity as such). If an Indemnitee shall be indemnified in respect of any Indemnified Liability and such Indemnified Liability is found by a final, non-appealable decision of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnitee or its Related Parties, or from a material breach of the obligations of such Indemnitee or its Related Parties under the Loan Documents, then such Indemnitee shall refund all amounts received by it under this paragraph in excess of those to which it shall have been entitled under the terms of this Section 10.05.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, NO LOAN PARTY SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR
THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

10.6	Successors and Assigns.

(a)	Generally. The terms and provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder except as expressly permitted hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
(i)to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section or (iv) to an SPC in accordance with the provisions of paragraph (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility or the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this
Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 7.01(a) or 7.01(e) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)	Proportionate Amounts. Each partial assignment shall be
made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)	Required Consents. No consent shall be required for any
assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)	the consent of the Borrower (such consent not to be
unreasonably withheld or delayed) shall be required (1) for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund, provided that no such consent shall be required if an Event of Default shall have occurred and is continuing, and (2) for assignments to
(x)any competitor of the Borrower that has been identified in writing to the Lenders at least three Business Days prior to the effective date of such assignment or (y) Tenaska Power Fund, L.P., a Delaware limited partnership, or any of its Affiliates that have been identified in writing to the Lenders at least three Business Days prior to the effective date of such assignment; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)	the consent of the Administrative Agent shall be required
for assignments (such consent not to be unreasonably withheld or delayed) to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)	Assignment and Assumption. The parties to each
assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an

Administrative Questionnaire and all documentation and other information with respect to the assignee (if it is not a Lender) that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT.

(v)	Defaulting Lenders. No assignment shall be made to any
Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons.

Upon such execution, delivery, acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section (and, if applicable, receipt by the Administrative Agent of an Administrative Questionnaire from an assignee Lender), from and after the effective date specified in each Assignment and Assumption,
(A)the Eligible Assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and
(B)such assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.11, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its
Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)	Register. The Administrative Agent shall maintain a copy of each
Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d)	Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Eligible Assignee (other than a Defaulting Lender or any Person to which an assignment at such time would require the consent of the Borrower under Section 10.06(b)(iii)(A)(2)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (y) of the second proviso to Section 10.01 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.05 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitments, Loans or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)	A Participant shall not be entitled to receive any greater payment under Section 2.09 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with the Borrower’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.09 or
2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.11(f) and 2.11(g) and be subject to the provisions of Section 2.14 as though it were a Lender.

(f)	Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)	[Reserved].

(h)	Notwithstanding anything to the contrary contained herein, any
Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if a SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement,
(ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

10.7	Confidentiality. The Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective directors, officers, members, controlling persons, advisors, funding or financing sources, investors, partners, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process or in connection with any required public filings, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the protection or enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, pledgee under Section 10.06(f) or Participant in, or any prospective assignee of, pledgee under Section 10.06(f) or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to industry trade organizations information with respect to the Loan Documents to the extent customary for inclusion in league table measurements or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities law.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.8	Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Upon execution and delivery by any Guarantor of a counterpart hereto, such Guarantor shall become party hereto and a Guarantor hereunder with the same force and effect as if originally a party hereto. The execution and delivery of a counterpart hereto by any Guarantor shall not require the consent of any other party hereto, and the rights and obligations hereunder of the other parties hereto shall remain in full force and effect notwithstanding the addition of any Guarantor as a party hereto.

10.9	Survival of Representations; Termination. (a) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent obligations as to which no claim has been made) hereunder shall remain unpaid or unsatisfied.

(b)    This Agreement and each other Loan Document, and the covenants and agreements set forth herein and therein, and, in the case of any Security Document, all security interests and other Liens created thereunder, shall terminate upon the payment in full of all principal of and any accrued interest on any Loan and all fees and other amounts payable under this Agreement and the termination or expiration of the Commitments; provided that the provisions of Sections 2.08, 2.09, 2.11, 10.04, 10.05,
10.07 and Article IX, and any other provision set forth herein or therein that by its terms survives the termination of this Agreement or such other Loan Document, shall survive and remain in full force and effect.

10.10	Severability. If any provision of this Agreement or the other Loan
Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.11	Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.12	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW

TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY.

10.13	Submission to Jurisdiction.

(a)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO
THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK,
AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS; PROVIDED THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(b)	Each Loan Party (other than the Borrower) hereby irrevocably appoints the Borrower as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Borrower at the Borrower’s address specified for it in Section 10.02, and each such Loan Party hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf. As an alternative method of service, each Loan Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it in Section 10.02.

10.14	Waiver of Jury. EACH PARTY TO THIS AGREEMENT HEREBY
EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR

HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.15	Collateral Matters; Hedging Counterparties. (a) Notwithstanding
anything to the contrary in any Loan Document, a Guarantor shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Majority Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other disposition by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 10.01, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 10.15(a), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)    No Hedging Counterparty shall have any voting rights under any
Loan Document, or any right to direct the Administrative Agent to take or omit from taking any action, as a result of the existence of obligations owed to it under any Hedging Arrangements or such obligations being Guaranteed by the Loan Parties or secured by any Collateral.

10.16	Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders under the Commitment Letter, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

10.17	Patriot Act Notice. The Administrative Agent and each Lender hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the

Administrative Agent and each Lender are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Administrative Agent and such Lender to identify the Borrower in accordance with the Patriot Act.

10.18	No Fiduciary Duty. The Borrower and each of the Guarantors hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

10.19	Intercreditor Arrangements. (a) It is the intention and agreement of the parties hereto that this Agreement constitute the “Term Loan Agreement” under the Intercreditor Agreement, and that the Administrative Agent constitute the “Term Loan Representative” under the Intercreditor Agreement. The Lenders acknowledge that the obligations of the Borrower under the ABL Documents are secured by Liens on assets of the Loan Parties that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties hereunder and the secured parties under the ABL Documents will be set forth in the Intercreditor Agreement. Each Lender hereby acknowledges that it has received a copy of the Intercreditor Agreement. Each Lender hereby irrevocably (i) consents to the subordination of the Liens on the ABL Facility First Priority Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (ii) authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, (iii) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (iv) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 10.19 or in accordance with the terms of the Intercreditor Agreement. Each Lender hereby further irrevocably authorizes and directs the Administrative Agent (x) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (y) to enter into such amendments, supplements or other modifications to the Intercreditor
Agreement in connection with any extension, renewal, refinancing or replacement of any Obligations or any Permitted ABL Debt as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender. The Agent shall have the benefit of the provisions of Article IX with respect to all actions taken by it pursuant to this Section 10.19 or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

(b)    Notwithstanding anything herein or in any other Loan Document to the contrary, the Lien granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, and notwithstanding anything herein or in any other Loan Document to the contrary, all rights and remedies of the Administrative Agent (and the Secured Parties) with respect to the ABL Facility First Priority Collateral shall be subject to the terms of the Intercreditor Agreement, and until the ABL Obligations Payment Date, any obligation of the Borrower and any Guarantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Facility First Priority Collateral, the notation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any ABL Facility First Priority Collateral, shall be deemed to be satisfied if the Borrower or such Guarantor, as applicable, complies with the requirements of the similar provision of the applicable ABL Document. Until the ABL Obligations Payment Date, the delivery of any ABL Facility First Priority Collateral to the ABL Representative pursuant to the ABL Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

10.20	Administrative Agent Acting at Direction of Majority Lenders.
Notwithstanding anything to the contrary herein or in any other Loan Document (but subject to Section 9.03 and the other provisions of Article IX in all respects), in each instance in this Agreement or in any other Loan Document in which the Administrative Agent is granting a discretionary consent, giving a request or accepting a discretionary request, or is otherwise exercising discretion or any other similar action by the Administrative Agent, in each case, in respect of any matter (including, without limitation, any instance where the Administrative Agent is making a determination as to any matter being “satisfactory”, “acceptable”, or “agreed” to or by the Administrative Agent, is using or exercising its “discretion”, extending or shortening the time period as to any deliverables or requirements hereunder or under any other Loan Document, or is making or receiving any request to or from the Loan Parities) or otherwise giving or granting discretionary consent under this Agreement or any other Loan Document in any respect), such action, determination or otherwise shall at all times be exercised or made by the Administrative Agent solely at the direction, or with the consent, of the Majority Lenders. Notwithstanding the foregoing (i) the Administrative Agent shall not be required to take any action that is inconsistent with its policies in acting as an administrative agent under a syndicated credit agreement, (ii) the Administrative Agent shall not be liable for any action or failure to act in the absence of direction from the Majority Lenders and (iii) the Administrative Agent shall be entitled to engage in customary administrative actions and decisions with respect to the Loan Documents and the Loan Parties without obtaining any direction of the Majority Lenders with respect thereto. The obligation to obtain any such direction or consent, if required pursuant to this Section 10.20, shall be solely that of the Administrative Agent, and each Loan Party shall be entitled to rely on any consent, acceptance, agreement, acknowledgement or other exercise of discretion, or any act or failure to act by the Administrative Agent, and may conclusively presume that the Administrative Agent shall have obtained the direction or the consent, if any, required with respect thereto pursuant to this Section 10.20, and such consent, acceptance, agreement, acknowledgement or other exercise of discretion, or such action or failure to act, as the case may be, shall inure to the benefit of the Loan Parties and shall be binding on the parties hereto. Nothing in this Section 10.20 shall affect the rights of Cortland Capital Market Services LLC or its Affiliates in any capacity except as Administrative Agent under the Loan Documents as expressly set forth herein.

10.21	Existing Credit Facility. Notwithstanding anything to the contrary in this
Agreement or any other Loan Document, for purposes of this Agreement and the other Loan Documents (other than Section 3.01(i) hereof), the Existing Credit Facility (and all Liens and Guarantees relating thereto) shall be deemed to have been discharged and terminated on the Closing Date, and no Default or Event of Default shall occur on account of the Existing Credit Facility, it being understood that nothing in this Section 10.21 shall affect the condition precedent set forth in Section 3.01(i).

10.22	Not Publically Traded For Certain Period after First Amendment Effective

Date. Each Credit Party (a) represents and warrants as of the First Amendment Effective Date that none of the Credit Parties nor any of its Affiliates (including KKR Credit Advisors (US) LLC and each of its Affiliates), including any Fund that is administered or managed by any Lender or any of its Affiliates or any entity or Affiliate of an entity that administers or manages such Lender or any of its Affiliates (including KKR Credit Advisors (US) LLC), has any plan or intention to take an action that could reasonably be expected to, and (b) shall not, and shall cause each of its Affiliates (including KKR Credit Advisors (US) LLC and each of its Affiliates), including any Fund that is administered or managed by any Lender or any of its Affiliates or any entity or Affiliate of an entity that administers or manages such Lender or any of its Affiliates (including KKR Credit Advisors (US) LLC), not to, take any action that would, directly or indirectly, in each case, result in the Tranche B Loans being treated as traded on an established market within the meaning of Treasury Regulations Section 1.1273-2(f) at any time during the 31-day period ending 15 days after the First Amendment Effective Date.

[Signature pages follow]

EXHIBIT B

[Separately Attached]

EXHIBIT B

CREDIT AGREEMENT

dated as of December 15, 2014, among
WILLBROS GROUP, INC.,
as Borrower, and
CERTAIN SUBSIDIARIES THEREOF,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

CORTLAND CAPITAL MARKET SERVICES LLC,
as Administrative Agent

KKR ~~Credit Advisors~~CREDIT ADVISORS (US) LLC, as Sole Lead Arranger and Sole Bookrunner

THE LOANS ISSUED PURSUANT TO THIS AGREEMENT WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME. BEGINNING NO LATER THAN 10 DAYS AFTER THE ~~CLOSING DATE~~ISSUE DATE OF ANY SUCH LOAN FOR U.S. FEDERAL INCOME TAX PURPOSES, A LENDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF ~~THE LOANS~~SUCH LOAN BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE BORROWER AT THE FOLLOWING ADDRESS: 4400 POST OAK PARKWAY, SUITE 1000, HOUSTON, TEXAS 77027, ATTENTION: ~~RICHARD W. RUSSLER~~JEFF KAPPEL.

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS     1
1.1    Certain Defined Terms     1

1.2	Computation of Time Periods ~~42~~40

1.3	Accounting Terms; Pro Forma Calculations ~~42~~40

1.4	Classes and Types of Loans and Borrowings ~~43~~41
1.5    Miscellaneous     ~~43~~42 ARTICLE II
LOANS     ~~44~~42

2.1	Commitments ~~44~~42

2.2	Borrowings, Conversions and Continuations of Loans ~~44~~42

2.3	Evidence of Indebtedness; Notes ~~48~~46
2.4    Fees     ~~48~~46
2.5    Repayment     ~~49~~47

2.6	Prepayments. ~~50~~48

2.7	Interest ~~58~~55

2.8	Breakage Costs ~~59~~56

2.9	Increased Costs ~~60~~57

2.10	Payments and Computations ~~61~~58

2.11	Taxes ~~62~~59

2.12	Sharing of Payments, Etc. ~~66~~62

2.13	Applicable Lending Offices ~~66~~63

2.14	Replacement of Lenders ~~67~~63

2.15	Defaulting Lenders ~~67~~64

2.16	[Reserved] ~~68~~64

2.17	Loan Modification Offers ~~68~~64

2.18	Replacement Facilities ~~69~~65
2.19    Tax Treatment     ~~71~~67 ARTICLE III
CONDITIONS OF LENDING     ~~72~~68

3.1	Initial Loans ~~72~~68

3.2	Conditions Precedent to each Loan ~~75~~71
ARTICLE IV
REPRESENTATIONS AND WARRANTIES     ~~75~~71
4.1    Existence     ~~75~~71

i

4.2	Power and Authority ~~75~~71

4.3	No Contravention ~~76~~72

4.4	Authorizations and Approvals ~~76~~72

4.5	Enforceable Obligations ~~76~~72

4.6	Financial Statements; No Material Adverse Effect ~~76~~72

4.7	True and Complete Disclosure ~~77~~73

4.8	Litigation ~~78~~74

4.9	Compliance with Laws ~~78~~74

4.10	No Default ~~79~~75

4.11	Subsidiaries; Corporate Structure ~~79~~75

4.12	Condition of Properties ~~79~~75

4.13	Environmental Condition ~~80~~75

4.14	Insurance ~~80~~76

4.15	Taxes ~~81~~76

4.16	ERISA Compliance ~~81~~76

4.17	Security Interests ~~82~~78

4.18	Labor Relations ~~83~~79

4.19	Intellectual Property ~~84~~79

4.20	Solvency ~~84~~80

4.21	Margin Regulations ~~84~~80

4.22	Investment Company Act ~~84~~80

4.23	Use of Proceeds ~~84~~80

4.24	Foreign Assets Control Regulations, Etc. ~~85~~80
4.25    Regulation H     ~~85~~80 ARTICLE V
AFFIRMATIVE COVENANTS     ~~85~~80
5.1    Preservation of Existence, Etc.     ~~85~~81

5.2	Compliance with Laws, Etc. ~~86~~81

5.3	Maintenance of Property ~~86~~81

5.4	Maintenance of Insurance ~~86~~81

5.5	Payment of Taxes ~~87~~82

5.6	Reporting Requirements ~~87~~82

5.7	Other Notices ~~90~~85

5.8	Books and Records; Inspection ~~91~~86

5.9	Agreement to Grant Acceptable Security Interest ~~92~~87

5.10	Additional Guarantors ~~94~~88

5.11	[Reserved] ~~94~~89

ii

5.12	Further Assurances in General ~~94~~89

5.13	Lender Meetings ~~95~~89

5.14	Post-Closing Obligations ~~95~~89
5.15    Board Observation Rights and Board Representation.     ~~96~~90 ARTICLE VI
NEGATIVE COVENANTS     ~~98~~92
6.01    Liens     ~~98~~92
6.02    Debt     ~~100~~94

6.3	Merger or Consolidation ~~101~~96

6.4	Asset Dispositions ~~102~~96

6.5	Investments and Acquisitions ~~103~~97

6.6	Restricted Payments ~~105~~99

6.7	Change in Nature of Business ~~106~~100

6.8	Transactions with Affiliates ~~106~~100

6.9	Agreements Restricting Liens and Distributions ~~106~~100

6.10	Limitation on Changes in Fiscal Periods ~~107~~101

6.11	Limitation on Speculative Hedging ~~107~~101

6.12	Use of Proceeds ~~107~~101

6.13	Sale and Leaseback Transactions and Synthetic Leases ~~107~~101

6.14	Maximum Capital Expenditures ~~107~~101

6.15	Minimum Interest Coverage Ratio ~~108~~101

6.16	Maximum Total Leverage Ratio ~~108~~102

6.17	Amendment of ABL Documents and Organizational Documents ~~108~~102

6.18	OFAC and Anti-Corruption. ~~109~~102

6.19	Suspension of Testing of Financial Covenants During the Covenant Test Suspension Period ~~109~~103
6.20    ~~[Reserved].     109~~ ARTICLE VII
EVENTS OF DEFAULT    ~~109~~103

7.1    Events of Default     ~~109~~103

7.2	Optional Acceleration of Maturity ~~112~~106

7.3	Automatic Acceleration of Maturity ~~113~~106

7.4	Non-exclusivity of Remedies ~~113~~107

7.5	Right of Set-off ~~113~~107
7.6    Application of Proceeds     ~~114~~107 ARTICLE VIII
THE GUARANTY    ~~115~~108

8.1	Liabilities Guaranteed ~~115~~108

iii

8.2	Nature of Guaranty ~~115~~108

8.3	Administrative Agent’s Rights ~~115~~109

8.4	Guarantor’s Waivers ~~116~~109

8.5	Maturity of Obligations, Payment ~~117~~110

8.6	Administrative Agent’s Expenses ~~117~~110

8.7	Liability ~~117~~110

8.8	Events and Circumstances Not Reducing or Discharging any Guarantor’s Obligations ~~117~~110

8.9	Subordination of All Guarantor Claims ~~119~~112

8.10	Claims in Bankruptcy ~~120~~113

8.11	Payments Held in Trust ~~121~~114

8.12	Benefit of Guaranty ~~121~~114

8.13	Reinstatement ~~121~~114

8.14	Liens Subordinate ~~121~~114

8.15	Guarantor’s Enforcement Rights ~~122~~115

8.16	Limitation ~~122~~115

8.17	Contribution Rights ~~122~~115

8.18	Release of Guarantors ~~123~~116
8.19    Keepwell     ~~123~~116 ARTICLE IX
THE ADMINISTRATIVE AGENT     ~~123~~116

9.1	Appointment and Authority ~~123~~116

9.2	Rights as a Lender ~~124~~117

9.3	Exculpatory Provisions ~~124~~117

9.4	Reliance by the Administrative Agent ~~125~~118

9.5	Delegation of Duties ~~126~~118

9.6	Resignation of the Administrative Agent ~~126~~119

9.7	Non-Reliance on Administrative Agent and Other Lenders; Certain Acknowledgments ~~127~~120

9.8	Indemnification ~~128~~120

9.9	Collateral and Guaranty Matters ~~129~~121

9.10	No Other Duties, Etc. ~~130~~123
9.11    Administrative Agent May File Proofs of Claim     ~~131~~123 ARTICLE X
MISCELLANEOUS     ~~131~~124

10.1	Amendments, Etc. ~~131~~124

10.2	Notices, Etc. ~~134~~126

10.3	No Waiver; Cumulative Remedies; Enforcement ~~136~~128

iv

10.4	Costs and Expenses ~~136~~128

10.5	Indemnification ~~137~~129

10.6	Successors and Assigns ~~138~~130

10.7	Confidentiality ~~143~~135

10.8	Execution in Counterparts ~~145~~136

10.9	Survival of Representations; Termination ~~145~~136

10.10	Severability ~~145~~137

10.11	Payments Set Aside ~~146~~137

10.12	Governing Law ~~146~~137

10.13	Submission to Jurisdiction ~~146~~137

10.14	Waiver of Jury ~~147~~138

10.15	Collateral Matters; Hedging Counterparties ~~147~~138

10.16	Entire Agreement ~~148~~139

10.17	Patriot Act Notice ~~148~~139

10.18	No Fiduciary Duty ~~148~~139

10.19	Intercreditor Arrangements ~~149~~140

10.20	Administrative Agent Acting at Direction of Majority Lenders ~~150~~141

10.21	Existing Credit Facility ~~151~~141

10.22	Not Publically Traded For Certain Period after First Amendment Effective
Date    ~~151~~142

EXHIBITS:
Exhibit A    -    Form of Assignment and Assumption Agreement Exhibit B    -    Form of Compliance Certificate
Exhibit C    -    Form of New Lender Supplement
Exhibit D    -    Form of Note
Exhibit E    -    Form of Notice of Borrowing
Exhibit F    -    Form of Notice of Conversion or Continuation Exhibit G    -    Form of Supplemental Perfection Certificate

SCHEDULES:
Schedule 2.01    -    Commitments Schedule 4.11    -    Subsidiaries
Schedule 4.13    -    Environmental Matters Schedule 4.14    -    Insurance
Schedule 5.14    -    Certain Post-Closing Items Schedule 6.01    -    Existing Liens
Schedule 6.02    -    Existing Debt Schedule 6.05    -    Existing Investments Schedule 6.08    -    Affiliate Transactions Schedule 10.02    -    Addresses for Notices

v

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of December 15, 2014, is among Willbros Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party hereto and Cortland Capital Market Services LLC, as Administrative Agent.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Guarantors, the Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1	Certain Defined Terms. As used in this Agreement (including in the introduction), the following terms shall have the following meanings:

“ABL Credit Agreement” means the Loan, Security and Guaranty Agreement, dated as of August 7, 2013, among the Borrower, its Subsidiaries from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

“ABL Documents” means any agreement or instrument governing or evidencing any Permitted ABL Debt.

“ABL Facility First Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABL Obligations Payment Date” has the meaning set forth in the Intercreditor Agreement.
“ABL Representative” has the meaning set forth in the Intercreditor Agreement.
“Acceptable Security Interest” in any property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Secured Parties, (b) secures the Obligations, and subject to Sections 5.09(d) and 5.09(e), is perfected and enforceable against the Loan Party that created such Lien in preference to any other Liens thereon, other than, subject to the Intercreditor Agreement, Permitted Liens.
“Accepting Lender” shall have the meaning provided in Section 2.17(a).

“Account Control Agreement” shall mean, with respect to any deposit, commodities or securities account of any Loan Party held with a financial institution or financial intermediary that is not the Administrative Agent, an agreement in form and substance reasonably acceptable to the Administrative Agent among the Administrative Agent, the ABL Representative (if required), such financial institution or financial intermediary and the applicable Loan Party establishing control over such deposit account or securities account of such Loan Party.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any Person, or a division thereof, whether through purchase of assets, merger or otherwise, or (b) acquires at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership, limited liability company or other entity.

“Additional Tranche B Commitment” has the meaning set forth in the Sixth Amendment.

“Additional Tranche B Loans” has the meaning set forth in the Sixth Amendment.

“Adjusted Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.0% per annum, (c) the Eurodollar Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0% per annum and (d) 2.25%. Any change in the Adjusted Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“Administrative Agent” means Cortland Capital Market Services LLC, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor administrative agent appointed pursuant to Section 9.06.

“Administrative Agent Account” means (a) for purposes of Section 2.06, a deposit account at a bank designated by the Administrative Agent and reasonably acceptable ~~by~~to the Borrower and (b) for all other purposes, an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments payable hereunder or under the other Loan Documents to the Administrative Agent for the benefit of the Lenders and the other Secured Parties.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent pursuant to which a Lender or prospective Lender designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

2

“Affected Class” has the meaning set forth in Section 2.17(a).

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that with respect to any Loan Party, the term “Affiliate” also means any Person that possesses directly or indirectly, the power to vote or direct the voting of 10% or more of the outstanding shares of Voting Stock of such Loan Party; provided further that none of KKR Credit Advisors (US) LLC or any of its Affiliates (including any Fund that is administered or managed by KKR Credit Advisors (US) LLC or any of its Affiliates or any entity or Affiliate of an entity that administers or manages KKR Credit Advisors (US) LLC) shall be deemed to be an “Affiliate” of the Borrower or any of its Subsidiaries. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent Fee Letter” means that certain Agency Fee Letter, dated as of February 4, 2016, between the Administrative Agent and the Borrower.

“Agent Parties” has the meaning set forth in Section 10.02(d).

“Agreement” means this Credit Agreement, dated as of December 15, 2014, among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Allocable Amount” has the meaning set forth in Section 8.17(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries concerning or relating to bribery or corruption.

“Applicable Lender”, when used with respect to a Facility, means a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility.

“Applicable Lending Office” means with respect to any Lender, the office, branch, Subsidiary, Affiliate or correspondent bank of such Lender specified in its Administrative Questionnaire or such other office, branch, Subsidiary, Affiliate or correspondent bank as such Lender may from time to time specify in a notice to the Borrower and the Administrative Agent.

“Applicable Margin” means: ~~(a)~~
(a)         at any time prior to the Sixth Amendment Funding Date, with respect to Tranche B Loans:

(i)that are Base Rate Loans, 8.75% per annum, ~~(b) with respect to Tranche B Loans~~ and

(ii)that are Eurodollar Loans, 9.75% per annum;

3

(b)    at any time on or after the Sixth Amendment Funding Date, with respect to Tranche B Loans:

(i)	that are Base Rate Loans, 10.75% per annum, and ~~(c)~~

(ii)	that are Eurodollar Loans, 11.75% per annum;

provided that, in the case of this clause (b), on each of (A) September 30, 2018, (B) the last day of every fiscal quarter ended after September 30, 2018 and prior to the Tranche B Maturity Date (without regard to an acceleration of the maturity of the Obligations pursuant to the terms hereof) and (C) the Tranche B Maturity Date (without regard to an acceleration of the maturity of the Obligations pursuant to the terms hereof), the Applicable Margin with respect to the Tranche B Loans (whether Base Rate Loans or Eurodollar Loans) shall increase by 1.00% per annum over the per annum rate applicable (pursuant to the foregoing clauses (b)(i) and/or (b)(ii)) to such Loans immediately prior to such date; and

(c)    with respect to any other Loans, the per annum rate established in accordance with this Agreement.

“Applicable Percentage” means, at any time, with respect to any Lender under a Facility (a) prior to the termination of the Commitments for such Facility, the percentage (carried out to the ninth decimal place) of the aggregate Commitments under such Facility represented by such Lender’s Commitment under such Facility at such time and (b) following the termination of the Commitments for such Facility, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of the Loans under such Facility represented by such Lender’s Loans under such Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means KKR Credit Advisors (US) LLC, in its capacity as arranger for any Facility.

“Asset Disposition” means any disposition, whether by sale, lease, license, transfer or otherwise, of any or all of the property of the Borrower or any of its Subsidiaries, other than (a) any sale or issuance of Equity Interests of any Subsidiary to the Borrower or any other Subsidiary, (b) dispositions of cash and Cash Equivalents in the ordinary course of business or for any purposes permitted under this Agreement, (c) sales of inventory in the ordinary course of business, (d) dispositions of assets which have become obsolete or, in the Borrower’s reasonable judgment, no longer used or useful in the business of the Borrower and its Subsidiaries, (e) dispositions of any Governmental Fueling Facility (including of any rights and interests under any agreement between the Borrower or any of its Subsidiaries and any Governmental Authority), (f) leases and subleases of equipment in the ordinary course of

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business, and (g) any loss, destruction or damage of such property, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of such property, or any confiscation or requisition of the use of such property; provided that, for purposes of Section 2.06(c)(i) and the related definitions, the term “Asset Disposition” shall mean Asset Dispositions by the Borrower or any of its Subsidiaries made in reliance on Sections 6.04(c) and 6.04(h) of property the Net Proceeds of which is $1,000,000 or more with respect to any such Asset Disposition and $2,000,000 or more with respect to all such Asset Dispositions consummated during any one fiscal year.

“Asset Disposition Prepayment Amount” means $125,000,000.

~~“Asset Sale Prepayment Premium” has the meaning set forth in Section 2.06(f)(ii).~~

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” shall mean an Assignment and Assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent in its sole discretion.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2013, together with the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the fiscal year ended December 31, 2013 of the Borrower and its Subsidiaries, including the notes thereto.

“Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Base Rate.

“Bemis Disposition” the disposition of all or substantially all the assets of, or the Equity Interests in, Bemis LLC, a Vermont limited liability company (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Bookrunner” means KKR Credit Advisors (US) LLC, in its capacity as bookrunner for any Facility.

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“Borrower” has the meaning set forth in the introductory paragraph hereto.

“Borrower Board” means the Board of Directors of the Borrower. “Borrower Materials” has the meaning set forth in Section 5.06.

“Borrowing” means Loans under a Facility of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, having the same Interest Period.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to remain closed under the laws of, or in fact remain closed in,
New York and, if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Canadian Subsidiary” means any Subsidiary that is organized or incorporated under the laws of Canada or any province thereof.

“Capital Expenditures” means all expenditures of the Borrower and its Subsidiaries in respect of the purchase or other acquisition, construction or improvement of any fixed or capital assets that are required to be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries as property, plant, equipment or other fixed assets; provided, however, that Capital Expenditures shall in any event exclude (a) normal replacements and maintenance which are properly charged to current operations, (b) expenditures made on account of any loss, destruction or damage of any fixed or capital assets, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of any fixed or capital assets, or any confiscation or requisition of the use of any fixed or capital assets, to the extent such expenditures do not exceed the amount of the insurance proceeds, condemnation awards or damage recovery proceeds relating thereto, (c) any Qualified Investment made pursuant to any Reinvestment Notice, (d) any such expenditures in the form of a substantially contemporaneous exchange of similar fixed or capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Borrower and its Subsidiaries, (e) any Investment or Acquisition, and (f) expenditures in connection with the construction, development and/or operation and maintenance of any Governmental Fueling Facility.

“Capital Lease” of a Person means any lease of any property by such Person as lessee that would, in accordance with GAAP (but subject to Section 1.03(a)), be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Equivalents” means:

(a)investments in direct obligations of the United States of America or any agency thereof,

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(b)investments in certificates of deposit of maturities less than one year or less than two years (provided that such investment lasting longer than one year but less than two years may be converted into cash within three (3) Business Days without unreasonable premium or penalty) issued by, or time deposits with, Amegy Bank, N.A., Bank of Texas, N.A., or commercial banks in the United States having capital and surplus in excess of $500,000,000,

(c)investments in commercial paper of maturities less than one year rated A1 or P1 (or higher) by S&P or Moody’s, respectively, or any equivalent rating from any other rating agency reasonably satisfactory to the Administrative Agent,

(d)investments in securities purchased under repurchase obligations pursuant to which arrangements are made with selling financial institutions (being a financial institution with a rating of A1 or P1 (or higher) by S&P or Moody’s, respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase, and other similar short-term investments made in connection with cash management practices of the Borrower and its Subsidiaries,

(e)investments in institutional money market mutual funds that meet the criteria set forth by rule 2a-7 of the Investment Company Act of 1940, and

(f)in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“CFC” means (a) each Person that is a “controlled foreign corporation” as defined in Section 957(a) of the Code and (b) each Subsidiary of any such controlled foreign corporation.

“CFC Holding Company” means any Domestic Subsidiary that is a disregarded entity for United States federal income tax purposes and substantially all of the assets of which consist of the Equity Interests of one or more non-Domestic Subsidiaries that are CFCs.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:
(a)the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. Notwithstanding anything herein to the contrary (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

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“Change of Control” means the occurrence of any of the following events:

(a)    the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Borrower or any of its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Borrower, measured by voting power rather than number of shares;

(b)    the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors; or

(c)	any “Change of Control” under the ABL Documents as in effect on the date hereof.

“Class” means, with respect to a Facility (a) when used with respect to Lenders, the
Lenders under such Facility, (b) when used with respect to Commitments, Commitments to provide such Facility and (c) when used with respect to Loans or Borrowings, Loans or Borrowings under such Facility.

“Closing Date” means December 15, 2014.

“Code” means the United States Internal Revenue Code of 1986 and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” means (a) all the “Collateral”, “Property”, and “Premises” and other similar terms as defined in, or used in, any Security Document and (b) all other property of any Loan Party subject to, or intended to be subject to, any Security Document as collateral covered thereby.

“Commitment Letter” means the Commitment Letter dated November 12, 2014, between KKR Credit Advisors (US) LLC and Willbros Group, Inc., including Exhibit A thereto.

“Commitments” means the Tranche B Commitments, the Additional Tranche B Commitments and/or the commitments with respect to any other Facility, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate signed by a Financial Officer of the Borrower in substantially the form of the attached Exhibit B (with modification thereto reasonably made by the Borrower and agreed to by the Administrative Agent in its reasonable discretion to reflect the Sixth Amendment).

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” means, as of any date of determination, (a) all Debt of the Borrower and its Subsidiaries described in clauses (a), (b) and (c) of the definition of Debt, (b) all reimbursement obligations of the Borrower and its Subsidiaries described in clause (d) of the definition of Debt, but only if such reimbursement obligations are noncontingent, and (c) any Guarantees by the Borrower and its Subsidiaries of any Debt described in clause (a) or (b) above of any other Person, in each case as of such date and calculated on a consolidated basis in accordance with GAAP. It is understood that Consolidated Debt does not include any obligation that is not Debt (giving effect to the final sentence of the definition of such term) or any obligation that is not described in clause (a), (b) or (c) above, whether or not such obligation is treated as a liability under GAAP.

“Consolidated EBITDA” means, for any period, without duplication, the sum of the following, in each case calculated for such period:

(a)Consolidated Net Income, excluding the results of discontinued operations for such period (as determined in accordance with GAAP, provided that for purposes of the foregoing, the Tanks Business shall be deemed to constitute a discontinued operation); plus

(b)to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) charges against income for foreign, federal, state, and local Taxes, (iii) depreciation and amortization expense, (iv) other non-cash charges or losses, (v) extraordinary or non-recurring expenses or losses, and (vi) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and deferred financing costs, the accretion or accrual of discontinued liabilities to the extent not paid in cash and commissions, discounts and other fees and charges associated with letters of credit or Debt; minus

(c)to the extent included in determining such Consolidated Net Income, extraordinary or non-recurring gains; minus (in the case of a gain) or plus (in the case of a loss)

(d)to the extent included (or deducted) in determining such Consolidated Net Income, any gains or losses on sales of assets of the Borrower or any of its Subsidiaries (other than in the ordinary course of business); minus

(e)to the extent included in determining such Consolidated Net Income, the income of any Person (other than any Wholly Owned Subsidiary of the Borrower) in which the Borrower or any Wholly Owned Subsidiary owns any Equity Interests, except to the extent (i) such income is received by the Borrower or such Wholly Owned Subsidiary in a cash distribution during such period or (ii) the payment of cash dividends or similar cash distributions by such Person to the Borrower or such Wholly Owned Subsidiary on account of such ownership is not prohibited by any Governmental Authority or by the operation of the

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terms of the Organizational Documents of such Person or any agreement or other instrument binding on such Person; minus (in the case of a gain) or plus (in the case of a loss)

(f)to the extent included (or deducted) in determining such Consolidated Net Income, non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Borrower’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives; minus

(g)cash payments made during such period in respect of non-cash charges added back in determining Consolidated EBITDA pursuant to clause (b)(iv) above for any previous period; plus (in the case of a loss) or minus (in the case of a gain)

(h)to the extent deducted in determining such Consolidated Net Income, fees and expenses in an aggregate amount not to exceed $8,000,000 relating to the transactions contemplated hereby; plus (in the case of a loss) or minus (in the case of a gain)

(i)to the extent included (or deducted) in determining such Consolidated Net Income, gain or loss arising from early extinguishment of Debt or obligations under any Hedging Arrangement; plus

(j)to the extent deducted in determining such Consolidated Net Income, fees and expenses paid or payable in connection with any waiver or amendment of any Debt; plus

(k)to the extent deducted in determining such Consolidated Net Income, any premiums or similar fees paid or payable in connection with a prepayment of any Debt; plus

(l)to the extent deducted in determining such Consolidated Net Income, fees and expenses paid or payable in connection with any Specified Disposition.

For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any Subsidiary shall have consummated any Acquisition or any Asset Disposition of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received by the Borrower and its Subsidiaries exceeded $25,000,000, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c). Notwithstanding anything to the contrary in this definition or otherwise herein or in any other Loan Document, (i) Consolidated EBITDA for the four fiscal quarter period ending ~~September 30, 2017~~March 31, 2018 shall be equal to (~~a)(x~~A) the Consolidated EBITDA for the fiscal quarter ending ~~June 30,~~December 31, 2017 plus ~~(y)~~ the Consolidated EBITDA for the fiscal quarter ending ~~September 30, 2017,~~March 31, 2018, multiplied by (~~b~~B) two (2), and (ii) Consolidated EBITDA for the four fiscal quarter period ending ~~December 31, 2017~~June 30, 2018 shall be equal to (~~a)(x~~A) the Consolidated EBITDA for the fiscal quarter ending ~~June 30,~~December 31, 2017 plus ~~(y)~~ the Consolidated EBITDA for the fiscal quarter ending ~~September 30, 2017~~March 31, 2018 plus ~~(z)~~ the Consolidated EBITDA for the fiscal quarter ending ~~December 31, 2017,~~June 30, 2018, divided by (~~b~~B) three (3) and multiplied by (~~b~~C) four (4).

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“Consolidated Interest Expense” means, for any period, the interest expense of the Borrower and its Subsidiaries (excluding, to the extent otherwise included therein, (a) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees and charges associated with letters of credit or Debt (including fees, expenses (including prepayment premiums) and charges payable in connection with the consummation of the Transactions or any other waivers, amendments or prepayments of any Debt) and (b) non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Borrower’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives) calculated on a consolidated basis in accordance with GAAP for such period. For purposes of calculating Consolidated Interest Expense for any period, if during such period the Borrower or any Subsidiary shall have consummated any Acquisition or any Asset Disposition of a Subsidiary, a business unit or a line of business and the aggregate consideration paid or received by the Borrower and its Subsidiaries exceeded $25,000,000, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c).

“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

“Construction Phase” means, with respect to any Governmental Fueling Facility, the period prior to the applicable Governmental Authority confirming in writing that it will commence making contract payments payable by it to the Borrower or any of its Subsidiaries (or any assignee thereof) with respect to the construction, development and/or operation of such Governmental Fueling Facility.

“Continue”, “Continuation”, and “Continued” each refers to a continuation of a Eurodollar Borrowing for an additional Interest Period upon the expiration of the Interest Period then in effect for such Borrowing.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Borrower who (a) was a member of such Board of Directors on the Closing Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Convert”, “Conversion”, and “Converted” each refers to a conversion of a Borrowing of one Type into one or more Borrowings of another Type.

“Covenant Test Suspension Period” means the fiscal quarters ending December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016, December 31, 2016, March 31, ~~2017 and~~2017, June 30, 2017, September 30, 2017 and December 31, 2017.

“Credit Party” means the Administrative Agent (in its capacity as a Lender) or any Lender and, for the purposes of Section 10.18 only, the Arranger.

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“Debt” means, for any Person, without duplication, all of the following:

(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b)obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days unless being contested by such Person in good faith by appropriate proceedings diligently conducted, (ii) deferred compensation payable to directors, officers or employees of the Borrower or any of its Subsidiaries and (iii) any purchase price adjustment or earnout, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is determinable and non-contingent);

(c)Capital Leases and Synthetic Leases;

(d)all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances, bank guarantees, surety bonds or similar instruments which are issued upon the application of such Person or upon which such Person is an account party;

(e)indebtedness secured by a Lien on property now or hereafter owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements, but excluding (i) trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days unless being contested by such Person in good faith by appropriate proceedings diligently conducted and (ii) customary reservations and restrictions of title under agreements with suppliers entered into in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that if such Person has not assumed or otherwise become liable in respect of such Debt, such Debt shall be deemed to be in an amount equal to the lesser of the amount of such Debt and the fair market value of the property encumbered by such Lien);

(f)all Guarantees of such Person in respect of Debt of any other Person; and

(g)all Disqualified Equity Interests of such Person.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result thereof, unless such Debt is expressly made non-recourse to such Person. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, to the extent otherwise constituting Debt pursuant to the foregoing, (i) any obligations owed by the Borrower or any Subsidiary to any payment processor solely on account of such processor having satisfied obligations of the Borrower or any Subsidiary in respect of trade accounts payable in the ordinary course of business and (ii) any indemnities, undertakings, representations or other obligations (including contingent obligations) of the Borrower and its Subsidiaries under the

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Existing Governmental Fueling Facility Arrangements in respect of any Governmental Fueling Facility after the end of the Construction Phase thereof (other than any such obligations in respect of any contract payment (or a portion thereof) payable by the applicable Governmental Authority that is not paid when due by such Governmental Authority as a result of the Borrower or any of its Subsidiaries failing to comply with their obligations under any agreement between the Borrower or any of its Subsidiaries and such Governmental Authority with respect to the construction, development or operation of such Governmental Fueling Facility), in each case, shall not constitute “Debt”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

~~“Default Prepayment Premium” has the meaning set forth in Section 2.06(f)(iii~~). “Default Proceeds” has the meaning set forth in Section 7.06.
“Default Repayment Premium” has the meaning set forth in Section 2.06(f)(iii).

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent:

(a)has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder;

(b)has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its respective funding obligations hereunder or under other agreements in which it commits to extend credit;

(c)has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations; or

(d)has, or has a direct or indirect Parent Company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any

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action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority.

“Designated Asset Dispositions” means the Professional Services Disposition, the Bemis Disposition and the Other Designated Asset Dispositions.

“Designated Asset Disposition Outside Date” means September 28, 2016. “Designated Person” means any Person listed on a Sanctions List.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Debt or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity

Interests) or is required to be repurchased by the Parent or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Maturity Date; provided that
(i)an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations under the Loan Documents (other than unasserted contingent obligations) and the termination or expiration of all the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars” and “$” means the lawful money of the United States of America.

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“Domestic Subsidiary” means any Subsidiary that is organized or incorporated under the laws of the United States, any State thereof or the District of Columbia.

“ECF Percentage” means 75%; provided that, with respect to each fiscal year of the Borrower ending on or after December 31, 2015, unless otherwise agreed to by the Borrower, the ECF Percentage shall be reduced to (i) 50% if the Total Leverage Ratio as of the last day of such fiscal year is not greater than 2.25 to 1.00 and (ii) 0% if the Total Leverage Ratio as of the last day of such fiscal year is less than 1.75 to 1.00.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person); provided that neither the Borrower nor its Subsidiaries may be an Eligible Assignee (except as allowed by Section 10.06(g)).

“Environmental Claim” means any allegation, notice of violation, action, lawsuit, claim, demand, judgment, order or proceeding by any Governmental Authority or any Person for liability or damage, including personal injury, property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, or contamination, or for fines, penalties, fees, costs, expenses or restrictions, in each case arising under or otherwise related to an obligation under Environmental Law.

“Environmental Law” means all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, order, approval or other authorization under any Environmental Law.

“Equity Documents” means the Subscription Agreement and the Registration Rights Agreement.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in

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any Person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations; provided that Equity Interests shall not include any Debt that is convertible or exchangeable into Equity Interests of any Person prior to such conversion or exchange.

“Equity Issuance” means any issuance of Equity Interests by the Borrower after the Closing Date, other than Equity Interests issued (a) pursuant to stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries, (b) as consideration for any Investment or other Acquisition permitted under Section 6.05 (including any such issuance the proceeds of which are used to finance any earnout payment arising under such Investment or Acquisition) or (c) in connection with any redemption, purchase, retirement or defeasance of Debt that is permitted under the terms of this Agreement.

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash proceeds received by the Borrower from such Equity Issuance, net of underwriting discounts and commissions and out-of-pocket costs, expenses and disbursements paid or incurred in connection therewith in favor of any Person that is not an Affiliate of the Borrower or any Subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, the commencement of proceedings by the PBGC to terminate, or an event or condition that would reasonably constitute grounds for the termination of, or the appointment of a trustee to administer under Section 4042 of ERISA, any Pension Plan or Multiemployer Plan; or (e) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Escrow Agent” means JPMorgan Chase Bank, N.A., in its capacity as the escrow agent under the Escrow Agreement.

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“Escrow Agreement” means the Escrow Agreement (Basic Three Party Escrow), dated as of December 15, 2014, by and among the Borrower, the Arranger and JPMorgan Chase Bank, N.A., in its capacity as escrow agent thereunder.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate” means, with respect to any Eurodollar Loan for any Interest Period, the rate per annum equal to the ICE Benchmark Administration LIBO Rate or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO rate available, as published by Bloomberg, LP (or such other commercially available source providing quotations of ICE Benchmark Administration LIBO Rate as may be designated by the Administrative Agent from time to time in its reasonable discretion) (in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Base Rate shall be the Interpolated Rate at such time; provided further that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time, provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Loan” means a Loan that bears interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:
Eurodollar Base Rate

1.00 - Eurocurrency Reserve Requirements

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; provided that in no event shall the Eurodollar Rate be less than 1.25%.
“Event of Default” has the meaning set forth in Section 7.01.

“Event of Loss” means (a) any loss, destruction or damage or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation of, or requisition of the use of, any assets of the Borrower or any of its Subsidiaries; provided that, with respect to any such Event of Loss, the book value of the assets subject thereto shall be $2,500,000 or more.

“Excepted Liens” means:

(a)    Liens for Taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with and to the extent required by GAAP shall have been set aside on its books;

(b)    Liens imposed by law, or arising by operation of law, including carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside on the books of the applicable Person;

(c)    Liens incurred and pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA;

(d)    Liens incurred and pledges or deposits made in connection with the performance of bids and leases (other than Debt), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)    easements, rights-of-way, restrictions and other similar encumbrances, and other minor defects or irregularities in title evidenced by a survey, affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f)    Liens arising out of, or appeal bonds in respect of, judgments or awards that do not constitute an Event of Default under Section 7.01(f);
(g)    banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Debt (other than Debt referred to in Section 6.02(l)) and are not subject to restrictions on

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access by the Borrower or any of its Subsidiaries in excess of those required by applicable banking regulations;

(h)    Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding (i) operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business or (ii) perfection of the acquiror’s or transferee’s interest in any sale, transfer or other disposition of assets permitted under Section 6.04;

(i)    any interest of title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases not prohibited under this Agreement;

(j)    licenses, sublicenses, leases or subleases entered into in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Subsidiaries; and

(k)    Liens in favor of customs and revenue Governmental Authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business.

“Excess Cash Flow” means, for any fiscal year of the Borrower:

(a)Consolidated EBITDA for such fiscal year (determined on the basis of Consolidated Net Income not adjusted to exclude the results of discontinued operations), minus

(b)	the sum (without duplication) of:

(i)    Consolidated Interest Expense for such fiscal year actually paid in cash by the Borrower and its Subsidiaries,

(ii)    the net amount, if any, by which the “Contract costs and recognized income not yet billed” (or a similar line item referred to in the consolidated financial statements of the Borrower) increased during such fiscal year,

(iii)    the aggregate principal amount of Loans, Long Term Debt and Capital Leases repaid or prepaid by the Borrower and its Subsidiaries during such fiscal year, excluding (without duplication):

(A)    repayment or prepayment of the Permitted ABL Debt and other revolving extensions of credit (except to the extent that any repayment or prepayment of such Debt is accompanied by a permanent reduction in related commitments,
(B)    repayment or prepayment of the Loans, other than scheduled principal payments pursuant to Section 2.05(a), and

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(C)    repayments or prepayments of Long Term Debt funded with the proceeds of other Long Term Debt,

(iv)    all income Taxes actually paid in cash by the Borrower and its Subsidiaries during such fiscal year,

(v)	the sum of:

(A)    the Capital Expenditures actually made in cash by the Borrower and its Subsidiaries during such fiscal year (except to the extent financed with the proceeds of Debt, Equity Issuances, casualty proceeds or other proceeds that were not included in determining Consolidated EBITDA for such fiscal year) and

(B)    the aggregate amount of cash consideration paid by the Borrower and its Subsidiaries during such fiscal year to make Investments and other Acquisitions permitted under Section 6.05(c), (d), (h), (j) or (k) (in each case except to the extent financed with the proceeds of Debt, Equity Issuances, casualty proceeds or other proceeds that were not included in determining Consolidated EBITDA for such fiscal year),

(vi)    to the extent not reducing Consolidated EBITDA for such fiscal year (but without duplication of any other deductions to Excess Cash Flow for such fiscal year), the aggregate amount actually paid in cash by the Borrower and its Subsidiaries during such fiscal year in respect of litigation and similar proceedings, earn-out obligations and other obligations and liabilities (other than Debt, but including any fees and expenses (including prepayment premiums) actually paid in cash in respect of any Debt), including any payments under the WAPCo Settlement and any such amounts paid in respect of items referred to in clauses (h), (j), (k) and (l) of the definition of Consolidated EBITDA, and

(vii)    to the extent otherwise included in Excess Cash Flow for any fiscal year, any Net Proceeds with respect to any Asset Disposition.

“Exchange Act” means the United States Securities and Exchange Act of 1934. “Excluded Property” means:
(a)any Governmental Fueling Facility,

(b)(i) any lease, license or other agreement to which a Loan Party is a party or any of its rights or interests thereunder to the extent and for so long as the grant of a Lien thereon by such Loan Party shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement, and (ii) any property subject to a purchase money security interest to the extent and for so long as the terms of any agreement to which any Loan Party is a party governing such security interest prohibit or make void or

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unenforceable the grant of a Lien on such property by such Loan Party, in each case in this clause (b) except to the extent any of the foregoing is rendered ineffective, or is otherwise unenforceable, pursuant to Section 9-406, 9-407, 9-408, or 9-409 of the UCC or any other applicable Legal Requirement;

(c)any property to the extent and for so long as the grant of a Lien thereon by any Loan Party is prohibited or made void or unenforceable by any applicable Legal Requirement;

(d)any leasehold interests in real property or any other rights or interests to any leased real property;

(e)any Equity Interests of any Person that is not a Wholly Owned Subsidiary of the Borrower to the extent a Lien on such Equity Interests to secure the Obligations is prohibited by such Person’s Organizational Documents;

(f)any Voting Stock of any Subsidiary of the Borrower that is not a Domestic Subsidiary or is a CFC or a CFC Holding Company, except to the extent such Voting Stock does not exceed 66% of all Voting Stock outstanding of such Subsidiary;

(g)any intent-to-use trademark applications; and

(h)any cash and Cash Equivalents subject to a Lien referred to in clause (c), (d) or (f) of the definition of Excepted Liens or Section 6.01(g), 6.01(k) or 6.01(l), in each case, to the extent that a grant of a Lien thereon pursuant to the Loan Documents shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any agreement to which any Loan Party is a party governing or relating to such Lien.;

provided that, in any event, (i) the proceeds received by any Loan Party from the sale, transfer or other disposition of any Excluded Property shall only constitute Excluded Property if such proceeds meet any of the requirements set forth in clauses (a) through (g) above and (ii) property of the Borrower or any Domestic Subsidiary that constitutes collateral for any Permitted ABL Debt shall not constitute Excluded Property.

“Excluded Swap Obligation” means, with respect to any Guarantor (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent

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(acting pursuant to Majority Lender direction). If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such
Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Loan Party is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14), any U.S. Federal withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.11(f) or 2.11(g), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.11(a) and (d) any U.S. Federal withholding Taxes imposed by FATCA.

“Existing Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under the Existing Credit Facility.

“Existing Credit Facility” means that certain Credit Agreement, dated as of August 7, 2013, by and among the Borrower, the Guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time through the Closing Date.

“Existing Governmental Fueling Facility Arrangements” means the Master Purchase Agreement dated as of June 15, 2012, between Willbros Government Services (U.S.), LLC, a Delaware limited liability company and a Subsidiary, and HA WG Funding LLC, together with all agreements, assignments, schedules, certificates and other documents or instruments relating thereto, in each case, as the same may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time, and any similar arrangements with respect to any Governmental Fueling Facility (whether or not with the same parties).

“Facility” means the Tranche B Loan Facility, any Replacement Loan Facility or any Facility of Loans created pursuant to Section 2.17, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code (including any amended or successor version that is substantively comparable and not materially more onerous to comply

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with), any current or future regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice, or similar guidance issued by the Internal Revenue Service), any law implementing an intergovernmental approach thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System ~~arranged by federal funds brokers~~, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, the Federal Funds Effective Rate shall not be less than zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means the Fee Letter dated November 12, 2014, between KKR Credit Advisors (US) LLC and Willbros Group, Inc.

“Fifth Amendment” means the Fifth Amendment dated as of March 3, 2017, to this Agreement.

“Fifth Amendment Effective Date” means March 3, 2017.

“Financial Officer” for any Person means the Chief Financial Officer, Treasurer or other senior financial officer of such Person.

“First Amendment” means the First Amendment dated as of March 31, 2015, to this Agreement.

“First Amendment Effective Date” means March 31, 2015.

“Foreign Government Scheme or Arrangement” has the meaning set forth in Section 4.16(d).

“Foreign Lender” means any Lender that is not created or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Foreign Plan” has the meaning set forth in Section 4.16(d).
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Fourth Amendment” means the Fourth Amendment dated as of July 26, 2016, to this
Agreement.

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“Fourth Amendment Effective Date” means July 26, 2016.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Global Intercompany Note” means the Global Intercompany Note among the Borrower and its Subsidiaries dated as of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Fueling Facility” means any fuel storage and dispensing facility constructed, developed, owned or operated by the Borrower or any of its Subsidiaries that is located on the real property owned by any Governmental Authority (including all equipment and related services, and all accessories, accessions, enhancements and augmentations thereto), together with any agreement between the Borrower or any of its Subsidiaries and any Governmental Authority relating thereto, including any real property lease agreement, any service agreement and any operations and maintenance agreement, and all rights and interests of the Borrower or any of its Subsidiaries under any of the foregoing and all proceeds thereof; provided that such agreements provide for the reimbursement, directly or indirectly, by the applicable Governmental Authority of expenditures in connection with the construction, development and/or operation and maintenance of such facility.

“Granting Lender” has the meaning set forth in Section 10.06(h).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the owner of such Debt or other

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obligation of the payment or performance thereof or to protect such owner against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Claims” has the meaning set forth in Section 8.09(a).
“Guarantor Payment” has the meaning set forth in Section 8.17(a).
“Guarantors” means (a) each of the Subsidiaries indicated as such on Schedule 4.11 and
(b)any other Person that becomes a guarantor of all or a portion of the Obligations pursuant to Section 5.10, other than any Subsidiary that shall have been released pursuant to Section 10.15.

“Hazardous Material” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Arrangement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Counterparty” means the Administrative Agent, any Lender or any Affiliate thereof that is party to a Hedging Arrangement with the Borrower or any of its Subsidiaries or

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that was the Person acting as Administrative Agent, a Lender or an Affiliate thereof at the time such Hedging Arrangement was entered.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.05.
“Information” has the meaning set forth in Section 10.07.
“Insolvency Proceeding” has the meaning set forth in Section 7.01(e).

“Intellectual Property Security Agreements” means the collective reference to the short form intellectual property security agreements delivered in connection with the Security Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 7, 2013, among the Administrative Agent, the ABL Representative and the Loan Parties, reaffirmed on the Closing Date by the Intercreditor Reaffirmation.

“Intercreditor Reaffirmation” means that certain Notice of Refinancing and Reaffirmation of Intercreditor Agreement, dated as of the Closing Date, among the ABL Representative, the Administrative Agent, the Borrower and the other Loan Parties party thereto.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the four fiscal quarter period then ended.

“Interest Period” means, for each Eurodollar Loan comprising part of a Borrowing, initially the period commencing on the date of such Eurodollar Loan or the date of the Conversion of any existing Base Rate Loan into such Eurodollar Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02(b) and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02(b). The duration of each such Interest Period shall be one, two, three, six or twelve months, as the Borrower may select; provided, however, that:

(a)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such

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Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(b)    any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(c)    the Borrower may not select any Interest Period for any Facility which ends after the Maturity Date for such Facility.

“Interim Financial Statements” means the unaudited condensed consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2014, together with the related condensed consolidated statements of operations and cash flows of the Borrower and its Subsidiaries, including the notes thereto.

“Investment” of any Person means (a) the purchase or acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, Debt or other securities of any other Person (including any capital contribution), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person or (c) the entering into of any Guarantee of Debt of any other Person; provided that, to the extent otherwise included therein, the term “Investment” shall not include any purchase of inventory, supplies or equipment made by such Person on behalf of any customer of such Person in the ordinary course of business. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the values of such Investment.

“IRS” means the United States Internal Revenue Service.

“Legal Requirements” means, collectively, all international, foreign, Federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Designee” has the meaning set forth in Section 5.15(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.18, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, assignment by way of security, deposit arrangement, encumbrance,

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charge or security interest, whether voluntary, or involuntary in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, as of any date of determination, (a) the unborrowed amount that the Borrower is entitled to borrow (taking into consideration, among other things, the then-applicable “borrowing base” under the ABL Documents) as Permitted ABL Debt under the ABL Documents plus (b) the amount of Unrestricted Cash.

“Loan” means any loan made by any Lender pursuant to this Agreement.

“Loan Documents” means this Agreement, any Notes issued pursuant to Section 2.03, the Intercreditor Agreement, the Security Documents, the Perfection Certificate, the Supplemental Perfection Certificates and each other certificate, agreement, instrument or other document executed and delivered, in each case by or on behalf of any Loan Party pursuant to the foregoing; provided, however, that for purposes of Sections 7.01 and 10.01, “Loan Documents” means this Agreement, the Intercreditor Agreement and the Security Documents.

“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.17.

“Loan Modification Offer” shall have the meaning provided in Section 2.17(a).
“Loan Party” means the Borrower or any Guarantor.
“Long-Term Debt” means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Majority Facility Lenders” means, as of any date of determination, Lenders under such Facility holding more than 50% of the sum of (a) the aggregate principal amount of the Loans at such time under such Facility plus (b) the unused Commitments at such time under such Facility; provided that, subject to Section 10.01, the Commitments and Loans of each Defaulting Lender shall be excluded for purposes of making a determination of Majority Facility Lenders.

“Majority Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans at such time plus (b) the unused Commitments at such time; provided that, subject to Section 10.01, the Commitments and Loans of each Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

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“Makewhole Amount” means, in respect of the Tranche B Loans of any Lender being prepaid (or deemed prepaid under Section 2.06(f)(iii)) or subject to a Repricing Amendment on any date, an amount equal to the present value as of such date of all interest payments that would have been made in respect of the principal of such Tranche B Loans from the date of such prepayment (or deemed prepayment date) or the effective date of such Repricing Amendment to but excluding (a) June 15, 2019, in the case of any prepayment ~~pursuant to Section 2.06(b) or 2.06(c)(ii) made on or after June 15, 2018, June 15, 2019 and (b) in the case of any other prepayment or a Repricing Amendment,~~made on or prior to September 30, 2018 (but only so long as, at the time of such prepayment, the maturity of Debt outstanding under the ABL Credit Agreement has not been accelerated (or deemed accelerated) following an Event of Default under, and as defined in, the ABL Credit Agreement), and (b) the Tranche B Maturity Date, in the case of any prepayment made after September 30, 2018 or any Repricing Amendment, in each case, at a rate per annum equal to the sum of (i) ~~9.75%~~the Applicable Margin with respect to Eurodollar Loans in effect on the date of such prepayment (or deemed prepayment date) or the effective date of such Repricing Amendment plus (ii) the greater of (x) 1.25% and (y) the Eurodollar Rate (assuming an Interest Period of three months) in effect on the date of such prepayment (or deemed prepayment ~~date~~) or the effective date of such Repricing Amendment (in each case, computed on the basis of actual days elapsed over a year of 360 days and using a discount rate equal to the Treasury Rate as of such prepayment or effective date plus 50 basis points).

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) the validity or enforceability against the Loan Parties of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders under the Loan Documents.

“Material Subsidiary” means any Subsidiary of the Borrower that is a Domestic Subsidiary (a) the net book value of the assets of which is at least $5,000,000 or (b) the revenues (excluding any intercompany revenues) of which equal to $10,000,000 for the most recent period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.06(a) or 5.06(b) (or, prior to the first delivery of any such financial statements, four consecutive fiscal quarters of the Borrower most recently ended prior to the Closing Date); provided that if (i) the combined book value of the assets of the Domestic Subsidiaries that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceeds $25,000,000 or (ii) the combined revenues (excluding any intercompany revenues) of the Domestic Subsidiaries that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceed $40,000,000 for any such most recent period of four consecutive fiscal quarters, then one or more of such excluded Subsidiaries shall be deemed to be Material Subsidiaries for purposes of Section 5.10 in descending order based on the book value of their assets until such excess shall have been eliminated.

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“Maturity Date” means (a) the case of the Tranche B Facility, the Tranche B Maturity Date and (b) in the case of any other Facility, the final scheduled maturity date of such Facility.

“Maximum Rate” means the maximum non-usurious interest rate under applicable Legal Requirements (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including, if required by such laws, certain fees and other costs).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a national credit rating organization.

“Mortgaged Property” means each parcel of real property owned in fee by a Loan Party that is not an Excluded Property and with respect to which such Loan Party shall have executed and delivered to the Administrative Agent a Mortgage. The Mortgaged Properties as of the Closing Date are set forth in Schedule 3 of the Perfection Certificate.

“Mortgages” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property in favor of the Administrative Agent, for the benefit of the Secured Parties, to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Debt Proceeds” means cash proceeds received from the issuance of any Debt not permitted under Section 6.02, net of underwriting discounts and commissions and out-of-pocket costs and expenses and disbursements paid or incurred by the Borrower or any of its Subsidiaries in connection therewith in favor of any Person not an Affiliate of the Borrower or any other Loan Party.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making an Asset Disposition and insurance proceeds or condemnation awards (and payments in lieu thereof) received on account of an Event of Loss, net of: (a) in the case of an Asset Disposition, (i) the direct costs relating to such Asset Disposition, excluding amounts payable to any Loan Party or any Affiliate of a Loan Party, (ii) sale, use or other transaction Taxes incurred as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt (other than the Loans and the Permitted ABL Debt) secured by a Lien on the property which is the subject of such Asset Disposition, (iv) any amounts required to be deposited into escrow in connection with the closing of such Asset Disposition (until any such amounts are released therefrom to the Borrower or any of its Subsidiaries), (v) the amount of any reserve for adjustment in respect of the sale price of such asset or assets as determined in accordance with GAAP, (vi) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve against any liabilities associated with such Asset Disposition, as determined in accordance with GAAP, and (vii) all distributions and other payments required to

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be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, so long as any such distribution or other payment is made on a pro rata basis to the interest of such minority interest holder in such Subsidiary or joint venture, and (b) in the case of an Event of Loss, (i) all money actually applied or to be applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses incurred in connection with the collection of such proceeds, awards or other payments, and (iii) any amounts retained by or paid to Persons having superior rights to such proceeds, awards or other payments. To the extent any such proceeds received by any Foreign Subsidiary may not be distributed as a cash dividend or a similar cash distribution to a Loan Party without the Borrower and its Subsidiaries incurring adverse tax consequences, as reasonably determined by the Borrower, such proceeds shall be deemed (unless otherwise agreed by the Borrower), so long as no Event of Default shall have occurred and be continuing at the time of the receipt thereof, not to constitute “Net Proceeds” for purposes of this Agreement; provided that in the event an Event of Default shall have occurred and be continuing at any time after the receipt thereof, such proceeds, to the extent not theretofore expended by such Foreign Subsidiary in the conduct of its business or operations or for any other purpose permitted by this Agreement, shall be deemed to have been received by such Foreign Subsidiary at the time of the occurrence of such Event of Default.

“New Lender” means any additional bank, financial institution or other entity that, at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.18 and executes a New Lender Supplement.

“New Lender Supplement” means a New Lender Supplement, substantially in the form of Exhibit C.
“New Loan” has the meaning set forth in Section 2.19(c).

“Note” means a promissory note made by the Borrower in favor of a Lender substantially in the form of Exhibit D.

“Notice of Borrowing” means a notice of borrowing, substantially in the form of the attached Exhibit E or any other form approved by the Arranger, signed by a Responsible Officer of the Borrower.

“Notice of Conversion or Continuation” means a notice of conversion or continuation, substantially in the form of the attached Exhibit F, signed by a Responsible Officer of the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any ~~Prepayment Premium, any Asset Sale Prepayment~~Repayment Premium or the Default ~~Prepayment~~Repayment Premium applicable pursuant hereto) or with respect to any Hedging Arrangement to which a Hedging Counterparty is a party, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or

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hereafter arising and including principal, interest, fees and indemnities (including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding); provided that, for purposes of determining any Obligations of any Guarantor under Article VIII of this Agreement and the Security Agreement, the definition of “Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.

“Observer” has the meaning set forth in Section 5.15(a).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Old Loan” has the meaning set forth in Section 2.19(c).

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Tranche B Loans” has the meaning set forth in Section 2.01(a).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Designated Asset Dispositions” means each disposition separately agreed to in writing by the Parent, the Administrative Agent and the Arranger as an “Other Designated Asset Disposition” for purposes of this Agreement, provided, in each case under clauses (a) and (b) above, that such disposition is consummated (i) in accordance with Section 6.04(h) and (ii) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or

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under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14).

“Participant” has the meaning set forth in Section 10.06(d).
“Participant Register” has the meaning set forth in Section 10.06(d).
“Patriot Act” has the meaning set forth in Section 10.17.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means the Perfection Certificate dated as of the Closing Date and delivered in connection with this Agreement.

“Permitted ABL Debt” means Debt of the Borrower, any other Loan Party or any Canadian Subsidiary, and the Guarantees thereof by any Loan Party or any Canadian Subsidiary; provided that (a) such Debt is incurred under a revolving, borrowing-base facility; provided that the definition of “Borrowing Base” (including any related or incorporated definitions) set forth in such revolving facility is not amended to increase borrowing availability thereunder compared to the definition of “Borrowing Base” in the ABL Credit Agreement as in effect on the Second Amendment Effective Date (it being understood that the foregoing shall not limit modifications of reserves or other discretionary actions of the “Agent” (as defined in the ABL Credit Agreement) or any other ABL Representative if taken pursuant to provisions not materially more favorable to the Borrower and the Subsidiaries than the applicable provisions set forth in the ABL Credit Agreement as in effect on the Second Amendment Effective Date), all as determined by the Board of Directors, notice of which determination shall be provided to the Administrative Agent and shall be conclusive unless the Administrative Agent provides notice to the Borrower of its disagreement within five (5) Business Days following receipt of such notice), (b) no Domestic Subsidiary that is not a Loan Party shall be an obligor in respect of such Debt, (c) to the extent such Debt is secured by Liens on assets of the Borrower or any Domestic Subsidiary, such Debt shall not be secured by any Lien on any assets of the Borrower or any Domestic Subsidiary other than assets that constitute Collateral and (ii) the administrative agent, collateral agent and/or any similar representative acting on behalf of the holders of such Debt shall become party to the

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Intercreditor Agreement as an ABL Representative, Liens on the Term Priority Collateral securing such Debt shall be junior and subordinate to the Liens thereon securing the Obligations pursuant to the Intercreditor Agreement and such Debt and the Liens securing such Debt shall be subject to the Intercreditor Agreement, (d) the representations, covenants and defaults applicable to such Debt, taken as a whole, are not materially less favorable to the Borrower and its Subsidiaries than the representations, covenants and defaults in the ABL Credit Agreement as in effect on the Closing Date (as determined by the board of directors of the Borrower, notice of which determination shall be provided to the Administrative Agent and shall be conclusive unless the Administrative Agent (acting at the direction of the Majority Lenders) provides notice to the Borrower of its disagreement within five (5) Business Days following receipt of such notice), and (e) such Debt contains intercreditor provisions that are not less favorable to the Lenders than those contained in Section 12.15 of the ABL Credit Agreement as in effect on the Closing Date. As of the date hereof, Debt under the ABL Credit Agreement constitutes Permitted ABL Debt.

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.17, providing for an extension of the Maturity Date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith (a) a change in the Applicable Margin with respect to the Loans and/or Commitments of the Accepting Lenders, (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) prepayments of, or changes in amortization or maturity of, Loans of Accepting Lenders.

“Permitted Consideration Payments” means, in connection with any Investment or Acquisition, payments on account of (a) cash in lieu of fractional shares of Equity Interests of the Borrower, (b) working capital adjustments, (c) repayments of short-term working capital indebtedness and (d) consideration that represents turn-over or pass-through of payments received from customers of any Person that is the subject to such Investment or Acquisition as a result of construction, development, operation or maintenance projects (provided that such projects were not entered into in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired).

“Permitted Liens” has the meaning set forth in Section 6.01.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means any Pension Plan or Multiemployer Plan.
“Platform” has the meaning set forth in Section 5.06.

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~~“Prepayment Premium” has the meaning set forth in Section 2.06(f)(i).~~

“Prime Rate” means the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Balance Sheet” has the meaning set forth in Section 4.06(c).

“Professional Services Disposition” means the disposition of all or substantially all the assets constituting the “Professional Services” segment of the Borrower and its Subsidiaries (excluding, at the option of the Borrower, the “Governmental Services” line of business otherwise included therein), whether such disposition is by means of the disposition of such assets or of the Equity Interests in one or more Subsidiaries that hold such assets (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Project Specific Co-Development Arrangement” means any arrangement pursuant to which the Borrower or any of its Subsidiaries enters into an alliance, co-development, co-operation, joint venture or any similar agreement with any other Person pursuant to which the parties thereto agree to co-operate or otherwise work jointly on providing engineering, procurement, construction, development and/or maintenance services with respect to a specific project for a specific customer.

“Projections” means the Borrower’s forecasted consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements and (d) capitalization statements as of the end of or for fiscal years 2015, and for each of the remaining fiscal quarters of 2014, together with appropriate supporting details and a statement of underlying assumptions.

“Public Lender” has the meaning set forth in Section 5.06.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Qualified Investment” means expenditures incurred to acquire or repair assets owned (or to be owned) by the Borrower or any Subsidiary of the same type as those subject to such Reinvestment Event or equipment, real property, or other fixed or capital assets owned (or to

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be owned) by and useful in the business of the Borrower and its Subsidiaries or to consummate an Acquisition permitted hereunder.

“Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Register” has the meaning set forth in Section 10.06(c).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the First Amendment Effective Date, by and among the Borrower, KKR Credit Advisors (US) LLC, and the Stockholders (as defined therein) from time to time party thereto.

“Regulations T, U, X and D” means Regulations T, U, X, and D of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Borrower or any of its Subsidiaries in connection with such Reinvestment Event that are specified in a Reinvestment Notice as not being required to be initially applied as set forth in Section 2.06(c)(i) as a result of the delivery of such Reinvestment Notice.

“Reinvestment Event” means any Asset Disposition or Event of Loss in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by the Borrower stating that no Default or Event of Default has occurred and is continuing and stating that the Borrower and its Subsidiaries intend and expect to use all or a specified portion of the Net Proceeds of a Reinvestment Event specified in such notice to make a Qualified Investment.

“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less the portion, if any, thereof expended prior to the relevant Reinvestment Prepayment Date to make a Qualified Investment or to prepay the Tranche B Loans pursuant to Section 2.06(c)(i)(B)(2) or Section 2.06(c)(i)(B)(3).

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event (or, in the case of Net Proceeds remaining in the WAPCo Settlement Account on the WAPCo Settlement Release Date, 180 days after the WAPCo Settlement Release Date) and (b) the date on which the

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Borrower shall have determined not to make a Qualified Investment in respect of such Reinvestment Event.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Fee” has the meaning set forth in Section 2.04(b).
“Repayment Fee Percentage” means ~~5.00~~9.00%.
“Repayment Premium” has the meaning set forth in Section 2.06(f)(i). “Replacement Facility” has the meaning set forth in Section 2.18(a). “Replacement Facility Amendment” has the meaning set forth in Section 2.18(d). “Replacement Facility Closing Date” has the meaning set forth in Section .18(d). “Replacement Loans” has the meaning set forth in Section 2.18(a).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.

“Repricing Amendment” means any amendment to this Agreement the effect of which is to reduce the interest rate for, or effective yield of, the Tranche B Loans as determined by the Administrative Agent.

“Response” has the meaning set forth in Section 4.13(b).

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, a Responsible Officer of such Person’s general partner or partners.

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“Restricted Payment” means (a) the declaration or making by the Borrower or any Subsidiary of any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of such Person and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Retained Net Proceeds” has the meaning set forth in Section 2.06(c)(i)(B)(4).

“Retained Net Proceeds Amount” means, at any time, (a) the Retained Net Proceeds at such time, but not in excess of the Retained Net Proceeds Cap, less (b) the aggregate principal amount of Tranche B Loans prepaid pursuant to Section 2.06(b) after the Second Amendment Effective Date and prior to such time; provided that, for the avoidance of doubt, “Retained Net Proceeds Amount” may not be less than zero.

“Retained Net Proceeds Cap” means, at any time, the sum of (a) $43,000,000 and (b) the total amount of the premium and fees payable by the Borrower under this Agreement on account of the Professional Services Disposition or the Bemis Disposition, in each case, if such Designated Asset Disposition has been consummated prior to such time.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw Hill Financial, Inc., or any successor thereto that is a national credit rating organization.

“Sale and Leaseback Transaction” means a transaction or series of transactions pursuant to which the Borrower or any Subsidiary shall sell or transfer to any Person (other than the Borrower or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Borrower or such Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property.

“Sanctioned Country” means a country or territory which itself is at any time subject to Sanctions.

“Sanctions” means:

(a)economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the United States government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom; and

(b)economic or financial sanctions imposed, administered or enforced from time to time by the United States State Department, the United States Department of Commerce or the United States Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the United States government and administered by

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OFAC, the United States State Department, the United States Department of Commerce or the United States Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other United States government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“SEC” means the Securities and Exchange Commission, and any successor entity.

“Second Amendment” means the Second Amendment dated as of September 28, 2015, to this Agreement.

“Second Amendment Effective Date” means September 28, 2015.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedging Counterparties and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means the Security Agreement, dated as of December 15, 2014, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Mortgages, the Account Control Agreements, and each other security, pledge or other collateral agreement executed by any Loan Party in favor of the Administrative Agent.

“Sixth Amendment” means the Sixth Amendment dated as of November 6, 2017, to this Agreement.

“Sixth Amendment Funding Date” means the date on which the Additional Tranche B Loans shall have been made pursuant to the Sixth Amendment.

“Solvent” means, as to any Person, on the date of any determinations, that on such date
(a)    the fair value of the property of such Person is greater than the total amount of debts and other liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s property would constitute unreasonably small capital.

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“SPC” has the meaning set forth in Section 10.06(h).

“Specified Disposition” means any sale, transfer or other disposition permitted by Section 6.04(h).
“Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Subscription Agreement” means the Subscription Agreement dated as of the First Amendment Effective Date, by and among the Borrower and the Subscribers (as defined therein) party thereto.

“Subsidiary” of a Person means (a) any Person the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any corporation, association, partnership or other business entity of which more than 50% of the outstanding Equity Interests having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Equity Interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Supplemental Perfection Certificate” means a Supplemental Perfection Certificate substantially in the form of Exhibit G signed by a Responsible Officer of the Borrower.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Synthetic Lease” means, as to any Person, any lease of property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Tangible Net Worth” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, (a) the Stockholders’ Equity as of such date minus (b) the goodwill and any other intangible assets of the Borrower and its Subsidiaries as of such date; provided that to the extent the Stockholders’ Equity shall have been affected (i) by any amounts attributable to the net Tax liabilities for repatriation by any CFC to the Borrower or any of its Domestic Subsidiaries of any cash earned from outside the United States of America or (ii) by

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any amounts attributable to the WAPCo Settlement, such amounts, in each case, shall be added back to the Stockholders’ Equity for purposes of determining the Tangible Net Worth.

“Tanks Business” means the “U.S. tanks services” line of business conducted by the Borrower and its Subsidiaries.

“Tanks Disposition” means the disposition of all or substantially all the assets of the Tanks Business, whether such disposition is by means of the disposition of such assets or of the Equity Interests in one or more Subsidiaries that hold such assets (and no other assets), provided that such disposition is consummated (a) in accordance with Section 6.04(h) and (b) without any recourse to the Borrower or any of its Subsidiaries, other than customary purchase price adjustments, escrow arrangements and indemnities set forth in the definitive agreement for such disposition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” means the Third Amendment dated as of March 1, 2016, to this Agreement.

“Third Amendment Effective Date” means March 1, 2016.
“Title Insurance Company” has the meaning set forth in Section 5.14(a)(iii).
“Total Leverage Ratio” means, as of any date of determination, the ratio of (a)
Consolidated Debt as of such date to (b) Consolidated EBITDA for the four fiscal quarter period most recently ended on or prior to such date.

“Tranche B Commitment” means, as to each Lender, its obligation to make a single Tranche B Loan to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 as its Tranche B Commitment. The aggregate amount of the Tranche B Commitments as of the Closing Date is $270,000,000.

“Tranche B Lender” means, at any time, any Lender that has a Tranche B Commitment or an Additional Tranche B Commitment or holds a Tranche B Loan at such time.

“Tranche B Loan” ~~has the meaning set forth in Section 2.01(a).~~means the Original Tranche B Loans and the Additional Tranche B Loans.

“Tranche B Loan Facility” means ~~(a) at any time prior to the making of the Tranche B Loans hereunder, the aggregate amount of the Tranche B Commitments at such time and (b) at any time after the making of the Tranche B Loans hereunder,~~ the aggregate principal amount of the Tranche B Loans of all Tranche B Lenders outstanding at such time.

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“Tranche B Maturity Date” means December 15, 2019.

“Transactions” means, collectively, (a) the entering by the Loan Parties into Loan Documents to which they are to be a party, and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Treasury Rate” means, as of any date, the yield to maturity as of such date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent
Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to but excluding December 15, 2017; provided that if the period from such date to but excluding December 15, 2017 is not equal to the constant maturity of a United States Treasury security, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Type” has the meaning set forth in Section 1.04.

“UCC” means the Uniform Commercial Code as in effect on the Closing Date in the State of New York and any successor statute. To the extent perfection of the Administrative Agent’s security interest in any Collateral is governed by the laws of another jurisdiction, “UCC” means (as the context requires) the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Cash” means cash and Cash Equivalents of the Loan Parties which are not subject to any Liens (other than Excepted Liens of the type described in clause (a) or (g) of the definition thereof and Liens permitted by Sections 6.01(a) and 6.01(p)) and the use of which is not subject to any legal restrictions.

“Voting Stock” means, with respect to any Person, Equity Interests of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.

“WAPCo Settlement” means the Settlement Agreement, dated as of March 29, 2012, between West African Gas Pipeline Company Limited, a private company incorporated under the laws of Bermuda, Willbros Global Holdings, Inc., a company incorporated under the laws of Panama and a Subsidiary, and the Borrower.

“WAPCo Settlement Account” has the meaning set forth in Section 2.06(c)(i)(B)(2).

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“WAPCo Settlement Release Date” has the meaning set forth in Section 2.06(c)(i)(B)(2).

“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person of which Equity Interests representing 100% of the Equity Interests (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Legal Requirements) are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party or the Administrative Agent.
1.2    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

1.3	Accounting Terms; Pro Forma Calculations.

(a)	For purposes of this Agreement, all accounting terms not otherwise defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time; provided that, notwithstanding any other provision contained herein, all accounting terms and all financial data shall be construed without giving effect to any change in GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case, if such change would require treating any lease (or similar arrangement conveying the right to use) as a Capital Lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date.

(b)    If at any time any Accounting Change (as defined below) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such Accounting Change and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change. “Accounting Changes” means (A) changes in accounting principles required by GAAP and implemented by the Borrower and (B) changes in accounting principles recommended by the Borrower’s accountants and implemented by the Borrower.

(c)	All pro forma computations permitted to be made hereunder giving effect

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to any Acquisition, Asset Disposition or other transaction (i) shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Acquisition, Asset Disposition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or 5.06(b) and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, all in accordance with Article 11 of Regulation S-X under the Securities Act and (ii) in the case of any Acquisition may reflect pro forma adjustments for cost savings and synergies (net of continuing associated expenses) to the extent such cost savings and synergies are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such Acquisition; provided that

(A)in the case of any such pro forma computation made pursuant to the final paragraph of the definition of the term “Consolidated EBITDA”, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth, in reasonable detail, the pro forma computations made and, in the case of any such computation reflecting any such cost savings and synergies, certifying that such cost savings and synergies meet the requirements set forth in clause (ii) above, together with reasonably detailed evidence in support thereof, and (B) if any cost savings and synergies included in any pro forma calculations based on the expectation that such cost savings or synergies will be realized within 365 days following such Acquisition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings or synergies.

1.4	Classes and Types of Loans and Borrowings. (a) Loans and Borrowings are
distinguished by “Class” and by “Type”. The “Class” of a Loan or a Borrowing refers to the Facility under which such Loan or Borrowing was made, each of which constitutes a Class. The “Type” of a Loan or Borrowing refers to the determination of whether such Loan or Borrowing is a Eurodollar Loan or Borrowing or a Base Rate Loan or Borrowing, each of which constitutes a Type.

(b)	Loans and Borrowings may be classified and referred to by Class (e.g., a
“Tranche B Loan” or “Tranche B Borrowing”) or by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Tranche B Loan” or “Eurodollar Tranche B Borrowing”).

1.5	Miscellaneous. Any terms used in this Agreement that are defined in Article 9 of the UCC shall have the meanings assigned to those terms by the UCC as of the date of this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word

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“will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement (including this Agreement or any other Loan Document), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
LOANS
2.1    Commitments.

(a)    Original Tranche B Commitments. Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make a term loan (each such loan, ~~a~~an “Original Tranche B Loan”) to the Borrower in Dollars on the Closing Date (or the immediately succeeding Business Day), in an aggregate principal amount not to exceed such Tranche B Lender’s Tranche B Commitment. Subject to the terms and conditions hereof, the Borrower may prepay the Tranche B Loans but no amount paid or repaid with respect to the Tranche B Loans may be reborrowed. Tranche B Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein.

(b)    Other Commitments. Additional Classes of Commitments may be
established as provided in Section 2.18, and the Loans thereunder shall be made in accordance with, and subject to the terms and conditions set forth in, such Section.

2.2    Borrowings, Conversions and Continuations of Loans.

(a)    Borrowings. Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by Lenders ratably in accordance with their respective Applicable Percentages under the applicable Facility, provided that Additional Tranche B Loans shall be made as provided in the Sixth Amendment. Each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request in accordance herewith.

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(b)    Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing and given by the Borrower to the Administrative Agent (i) not later than 11:00 a.m. (New York time) on the third Business Day before the date of the proposed Borrowing (which shall be a Business Day), in the case of Eurodollar Loans, and (ii) not later than 11:00 a.m. (New York time) on the date of the proposed Borrowing (which shall be a Business Day) in the case of Base Rate Loans; provided that any Notice of Borrowing of Original Tranche B Loans may be given at any time not later than 11:00 a.m. (New York time) on the Closing Date. The Administrative Agent shall give each Applicable Lender prompt notice on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by facsimile. Each Notice of Borrowing shall be by facsimile or telephone confirmed promptly in writing or by electronic communication (e-mail) receipt of which is confirmed by the Administrative Agent by facsimile or telephone, in any event, specifying the (A) requested date of such Borrowing (which shall be a Business Day), (B) requested Type and Class of Loans comprising such Borrowing, (C) aggregate principal amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period for such Loans. In the case of a proposed Borrowing comprised of Eurodollar Loans, the Administrative Agent shall promptly notify each Applicable Lender of the applicable interest rate under Section 2.07, as applicable. Each Applicable Lender shall, before 2:00 p.m. (New York time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02 or such other location as the Administrative Agent may specify by notice to the Applicable Lenders, in immediately available funds, such Lender’s Applicable Percentage of such Borrowing. Upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Borrowing, Section 3.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower. Notwithstanding anything to the contrary in this Section, each Tranche B Lender shall be deemed to have satisfied its obligation hereunder to make its Applicable Percentage of the Tranche B Borrowings requested to be made hereunder upon receipt by the Existing Administrative Agent, pursuant to the Escrow Agreement and on behalf of the Borrower, of immediately available funds in an amount equal to such Tranche B Lender’s Applicable Percentage of the Tranche B Borrowings. Notwithstanding anything to the contrary, nothing in this Section 2.02(b) shall apply to the Additional Tranche B Term Loans.

(c)    Conversions and Continuations. Each Loan initially shall be of the Type and, in the case of Eurodollar Borrowing, shall have an initial Interest Period as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to Convert or Continue any Borrowing as provided in this paragraph. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall, other than for purposes of Section 3.02, be considered a separate Borrowing. In order to elect to Convert or Continue Loans under this paragraph, the

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Borrower shall deliver a Notice of Conversion or Continuation to the Administrative Agent no later than (i) 11:00 a.m. (New York time) on the date (which shall be a Business Day) of the requested Conversion in the case of a Conversion of a Eurodollar Borrowing to a Base Rate Loan or (ii) 11:00 a.m. (New York time) at least three (3) Business Days in advance of the date (which shall be a Business Day) of the requested Conversion or Continuation in the case of a Conversion into, or a Continuation of, a Eurodollar Borrowing. Each such Notice of Conversion or Continuation shall be by facsimile or telephone confirmed promptly in writing or by electronic communication (e-mail) receipt of which is confirmed by the Administrative Agent by facsimile or telephone, in any event, specifying (A) the requested Conversion or Continuation date (which shall be a Business Day), (B) the principal amount, Class and Type of the Borrowing to be Converted or Continued, (C) whether a Conversion or Continuation is requested, and if a Conversion, into what Type of a Borrowing, and (D) in the case of a Conversion to, or a Continuation of, a Eurodollar Borrowing, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Applicable Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Borrowing, notify each Applicable Lender of the interest rate under Section 2.07.

(d)    Certain Limitations. Notwithstanding anything in paragraphs (a), (b) and (c) above to the contrary:

(i)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount not less than $2,000,000 and in integral multiples of $500,000 in excess thereof; provided that a Eurodollar Borrowing that results from a Continuation of an outstanding Eurodollar Borrowing may be in an aggregate principal amount that is equal to the aggregate principal amount of such outstanding Borrowing. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate principal amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof.

(i)At no time shall there be more than ten (10) Interest Periods applicable to outstanding Eurodollar Borrowings hereunder.

(ii)If an Event of Default under Section 7.01(e) has occurred and is continuing, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, no outstanding Borrowing may be Converted to or Continued as a Eurodollar Borrowing.

(iii)If prior to the commencement of any Interest Period for a Eurodollar Borrowing under any Facility (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and

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reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or (B) the Administrative Agent is advised by the Majority Facility Lenders under such Facility that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Borrowing for such Interest Period then, in each case, the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders under such Facility as promptly as practicable and, until the Administrative Agent notifies the Borrower and the Lenders under such Facility that the circumstances giving rise to such notice no longer exist, (x) any Notice of Borrowing or Notice of Continuation and Conversion that requests the Conversion of any Borrowing under such Facility to, or Continuation of any Borrowing under such Facility as, a Eurodollar Borrowing shall be ineffective, and such Borrowing shall be Converted to or Continued as a Base Rate Borrowing, and (y) any Notice of Borrowing requesting a Eurodollar Borrowing under such Facility shall be treated as a request for an Base Rate Borrowing.

(iv)If in any Notice of Borrowing the Borrower shall fail to select a Type of Borrowing, then the requested Borrowing shall be a Base Rate Borrowing. If in any Notice of Borrowing or Notice of Continuation or Conversion no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If the Borrower fails to deliver a timely Notice of Conversion or Continuation with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be Continued as a Eurodollar Borrowing for an additional Interest Period of one month.

(e)    Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower (unless the Administrative Agent otherwise agrees).

(f)	Lender Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Loan on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g)	Funding by Lenders; Administrative Agent’s Reliance. Unless the
Administrative Agent shall have received notice from a Lender prior to the proposed date (or in the case of Base Rate Loans, the proposed time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available in accordance with and at the time required in Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In

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such event, if a Lender has not in fact made its Applicable Percentage of such Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Federal Funds Effective Rate and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to the requested Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Applicable Percentage of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this paragraph (g) shall be conclusive, absent manifest error.

2.3    Evidence of Indebtedness; Notes. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Class and Type thereof and, in the case of Eurodollar Loans, the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. The entries maintained in the accounts maintained pursuant to sentences above shall be conclusive evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. Any Lender may request that the Loans owing to such Lender be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender and its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.06) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.06, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced solely in the accounts of such Lender and the Administrative Agent.

2.4    Fees

(a)    The Borrower agrees to pay to the Administrative Agent the fees as separately agreed upon by the Borrower and the Administrative Agent in the Agent Fee Letter.

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(b)    The Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, on the Tranche B Maturity Date a fee in the amount of ~~5.00~~9.00% of the aggregate principal amount of the Tranche B Loans outstanding on the Tranche B Maturity Date (the “Repayment Fee”). Once paid, the Repayment Fee shall not be refundable under any circumstances. The payment of (or the obligation to pay) the Repayment Fee does not reduce or modify any other fees or expenses owed to the Administrative Agent or any other Secured Parties, for its or their own account, pursuant to any other fee arrangement or any other Loan Document and shall be in addition to, and not creditable against, any other fee, cost or expense payable under this Agreement or any other Loan Document. The Repayment Fee shall be subject to Section 2.06(f)(iii) to the extent applicable and shall be deemed to be payable in consideration of the agreements made by the Lenders in connection with this Agreement ~~and~~, the Second Amendment and the Sixth Amendment, and the Loan Parties agree that it is reasonable under the circumstances ~~currently existing~~which existed on the date of the Second Amendment and the date of the Sixth Amendment. The Loan Parties expressly agree that (i) the Repayment Fee is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Repayment Fee shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction and the transactions contemplated by the Second Amendment and the Sixth Amendment for such agreement to pay the Repayment Fee, and (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.04(b).

2.5    Repayment.
(a)    Scheduled Amortizations.

(i)    The Borrower hereby promises to repay (A) Tranche B Borrowings on the last day of each March, June, September and December, beginning with March 31, 2015 and ending with the last such day to occur prior to the Tranche B Maturity Date, in an aggregate principal amount for each such date (as such amount may be adjusted pursuant to Section 2.05(a)(ii)~~)~~, with the Lenders acknowledging that as of the Sixth Amendment Funding Date each such scheduled repayment (other than, for the avoidance of doubt, the repayment on the Tranche B Maturity Date) has been reduced to zero) equal to 0.25% of the sum of (x) the aggregate original principal amount of the ~~Tranche B Borrowings~~Original Tranche B Loans and (y) the aggregate original principal amount of the Additional Tranche B Loans and (B) Loans of any other Class established under Sections 2.17 and 2.18 in such amounts and on such date or dates as shall be specified in the definitive documentation establishing such Class hereunder.

(ii)    Any prepayment of a Borrowing of any Class made pursuant to Section 2.06(b) shall be applied to the subsequent scheduled repayments of the Borrowings of

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such Class as directed by the Borrower. Any prepayment of a Borrowing made pursuant to Section 2.06(c) shall be applied (A) in the case of Tranche B Borrowings, first, to reduce the subsequent scheduled repayments thereof on each scheduled repayment date occurring within twelve (12) months after the date of such prepayment, in direct order of maturity, unless and until the repayments due on such scheduled repayment dates have been discharged, and second, to subsequent scheduled repayments thereof on a ratable basis, provided that the Borrower may direct application of such prepayment to the subsequent scheduled repayments of Tranche B Borrowings in any other manner that would not result in the remaining weighted average life to maturity of Tranche B Borrowings being less than the remaining weighted average life to maturity of Tranche B Borrowings that would have resulted from the application of such prepayment in accordance with clause (A) above, and (B) in the case of Borrowings of any other Class established under Sections 2.17 and 2.18, as shall be specified in the definitive documentation establishing such Class hereunder.

(iii)    Each repayment of Borrowings of any Class made pursuant to Section 2.05(a) shall be applied to such Borrowing or Borrowings of such Class as shall have been specified by the Borrower pursuant to a notice to the Administrative Agent. Each such repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.

(b)    Repayment of Maturity. To the extent not previously repaid or prepaid, the Borrower hereby promises to repay (i) the aggregate principal amount of all Tranche B Loans on the Tranche B Maturity Date and (ii) the aggregate principal amount of all Loans of any other Class established under Section 2.17 or 2.18 on the Maturity Date applicable thereto.

2.6	Prepayments.

(a)    Right to Prepay. Subject to the terms and conditions provided in this Agreement, including in this Section 2.06, the Borrower may prepay any principal amount of any Loan.
(b)    Optional. Subject to Section 2.06(f)(i) below, the Borrower may elect to prepay, in whole or in part, any Borrowing after giving prior written notice of such election by (i) 11:00 a.m. (New York time) at least three (3) Business Days before such prepayment date, in the case of Eurodollar Borrowings, and (ii) 11:00 a.m. (New York time) on the date of such prepayment (which shall be a Business Day), in the case of Base Rate Borrowings, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each Applicable Lender, and the Borrower shall prepay the Loans comprising such Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice; provided, however, that each partial prepayment of any Borrowing shall be in an aggregate principal amount not less than $2,500,000 and in integral multiples of
$500,000 in excess thereof. Notwithstanding the foregoing, any notice given under this Section 2.06(b) may state that such notice is conditioned upon the occurrence of one or more events

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specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent prior to the specified date of prepayment) if such condition is not satisfied and, if so revoked, no prepayment on account of such notice shall be required to be made by the Borrower hereunder.

(c)    Mandatory Prepayments of Loans.

(i)    Asset Dispositions; Event of Loss. Subject to Section 2.06(f)(~~ii~~i) below:
(A)    If the Borrower or any of its Subsidiaries shall at any time or from time to time make an Asset Disposition or suffer an Event of Loss, then (1) the Borrower shall promptly notify the Administrative Agent of such Asset Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower and/or any of its Subsidiaries in respect thereof) and (2) subject to paragraph (B) below, promptly upon receipt by the Borrower and/or any of its Subsidiaries of the Net Proceeds of such Asset Disposition or such Event of Loss, the Borrower shall (except to the extent (x) prior to the WAPCo Settlement Release Date, the Borrower has deposited all or any portion of such Net Proceeds in the WAPCo Settlement Account or (y) on and after the WAPCo Settlement Release Date, the Borrower has delivered a Reinvestment Notice to the Administrative Agent with respect to all or a portion of such Net Proceeds) prepay the Borrowings in an aggregate principal amount equal to 100% of such Net Proceeds (less any portion thereof applied as contemplated by paragraph (B)(2) or (B)(3) below); provided, that, if on the Reinvestment Prepayment Date in respect of any Reinvestment Event the Reinvestment Prepayment Amount in respect of such Reinvestment Event shall exceed zero, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to such Reinvestment Prepayment Amount.

(B)Notwithstanding anything in paragraph (A) above to the contrary:

(1)    The Net Proceeds received by the Borrower or any
Subsidiary in respect of any Asset Disposition of ABL Facility First Priority Collateral (or any assets of the Canadian Subsidiaries that are of the same type as the ABL Facility Priority Collateral), whether in the form of a direct sale, transfer or other disposition of such ABL Facility First Priority Collateral (or such other assets) or a sale, transfer or other disposition of Equity Interests in any Subsidiary owning such ABL Facility First Priority Collateral (or such other assets), or any Event of Loss involving any ABL Facility First Priority Collateral (or such other assets), shall not, unless otherwise agreed by the Borrower, solely to the extent such Net Proceeds are attributable to such ABL Facility First Priority Collateral (or such other assets) (with such Collateral and such

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other assets valued at net book value thereof), be subject to the requirements set forth in Section 2.06(c)(i)(A).

(2)	Until the earlier of January 1, 2015 and the payment in full of all amounts owed by the Borrower and its Subsidiaries under the WAPCo Settlement (such earlier date, the “WAPCo Settlement Release Date”), the Net Proceeds received by the Borrower and/or any of its Subsidiaries in respect of any Asset Disposition or Event of Loss (excluding any portion of such Net Proceeds referred to in paragraph (B)(1) above) shall be applied to prepay the Tranche B Borrowings in accordance with paragraph (A) above or shall be deposited in an Administrative Agent Account (such Account, the “WAPCo Settlement Account”). Any amount in the WAPCo Settlement Account may be withdrawn solely to prepay the Tranche B Borrowings or, if no Default then exists, to pay the obligations of the Borrower and its Subsidiaries under the WAPCo Settlement. On the WAPCo Settlement Release Date, the Borrower shall offer in writing pursuant to reasonable procedures to be established by the Administrative Agent to prepay the Tranche B Borrowings in an aggregate amount equal to 100% of the amounts remaining in the WAPCo Settlement Account. Each Lender shall be deemed to have accepted such prepayment offer if (x) it has not declined such offer in writing to the Administrative Agent within five (5) Business Days after receipt thereof, at which time the Borrower shall prepay the Tranche B Loans of all Lenders that have accepted such prepayment offer in accordance with such prepayment offer (ratably among such accepting Lenders) or (y) solely with respect to any Net Proceeds of an Asset Disposition, to the extent the aggregate principal amount of Tranche B Loans prepaid with such Net Proceeds, together with all other such prepayments using Net Proceeds of Asset Dispositions of the Borrower and/or any of its Subsidiaries that occur on or after the Closing Date, in the aggregate, do not exceed the Asset Disposition Prepayment Amount.
Any amounts remaining in the WAPCo Settlement Account after the prepayment of Tranche B Loans pursuant to the offer by the Borrower described in the two preceding sentences shall be available for reinvestment by the Loan Parties in accordance with Section 2.06(c)(i)(A).

(3)	With respect to any Net Proceeds received by the Borrower
and/or any of its Subsidiaries in respect of any Asset Disposition or Event of Loss after the WAPCo Settlement Release Date (excluding any portion of such Net Proceeds referred to in paragraph (B)(1) above), in the event the Borrower has delivered a Reinvestment Notice with respect to all or any portion of such Net Proceeds, the Borrower shall offer in writing pursuant to reasonable procedures to be established by the Administrative Agent to prepay the Tranche B Borrowings in an aggregate principal amount equal to 100% of such Net Proceeds (or such portion thereof).

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Each Lender shall be deemed to have accepted such prepayment offer if
(x) it has not declined such offer in writing to the Administrative Agent within five (5) Business Days after receipt thereof, at which time the Borrower shall prepay the Tranche B Loans of all Lenders that have accepted such prepayment offer in accordance with such prepayment offer (ratably among such accepting Lenders) or (y) solely with respect to any Net Proceeds of an Asset Disposition, to the extent the aggregate principal amount of Tranche B Loans prepaid with such Net Proceeds, together with all other such prepayments using Net Proceeds of Asset Dispositions of the Borrower and/or any of its Subsidiaries that occur on or after the Closing Date, in the aggregate, do not exceed the Asset Disposition Prepayment Amount. Any portion of such Net Proceeds remaining after the prepayment of Tranche B Loans pursuant to the offer by the Borrower described in the two preceding sentences shall be available for reinvestment by the Loan Parties in accordance with Section 2.06(c)(i)(A).

(4)	In the case of any Net Proceeds received by the Borrower
and its Subsidiaries in respect of the Professional Services Disposition and/or the Bemis Disposition, an additional amount thereof up to the Retained Net Proceeds Cap in the aggregate (the “Retained Net Proceeds”), shall not, unless otherwise agreed by the Borrower, be subject to the requirements set forth in Section 2.06(c)(i)(A) and may be retained by the Borrower (and, prior to its permitted use as set forth below, shall be held by the Loan Parties solely in one or more deposit accounts subject to a deposit account control agreement for the benefit of the Administrative Agent providing for a perfected Lien in favor of the Administrative Agent), and be used by the Borrower solely for (I) making voluntary prepayments of the Tranche B Loans pursuant to Section 2.06(b) and paying any premiums or fees in connection therewith, provided that any such voluntary prepayment shall be accompanied by a certificate signed by a Responsible Officer of the Borrower setting forth the calculation of the Retained Net Proceeds Amount as of such time of prepayment both before and after giving effect to such prepayment, (II) working capital in the ordinary course of business and other general corporate purposes in the ordinary course of business (including as the cash collateral component of the “borrowing base” under the ABL Documents or as cash collateral to support obligations of the Borrower and its Subsidiaries in respect of letters of credit, surety bonds, performance bonds and similar obligations), in each case, excluding any Investments (other than intercompany loans and advances), Acquisitions and Restricted Payments, whether or not otherwise permitted hereunder, or (III) repayment or prepayment of the Permitted ABL Debt, in each case, to the extent otherwise permitted hereunder; provided further that the Borrower shall provide to the Administrative Agent, within five (5) Business Days of written request by the Administrative Agent or the Required Lenders, a

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certificate signed by a Responsible Officer of the Borrower setting forth the calculation of the Retained Net Proceeds Amount as of such time (as well as reasonable backup documentation in support of such calculation).

(5)    In the case of any Net Proceeds received by the Borrower and its Subsidiaries in respect of the Tanks Disposition, such Net Proceeds shall not, unless otherwise agreed by the Borrower, be subject to the requirements set forth in Section 2.06(c)(i)(A) and may be retained by the Borrower (and, prior to its permitted use as set forth below, shall be held by the Loan Parties solely in one or more deposit accounts subject to a deposit account control agreement for the benefit of the Administrative Agent providing for a perfected Lien in favor of the Administrative Agent), and be used by the Borrower solely for working capital in the ordinary course of business and other general corporate purposes in the ordinary course of business (including as the cash collateral component of the “borrowing base” under the ABL Documents or as cash collateral to support obligations of the Borrower and its Subsidiaries in respect of letters of credit, surety bonds, performance bonds and similar obligations), in each case, excluding any Investments (other than intercompany loans and advances), Acquisitions and Restricted Payments, in each case otherwise permitted hereunder.

(C)	Any Net Proceeds with respect to which a Reinvestment Notice shall have been delivered as described above shall be required, prior to the earlier of (i) the application thereof to make any Qualified Investment and (ii) the application thereof to make a prepayment under this paragraph, to be deposited into an Administrative Agent Account.

(ii)	Debt Issuance. Subject to Section 2.06(f)(i), promptly upon the receipt by the Borrower or any of its Subsidiaries of any Net Debt Proceeds, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to 100% of such Net Debt Proceeds.

(iii)	Equity Issuance. Promptly upon receipt by the Borrower of any
Equity Issuance Proceeds, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to no less than 50% of such Equity Issuance Proceeds; provided, however, that, unless otherwise agreed to by the Borrower, no prepayment shall be required to be made in respect of a receipt of any Equity Issuance Proceeds if the Total Leverage Ratio as of the end of the fiscal quarter most recently ended prior to such receipt is less than 2.25 to 1.00.

(iv)	Excess Cash Flow. Within five (5) Business Days after financial statements have been delivered pursuant to Section 5.06(a), beginning with the fiscal year ending December 31, 2015, the Borrower shall prepay the Borrowings in an aggregate principal amount equal to (x) the ECF Percentage of Excess Cash Flow for the most

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recent fiscal year covered by such financial statements less (y) the aggregate principal amount of any voluntary prepayment of Borrowings made by the Borrower pursuant to Section 2.06(b) during such fiscal year (or, at the option of the Borrower, after the end of such fiscal year but prior to the time by such prepayment (it being understood that any such amount may not be then applied to reduce the prepayment required to be made under this paragraph with respect to Excess Cash flow for the next following fiscal year)), excluding any such voluntary prepayments to the extent financed with the incurrence of Long-Term Debt; provided that no prepayment shall be required under this paragraph if, and only to the extent, such prepayment shall not be permitted by the restrictions set forth in the ABL Documents (so long as such restrictions are not more adverse to the Lenders than those in effect on the Closing Date), it being agreed that to the extent any prepayment or a portion thereof is not made on account of such restrictions, such prepayment or such portion thereof shall be made immediately upon such restrictions ceasing to prohibit such prepayment.

(d)    Accrued Interest; Effect of Notice. Each prepayment pursuant to this Section 2.06 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date. Except as provided in Section 2.06(b), all notices given pursuant to this Section 2.06 shall be irrevocable and binding upon the Borrower.
(e)    Application of Payments. Each prepayment of Borrowings made pursuant to Section 2.06(b) or 2.06(c) shall be applied to such Borrowing or Borrowings of any Class as shall have been specified by the Borrower pursuant to a written notice to the Administrative Agent; provided that, in the case of any prepayment made pursuant to Section 2.06(c) at a time when Borrowings of more than one Class are outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Borrowings pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided, further, that the amounts so allocable to any Facility (other than the Tranche B Facility) may be applied to Borrowings under other Facilities if so provided in the definitive documentation establishing such Facility. Each such prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Notwithstanding anything herein to the contrary, in connection with a refinancing in full of any Facility established hereunder, any Lender may, with the consent of the Borrower, elect to accept rollover Indebtedness in lieu of all or any part of such Lender’s applicable pro rata share of any prepayment of any Borrowing made pursuant to this Section 2.06.

(f)    Call Protection.
(i)    ~~In the event that, at~~At any time ~~prior to the Tranche B Maturity~~on or after the Sixth Amendment Funding Date, in the event that the Loan Parties shall (iA) prepay any Tranche B Loans ~~(other than pursuant to Section 2.06(c)(i) (solely to the extent such prepayment is made on account of one or more Designated Asset Dispositions permitted pursuant to Section 6.04(h) and does not result in the~~

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~~aggregate principal amount of the Tranche B Loans outstanding after giving effect to such prepayment to be less than $88,000,000), Section 2.06(c)(iv)~~ or~~, for the avoidance of doubt, Section 2.05(a) or 2.05(b)) or (iio~~r (B) effect any
Repricing Amendment (including, for the avoidance of doubt, pursuant to Section 2.18), ~~and, in each case, no Event of Default shall have occurred and be continuing immediately after giving effect to such prepayment,~~ the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, (~~A~~x) in the case of clause (iA) above, a prepayment premium equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans so prepaid, ~~provided that, notwithstanding the foregoing, in the case of any prepayment of Tranche B Loans under Section 2.06(b) made after the Second Amendment Effective Date (but only so long as (1) the aggregate principal amount of Tranche B Loans so prepaid shall not exceed the lesser of the Retained Net Proceeds and the Retained Net Proceeds Cap and (2) the aggregate principal amount of the Tranche B Loans outstanding after giving effect to such prepayment under Section 2.06(b) shall not be less than $88,000,000), the prepayment premium shall equal to 2.00% of the aggregate principal amount of the Tranche B Loans so prepaid, and (B~~and (y) in the case of clause (~~ii~~B) above, a fee equal to the Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans subject to such Repricing Amendment (such premium or fee referred to in clauses (~~A~~x) and (~~B)~~y), as applicable, the “~~Prepayment~~Repayment Premium”).

(ii)    ~~With respect to any prepayments of Tranche B Loans pursuant to Section 2.06(c)(i) solely to the extent such prepayment is made on account of one or more Designated Asset Dispositions permitted by Section 6.04(h), and, in each case, such prepayment does not result in the aggregate principal amount of Tranche B Loans outstanding after giving effect to such prepayment to be less than $88,000,000 and does not occur at time when an Event of Default shall have occurred and be continuing immediately after giving effect to such prepayment, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a prepayment premium equal to 2.00% of the aggregate principal amount of the Tranche B Loans so prepaid (such premium, the “Asset Sale Prepayment Premium”).~~[Reserved.]

(iii)    Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if ~~(x) an Event of Default shall have occurred and be continuing immediately after giving effect to any prepayment of Tranche B Loans, whether in whole or in part, made after the Second Amendment Effective Date or (y)~~ the Tranche B Loans are accelerated (including, without limitation, as the result of (x) failure to pay the outstanding Obligations (including, without limitation, any Repayment Fee) on the Tranche B Maturity Date or (y) the occurrence of any Event of Default or the commencement of any Insolvency Proceeding, whether pursuant to Section 7.02 or 7.03, by operation of law or otherwise), a fee equal to the

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Makewhole Amount plus the Repayment Fee Percentage, in each case, with respect to the aggregate principal amount of the Tranche B Loans ~~subject to such prepayment (determined in the case of acceleration,~~outstanding on the date of the acceleration will also be due and payable (it being agreed that the Makewhole Amount shall be determined as of the date of acceleration as if the aggregate principal amount of Tranche B Loans then outstanding were voluntarily prepaid or repaid on such date under Section 2.06(b) (but, in the case of any portion of such fee attributable to the definition of “Makewhole Amount”, determined disregarding any interest payments hereunder that are actually made by the Borrower after such date of acceleration~~), will also be due and payable and, in the case of acceleration, will be treated and deemed as though the Tranche B Loans were voluntary prepaid as of such date under Section 2.06(b~~) and shall constitute part of the Obligations for all purposes hereof (the ~~prepayment~~foregoing fee payable under this clause (f)(iii), the “Default ~~Prepayment~~Repayment Premium”), it being understood and agreed that the Default ~~Prepayment~~Repayment Premium shall be without duplication of any amounts payable under clause (f)(i)~~or    (f)(ii)~~        above.    The Default ~~Prepayment~~Repayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender ~~as a result of the early termination~~, and the Loan Parties agree that it is reasonable under the circumstances ~~currently~~ existing on the date of the Second Amendment and the date of the Sixth Amendment, and will be payable notwithstanding the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Tranche B Loans in any Insolvency Proceeding, any foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE DEFAULT ~~PREPAYMENT~~REPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (A) the Default ~~Prepayment~~Repayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Default ~~Prepayment~~Repayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction and the transactions contemplated by the Second Amendment for such agreement to pay the Default ~~Prepayment~~Repayment Premium, and (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.06(f)(iii).

(iv)    For the avoidance of doubt and notwithstanding anything to the contrary herein or in any other Loan Document, the proceeds of any Asset Disposition (including any Designated Asset Disposition) shall not be included in the definition of Consolidated EBITDA, Consolidated Net Income or Excess Cash Flow for any purposes hereunder or any other Loan Document.

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(g)    Notice. All payments made pursuant to Section 2.06(c) shall be preceded by prior written notice to the Administrative Agent, which notice shall specify, in the case of any prepayment pursuant to Section 2.06(c), shall specify the paragraph of Section 2.06(c) pursuant to which such prepayment is being made.

(h)	Option to Decline. Any mandatory prepayment required to be made pursuant to Section 2.06(c) may be declined in whole or in part by any Lender without prejudice to such Lender’s rights hereunder to accept or decline any future payments in respect of any mandatory prepayment by providing notice to the Administrative Agent no later than 5:00 p.m. one (1) Business Day (or such other later date acceptable to the Administrative Agent) prior to the date of such prepayment. If a Lender chooses not to accept payment in respect of a mandatory prepayment in whole or in part, the other Lenders that accept such mandatory prepayment shall have the option to share such proceeds on a pro rata basis (and if declined by all Lenders such declined proceeds shall be retained by the Loan Parties) on or before the date otherwise due hereunder; provided that, to the extent such mandatory prepayment is declined by all Lenders, such prepayment may be retained by the Borrower.

2.7	Interest.

(a)	Loans. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to it from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

(i)	Base Rate Loans. If such Loan is a Base Rate Loan, a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin for Base Rate Loans of the applicable Class, payable quarterly in arrears on the last Business Day of each calendar quarter and on the date such Base Rate Loan shall be paid in full.

(ii)	Eurodollar Loans. If such Loan is a Eurodollar Loan, a rate per annum equal to the Eurodollar Rate for the Interest Period applicable thereto plus the Applicable Margin for Eurodollar Loans of the applicable Class, payable in arrears on the last day of such Interest Period, and, in the case of Interest Periods of greater than three months, on each Business Day which occurs at three month intervals from the first day of such Interest Period.

(b)	Usury Recapture. In the event the rate of interest chargeable under this
Agreement at any time (calculated after giving effect to all items charged which constitute “interest” under applicable Legal Requirements, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Loans, the total amount of interest paid or accrued under the terms

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of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirements, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between
(i) the lesser of (A) the amount of interest which would have been charged on its Loans if the
Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Loans. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Legal Requirements, (A) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (B) exclude voluntary prepayments and the effects thereof, and (C) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(c)	Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the outstanding Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal balance of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.07 or (ii) in the case of any other amount, 2% per annum plus the rate applicable to Base Rate Loans as provided in Section 2.07(a)(i).

(d)	Interim Interest. Notwithstanding anything to the contrary herein, the
Borrower agrees to pay to each Tranche B Lender that shall have funded, in Dollars in immediately available funds, the full amount of its Tranche B Commitment to the Escrow Agent pursuant to the Escrow Agreement, interest on such amount accruing for the Closing Date (notwithstanding that such amount would not be made available for the account of the Borrower until the immediately succeeding Business Day) at the rate per annum that would have been applicable had such amount been outstanding on the Closing Date as a Base Rate Loan, and the Borrower hereby agrees that such interest shall be payable regardless of whether or not the Arranger provides the Escrow Agent direction to release any funds held by the Escrow Agent pursuant to the Escrow Agreement for the purpose of repaying the Existing Credit Facility.

2.8	Breakage Costs.

(a)    Funding Losses. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Loans, the Borrower hereby indemnifies, and agrees to indemnify, each Lender against any loss, out-of-pocket cost, or expense (other than any lost profit) actually incurred by such Lender as a result of any failure to

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fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including any such loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Eurodollar Loan to be made by such Lender as part of such Borrowing when such Eurodollar Loan, as a result of such failure, is not made on such date.

(b)	Prepayment Losses. If (i) any payment of principal of any Eurodollar
Loan is made other than on the last day of the Interest Period for such Loan as a result of any payment, prepayment, the acceleration of the maturity of the Obligations or for any other reason or (ii) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Loan on the date such payment is due and payable, the Borrower shall, within ten (10) Business Days of any written demand sent by the Administrative Agent on behalf of a Lender to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined by such Lender to be required to compensate such Lender for any additional losses, out of pocket costs, or expenses (other than any anticipated lost profits) actually incurred or suffered by such Lender as a result of such payment or nonpayment, including any such loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loans.
(c)    Assignment Losses. If any assignment of a Eurodollar Loan is made other than on the last day of the Interest Period for such Loan as a result of a request by the Borrower pursuant to clause (d) of Section 2.14, the Borrower shall, within ten (10) Business Days of any written demand sent by the Administrative Agent on behalf of the Lender that is the assignee thereof to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined by such Lender to be required to compensate such Lender for any additional losses, out-of-pocket costs, or expenses (other than any anticipated lost profits) actually incurred by such Lender as a result of such assignment, including any such loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

(d)	Certificate. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.08 shall be delivered to the Borrower and the Administrative Agent and shall be conclusive absent manifest error.

2.9	Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)	subject any Credit Party to any Taxes (other than (A) Indemnified
Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)	impose, modify or deem applicable any reserve, special deposit,

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compulsory loan, insurance charge or similar requirement against assets of, deposits or other liabilities with or in or for the account of, or advances, loans or other credit extended or participated in by, or any other acquisition of funds by, any Lender (except any reserve requirement reflected in the Eurocurrency Reserve Requirement); or

(iii)	impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.09 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)	Designation of Alternative Applicable Lending Office. Each Lender
agrees to use commercially reasonable efforts (consistent with its respective internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this Section 2.09 or Section

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2.11(a), would not subject such Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

2.10	Payments and Computations.

(a)	Payment Procedures. The Borrower shall make each payment under this
Agreement prior to the time expressly required hereunder (or, if no such time is expressly required, not later than 12:00 noon (New York time)) on the day when due to the Administrative Agent at the Administrative Agent Account in immediately available funds; provided that payments specified to be made directly to any Person, including payments pursuant to Sections 2.08, 2.09, 2.11 and 10.04, shall be made directly to the Persons entitled thereto. Each Loan shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments shall be made without setoff, deduction, or counterclaim. The Administrative Agent will, promptly after receipt by it of any payment for the account of any other Person, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds to the appropriate recipient.

(b)    Computations. All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Federal Funds Effective Rate or the Eurodollar Rate and of fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

(c)	Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(d)	Agent Reliance. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this paragraph (d) shall be conclusive, absent manifest error

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2.11	Taxes.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes except as required by any Legal Requirement. If any Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the relevant Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent and each Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Legal Requirements.

(c)	Indemnification by the Borrower. The Borrower shall indemnify the
Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)	Indemnification by the Lenders. Each Lender shall severally indemnify the
Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent

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shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)	Evidence of Payments. As soon as practicable after any payment of
Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)	Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the
Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g), with the exception of Section 2.11(g)(v)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(g)	Without limiting the generality of the foregoing, each Lender agrees to deliver to the Borrower and the Administrative Agent applicable forms, certificates or documents, including IRS Form W-9 (in the case of a Lender that is not a Foreign Lender), as may be required under the Code or other Legal Requirements as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax. Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)	two duly completed copies of IRS Form W-8BEN, W-8BEN-E or

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W-8IMY (with applicable attachments) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)	two duly completed copies of IRS Form W-8ECI,

(iii)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States of America with which the relevant payments are effectively connected and (y) two duly completed copies of IRS Form W-8BEN,
W-8BEN-E or W-8IMY (with applicable attachments),

(iv)	in the case of a Foreign Lender that is not the beneficial owner of payments made hereunder or under any other Loan Document (including a partnership of a participating Lender) (x) an IRS Form W-8IMY on behalf of itself and (y) the relevant form or forms prescribed in this Section 2.11(g) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; or

(v)	any other form prescribed by Legal Requirements as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by
Legal Requirements to permit the Withholding Agent to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by such Withholding Agent, (A) a certification signed by an authorized officer thereof and (B) other documentation prescribed by Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine whether such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.11(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(h)Treatment of Certain Refunds. If the Administrative Agent or any Lender
determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.11, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.11 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any such penalties, interest or other charges resulting from the gross negligence or willful misconduct of the Administrative Agent or such Lender as determined by a court of competent jurisdiction in a final and non-appealable judgment) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(i)	Defined Terms. For purposes of this Section 2.11, the term “Legal
Requirements” includes FATCA.

2.12	Sharing of Payments, Etc.. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations than the proportion received by any other Lenders, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, (C) any acceptance by any Lender of any rollover Indebtedness issued to such Lender in lieu of such Lender’s applicable pro rata share of any prepayment of any Borrowing made pursuant to Section 2.06 or (D) payments made pursuant to a court order. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such

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participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

2.13	Applicable Lending Offices. Each Lender may book its Loans at any Applicable
Lending Office selected by such Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Loans shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written notice to the Administrative Agent and the Borrower designate replacement or additional Applicable Lending Offices through which Loans will be made by it and for whose account repayments are to be made.

2.14	Replacement of Lenders. If (a) any Lender requests compensation under Section
2.09, (b) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, (c) any Lender becomes a Defaulting Lender or (d) any Lender has failed to consent to a proposed amendment, waiver, consent, discharge or termination that under Section 10.01 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Majority Lenders (or, in circumstances where Section 10.01 does not require the consent of the Majority Lenders, the Majority Facility Lenders of the affected Class) shall have granted their consent, then the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06 or pursuant to other procedures established by the Administrative Agent and the Borrower, which may include deemed assignment upon the assignee’s receipt of amounts owed to it under this Agreement), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from such Lender becoming a Defaulting Lender or from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder as a Lender (or as a Lender of a particular Class, as applicable), from the assignee or the Borrower, (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.

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2.15	Defaulting Lenders.

(a)	Voting. Notwithstanding anything to the contrary contained in this
Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 10.01.

(b)	Defaulting Lender Cure. If the Borrower and the Administrative Agent
agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16	[Reserved].

2.17	Loan Modification Offers.

(a)    Notwithstanding anything to the contrary in this Agreement, the Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such
Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s Assumption has been made; provided that the no Permitted Amendment relating to any Tranche B Loan shall become effective unless the aggregate principal amount of the Loans of the Accepting Lenders subject to the Permitted Amendment is greater than $10,000,000 or, if less, the aggregate principal amount of the Affected Class outstanding at the time of the Loan Modification Offer.

(b)	A Permitted Amendment shall be effected pursuant to a Loan
Modification Agreement executed and delivered by the Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents

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as shall be reasonably requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the provisions of this Section 2.17, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” or “Facility” of loans and/or commitments hereunder. The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.17.

2.18	Replacement Facilities.

(a)	At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to replace all or a portion of the Loans under any Class with one or more additional tranches of term loans under this Agreement (the “Replacement Loans”; each such replacement facility, a “Replacement Facility”); provided that (i) at the time of each such request and upon the effectiveness of each Replacement Facility Amendment, no Default or Event of Default has occurred and is continuing or shall result therefrom, (ii) on a pro forma basis after giving effect to the incurrence of such Replacement Loans (after giving effect to other permitted pro forma adjustment events and any permanent repayment of Debt after the beginning of the relevant determination period but prior to or simultaneous with such Borrowing), the Borrower shall be in compliance with the financial covenants set forth in Sections 6.15 and 6.16 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements shall have been (or shall have been required to be) delivered pursuant to Section 5.06 and (iii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by materiality, such representation shall be true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such Replacement Loans on and as of the date that such Replacement Loans are made, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date. Each tranche of Replacement Loans shall be in an integral multiple of $10,000,000 and be in an aggregate principal amount that is not less than $50,000,000 (or such lesser minimum amount approved by the Administrative Agent, acting pursuant to the direction of the Majority Lenders) and shall not exceed the principal amount of the Loans being replaced (plus the amount of fees, expenses and original issue discount incurred in connection with such Replacement Loans). The proceeds of any Replacement Loans shall be applied only to prepay the Loans of the Class which such Replacement Loans are replacing.

(b)	Any Replacement Loans (i) shall rank pari passu in right of payment

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(provided the Borrower may make optional prepayments of the Loans as set forth in Section 2.06(b)) and security with the Obligations in respect of the other Loans pursuant to the relevant Replacement Facility Amendment (which shall be reasonably satisfactory to the Administrative Agent), (ii) for purposes of mandatory prepayments, shall be treated substantially the same as (or, to the extent set forth in the relevant Replacement Facility Amendment, less favorably than) the Loans being replaced and (iii) other than amortization, maturity date and pricing (interest rate, fees, funding discounts and prepayment premiums) (as set forth in the relevant Replacement Facility Amendment) shall have the same terms (or, to the extent set forth in the relevant Replacement Facility Amendment, less favorable terms or more favorable terms (if such more favorable terms benefit all Lenders)) as the Loans being replaced, or such other terms as are reasonably satisfactory to the Administrative Agent and the Borrower; provided that (A) any Replacement Loans shall not have a final maturity date earlier than the date which is 91 days after the final scheduled maturity date of the Loans being replaced, (B) any Replacement Loans shall not have a weighted average life to maturity that is less than 91 days later than the remaining weighted average life to maturity of the then remaining Loans under the applicable Class, (C) principal of and interest on any Loans being replaced with Replacement Loans shall be paid in full on the Replacement Facility Closing Date for the applicable Replacement Loans and (D) the Loans of each Lender under the replaced Class shall be prepaid ratably. In addition, the terms and conditions applicable to any Replacement Facility may provide for additional or different covenants or other provisions that are agreed between the Borrower and the Lenders under such Replacement Facility and applicable only during periods after the then latest Maturity Date that is in effect on the date such Replacement Facility is issued, incurred or obtained or the date on which all non-refinanced Obligations (excluding Obligations in respect of any Hedging Arrangements and contingent reimbursement and indemnification obligations, in each case, which are not due and payable) are paid in full.

(c)	Any New Lender which elects to become a “Lender” under this
Agreement in connection with any transaction described in Section 2.18(a) shall execute a New Lender Supplement, whereupon such New Lender shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(d)	Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Replacement Loans. Each Replacement Facility shall become effective pursuant to an amendment (each, a “Replacement Facility
Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Lenders (including any New Lenders) providing the Replacement Loans and the Administrative Agent. No Replacement Facility Amendment shall require the consent of any Lenders or any other Person other than the Borrower, the Administrative Agent and the Lenders party to such Replacement Facility Amendment. No Lender shall be obligated to provide any Replacement Loans, unless it so agrees. Commitments in respect of any Replacement Loans shall become Commitments under this Agreement. A Replacement Facility Amendment may, without the consent of any other Lenders or any other Person, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including to provide for class voting

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provisions applicable to the Lenders providing the applicable Replacement Loans on terms comparable to the provisions of Section 9.02(b)). The effectiveness of any Replacement Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Lenders party thereto, be subject to the satisfaction or waiver on the date thereof (each, a “Replacement Facility Closing Date”) of each of the conditions set forth in Section 2.18(a). To the extent reasonably requested by the Administrative Agent, the effectiveness of a Replacement Facility Amendment may be conditioned on the Administrative Agent’s receipt of (i) all documentation and other information with respect to the New Lender(s) that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, and (ii) customary legal opinions, board resolutions and officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Article III, with respect to the Borrower and the other Loan Parties. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Section 2.18.
2.19    Tax Treatment.
(a)    The Borrower, the Lenders and the Administrative Agent each agree that the Loan is intended to be treated as debt for U.S. federal income tax purposes. The inclusion of this Section 2.19 is not an admission by any lender that it is subject to U.S. taxation.
(b)    The Borrower, the Lenders and the Administrative Agent each agree that the Loan as outstanding for all periods prior to the Funding Conditions Satisfaction Date (as defined in the Sixth Amendment) is a contingent payment debt instrument governed by the rules set forth in Treasury Regulations Section 1.1275-4. The Borrower shall provide the Lenders with a schedule setting forth the comparable yield and projected payment schedule within 30 days after the Closing Date; provided that such schedule shall be subject to the Lenders’ review and comments, such comments to be provided to the Borrower within 30 days of the receipt of the schedule. The Borrower and the Lenders shall discuss in good faith the Lenders’ comments and seek to agree on a binding projected payment schedule; provided however if the Borrower and Lenders are unable to agree within 30 days of the Borrower’s receipt of the Lenders’ comments, each party shall be entitled to proceed with its tax reporting obligations as contemplated by the applicable Treasury Regulations.
(c)    The Borrower, the Administrative Agent and the Lenders agree to treat (i) the issuance of Equity Interests pursuant to the Subscription Agreement, the value of which will be calculated by reference to the closing price of such Equity Interests on the Closing Date (as defined in the Subscription Agreement), taking into account the 19.9% dilution that results from such issuance, as a “positive adjustment” (within the meaning of Regulations Section 1.1275-4) to the projected payment schedule of the Old Loan described in Section 2.19(b) and otherwise as interest for all relevant U.S. federal income tax purposes; (ii) the First Amendment as being a “significant modification” of the Original Tranche B Loans within the meaning of Regulations Section 1.1001-3(e), and thus for U.S. federal income tax purposes resulting in a deemed exchange of the ~~existing~~Original Tranche B Loans as outstanding immediately prior to the

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effectiveness of the First Amendment (collectively, the “Old Loan”) for a new debt instrument (the “New Loan”); and (iii) the New Loan as a contingent payment debt instrument governed by the rules set forth in Regulations Section 1.1275-4, for which the Borrower shall provide the Lenders with a schedule setting forth the comparable yield and projected payment schedule for the New Loan within 15 days after the First Amendment Effective Date; provided that such schedule shall be subject to the Lenders’ review and comments, such comments to be provided to the Borrower within 15 days of the receipt of the schedule. The Borrower and the Lenders shall discuss in good faith any Lender comments and seek to agree on a binding projected payment schedule; provided, however, that if the Borrower and the Lenders are unable to agree within 30 days of the Borrower’s receipt of the Lenders’ comments, each party shall be entitled to proceed with its tax reporting obligations as contemplated by the applicable Regulations.

(d)    The Borrower, the Administrative Agent and the Lenders agree to treat (i)
the Sixth Amendment as being a “significant modification” of the Original Tranche B Loans within the meaning of Treasury Regulations Section 1.1001-3(e), and thus for U.S. federal income tax purposes resulting in a deemed exchange of the Original Tranche B Loans as outstanding immediately prior to the Funding Conditions Satisfaction Date (as defined in the Sixth Amendment) for a new debt instrument and (ii) such new debt instrument as not being a contingent payment debt instrument governed by the rules set forth in Treasury Regulations Section 1.1275-4.

(e)    ~~(d)~~ The Borrower, the Lenders and the Administrative Agent shall adhere to this Agreement for U.S. federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent with this Section 2.19.

ARTICLE III
CONDITIONS OF LENDING
3.1    Initial Loans. The agreement of each Tranche B Lender to make the Original
Tranche B Loans requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Original Tranche B Loans, of the following conditions precedent, provided that the requirements of this Section 3.01 shall not apply to matters referred to in Section 5.14:

(a)    Documentation. The Administrative Agent shall have executed a counterpart of this Agreement and shall have received the following:

(i)    executed counterparts of this Agreement from (A) the Borrower and each other Loan Party and (B) each of the Lenders;
(ii)    executed counterparts of the Intercreditor Reaffirmation from each of the parties thereto;

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(iii)    executed counterparts of the Security Documents to be executed and delivered on the Closing Date from each of the parties thereto;
(iv)    a certificate dated the Closing Date from a Responsible Officer of the Borrower stating that all representations and warranties of the Loan Parties set forth in Article IV are true and correct as of the Closing Date in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects);
(v)    a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Organizational Documents of such Loan Party, including all amendments thereto, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, certified by the Secretary of State (or equivalent Governmental Authority) of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or Persons performing similar functions) of such Loan Party authorizing the Transactions to be entered into by such Loan Party and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or Notices of Borrowing;
(vi)    a certificate of another officer of each Loan Party dated the Closing Date and certifying as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (v) above;
(vii)    certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each Loan Party in the jurisdiction of its incorporation or formation;
(viii)    a certificate from a Financial Officer of the Borrower dated the Closing Date and addressed to the Administrative Agent and each of the Lenders party hereto, which shall be in form and in substance reasonably satisfactory to the Administrative Agent, certifying that the Borrower and its Subsidiaries, taken as a whole, after giving effect to the Original Tranche B Loans contemplated to be made under this Agreement and the other transactions contemplated hereby and thereby, are Solvent;
(ix)    an opinion reasonably acceptable to the Administrative Agent, dated the Closing Date, of Cravath, Swaine & Moore LLP, special counsel to the Loan Parties;

(x)    opinions reasonably acceptable to the Administrative Agent, in each case dated the Closing Date, from local counsel located in each of Delaware, Texas, Oklahoma, Louisiana, Pennsylvania and Vermont;
(xi)    the Perfection Certificate, dated as of the Closing Date and executed by a Responsible Officer of the Borrower; and

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(xii)    executed copies of the definitive ABL Documents (and all amendments, supplements, waivers, consents and all other modifications to such ABL Documents since August 7, 2013), in each case as in effect on the Closing Date.
(b)    Amended Quarterly Reports. The Borrower shall have publicly filed with the SEC the Borrower’s amended Quarterly Report on Form 10-Q with respect to the quarterly period ended June 30, 2014 and the Borrower’s Quarterly Report on Form 10-Q with respect to the quarterly period ended September 30, 2014.
(c)    Patriot Act Disclosures. No later than five (5) Business Days prior to the Closing Date, the Administrative Agent, on behalf of itself and the Lenders party hereto, shall have received all documentation and other information that the Administrative Agent or any such Lender shall have requested in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent such documentation and other information shall have been requested ten (10) Business Days in advance of such date.
(d)    Payment of Fees and Expenses. The Lenders and the Administrative Agent shall have received, or shall substantially concurrently with the making of the Original Tranche B Loans receive, all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Original Tranche B Loans and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.
(e)    Lien Searches. If requested by the Administrative Agent, the Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.01 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.
(f)    Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received, or shall substantially concurrently with the making of the Original Tranche B Loans receive, (i) the certificates representing the Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(g)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with

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respect to Liens expressly permitted by Section 6.01), shall be in proper form for filing, registration or recordation.
(h)    ABL Facility. The ABL Credit Agreement shall have been amended as required in connection with this Agreement and such amendment shall be satisfactory to the Administrative Agent and the Majority Lenders in their reasonable discretion.
(i)    Existing Credit Facility. Prior to, or substantially concurrently with the making of the Original Tranche B Loans, all amounts outstanding under the Existing Credit Facility shall have been repaid in full and the commitments thereunder shall have been terminated and all Liens securing such Debt shall have been terminated, on terms and conditions reasonably satisfactory to the Administrative Agent and the Arranger.
(j)    Minimum Consolidated EBITDA. The Consolidated EBITDA for the four fiscal quarter period ended September 30, 2014 shall not be less than $83,000,000.
(k)    Board Report. The Arranger shall have been informed of the conclusions of the report of the causes of the restatement of the Borrower’s earnings commissioned by the Borrower’s Board of Directors, and the Arranger shall be satisfied, in its sole discretion, with the conclusions of such report.
3.2    Conditions Precedent to each Loan. The obligation of the Lenders to make any Loan (other than any Additional Tranche B Loan) shall be subject to the following conditions precedent:

(a)    Representations and Warranties. The representations and warranties of the Loan Parties contained in Article IV and in each other Loan Document shall be true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects) on and as of the date of the making of such Loans, both before and after giving effect thereto, except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects) as of such earlier date; and

(b)    No Default. No Default shall have occurred and be continuing or would result from the making of such Loans.

ARTICLE IV

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REPRESENTATIONS AND WARRANTIES
Each Loan Party jointly and severally represents and warrants as of the Closing Date, and as of each other date that any Loan (other than any Additional Tranche B Loan) is made hereunder, as follows:

4.1    Existence. Each of the Borrower and its Subsidiaries is duly organized, validly existing, and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be in good standing and so qualified could reasonably be expected to have a Material Adverse Effect.

4.2    Power and Authority. Each of the Loan Parties has the requisite organizational power and authority to (a) own its assets and carry on its business and (b) execute, deliver and perform the Loan Documents to which it is a party and to consummate the Transactions. Each of the Loan Parties has all requisite governmental licenses, authorizations, consents and approvals to own its assets and carry on its business, except where the failure to obtain any such licenses, authorizations, consents and appraisals could not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

4.3    No Contravention. The execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party and the consummation of the Transactions (a) have been duly authorized by all necessary organizational action on the part of such Loan Party, (b) do not and will not (i) contravene the terms of such Loan Party’s Organizational Documents, (ii) violate any Legal Requirement, or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and Liens created under the ABL Documents) under, (A) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (b)(ii) and (b)(iii) above, to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4    Authorizations and Approvals. No authorization, approval, consent, exemption, or other action by, or notice to or filing with, any Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Agreement or the other Loan Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (a) such as have been obtained or made and are in full force and effect, (b) filings necessary to perfect (or maintain perfection of) Liens created under the Loan Documents and (c) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents (including to release existing Liens on the Collateral or to

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comply with requirements to perfect, and/or maintain the perfection of, Liens created under the Loan Documents).

4.5    Enforceable Obligations. This Agreement has been, and each other Loan
Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity.

4.6    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date of the balance sheet included therein and the results of operations of the Borrower and its Subsidiaries for the period covered thereby in accordance with GAAP, and (iii) to the extent required by GAAP, disclose all material Debt and other liabilities (contingent or otherwise), including liabilities for Taxes, of the Borrower and its Subsidiaries as of the date thereof.
(b)    The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date of the balance sheet included therein and the results of operations of the Borrower and its Subsidiaries for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to year-end audit adjustments.
(c)    The unaudited pro forma condensed consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of September 30, 2014 (the “Pro Forma Balance Sheet”), copies of which have heretofore been made available to each Lender, have been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be incurred on or about the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly, in all material respects, on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as of September 30, 2014, assuming that the events specified in the preceding sentence had actually occurred at such date.
(d)    Since December 31, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the business, results of operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, take as a whole, except to the extent any such event or circumstance is disclosed in public filings made by the Borrower with the SEC since such date but prior to the Closing Date (in each case, including any such disclosure in respect of

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the nature, magnitude or consequences of such change or event, but excluding any disclosures set forth in the risk factor section or any other section of any such filing to the extent they are cautionary, predictive or forward-looking in nature).

4.7    True and Complete Disclosure. Each Loan Party has disclosed to the
Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it (other than matters of general economic or industry nature or otherwise not specific to the Borrower and its Subsidiaries), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (a) any written or formally presented information (other than the Projections and information of general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or (b) any report, financial statement or other written or formally presented information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant to the Loan Documents, when taken as a whole and as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, with respect to projected financial information (including the Projections and any projections delivered pursuant to Section 5.06(d)), the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that actual results may vary materially from the projected financial information).

4.8    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of a Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any of its Subsidiaries or against any of its or their properties or revenues that (a) pertain to this Agreement, any other Loan Document or any of the Transactions or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except in each case for actions, suits, proceedings, claims or disputes disclosed in public filings made by the Borrower with the SEC prior to the Closing Date (in each case, including any such disclosure in respect of the nature, magnitude or consequences of matters, but excluding any disclosures set forth in the risk factor section or any other section of any such filing to the extent they are cautionary, predictive or forward-looking in nature) or arising from or relating to any restatement of the Borrower’s consolidated financial statements for the quarterly periods ended March 31, 2014 or June 30, 2014.

4.9    Compliance with Laws.

(a)    None of the Borrower, any of its Subsidiaries or any of their respective material properties is in violation of, nor will the continued operation of their material properties as currently conducted violate, any Legal Requirement (including any Environmental Law) or is in default with respect to any judgment, writ, injunction, decree or order of any

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Governmental Authority, in either case where such violation or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)	None of the Borrower or any of its Subsidiaries is in violation of the
FCPA, the Currency and Foreign Transactions Reporting Act of 1970 or any related or similar rules or regulations issued, administered or enforced by any Governmental Authority that are applicable to it, or any Anti-Corruption Laws, and, to the knowledge of the Loan Parties, no director, officer or employee of the Borrower or any of its Subsidiaries is subject to any United States sanctions administered by OFAC, in each case where such violation or sanctions could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)	The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance in all material respects with Anti-Corruption Laws.

(d)	Neither the Borrower or any of its Subsidiaries, nor, to the knowledge of the Borrower or any of its Subsidiaries, any of their respective directors, officers and employees, (i) is a Designated Person, (ii) in the case of the Borrower and its Subsidiaries, is a Person that is owned or controlled by a Designated Person, (iii) in the case of the Borrower and its Subsidiaries, is located, organized or resident in a Sanctioned Country or (iv) in the case of the Borrower and its Subsidiaries, is directly or indirectly engaged in any dealings or transactions with any Designated Person, (B) in any Sanctioned Country or (C) otherwise in violation of Sanctions.

4.10    No Default.

(a)	None of the Borrower or any of its Subsidiaries is violating or in default under any agreement or instrument to which it is a party, where such violation or default has resulted in, or could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

(b)	No Default has occurred and is continuing.

(c)	No Default (as defined in the ABL Credit Agreement on the date hereof)
has occurred and is continuing as of the Closing Date under the ABL Credit Agreement.

4.11    Subsidiaries; Corporate Structure. Schedule 4.11 sets forth, as of the Closing
Date, (i) a list of all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of formation and the outstanding Equity Interests therein and the percentage of each class of such Equity Interests owned by the Borrower and its Subsidiaries, and (ii) an indication of such Subsidiaries of the Borrower that are Guarantors. The Equity Interests indicated as owned (or to be owned) by the Borrower and its Subsidiaries on Schedule 4.11 are fully paid and non-assessable, to the extent such concept is applicable thereto.

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4.12    Condition of Properties.
(a)    Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all real property material to the conduct of its business, except for such minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and except for Permitted Liens.

(b)    Each of the Borrower and its Subsidiaries has complied with all obligations under all material leases with respect to real property to which it is a party, all such leases are in full force and effect and the Borrower or such Subsidiary enjoys peaceful and undisturbed possession under all such leases, in each case except to the extent any failure of any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13    Environmental Condition. Except as set forth on Schedule 4.13 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)	The Borrower and its Subsidiaries (i) have obtained all Environmental
Permits necessary for the ownership and operation of their respective properties and the conduct of their respective businesses as currently conducted; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received written notice alleging that the Borrower or any of its Subsidiaries is in violation of any Environmental Law or Environmental Permit; and
(iv) are not subject to any actual or, to their knowledge, contingent Environmental Claim.

(b)	None of the present or, during the period of ownership and operation by the Borrower or its Subsidiaries, previously owned or operated properties of the Borrower or any of its present or former Subsidiaries, wherever located, (i) has been placed on or, to their knowledge, proposed to be placed on the National Priorities List, CERCLIS, or their state or local analogs, nor has the Borrower or any of its Subsidiaries been otherwise notified in writing of the designation, listing or identification of any property of the Borrower or any of its Subsidiaries as a potential site requiring removal, remediation, cleanup, closure, restoration, reclamation, or other response activity (“Response”) under any Environmental Laws (except as such activities may be required by permit conditions); or (ii) has been the site of any Release of Hazardous Material from present or past operations which has caused at the site or at any third party site any condition that has resulted in or could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Borrower or any of its Subsidiaries; and none of the Borrower or any of its Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Material to any third party site that could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Borrower or any of its Subsidiaries.

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4.14	Insurance.

(a)	Schedule 4.14 sets forth a true and complete list of all insurance maintained by the Borrower and its Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid to the extent due.

(b)	The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower or any of its Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and its Subsidiaries operate; provided that the Borrower and its Subsidiaries may self-insure up to the same extent as such other companies.

4.15    Taxes. In accordance with the tax laws, regulations, official pronouncements and practices of each tax jurisdiction, the Borrower and each of its Subsidiaries have filed or are in the process of filing all Federal, state and other tax returns and reports required to be filed, and have paid or will pay, before the same shall become in default, all Federal, state and other Taxes, except (a) those which are being contested or extended in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect.

4.16	ERISA Compliance.

(a)	The Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and other Legal Requirements published thereunder.

(b)	Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or may rely upon an opinion letter for a prototype plan letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan, except as could not reasonably be expected to result in a material liability of the Borrower or any of its ERISA Affiliates.

(c)	(i) No ERISA Event has occurred or is reasonably expected to occur that,

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when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates; (ii) no Pension Plan had any Unfunded Pension Liability as of the last annual valuation date applicable thereto, except as could not reasonably be expected to result in a material liability of the Borrower or any of its ERISA Affiliates; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except as could not reasonably be expected to result in a material liability of the Borrower or any of its ERISA Affiliates.

(d)	Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i)	any employer contributions and, to the knowledge of each Loan
Party, any employee contributions, in each case required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

(ii)    the fair market value of the assets of each Foreign Plan required by law to be funded, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

(iii)	each Foreign Plan required to be registered has been registered and, to the knowledge of the Loan Parties, has been maintained in good standing with applicable regulatory authorities.

4.17	Security Interests.

(a)	The Security Agreement is effective to create in favor of the
Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable

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UCC, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable UCC, in each case prior in right to any other Lien, other than, subject to the Intercreditor Agreement, Permitted Liens.

(b)	The Intellectual Property Security Agreements are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreements) and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC and the Intellectual Property Security Agreement are recorded with the United States Patent and Trademark Office or the United States Copyright Office, the Administrative Agent shall have fully perfected Liens on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the recordation of the Intellectual Property Security Agreements with such Offices, in each case prior in right to any other Lien, other than, subject to the
Intercreditor Agreement, Permitted Liens that have priority as matter of Legal Requirement (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Collateral acquired by the Loan Parties after the Closing Date).

(c)    When Collateral (to the extent such Collateral constitutes an instrument or certificated security under the applicable UCC) is delivered to the Administrative Agent and financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC, the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior in right to any other Lien, other than the Permitted Liens that have priority as matter of Legal Requirement.

(d)	Each Mortgage, upon execution and delivery thereof by the parties thereto, will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien in the Mortgaged Property subject thereto and, when appropriate filings or registrations are made as specified in such Mortgage, the Administrative Agent shall have a fully perfected Lien on all right, title and interest of the mortgagor thereunder in such Mortgaged Property, prior in right to any other Lien, other than, subject to the Intercreditor Agreement, Permitted Liens that have priority as matter of Legal Requirement.

(e)    When Account Control Agreements are entered into by the Administrative
Agent (or, so long as the Intercreditor Agreement is in effect and the ABL Representative is acting as agent for the Administrative Agent pursuant thereto for purposes of establishing control (as such term is defined in Section 9-104 of Article 9 of the UCC) over such Collateral, the ABL Representative), the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the

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Loan Parties in deposit accounts and securities accounts subject thereto and, subject to Section 9-315 of the applicable UCC, the proceeds thereof, as security for the Obligations, in each case to the extent security interests in such Collateral can be perfected by the execution of Deposit Account Control Agreements and prior in right to any other Liens, other than, subject to the Intercreditor Agreement, Permitted Liens that have priority as matter of Legal Requirement.

4.18	Labor Relations. There (a) is no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Borrower, threatened against any of them, before the National Labor Relations Board, (b) is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Borrower, threatened against any of them before the National Labor Relations Board, and (c) are no strikes, lockouts, slowdowns or stoppage against the Borrower or any of its Subsidiaries pending or, to the knowledge of any Responsible Officer of the Borrower, threatened, in each case where any of the foregoing could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except where the failure to do the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is a party.

4.19    Intellectual Property. The Borrower and each of its Subsidiaries own or are licensed or otherwise have full legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person with respect thereto, except where the absence of such rights or the presence of such conflicts could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.20    Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

4.21    Margin Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin

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stock (within the meaning of Regulation U of the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.

4.22    Investment Company Act. Neither the Borrower nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

4.23    Use of Proceeds.
(a)    The proceeds of the Original Tranche B Loans shall be used to pay outstanding obligations of the Borrower and its Subsidiaries under the Existing Credit Facility and fees and expenses relating to the Transactions, to provide working capital and for other general corporate purposes of the Borrower and its Subsidiaries.
(b)    The proceeds of the Additional Tranche B Loans shall be used by the Borrower and its Subsidiaries solely (i) for general working capital and other general corporate purposes of the Borrower and its Subsidiaries and (ii) to pay transaction fees, costs, and expenses incurred in connection with the Sixth Amendment.

4.24    Foreign Assets Control Regulations, Etc.. No part of the proceeds of the Loans will be used, directly or indirectly, (a) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or (b) for the purpose of directly or indirectly financing the activities of any Person subject to any United States sanctions administered by OFAC.

4.25	Regulation H. Other than any Mortgaged Property with respect to which the
Borrower has delivered (or caused to be delivered) customary “flood documentation” consistent with the documentation referred to in Section 3.01(a)(xii), no Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

ARTICLE V AFFIRMATIVE COVENANTS
From and after the Closing Date, so long as the Loans or any amount (other than contingent obligations as to which no claim has been made) under any Loan Document shall remain unpaid or any Lender shall have any Commitment, each Loan Party shall, and shall cause each of its Subsidiaries to:

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5.1	Preservation of Existence, Etc.. Except as permitted by Section 6.03 or 6.04, (a)
preserve, renew and maintain in full force and effect its legal existence and (to the extent the concept is applicable in such jurisdiction) good standing under the Legal Requirements of the jurisdiction of its formation, (b) take all reasonable action to obtain, preserve, renew, extend, maintain and keep in full force and effect all rights, privileges, permits, licenses, authorizations and franchises necessary or desirable in the normal conduct of its business, and (c) qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties, except, in the case of clauses (b) and (c), where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.2	Compliance with Laws, Etc..

(a)	Comply with all Legal Requirements (including Environmental Laws,
ERISA, the USA Patriot Act, Anti-Corruption Laws, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) applicable to it or to its business or property, except in such instances in which such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted and except where failure so to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)	Maintain policies and procedures designed to promote and achieve compliance in all material respects with Anti-Corruption Laws; and

(c)    Maintain appropriate controls and safeguards in place designed to prevent any proceeds of any Loan from being used in violation of any Anti-Corruption Laws.
5.3    Maintenance of Property. Except as permitted by Section 6.03 or 6.04, maintain and preserve all property material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and keep such property in all material respects in good repair, working order and condition, ordinary wear and tear excepted.

5.4	Maintenance of Insurance.

(a)	Maintain with financially sound and reputable insurance companies not
Affiliates of the Borrower or any of its Subsidiaries insurance with respect to its properties (including Mortgaged Properties) and business in such amounts, with such coverages and deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower and its Subsidiaries operate; provided that the Borrower and its Subsidiaries may self-insure up to the same extent as such other companies.

(b)	(i) Subject to the Intercreditor Agreement, cause all property insurance policies covering any Collateral maintained by any Loan Party to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement in favor of the Administrative Agent or name the Administrative Agent as loss payee, in each case in form and

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substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to a Loan Party under such policies directly to the Administrative Agent, (ii) cause each such policy to provide that it shall not be canceled, modified or not renewed upon less than thirty (30) days’ (or, in the case of any of the foregoing resulting from failure to pay premiums, upon less than ten (10) days’) (or, in each case, such shorter number of days as may be agreed to by the Administrative Agent) prior written notice thereof by the insurer to the Administrative Agent, (iii) deliver to the Administrative Agent, upon the cancellation, modification or nonrenewal of any such policy of insurance, a certificate of coverage under any renewal or replacement policy, and (iv) cause all liability insurance policies (other than policies with respect to worker’s compensation and other policies where such designation is not customary) maintained by any Loan Party to name the Administrative Agent as an additional insured.

(c)	If at any time the area in which any Mortgaged Property is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

5.5    Payment of Taxes. Pay and discharge as the same shall become due and payable all Taxes imposed upon it or upon its income or profits or in respect of its property, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Person or
(b)the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.6	Reporting Requirements. In the case of the Borrower, deliver to the
Administrative Agent and, in the case of clause (h) or (i) below, the applicable Lender:

(a)	Audited Annual Financials. Within ninety (90) days after the end of any fiscal year, copies of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related audited consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, and the notes thereto, setting forth in each case in comparative form the audited consolidated figures as of the end of and for the previous fiscal year, all prepared in accordance with GAAP and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing or otherwise reasonably acceptable to Administrative Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the end of such fiscal year and their consolidated results of operations and cash flows for such fiscal year in conformity with GAAP (or words substantially similar to the foregoing) and that the

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examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)	Quarterly Financials. Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of operations and cash flows for such fiscal quarter (in the case of such statement of operations) and for the portion of the Borrower’s fiscal year then ended, and setting forth in comparative form the consolidated figures for the corresponding fiscal quarter of the previous fiscal year or the corresponding portion of the previous fiscal year, as applicable, all certified by a Financial Officer of the Borrower as fairly presenting, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the end of such fiscal quarter, their consolidated results of operations for such fiscal quarter and their consolidated cash flows for such portion of the Borrower’s fiscal year in conformity with GAAP (or words substantially similar to the foregoing), subject only to year-end audit adjustments and the absence of footnotes;

(c)	Compliance Certificates. (i) Concurrently with the delivery of the financial statements referred to in Section 5.06(a), a certificate of the independent registered public accounting firm rendering the report thereon stating whether, in connection with their audit examination, any condition or event has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements and, if such a condition or event has come to their attention, specifying in reasonable detail the nature and period, if known, of existence thereof (which certificate may be limited to the extent required by accounting rules and guidelines), provided that, unless such certificate is delivered under the ABL Documents, the Borrower shall not be required to deliver such certificate if, notwithstanding its commercially reasonable efforts to have obtained such certificate, it is unable to obtain it by date of the delivery of the financial statements referred to in Section 5.06(a), and (ii) concurrently with the delivery of the financial statements referred to in Sections 5.06(a) and 5.06(b), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower, which shall, among other things, (A) state whether any change (other than any change set forth in the notes to such financial statements) in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under Section 5.06(a) or 5.06(b) (or, prior to the first such delivery, referred to in Section 4.06) and, if any such change has occurred, setting forth in reasonably detail such change and (B) in the case of any such Certificate delivered concurrently with the delivery of the financial statements referred to in Section 5.06(a), set forth a reasonably detailed calculation of Excess Cash Flow for the applicable fiscal year;

(d)	Projections. Within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2014, a certified copy of the Borrower’s forecasted consolidated (and, if reasonably requested by the Administrative Agent, consolidating by operating segment) (i) balance sheet, (ii) profit and loss statement, (iii) cash flow statement and (iv) capitalization statement, in each case as of the last day of or for

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each of the two fiscal years immediately following the end of such fiscal year, together with appropriate supporting details and a statement of underlying assumptions in a format consistent with the Projections and otherwise reasonably acceptable to the Administrative Agent;

(e)	Supplemental Perfection Certificate and Other Collateral Matters.
Concurrently with the delivery of the financial statements referred to in Section 5.06(a) and 5.06(b), a duly completed Supplemental Perfection Certificate signed by a Responsible Officer of the Borrower;

(f)	Securities Law Filings and other Public Information. Promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, periodic and special reports and registration statements which the Borrower files with the SEC under Section 13 or 15(d) of the Exchange Act or with any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g)	Press Releases. To the extent not otherwise provided for herein, as soon as available, any press release or other public announcement or statement by the Loan Parties;

(h)	Patriot Act. Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(i)	Other Information. Such other information respecting the business, properties or Collateral, or the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant this Section 5.06 may be delivered electronically and, in the case of Sections 5.06(a), 5.06(b), 5.06(f) and 5.06(g) shall be deemed to have been delivered if such documents, or one or more annual, quarterly or other reports or filings containing such documents (including, in the case of certifications required pursuant to Section 5.06(b), the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), (i) shall have been posted or provided a link to on the Borrower’s website on the Internet at the website at http://www.willbros.com, (ii) shall be available on the website of the SEC at http://www.sec.gov or (iii) shall have been posted on the Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall not have an obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower represents that it is subject to periodic reporting requirements under the Securities Exchange Act of 1934, and, accordingly, the Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) (each, a “Public Lender”). If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Borrower, its Subsidiaries or their securities for purposes of United States Federal and State securities laws. The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07). The Borrower shall not be entitled to request that any material be posted to Public-Siders unless the Borrower has represented to the Administrative Agent (if requested by the Administrative Agent, in writing) that such materials do not constitute material non-public information within the meaning of the federal securities laws.

5.7	Other Notices. In the case of the Borrower, deliver to the Administrative Agent:
of Default;
(a)    Defaults. Prompt written notice of the occurrence of any Default or Event

(b)    Litigation. Prompt written notice of the filing or commencement of, or receipt of any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any of its Subsidiaries, or any material development in any such action, suit, proceeding, that, in either case, could reasonably be expected to result in a liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

(c)	¶ERISA Events. Prompt written notice of the occurrence of any ERISA
Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

(d)	Environmental Notices. Promptly upon receipt thereof, a copy of any form of written notice, summons, material correspondence or citation received from any Governmental Authority or any other Person, (i) concerning material violations or alleged violations of Environmental Laws, which seeks or threatens to impose liability on the Borrower or its Subsidiaries therefor, (ii) alleging liability for any material action or omission

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on the part of the Borrower or any of its Subsidiaries in connection with any Release of Hazardous Material, (iii) providing any written notice of potential responsibility or liability under any Environmental Law or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Borrower or any of its Subsidiaries, or any of their leased or owned material property, wherever located, in each of cases (i) through (iv) that, individually or in the aggregate, could reasonably be expected to result in a liability of the Borrower or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

(e)	Information Regarding Loan Parties. Written notice of any change since the Closing Date in the legal name, corporate structure, jurisdiction of organization or formation or organizational identification number of any Loan Party within thirty (30) days after the occurrence thereof (or such longer period as may be agreed to by the Administrative Agent in its discretion);

(f)	Material Changes. Prompt written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(g)	Mandatory Prepayment Events. Prompt written notice of the occurrence of (i) any Asset Disposition or Event of Loss with respect to which the Borrower is required to make a mandatory prepayment or an offer to prepay or make a deposit in the WAPCo Settlement Account pursuant to Section 2.06(c)(i) and (ii) any incurrence or issuance of any Debt with respect to which the Borrower is required to make a mandatory prepayment pursuant to Section 2.06(c)(ii); and

(h)	ABL Documents. Within five (5) Business Days after the effective date thereof, a copy of each material amendment or modification to or waiver of a default under the ABL Documents.

Each notice pursuant to this Section shall be accompanied, where applicable, by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto. Each notice pursuant to Section 5.07(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Documents required to be delivered pursuant to this Section 5.07 shall be posted by the Administrative Agent on IntraLinks/IntraAgency or another relevant website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the

Administrative Agent), and the Administrative Agent shall promptly notify each Lender of such posting.

5.8    Books and Records; Inspection. (a) Keep proper records and books of account in which full, true and correct entries will be made in accordance with GAAP (giving effect to materiality concepts embodied therein) and in material conformity with all Legal Requirements, reflecting all material financial transactions and matters involving the assets and business of the

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Borrower and its Subsidiaries, and (b) permit representatives and independent contractors of the Administrative Agent to (i) visit and inspect any of its properties, (ii) examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iii) discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (in the presence of the Borrower, unless an Event of Default shall have occurred and is continuing), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Loan Party or Subsidiary; provided that the Loan Parties shall be responsible for such expenses not more than two (2) times per year unless an Event of Default has occurred and is continuing, in which case the Loan Parties shall be responsible for all such expenses with respect to any such visit or examination commenced during the continuance of such Event of Default.

5.9	Agreement to Grant Acceptable Security Interest.

(a)    Cause each Loan Party to grant to the Administrative Agent an Acceptable Security Interest in any property of such Person now owned or hereafter acquired, other than the Excluded Property.

(b)    Without limiting the generality of Section 5.09(a), upon the acquisition by any Loan Party after the Closing Date of (i) any fee interest in any real property or (ii) any other material property, in each case other than any Excluded Property and other than any such property in which the Administrative Agent shall already have an Acceptable Security Interest, the Borrower shall, all at the expense of the Borrower, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) after such acquisition:

(i)	furnish to the Administrative Agent a reasonably detailed
description of the property so acquired;

(ii)	cause the applicable Loan Party to execute and deliver to the
Administrative Agent one or more Security Documents (including, in the case of any such fee interest in real property, a Mortgage), to file financing statements under the applicable UCC and to take all such further action as may reasonably be requested by the Administrative Agent in order to create an Acceptable Security Interest in such property; and

(iii)    together with any Mortgage delivered pursuant to clause (ii) above, deliver the items referred to in Sections 3.01(a)(xii) and 5.14.

(c)	Cause each Loan Party to provide to the Administrative Agent such information with respect to aircraft, motor vehicles, certificated equipment and other assets of the Loan Parties subject to certificates of title as the Administrative Agent may reasonably request from time to time and, in the event that the book value, determined as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or 5.06(b), of any such aircraft, motor vehicle, certificated equipment or other

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asset is greater than $150,000, then the Loan Parties shall, at the request of the Administrative Agent, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) thereof, grant to the Administrative Agent an Acceptable Security Interest in such motor vehicle or other asset.

(d)    Notwithstanding anything to the contrary set forth herein or in any other Loan Document:

(i)	The Loan Parties shall not be required to take any actions to perfect Administrative Agent’s Liens on any of the following types of Collateral, (including providing notice of the existence or acquisition thereof) to the extent not automatically perfected or perfected by the filing of a UCC financing statement: (A) payroll accounts (or accounts solely for payment of workers’ compensation and similar obligations), disbursement accounts, escrow accounts, trust accounts and any other deposit account or securities account with less than $1,000,000 on deposit therein at any time on an individual basis (but not to exceed $5,000,000 on deposit therein for all such other deposit accounts and securities accounts at any time on an aggregate basis, but the Loan Parties will be required to perfect the Administrative Agent’s Liens on any such other deposit account or securities account over which the ABL Representative has control through a control agreement), (B) unless requested by the Administrative Agent, aircraft, vessels, motor vehicles, rolling stock or other assets subject to certificates of title, if the value of such Collateral on an individual basis is less than $150,000, (C) chattel paper and promissory notes (other than the Global Intercompany Note) with a value, individually and in the aggregate, of less than $500,000, (D) commercial tort claims with a value, individually, of less than $1,000,000, (E) letter of credit rights having a value of less than $1,000,000 (it being understood that the Loan Parties shall only be required to use commercially reasonable efforts to perfect by control Liens on letter of credit rights above such amount) and (F) unless requested by the Administrative Agent, any rights or interests in any owned real property that, together with the improvements thereon, has a book value or fair value of less than $1,000,000.

(ii)	The Loan Parties shall not be required to take any actions outside the United States to create or perfect Administrative Agent’s Liens on any Collateral; provided that the foregoing limitation shall not apply to the pledge of the Equity Interests of any Canadian Subsidiary.

(iii)	The Loan Parties shall not be required to obtain any lien waiver or any other subordination agreement, collateral access agreement or a similar agreement from a lessor, customer, bailee or other third party storing or holding inventory of the Loan Parties (unless any such waiver or agreement is delivered in favor of the ABL Representative).

(iv)	¶The Loan Parties shall not be required to obtain any consents or approvals to the assignment to the Administrative Agent of any license, contract or other agreement under which any Loan Party has any rights.

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(e)	Notwithstanding anything to the contrary set forth herein or in any other
Loan Document, (i) the Administrative Agent shall be permitted, in circumstances where it determines that the cost of obtaining or perfecting a security interest in particular property is excessive in relation to the benefit afforded to the Lenders thereby, to exclude such property from the security creation and perfection requirements set forth herein or in any other Loan Document and (ii) the Administrative Agent may grant extensions of time for the creation of a security interest in or perfection of Liens on particular property (including extensions beyond the Closing Date for the creation of a security interest in or Liens on the property of the Loan Parties on such date) where it determines that such creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document.

5.10	Additional Guarantors.

(a)	Within thirty (30) days (or such longer period as may be agreed to by the
Administrative Agent) after the Borrower forms or acquires any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than a CFC or CFC Holding Company) that is a Material Subsidiary, or after any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than a CFC or CFC Holding Company) becomes a Material Subsidiary (and promptly if any Domestic Subsidiary becomes an obligor under any ABL Document and such Domestic Subsidiary is not a Loan Party), provide written notice to the Administrative Agent thereof and cause such Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of this Agreement or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (ii) deliver to the Administrative Agent documents of the types referred to in Sections 3.01(a)(v), (vi) and (vii) and a favorable opinion of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) above), all in form and substance reasonably satisfactory to the Administrative Agent, (iii) execute and deliver to the Administrative Agent a supplement, in the form specified therein, to the Security Agreement and each other applicable Security Document and (iv) otherwise comply with its agreements set forth in Section 5.09.

(b)	Without limiting its obligations under Section 5.10(a), the Borrower may cause any Domestic Subsidiary (whether or not such Subsidiary is a Material Subsidiary) to become a Loan Party for all purposes hereof by causing such Subsidiary to take the actions specified in clauses (i) through (iv) of Section 5.10(a).

5.11	[Reserved].

5.12    Further Assurances in General. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing or continuation statements or amendments thereto (or similar documents required by any laws of any applicable jurisdiction)), which may be required under

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any Legal Requirement or otherwise and the execution or taking of which the Administrative Agent may reasonably request, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, statements and schedules further identifying, updating and describing the Collateral and other information, reports and evidence concerning the Collateral.

5.13	Lender Meetings. The Borrower will, at the request of the Administrative Agent
(which shall be made at the direction of the Majority Lenders), participate in a meeting of the Lenders, to be held via teleconference or in person at the chief executive office of the Borrower, at a time reasonably selected by the Administrative Agent (at the direction of the Majority Lenders) and reasonably acceptable to the Borrower; provided that such meetings may be no more frequent than once per fiscal quarter of the Borrower.

5.14	Post-Closing Obligations.

(a)    Deliver to the Administrative Agent (and, in the case of clause (ii), to the
Title Insurance Company) within 60 days (as such period may be extended from time to time by the Administrative Agent upon request of the Borrower, such extension not to be unreasonably withheld or delayed) of the Closing Date each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)    a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto;

(ii)    if reasonably requested by the Administrative Agent, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company;

(iii)    in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance, in each case in form and substance reasonably satisfactory to the Administrative Agent and from a title insurance company (the “Title Insurance Company”) reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgages recording tax, and all related expenses, if any, have been paid;

(iv)    legal opinions reasonably acceptable to the Administrative Agent in form and substance of (A) counsel in each state in which Mortgaged Property is

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located which, among other matters as may be reasonably requested by the Administrative Agent, in all instances opines that the Lien created by each Mortgage recorded in such State will be effective as of the date of the Mortgage being filed in the real property records of the county in which the real property secured by such Mortgage is located and secures the Obligations and (B) counsel in the state in which the owner of the Mortgaged Property is organized; and

(v)    any other document, instrument, endorsement or agreement that the Administrative Agent may reasonably request to ensure the continued effectiveness of the Lien of the Administrative Agent in the Collateral constituting real property or a fixture.

(b)	Within 90 days (as such period may be extended from time to time by the
Administrative Agent upon request of the Borrower, such extension not to be unreasonably withheld or delayed) of the Closing Date and except as otherwise provided in Section 5.09(d)(i), cause the certificate of title/ownership of each item of certificated equipment (including aircraft, vessels, motor vehicles and rolling stock) owned by the Loan Parties to be updated, replaced or amended to the extent necessary or required to reflect the Administrative Agent’s first priority Lien thereon and take other action as may be required to establish such first priority Lien in a manner reasonably satisfactory to the Administrative Agent.

(c)    Complete the actions set forth on Schedule 5.14 within the time periods specified therein.

5.15	Board Observation Rights and Board Representation.

(a)	Subject to Section 5.15(c) and only so long as no Lender Designee is a member of the Borrower Board, upon prior written notice from the Majority Lenders to the Borrower, the Majority Lenders may designate one representative acceptable (such acceptance not to be unreasonably withheld, conditioned or delayed) to the Nominating/Corporate Governance Committee of the Borrower Board (an “Observer”) to attend and observe (but not vote) at all meetings of the Borrower Board and any committee thereof, whether in person, by telephone or otherwise; provided that (i) the attendance of the Observer shall not be required for determining the existence of a quorum and (ii) the Observer shall, and the Lenders shall cause the Observer to, maintain as confidential all information provided to it by or on behalf of the Borrower and the Subsidiaries and all discussions at any meeting of, or with any member of, the Borrower Board or any committee thereof, in each case in the Observer’s capacity as such (and such information and discussions shall be deemed to be Information for all purposes hereof), and, upon request of the Borrower, the Observer shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Observer and the Borrower (it being understood that such agreement shall permit disclosure of any such information and discussions to the Administrative Agent and the Lenders, subject to their obligations under Section 10.07, and contain other customary exclusions). The Borrower shall notify the Observer (at the same time as such notice is given to the members of the Borrower Board or the applicable committee

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thereof) in writing (which may be by e-mail) of (A) the date and time for each general or special meeting of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests) and (B) the adoption of any resolutions or actions by written consent. The Borrower shall deliver (which may be by e-mail) to the Observer (at the same time as such materials are delivered to the members of the Borrower Board or the applicable committee thereof) any materials delivered to the members of the Borrower Board or any committee thereof (and any Board or similar governing body of any
Subsidiary if the Observer so requests), including a draft of any resolutions or actions proposed to be adopted by written consent, and prior to such meeting or adoption by consent the Observer may contact members of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests) and discuss the pending actions to be taken. The Observer may be excluded from any portion of any meeting, and materials provided to the Observer in connection with any meeting may be redacted, to the extent that the Borrower Board or any committee thereof reasonably determines that (x) such exclusion or redaction is reasonably necessary to preserve the attorney-client privilege or the attorney work product privilege, (y) a conflict of interest would arise as a result of the Observer attending such portion of such meeting or receiving such materials and (z) information being discussed at such meeting (or receipt of materials related to such meeting) relates to the Borrower’s or any of its Subsidiaries’ strategy, negotiating position or other matters relating to this Agreement or any other Loan Documents, the ABL Credit Agreement or any other ABL Documents or, in each case, any permitted refinancings thereof. The Borrower shall pay the Observer’s reasonable and documented out of pocket expenses (including the reasonable cost of airfare, meals and lodging) in connection with the Observer’s in-person attendance at such meetings.

(b)	Subject to Section 5.15(c), upon prior written notice from the Majority
Lenders to the Borrower and the Borrower Board and any committee thereof, as applicable, shall take all appropriate action under the Borrower’s Organizational Documents to expand the Borrower Board by one (1) board seat (unless there shall be an existing vacancy on the Borrower Board), and to fill such new or existing vacancy with a designee nominated by the Majority Lenders who is acceptable (such acceptance not to be unreasonably withheld, conditioned or delayed) to the Nominating/Corporate Governance Committee of the Borrower Board (the “Lender Designee”). In the event the Lender Designee is required to submit his or her resignation to the Chairman of the Borrower Board for consideration by the Nominating/Corporate Governance Committee pursuant to the Borrower Board’s policy on majority voting, the Nominating/Corporate Governance Committee makes a recommendation to the Borrower Board concerning the acceptance or rejection of such resignation and the Borrower Board determines to accept the Lender Designee’s resignation, then (i) the Borrower Board shall not reduce the size of the Borrower Board to eliminate the vacancy created thereby, (ii) the Majority Lenders shall have the right to nominate a replacement Lender Designee, who must meet the requirements set forth above, and (iii) upon such nomination, the Borrower and the Borrower Board and any committee thereof, as applicable, shall take all appropriate action under the Borrower’s Organizational Documents to fill the vacancy created thereby with such replacement Lender Designee.

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(c)	Notwithstanding anything in Sections 5.15(a) and 5.15(b) to the contrary, if KKR Credit Advisors (US) LLC and its Affiliates (including any Fund that is administered or managed by KKR Credit Advisors (US) LLC or any of its Affiliates or any entity or Affiliate of an entity that administers or manages KKR Credit Advisors (US) LLC) cease, in the aggregate, to beneficially own a number of shares of the Borrower’s common stock at least equal to five percent (5%) of all such shares then outstanding, (i) the right to designate and maintain the Observer set forth in Section 5.15(a) shall immediately terminate and (ii) the Lender Designee, if any, shall promptly resign from the Borrower Board and the right of the Majority Lenders to designate and maintain the Lender Designee under Section 5.15(b) shall terminate.
¶ARTICLE VI
NEGATIVE COVENANTS
From and after the Closing Date, so long as the Loans or any amounts (other than contingent obligations as to which no claim has been made) under any Loan Document shall remain unpaid or any Lender shall have any Commitment, no Loan Party shall, and shall cause each of its Subsidiaries not to:

6.1	Liens. Create, assume, incur or suffer to exist any Lien on or in respect of any of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)	Liens created pursuant to any Loan Document;

(b)	Excepted Liens;

(c)	Liens described in Schedule 6.01; provided that such Liens shall secure only those obligations which they secure on Closing Date and refinancings, extensions, renewals and replacements thereof not prohibited hereunder;

(d)	Liens securing Debt permitted under Section 6.02(e) and obligations relating thereto not constituting Debt; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and the proceeds thereof, and (ii) the Debt secured thereby does not exceed the lesser of the cost or fair market value of the property being acquired or financed on the date of acquisition or financing;

(e)	Liens securing Debt permitted under Section 6.02(h) and obligations relating to Governmental Fueling Facilities not constituting Debt; provided that such Liens do not extend to any assets of the Borrower or any of its Subsidiaries other than the Governmental Fueling Facilities;

(f)	Liens on fixed or capital assets acquired, constructed or improved by the
Borrower or any Subsidiary; provided that (i) such Liens secure only Debt permitted by Section 6.02(j) and obligations relating thereto not constituting Debt and (ii) such Liens shall not apply to any other asset of the Borrower or any Subsidiary; provided, further, that in the event purchase money obligations are owed to any Person with respect to financing of more than one

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purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(g)	Liens securing Debt permitted under Section 6.02(i) or other obligations relating to the payment of insurance premiums or deductibles; provided that such Liens do not extend to any assets of the Borrower or any of its Subsidiaries other than assets of the type customarily subject to such Liens (including rights under the applicable insurance policies and cash and Cash Equivalents);

(h)	any Lien existing on any asset prior to the acquisition thereof by the
Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary after the Closing Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other asset of the Borrower or any Subsidiary, and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancings, extensions, renewals and replacements thereof that are not prohibited hereunder;

(i)	in connection with the sale or transfer of all the Equity Interests in any
Subsidiary or of any other assets in a transaction permitted under Section 6.03 or 6.04, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(j)	in the case of any Subsidiary that is not a Wholly Owned Subsidiary or any Person that is not a Subsidiary, any put and call arrangements related to its Equity Interests set forth in its Organizational Documents or any related joint venture or similar agreement;

(k)    Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any transaction permitted under Section 6.05;

(l)	Liens securing obligations in respect of any performance bonds, surety bonds or similar instruments incurred in the ordinary course of business of the Borrower and its Subsidiaries; provided that such Liens do not extend to assets of the Borrower or any of its Subsidiaries other than assets of the type customarily subject to such Liens;

(m)	Liens securing Debt permitted by Section 6.02(f) and obligations relating thereto not constituting Debt; provided that such Liens do not extend to any assets of the Borrower or any of its Subsidiaries other than the assets that relate to the applicable Sale and Leaseback Transaction;

(n)	Liens not otherwise permitted hereunder; provided that the aggregate principal amount of the obligations secured by such Liens does not exceed $5,000,000 at any time outstanding;

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(o)	any Lien on assets of any Foreign Subsidiary; provided that (i) such Lien shall not apply to any Collateral (including any Equity Interests in any Subsidiary that constitute Collateral) or any other assets of the Borrower or any Domestic Subsidiary and (ii) such Lien shall secure only Debt or other obligations of the Foreign Subsidiaries permitted hereunder; and

(p)	Liens securing Permitted ABL Debt permitted by Section 6.02(m) and obligations relating thereto not constituting Debt (including hedging and treasury management obligations).

Notwithstanding the foregoing, the Borrower will not permit any property of the Borrower or its Domestic Subsidiaries to be subject to Liens securing any Permitted ABL Debt unless such property is Collateral subject to the Intercreditor Agreement.

6.2	Debt. Create, assume or suffer to exist, or in any manner become or be liable in respect of, any Debt, except:

(a)    Debt under the Loan Documents;

(b)    Debt described in, or incurred under commitments described in, Schedule
6.2    , and any Debt refinancing, extending, renewing or replacing any such Debt to the extent the principal amount of such refinancing, extending, renewing or replacing Debt does not exceed the principal amount of such Debt being refinanced, extended, renewed or replaced;

(c)    unsecured Debt of the Borrower or any Subsidiary owing to the Borrower or any other Subsidiary; provided that (i) any such Debt of any Loan Party owing to any Subsidiary that is not a Loan Party is subordinated to the obligations of such Loan Party hereunder on terms in form and substance reasonably acceptable to the Administrative Agent, any such Debt of any Subsidiary that is not a Loan Party owing to a Loan Party is permitted under Section 6.05 and (iii) if any such Debt of any Subsidiary that is not a Loan Party owing to a Loan Party is evidenced by a promissory note, such promissory note shall be pledged to the Administrative Agent for the benefit of the Secured Parties;

(d)	Guarantees of the Borrower or any Subsidiary in respect of Debt of the
Borrower or any Wholly Owned Subsidiary permitted hereunder;

(e)    Capital Leases incurred to make Capital Expenditures permitted pursuant to Section 6.14;
(f)    Capital Leases incurred in connection with any Sale and Leaseback Transaction permitted by Section 6.13(a)(ii);

(g)    Debt in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that the aggregate principal amount of any such Debt that is secured may not exceed $5,000,000 at any time outstanding;

(h)    Debt incurred in connection with the construction or development of any

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Governmental Fueling Facility; provided the aggregate principal amount of such Debt does not exceed $20,000,000 at any time outstanding for all Governmental Fueling Facilities in the Construction Phase;

(i)    Debt consisting of the financing of insurance premiums; provided that the final scheduled maturity of such Debt shall not exceed one (1) year after the date of incurrence thereof;

(j)    Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets; provided that (i) the principal amount of such Debt does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (ii) the aggregate principal amount of Debt permitted under this clause (j) shall not exceed $20,000,000 at any time outstanding and (iii) such Debt is incurred pursuant to, or within 180 days after, the acquisition, construction or improvement thereof;
(k)    ¶Debt of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date, or Debt of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a transaction permitted under Section 6.05; provided that (i) such Debt exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) the aggregate principal amount of Debt permitted by this clause (k) shall not exceed $10,000,000 at any time outstanding;

(l)    Debt owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management and other bank product services (including purchase card services) or in connection with any automated clearing-house transfers of funds; provided that such Debt shall be repaid in full within twenty (20) Business Days of the incurrence thereof;

(m)    Permitted ABL Debt in an aggregate principal amount not to exceed
$200,000,000 at any time outstanding; provided that at any time no more than $25,000,000 of such Debt outstanding may be the primary obligation (as borrower or account party) of Subsidiaries that are not Loan Parties; and

(n)    reimbursement obligations in respect of surety, appeal or performance bonds or similar obligations incurred in the ordinary course of business.

6.3	Merger or Consolidation. Merge or consolidate with or into another Person, or dissolve or liquidate, except that, so long as no Event of Default exists or would result therefrom:

(a)	(i) any Subsidiary may merge with the Borrower, provided that the

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Borrower shall be the continuing or surviving Person, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary, provided that the continuing or surviving Person is a Subsidiary and, if any party to such merger or consolidation is a Guarantor, is a Guarantor and (iii) any Subsidiary may merge into or consolidate with any Person in a transaction permitted by Section 6.04 in which the continuing or surviving Person is not a Subsidiary; and

(b)	the Borrower may dissolve or liquidate any Subsidiary; provided that any
Asset Disposition of the assets of such dissolved or liquidated Subsidiary is permitted by Section 6.04.

6.4	Asset Dispositions. Make any Asset Disposition, except:

(a)    Asset Dispositions of equipment or real property to the extent that (i) such Asset Disposition is in the ordinary course of business and (ii) (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Asset Disposition are reasonably promptly applied to the purchase price of other equipment or real property;

(b)	Asset Dispositions by the Borrower to any Subsidiary or by any
Subsidiary to the Borrower or to another Subsidiary; provided that, if the transferor in such Asset

Disposition is a Loan Party, the transferee must be a Loan Party or such Asset Disposition must comply with Sections 6.05 and 6.08, as applicable;

(c)	[Reserved]
(d)    Investments permitted by Section 6.05 and Restricted Payments permitted by Section 6.06
(e)    grants of licenses, sublicenses, leases and subleases in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or any Subsidiary;

(f)	sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business or of assets received upon enforcement of any claim against on obligor on an account receivable;

(g)    Asset Dispositions by the Borrower or any Subsidiary made, directly or indirectly through any Subsidiary, in connection with any Project Specific Co-Development Arrangement; provided that (i) any such Asset Disposition is made solely to obtain the project that is the subject of such Project Specific Co-Development Arrangement or for working capital purposes of such Project Specific Co-Development Arrangement or otherwise to provide equipment or other assets required for the performance of obligations in respect of such Project Specific Co-Development Arrangement and (ii) any such Asset

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Disposition is made solely during the effectiveness of such Project Specific Co-Development Arrangement (including any warranty period in respect thereof); and

(h)	any other Asset Dispositions; provided that (i) each such Asset
Disposition is for fair market value, (ii) at least 75% of the consideration for each such Asset Disposition is cash or Cash Equivalents, (iii) no Default or Event of Default has occurred and is continuing after giving effect to such Asset Disposition, and (iv) each such Asset Disposition consummated after the Second Amendment Effective Date either is (A) a Designated Asset Disposition consummated on or prior to the Designated Asset Disposition Outside Date or (B) the Tanks Disposition; provided further that, for the avoidance of doubt, (x) upon the completion of all the Designated Asset Dispositions after the Second Amendment Effective Date, no other Asset Dispositions shall be permitted under this clause (h) until the Fifth Amendment Effective Date and (y) upon the completion of the Tanks Disposition after the Fifth Amendment Effective Date, no other Asset Dispositions shall be permitted under this clause (h).

6.5	Investments and Acquisitions. Make any Investments or Acquisitions except:

(a)	Investments in the form of Cash Equivalents;

(b)	Investments of the Borrower and its Subsidiaries in Subsidiaries in
existence on the Closing Date and other Investments in existence on the Closing Date and set forth on Schedule 6.05;

(c)    advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)	Investments by the Borrower or any Subsidiary in or to the Borrower or
any other Subsidiary; provided that the aggregate principal amount of Investments made under this clause (d) by the Loan Parties in or to Subsidiaries that are not Loan Parties shall not exceed $35,000,000 at any time outstanding;

(e)	Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction of accounts receivable or notes receivable that are due by financially troubled account debtors or that are subject to a dispute with the applicable account debtors, in each case to the extent reasonably necessary in order to prevent or limit loss;

(f)	Guarantees permitted by Section 6.02 and Guarantees of the Borrower or any Subsidiary in respect of obligations (other than obligations constituting Debt) of the Borrower or any of its Subsidiaries;

(g)	Investments under Hedging Arrangements permitted under Section 6.11;

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(h)	Acquisitions so long as:

(i)	both before and after giving effect to each such Acquisition, no
Default or Event of Default exists or would result therefrom;

(ii)	the cash consideration (other than Permitted Consideration
Payments) paid in connection with all such Acquisitions does not exceed $10,000,000 in the aggregate since the Closing Date;

(iii)	each such Acquisition shall have been approved by the board of directors, or other equivalent governing body, of the Person acquired or the assets of which have been acquired pursuant thereto (or, in the case of an Acquisition of assets, such approval is not required by the Organizational Documents of such Person and the board of directors, or other equivalent governing body, of such Person does not oppose the sale of such assets); and

(iv)	with respect to each Acquisition involving the payment of
consideration in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that, after giving effect to such Acquisition, the Borrower would be in compliance with Sections 6.15 and 6.16 on a pro forma basis (attaching a reasonably detailed calculation in support thereof);

(i)	Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Debt or other securities;

(j)	Investments by the Borrower or any Subsidiary made, directly or indirectly through any Subsidiary, in connection with any Project Specific Co-Development Arrangement; provided that (i) any such Investment is made solely to obtain the project that is the subject of such Project Specific Co-Development Arrangement or for working capital purposes of such Project Specific Co-Development Arrangement or otherwise to provide equipment or other assets required for the performance of obligations in respect of such Project Specific Co-Development Arrangement (and, in the case of any Investment in the form of a loan, such loan is not made as part of a revolving working capital credit facility) and (ii) any such Investment is made solely during the effectiveness of such Project Specific Co-Development Arrangement (including any warranty period in respect thereof);

(k)	to the extent constituting an Investment, any indemnities, undertakings, representations or other obligations (including contingent obligations) of the Borrower and its Subsidiaries under the Existing Governmental Fueling Facility Arrangements;

(l)	other Investments and other Acquisitions; provided that (i) the aggregate outstanding amount of Investments made in reliance on this clause (l), together with, without duplication, the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (l), in each case in any fiscal year shall not exceed

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$10,000,000 and (ii) the aggregate amount of Investments made in reliance on this clause (l) outstanding at any time, together with, without duplication, the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (l), shall not exceed $10,000,000 at any time outstanding; and

(m)	Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Indebtedness of any CFC or CFC Holding Company to any other CFC or CFC Holding Company.

Notwithstanding the foregoing, any Investment or Acquisition permitted under Section 6.05(h) or 6.05(l) (other than Investments by the Borrower or any Subsidiary in or to the Borrower or any other Subsidiary and other than any Investment or Acquisition the consideration for which consists only of Equity Interests of the Borrower and the Permitted Consideration Payments) may only be made if (x) Liquidity is equal to or greater than $50,000,000 immediately before and immediately after giving effect to such Investment or Acquisition and (y) the Total Leverage Ratio, after giving pro forma effect to such Investment or Acquisition, is less than (A) the maximum Total Leverage Ratio then permitted by Section 6.16 minus (B) 0.50.

6.6	Restricted Payments. Declare or make, directly or indirectly, any Restricted
Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)	each Subsidiary of the Borrower may declare and make Restricted
Payments to the Borrower, any of its Subsidiaries and, not in excess of its ratable share thereof, any other holder of any Equity Interests of such Subsidiary;

(b)	so long as no Default or Event of Default exists or would result therefrom, the Borrower may declare and make dividend payments or other distributions payable to the holders of its Equity Interests solely in the common stock or other common Equity Interests of the Borrower;

(c)	so long as no Default or Event of Default exists or would result therefrom, the Borrower may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)	(i) the Borrower and its Subsidiaries may declare and make Restricted
Payments, not exceeding $5,000,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries, (ii) the Borrower may repurchase Equity Interests upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units or performance units, if such Equity Interests represent the exercise price

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of such options or warrants or represent withholding Taxes due upon such exercise or vesting, and the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower;

(e)	declare and make a distribution of preferred or common share purchase rights, and redeem or exchange outstanding preferred or common share purchase rights pursuant to any rights agreements approved by the board of directors of the Borrower; provided that the consideration for any such redemption or exchange does not exceed in the aggregate $1,400,000; and

(f)	the Borrower may declare and make dividend payments or other distributions payable to the holders of its Equity Interests that are directors, officers or employees of the Borrower or its Subsidiaries solely in the common stock or other Equity Interests of the Borrower pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Borrower and its Subsidiaries.

6.7	Change in Nature of Business. In the case of any Subsidiary of the Borrower, engage in any line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

6.8	Transactions with Affiliates. Enter into any transaction of any kind with any
Affiliate of the Borrower, whether or not in the ordinary course of business, including any payment by the Borrower or any of its Wholly Owned Subsidiaries of any management, consulting or similar fees to any such Affiliate, whether pursuant to a management agreement or otherwise, other than on terms substantially as favorable or more favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than transactions (a) between or among the Loan Parties, (b) between or among Subsidiaries that are not Loan Parties, (c) between or among the Borrower and its Subsidiaries, provided that such transactions are intercompany transactions entered into in the ordinary course of business as part of tax, accounting, pension, cash management and other administrative activities, (d) otherwise permitted by this Agreement and (e) pursuant to arrangements existing on the Closing Date and set forth on Schedule 6.08.

6.9	Agreements Restricting Liens and Distributions. Create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts the ability of (a) any Subsidiary to make Restricted Payments to any Loan Party, (b) the Borrower or any Domestic Subsidiary to Guarantee the Obligations of any Loan Party or (c) the Borrower or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person (other than any Excluded Property) to secure the Obligations; provided, however, that (i) the foregoing shall not apply to (A) prohibitions, encumbrances or restrictions imposed by Legal Requirements, or by any Loan Document or any ABL Document

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(so long as not more onerous in any material respect than those set forth in the ABL Documents as of the Closing Date) and (B) in the case of any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, prohibitions, encumbrances or restrictions imposed by its Organizational Documents or any related joint venture or similar agreement; provided that such prohibitions, encumbrances or restrictions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clauses (a) and (b) of the foregoing shall not apply to (A) customary prohibitions, encumbrances and restrictions contained in agreements relating to the disposition of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale; provided that such prohibitions, encumbrances or restrictions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such disposition is permitted by Section 6.04, (B) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt or other obligations of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.02(k); provided that such restrictions and conditions apply only to such Subsidiary, or (C) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt of Foreign Subsidiaries permitted under Section 6.02; provided that such restrictions and conditions apply only to Foreign Subsidiaries, and (iii) clause (c) of the foregoing shall not apply to (A) prohibitions, encumbrances or restrictions imposed by any agreement relating to secured Debt permitted by Section 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(l) or 6.01(m); provided that such prohibitions, encumbrances or restrictions apply only to the assets securing such Debt, or (B) customary provisions in licenses, leases and other agreements restricting the assignment thereof or encumbrance of any rights or interests thereunder.

6.10	Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

6.11	Limitation on Speculative Hedging. (a) Purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes or taking a “market view” or (b) be party to or otherwise enter into any Hedging Arrangement that is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations.

6.12    Use of Proceeds. Use the proceeds of the Loans for purposes other than as specified in Section 4.23 or use any part of the proceeds of Loans for any purpose which violates, or is inconsistent with, Regulations T, U, or X.

6.13    Sale and Leaseback Transactions and Synthetic Leases. Enter into or suffer to exist (a) any Sale and Leaseback Transaction, other than (i) any Sale and Leaseback Transaction entered into by any Person prior to the time such Person becomes a Subsidiary; provided that such Sale and Leaseback Transaction was not entered in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) any Sale and Leaseback Transaction to the extent the sale, transfer or other disposition of the property thereunder is permitted under Section 6.04, or (b) any Synthetic Lease.

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6.14    Maximum Capital Expenditures. Permit Capital Expenditures for any fiscal year to be greater than the higher of (a) $70,000,000 and (b) 25% of Consolidated EBITDA for such fiscal year.

6.15    Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending ~~September 30, 2017,~~March 31, 2018, to be less than the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
Fiscal quarter ending March 31, 2018	1.75 to 1.00
Fiscal quarter ending June 30, 2018	2.00 to 1.00
Fiscal quarter ending September 30, ~~2017~~2018	~~1.60~~2.00 to 1.00
Fiscal quarter ending December 31, ~~2017~~2018	~~2.00~~1.50 to 1.00
~~Fiscal quarter ending March 31, 2018~~	~~2.00 to 1.00~~
Fiscal quarters ending ~~June 30, 2018~~March 31, 2019 and thereafter	2.75 to 1.00

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6.16    ¶Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending ~~September 30, 2017,~~March 31, 2018, to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Maximum Total Leverage Ratio
~~Fiscal quarter ending September 30, 2017~~	~~5.50 to 1.00~~
~~Fiscal quarter ending December 31, 2017~~	~~4.50 to 1.00~~
Fiscal quarter ending March 31, 2018	~~4.50~~5.50 to 1.00
Fiscal quarter ending June 30, 2018	4.50 to 1.00
Fiscal quarter ending September 30, 2018	4.25 to 1.00
Fiscal quarter ending December 31, 2018	4.25 to 1.00
Fiscal quarters ending ~~June 30, 2018~~March 31, 2019 and thereafter	3.00 to 1.00

6.17    Amendment of ABL Documents and Organizational Documents. Amend, supplement or otherwise modify (a) the ABL Credit Agreement or the other ABL Documents if such modification (i) would result in the Liens or Obligations created under the Loan Documents not being permitted under the ABL Documents, (ii) would modify Section 12.15 of the ABL Credit Agreement in a manner that is adverse to the interests of the Lenders or (iii) otherwise places restrictions on the Borrower or any of its Domestic Subsidiaries (A) providing Liens to secure, or any Guarantees to support, any Obligations created under Loan Documents or (B) making any payment, repayment or prepayment of any Obligations created under the Loan Documents (other than, in each case under this clause (iii), any such restrictions that, taken as a whole, are not less favorable to the Lenders than the restrictions set forth in the ABL Documents as in effect on the Closing Date) or (b) any Organizational Document of the Borrower or any Subsidiary in a manner that is materially adverse to the interests of the Lenders.

6.18    OFAC and Anti-Corruption.

(a)    Directly or indirectly use the proceeds of the Loans (i) for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time, or (iii) in any other manner that will result in the violation of any applicable Sanctions by any Lender or Agent.

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(b)    Use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Designated Persons or (ii) any Sanctioned Country to pay or repay any amount owing to any Lender or Agent under this Agreement or any other Loan Document.

6.19    Suspension of Testing of Financial Covenants During the Covenant Test Suspension Period. Notwithstanding anything in Sections 6.15 and 6.16 to the contrary, solely during the Covenant Test Suspension Period, the Interest Coverage Ratio and the Total Leverage Ratio shall not be tested to determine compliance with Section 6.15 or 6.16, respectively, and any failure by the Loan Parties to comply with the Interest Coverage Ratio and Total Leverage Ratio as set forth in such applicable sections during the Covenant Test Suspension Period shall not be deemed to be or result in a Default or an Event of Default; provided that the financial covenants set forth in Sections 6.15 and 6.16 (with respect to the periods prior to ~~September 30, 2017,~~March 31, 2018, as they would have been in effect prior to the ~~Fifth~~date of the Sixth Amendment ~~Effective Date~~) shall be applicable for all other purposes tested or referenced under this Agreement as if in effect during the Covenant Test Suspension Period.

6.20    ~~[Reserved].~~

ARTICLE VII
EVENTS OF DEFAULT
7.1    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a)    Payment. The Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable, including any mandatory prepayment required by Section 2.06, or (ii) any interest on the Loans, any fees, reimbursements, indemnifications, or other amounts payable under this Agreement or any other Loan Document within three (3) days after the same becomes due and payable;

(b)    Representation and Warranties. Any representation or warranty made or deemed to be made by the Borrower or any other Loan Party (or any of their respective officers) in this Agreement, in any other Loan Document, or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made; provided that to the extent that any representation or warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall prove to be incorrect in any respect when made or deemed to be made;

(c)    Covenant Breaches. Any Loan Party shall (i) fail to perform or observe any covenant contained in Sections 5.01 (with respect to the existence of the Borrower) and 5.07(a) and Article VI or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the

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earlier to occur of any Loan Party obtaining knowledge thereof or receiving notice thereof from the Administrative Agent (including at the request of any Lender);
(d)    Cross-Default. (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt or any amounts owing by it under any Hedging Arrangement when the same becomes due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise); provided that the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all amounts owed under such Hedging Arrangements is at least $15,000,000 (or the equivalent in any other currency and based on the termination value thereof in the case of a Hedging Arrangement), (ii) the Borrower or any of its Subsidiaries shall fail to comply with any of its covenants or agreements under any agreement or instrument relating to any of its Debt or under any Hedging Arrangement and such failure enables or permits the holder or holders of such Debt or the counterparty under such Hedging Arrangement, or any trustee or agent on its or their behalf, without the lapse of any further grace periods (any applicable grace periods having expired), to cause such Debt or amounts under such Hedging Arrangement to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all amounts owed under such Hedging Arrangements is at least $15,000,000 (or the equivalent in any other currency and based on the termination value thereof in the case of a Hedging Arrangement); provided, further, that any such failure described in this clause (ii) under the ABL Documents (except with respect to Events of Default (as defined in the ABL Credit Agreement) of the type specified by Sections 11.1.1 and 11.1.5 of the ABL Credit Agreement) shall not constitute an Event of Default under this clause (ii) until the earliest of (A) the Debt under the ABL Documents being declared to be due and payable prior to the stated maturity thereof, (B) the exercise of remedies by the ABL Representative and/or lenders under the ABL Documents in respect of any Collateral (it being understood and agreed that effectiveness of “cash dominion”, in itself, does not constitute such exercise of remedies for purposes hereof) and (C) the date that is thirty (30) days after the occurrence of an “event of default” (however denominated) as a result thereof under the ABL Documents unless such event of default has been waived or cured, and (iii) any Debt of the Borrower or any of its Subsidiaries or any amounts owing by the Borrower or any of its Subsidiaries under any Hedging Arrangement shall be declared to be due and payable prior to the stated maturity thereof, provided that (A) the aggregate principal amount of all such Debt (other than any Debt created hereunder) and all amounts owed under such Hedging Arrangements is at least $15,000,000 (or the equivalent in any other currency and based on the termination value thereof in the case of a Hedging Arrangement) and (B) this clause (iii) shall not apply to (x) secured Debt that becomes due as a result of the voluntary sale or transfer of the assets securing such Debt, or the occurrence of any other event or condition (other than an “event of default”, however denominated) that requires a prepayment, repurchase, redemption, defeasance or termination of any Debt or Hedging Arrangement pursuant to the terms of the agreements and instruments relating to such Debt or Hedging Arrangement as in effect prior to the occurrence of such event or condition, or (y) any Debt becoming due as a result of a refinancing, extension, renewal or replacement thereof permitted under Section 6.02;

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(e)    Insolvency. Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur (it being agreed that no Event of Default under this clause (e) shall result from a voluntary dissolution or liquidation of any Subsidiary permitted under Section 6.03); or such Person shall take any action to authorize any of the actions set forth above in this clause (e) or any analogous procedure or step is taken in any jurisdiction (any of the foregoing clauses (a) through (e), an “Insolvency Proceeding”);

(f)    Judgments. Any judgment shall be rendered against any Loan Party or any of its Subsidiaries and (i) the amount thereof (to the extent not covered by third-party insurance under which claim has been made in writing and liability therefor has not been denied by the insurer), individually or in the aggregate with other outstanding such judgments, is in excess of $10,000,000 (or the equivalent in any other currency) and (ii) either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or (B) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment by reason of a pending appeal or otherwise, shall not be in effect;

(g)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or
Multiemployer Plan which, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that, together with all liabilities pursuant to this paragraph (g), has resulted or could reasonably be expected to result in liability to the Borrower and its Subsidiaries in an aggregate amount in excess of
$10,000,000;

(h)    Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations of the Loan Parties hereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document after execution and delivery thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document in violation of the terms thereof, or purports to revoke, terminate or rescind any Loan Document;

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(i)    Security Documents. At any time after the Closing Date, the
Administrative Agent shall fail to have an Acceptable Security Interest in any material Collateral, except as a result of (i) a sale, transfer or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Security Documents;

(j)    Change in Control. A Change of Control shall occur;
(k)    Intercreditor Agreement. The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the ABL Representation and ABL Secured Parties (as each such term is defined therein), enforceable in accordance with its terms, or the ABL Representative shall deny or contest the validity or enforceability of the Intercreditor Agreement (in each case, to the extent that any ABL Obligations (as defined in the Intercreditor Agreement) remain outstanding); or

(l)    WAPCo Settlement. The Borrower or any Subsidiary shall (a) fail to make any settlement payment when due under the terms of the WAPCo Settlement or (b) otherwise default with respect to its agreements under the WAPCo Settlement and, after giving effect to the expiration of any applicable grace period, such default enables or permits the acceleration of settlement payments thereunder.

7.2    Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.01(e)) shall have occurred and be continuing, then, and in any such event:

(a)    the Administrative Agent shall, at the request, or may, with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents (including the Default ~~Prepayment~~Repayment Premium) to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and

(b)    the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

7.3    Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.01(e) shall occur with respect to the Borrower:

(a)    (i) the Commitments and the obligation of each Lender to make extensions

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of credit hereunder, including making Loans, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents (including the Default ~~Prepayment~~Repayment Premium) shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower; and

(b)    the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security

Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

7.4	Non-exclusivity of Remedies. No remedy conferred upon the Administrative
Agent or the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

7.5	Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender and then due and payable, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party are owed to a branch or office of such Lender or Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender and its Affiliates under this Section 7.05 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

7.6	Application of Proceeds. From and during the continuance of any Event of
Default, any monies or property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Document or any other agreement with any Loan Party which secures any of the Obligations (collectively, the “Default Proceeds”), may, at the option of the

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Administrative Agent (as directed by the Majority Lenders), be applied in the following order:

(a)    First, to payment of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in, about or incidental to any sale or other realization of Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and of any other unreimbursed reasonable expenses and indemnities, in each case for which the Administrative Agent or any Secured Party is to be reimbursed pursuant to this Agreement or any other Loan Document and that are then due and payable;

(b)	Second, to the ratable payment of accrued but unpaid fees (including, without limitation, amounts owed pursuant to Section 2.06(f)) owing to the Lenders in respect of the Loans under this Agreement;

(c)	Third, to the ratable payment of accrued but unpaid interest on the Loans then due and payable under this Agreement;

(d)	Fourth, to the ratable payment of all outstanding principal of the Loans and, according to the unpaid termination amounts thereof, to the payment of all obligations of the Borrower or its Subsidiaries owing to any Hedging Counterparty under any Hedging Arrangement, if any, then due and payable;

(e)	Fifth, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the ratable payment of all other Obligations then due and payable which relate to Loans and which are owing to the Administrative Agent and the Lenders;

(f)    Sixth, to the ratable payment of any other outstanding Obligations then due and payable; and
(g)    Seventh, any excess after payment in full of all Obligations shall be paid to the Borrower or any other Loan Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.

Notwithstanding the foregoing, (i) Obligations arising under Hedging Arrangements with Hedge Counterparties shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Counterparty, as the case may be, (ii) no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor and (iii) Default Proceeds shall be applied first as set forth in paragraph (a) above before application for any other purpose.

ARTICLE VIII
THE GUARANTY

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8.1	Liabilities Guaranteed. Each Guarantor hereby, joint and severally, irrevocably and unconditionally guarantees the prompt payment at maturity of the Obligations (other than, with respect to any Guarantor, any Excluded Swap Obligations of such Guarantor).

8.2	Nature of Guaranty. This guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower or any other Loan Party need be given to any Guarantor. This guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to the Obligations arising or created after any attempted revocation by such Guarantor and shall remain in full force and effect until the Obligations (other than contingent obligations) are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Obligations may be outstanding. The Loan Parties and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Obligations, and the Lenders may waive any Default or Events of Default without notice to any Guarantor and in such event each

Guarantor will remain fully bound hereunder on the Obligations. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made. This guaranty may be enforced by the Administrative Agent, the Lenders and any subsequent holder of any of the Obligations and shall not be discharged by the assignment or negotiation of all or part of the Obligations. Each Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, and also notice of acceptance of this guaranty, acceptance on the part of the Lenders being conclusively presumed by the Lenders’ request for this guaranty and the Guarantors’ being party to this Agreement.

8.3	Administrative Agent’s Rights. Each Guarantor authorizes the Administrative
Agent, without notice or demand and without affecting any Guarantor’s liability hereunder, to take and hold security for the payment of its obligations under this Article VIII and/or the Obligations, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Administrative Agent in its discretion may determine, and to obtain a guaranty of the Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

8.4	Guarantor’s Waivers.

(a)    General. Each Guarantor waives any right to require any of the Lenders to
(i) proceed against the Borrower or any other Person liable on the Obligations, (ii) enforce any of their rights against any other guarantor of the Obligations, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Obligations, (iv) have the Borrower or any other Loan Party joined with any Guarantor in any suit arising out of this Article VIII and/or the Obligations, or (v) pursue any other remedy in the Lenders’ powers

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whatsoever. It is agreed between the Guarantors and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for this Guaranty and such waivers, the Lenders would not extend or continue to extend credit under this Agreement. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Obligations. Each Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether the Borrower, any other Loan Party or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Administrative Agent, and no delay by the Administrative Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to any Guarantor’s liability under this Article VIII.

(b)	In addition to the waivers contained in Section 8.04(a), the Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantors of their obligations under, or the enforcement by the Administrative Agent or the Lenders of, this guaranty. The Guarantors hereby waive diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in any Loan Party’s financial condition or any other fact which might materially increase the risk to the Guarantors) with respect to any of the Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Article VIII. The Guarantors, jointly and severally, agree that, as of the date of this guaranty, their obligations under this guaranty are not subject to any offsets or defenses of any kind against the Administrative Agent, the Lenders, the Borrower or any other Person that executes a Loan Document. The Guarantors further jointly and severally agree that their obligations under this guaranty shall not be subject to any counterclaims, offsets or defenses of any kind which may arise in the future against the Administrative Agent, the Lenders, the Borrower, any other Loan Party or any other Person that executes a Loan Document.

(c)    Subrogation. Until the Obligations have been paid in full, each Guarantor waives all rights of subrogation or reimbursement against each Loan Party, whether arising by contract or operation of law (including any such right arising under any federal, state or other applicable Debtor Relief Laws) and waives any right to enforce any remedy which the Lenders now have or may hereafter have against each Loan Party, and waives any benefit or any right to participate in any security now or hereafter held by the Administrative Agent or any Lender.

8.5	Maturity of Obligations, Payment. Each Guarantor agrees that if the maturity of

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any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Article VIII without demand or notice to any Guarantor. Each Guarantor will, forthwith upon notice from the Administrative Agent, jointly and severally pay to the Administrative Agent the amount due and unpaid by the Borrower and the other Loan Parties and guaranteed hereby. The failure of the Administrative Agent to give this notice shall not in any way release any Guarantor hereunder.

8.6	Administrative Agent’s Expenses. If any Guarantor fails to pay the Obligations after notice from the Administrative Agent of a Loan Party’s failure to pay any Obligations at maturity, and if the Administrative Agent obtains the services of an attorney for collection of amounts owing by any Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Article VIII, or if suit is filed to enforce this Article VIII, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by any Guarantor hereunder, or if any amount owing by any Guarantor hereunder is collected through such proceedings, each Guarantor jointly and severally agrees to pay to the Administrative Agent the Administrative Agent’s reasonable attorneys’ fees.

8.7	Liability. It is expressly agreed that the liability of each Guarantor for the payment of the Obligations guaranteed hereby shall be primary and not secondary.

8.8	Events and Circumstances Not Reducing or Discharging any Guarantor’s
Obligations. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that each Guarantor’s obligations under this Article VIII shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including rights to notice) which each Guarantor might otherwise have as a result of or in connection with any of the following:

(a)	Modifications, Etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Obligations, or this Agreement or any instrument executed in connection therewith, or any contract or understanding between the Borrower, the other Loan Parties and any of the Lenders, or any other Person, pertaining to the Obligations, or the waiver or consent by the Administrative Agent or the Lenders with respect to any of the provisions hereof or thereof, or any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors against any Guarantor or the Borrower or any other Loan Party are subordinated to the claims of the Lenders or pursuant to which the Obligations are subordinated to claims of other creditors;

(b)    Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Lenders to the Borrower, any other Loan Party or any Guarantor or any Person liable on the Obligations;

(c)	Condition of the Borrower, or any other Loan Party or any Guarantor.
The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of the Borrower, any other Loan or any other Guarantor or

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any other Person at any time liable for the payment of all or part of the Obligations; or any dissolution of the Borrower, any other Loan Party or any other Guarantor, or any sale, lease or transfer of any or all of the assets of the Borrower, any other Loan Party or any other Guarantor, or any changes in the shareholders, partners, or members of the Borrower, any other Loan Party or any other Guarantor; or any reorganization of the Borrower, any other Loan Party or any other Guarantor;

(d)	Invalidity of Obligations. The invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, the Borrower or any other Loan Party has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from the Borrower or any other Loan Party, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or this Agreement or other documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

(e)	Release of Obligors. Any full or partial release of the liability of the
Borrower or any other Loan Party on the Obligations or any part thereof, of any Guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, Guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and no Guarantor has been induced to enter into this Article VIII on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower and the other Loan Parties will be liable to perform the Obligations, or the Lenders will look to other parties to perform the Obligations;

(f)Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

(g)	Release of Collateral etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

(h)	Care and Diligence. The failure of the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

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(i)	Status of Liens. The fact that any collateral, security, security interest or
Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by each Guarantor that no Guarantor is entering into this Article VIII in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations;

(j)	Payments Rescinded. Any payment by the Borrower or any other Loan
Party to the Lenders is held to constitute a preference under any Debtor Relief Law, or for any reason the Lenders are required to refund such payment or pay such amount to the Borrower or any other Loan Party or someone else; or

(k)	Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to this Agreement, the Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that each Guarantor shall be obligated to joint and severally pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.

8.9	Subordination of All Guarantor Claims.

(a)	As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Borrower or any Subsidiary of the Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of the Borrower or such Subsidiary thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of any Guarantor against the Borrower or any Subsidiary of the Borrower arising as a result of subrogation or otherwise as a result of such Guarantor’s payment of all or a portion of the Obligations.

(b)	Each of the Borrower and each Guarantor hereby (i) authorizes the
Administrative Agent and the Lenders to demand specific performance of the terms of this Section 8.09, whether or not the Borrower or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when it shall have failed to comply with any provisions of this Section 8.09 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

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(c)	Upon any distribution of assets of any Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)	The Lenders shall first be entitled to receive payment in full in cash of the Obligations before any Guarantor is entitled to receive any payment on account of the Guarantor Claims.

(ii)	Any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, to which the Borrower or any Guarantor would be entitled except for the provisions of this Section 8.09(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Secured Parties, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Lenders.

(d)	No right of the Lenders or any other present or future holders of any
Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower, any other Loan Party or any Guarantor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

8.10	Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Borrower or any Subsidiary of the Borrower, as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the
Administrative Agent, for the benefit of the Lenders. Should the Administrative Agent or any Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between the Borrower or any Subsidiary of the Borrower and any Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations, such Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent or a Lender had not received dividends or payments upon the Guarantor Claims.

8.11    Payments Held in Trust. In the event that notwithstanding Sections 8.09 and 8.10 above, any Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, such Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and

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agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, and each Guarantor covenants promptly to pay the same to the Administrative Agent.

8.12	Benefit of Guaranty. The provisions of this Article VIII are for the benefit of the
Lenders, their successors, and their permitted transferees, endorsees and assigns. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Secured Parties, as the case may be, to any Person or Persons in accordance with the terms of this Agreement, any reference to the “Lenders” herein, as the case may be, shall be deemed to refer equally to such Person or Persons.

8.13	Reinstatement. This Article VIII shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Borrower or any other Loan Party for liquidation or reorganization, in the event that any of them becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver, trustee or similar Person is appointed for all or any significant part of any of their assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Legal Requirements, rescinded or reduced in amount, or must otherwise be restored or returned by the Lenders, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.14	Liens Subordinate. Each Guarantor agrees that any Liens, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any Subsidiary of the Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any Subsidiary of the Borrower’s assets securing payment of the Obligations, regardless of whether such encumbrances in favor of any Guarantor, the Administrative Agent or the Secured Parties presently exist or are hereafter created or attach.

8.15	¶Guarantor’s Enforcement Rights. Without the prior written consent of the
Lenders, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Borrower or any Subsidiary of the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of the Borrower or any Subsidiary of the Borrower held by such Guarantor.

8.16	Limitation. It is the intention of the Guarantors and each Secured Party that the amount of the Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and similar Legal Requirement applicable to such Guarantor. Accordingly, notwithstanding anything to the

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contrary contained in this Article VIII or in any other agreement or instrument executed in connection with the payment of any of the Obligations guaranteed hereby, the amount of the Obligations guaranteed by any Guarantor under this Article VIII shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other Legal Requirement.

8.17	Contribution Rights.

(a)	To the extent that any payment is made under this guaranty (a “Guarantor
Payment”) by a Guarantor, which Guarantor Payment, taking into account all other Guarantor Payments then previously or concurrently made by all other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Allocable Amount (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of the Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following the date on which the Obligations shall be paid and satisfied in full and each Guarantor shall have performed all of its obligations hereunder, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)	As of any date of determination, the “Allocable Amount” of any
Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c)	This Section 8.17 is intended only to define the relative rights of the
Guarantors and nothing set forth in this Section 8.17 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

(d)	The rights of the parties under this Section 8.17 shall be exercisable upon the date the Obligations shall be paid and satisfied in full and each Guarantor shall have performed all of its obligations hereunder.

(e)	The parties hereto acknowledge that the right of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

8.18    Release of Guarantors. Upon the sale or disposition of any Guarantor pursuant to the terms of this Agreement to any Person other than the Borrower or any Subsidiary, the Administrative Agent shall, at the Borrower’s expense, execute and deliver to such Guarantor

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such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor from this Agreement and the other Loan Documents.

8.19	Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 8.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.19, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 8.19 shall remain in full force and effect until such Qualified Keepwell Provider is released from its obligations under the Loan Documents in accordance with the terms thereof. Each Qualified Keepwell Provider intends that this Section 8.19 constitute, and this Section 8.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE IX

THE ADMINISTRATIVE AGENT

9.1	Appointment and Authority. Each of the Lenders irrevocably appoints Cortland
Capital Market Services LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Sections 9.06 and 9.09(b)) are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Each of the Secured Parties hereby acknowledges and confirms their agreement that the Administrative Agent is subject to certain Security Documents as agent for and on behalf of the Lenders on the terms and conditions set forth in the applicable Security Documents.

9.2	Rights as a Lender. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary

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or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3	Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a)    be subject to any fiduciary or other implied duties, regardless of whether a
Default has occurred and is continuing;

(b)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Legal Requirement; and

(c)	except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its respective Affiliates in any capacity.

None of the Administrative Agent or its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default and stating that such notice is a “notice of default” is given to the Administrative Agent by the Borrower, a Guarantor or a Lender. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, the Majority Facility Lenders or all or all affected Lenders); provided that unless and until it shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set

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forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including the creation and perfection of security interests in and Liens on the Collateral) or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, the Majority Facility Lenders or all or all affected Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

9.4	Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.

9.5	Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any of its sub-agents may perform any and all of its duties and exercise its rights and powers by or through its respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The

Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

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9.6	Resignation of the Administrative Agent.

(a)	The Administrative Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower and (b) the Administrative Agent may be removed upon the prior written notice to the Administrative Agent and the Borrower by the Majority Lenders. Such resignation or removal, as the case may be, is to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after such notice of resignation by the retiring Administrative Agent or such notice of removal by the Majority Lenders, as the case may be. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint on behalf of the Borrower and the Lenders, a successor Administrative Agent, which shall be reasonably acceptable to the Borrower (with any institution that is regularly engaged in the business of serving as a non-lender administrative agent for syndicated credit facilities (such as Cortland Capital Market Services LLC) and any Affiliate of the Arranger, in each case, being deemed reasonably acceptable to the Borrower). The resigning Administrative Agent shall take such actions and execute such documents as reasonably necessary in connection with such resignation or removal, as the case may be (including, without limitation, transfers of all collateral held by such resigning Administrative Agent to the successor Administrative Agent and terminations and/or transfers of rights or control in all collateral related agreements). If no successor Administrative Agent shall have been so appointed by the Majority Lenders within twenty (20) days after the resigning Administrative Agent’s giving notice of its intention to resign or the Majority Lenders giving their notice of removal, as the case may be, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Majority Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Majority Lenders until such successor Administrative Agent shall have been appointed as provided herein. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment and such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, shall have been executed and filed or recorded, as applicable. Upon the Assumption of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such

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Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph and subject to the rights, powers, privileges and duties of the Administrative Agent (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest). After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article IX shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent hereunder and under the other Loan Documents.

9.7    Non-Reliance on Administrative Agent and Other Lenders; Certain Acknowledgments.

(a)Each Lender expressly acknowledges that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

(b)Each Lender shall be deemed by delivering its signature page to this Agreement and making any Tranche B Loan to have consented to, approved or accepted each Loan Document and each other document or other matter referred to in Article III required to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the Arranger or the Lenders and to have been satisfied with the satisfaction of all other conditions precedent required to be satisfied under Article III.

9.8	Indemnification. The Lenders severally agree to indemnify upon demand the

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Administrative Agent and each of its Related Parties (to the extent not reimbursed by the Loan Parties), according to their respective ratable shares (based on the aggregate outstanding principal amount of the Loans) in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such respective ratable shares immediately prior to such date), and hold harmless each such Indemnitee from and against any and all Indemnified Liabilities in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Related Party; provided, that no Lender shall be liable for (a) the payment to any Indemnitee for any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct and (b) claims made or legal proceedings commenced against such Indemnitee by any security holder or creditor thereof arising out of and based on rights afforded any such security holder or creditor solely in its capacity as such; provided, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out of pocket expenses (including all fees, expenses and disbursements of any law firm or other external counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that the Administrative Agent is not reimbursed for such by the Loan Parties. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.9	Collateral and Guaranty Matters.

(a)	Each Lender (as a Lender and in its capacity as a potential Hedge
Counterparty) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) acknowledges and agrees that the Administrative Agent has entered into the Security Documents on behalf of itself and the Secured Parties, and the Secured Parties hereby agree to be bound by the terms of such Security Documents, acknowledge receipt of copies of such Security Documents and consent to the rights, powers, remedies, indemnities and exculpations given to the Administrative Agent thereunder. All rights, powers and remedies available to the Administrative Agent and the Secured Parties with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the provisions of such Security Documents.

(b)	Each Lender (as a Lender and in its capacity as a potential Hedge
Counterparty) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) hereby authorizes the Administrative Agent, at its option and in its discretion, without the necessity of any notice to or further consent from the Secured Parties:

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(i)	to release any Lien on any property granted to or held by the
Administrative Agent under any Security Document (i) as provided in Section 10.15 or any Security Document or (ii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders;

(ii)	to take any actions with respect to any Collateral or Security
Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents;

(iii)	to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements;

(iv)	to subordinate any Lien on any property granted to or held by the
Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(d) or 6.01(f); and

(v)	to take any action requested by the Borrower having the effect of releasing any Collateral or any Subsidiary from its Obligations under the Loan Documents to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.01.

(c)	Upon the request of the Administrative Agent at any time, the Secured
Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.09.

(d)    Each Loan Party hereby irrevocably appoints the Administrative Agent as such Loan Party’s attorney-in-fact, with full authority to, after the occurrence and during the continuance of an Event of Default, act for such Loan Party and in the name of such Loan Party to, in the Administrative Agent’s discretion upon the occurrence and during the continuance of an Event of Default, (i) file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law, (ii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, (iii) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (iv) to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral and (v) if any Loan Party fails to perform any covenant contained in this Agreement or the other Security Documents relating to the Collateral after the expiration of any applicable grace periods, the Administrative Agent may itself perform, or cause performance of, such covenant, and such Loan Party shall pay for the expenses of the Administrative Agent incurred in connection

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therewith in accordance with Section 10.04. The power of attorney granted hereby is coupled with an interest and is irrevocable.

(e)	The powers conferred on the Administrative Agent under this Agreement and the other Security Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, the Administrative Agent and each Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. None of the Administrative Agent, any Lender or any other Secured Party shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrower or selected by the Administrative Agent in good faith.

9.10	No Other Duties, Etc.. Anything herein to the contrary notwithstanding, the
Arranger and the Bookrunner listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

9.11	Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.04 and 10.04) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the

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making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.04 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

ARTICLE X
MISCELLANEOUS

10.1	Amendments, Etc.. Any amendment or waiver of any provision of this
Agreement or any other Loan Document, and any consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective if the same shall be in writing and signed by the Majority Lenders, the Borrower and the Administrative Agent; provided that such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided; further, that (x) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing signed by the Administrative Agent and the Borrower to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (1) such amendment does not adversely affect the rights of any Lender or (2) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment, and (y) no amendment, waiver or consent shall:

(a)	extend the scheduled date of termination of or increase the stated amount of any Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to the terms hereof) without the written consent of such Lender;

(b)	postpone any date fixed by this Agreement for any scheduled payment
(but not any prepayment) of principal, interest or fees due to any Lender hereunder without the written consent of such Lender;

(c)	reduce the principal of, or the rate of interest specified herein on, any
Loan or any interest or fees payable hereunder without the prior written consent of each Lender directly affected thereby (it being understood and agreed that any change in the definition of “Total Leverage Ratio”, or in the component definitions thereof, shall not constitute a reduction of rate of interest or any interest or fees payable hereunder); provided, however, that only the consent of the Majority Facility Lenders under a Facility shall be required to waive any obligation of the Borrower to pay default interest pursuant to Section 2.07(c) with respect to

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such Facility, including with respect to any amount payable thereunder or in connection therewith;

(d)    (i) change Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of the Majority Facility Lenders under each Facility adversely affected thereby or (ii) change the order of application, as among the Facilities, of any prepayment or other amount specified in Section 2.06(e) or 7.06 from the order set forth in such Section in a manner that materially and adversely affects the Lenders under any Facility without the prior written consent of the Majority Facility Lenders under such Facility;

(e)	change any provision of this Section, or the percentage specified in the definition of “Majority Lenders” or “Majority Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; or
(f)    except as expressly permitted hereunder or under any Security Document, release all or any substantial portion of the value of the guaranties provided by the Guarantors hereunder or all or any substantial portion of the Collateral without the written consent of each Lender (it being understood and agreed that this clause (f) shall not be deemed to apply to any amendment, consent or waiver permitting any Asset Disposition or any additional Debt or other obligations to be guaranteed by the Guarantors or secured by any Collateral);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by a SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, all Lenders or a majority in interest of Lenders under any Facility or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lender); provided that any such amendment, waiver or consent referred to in clause (a), (b) or (c) above that, but for this sentence, would require the prior written consent of such Defaulting Lender, will continue to require the consent of such Defaulting Lender; provided, further, that any such amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than any other Lender whose consent is so required shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary set forth above:

(i)	this Agreement and the other Loan Documents may be amended in accordance with Section 2.17, 2.18 or 10.19;

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(ii)	this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Majority Lenders and Majority Facility Lenders;

(iii)	the Administrative Agent may, without the consent of any Secured Party,
(x) consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or any Security Document, or amend or otherwise modify this Agreement or any Secured Document, to the extent such departure or amendment or other modification is consistent with the authority of the Administrative Agent set forth in Section 5.09(e) or is determined by the Administrative Agent to be reasonably required to give effect to the provisions of Section 5.09(d) or (y) amend or waive any provision in any Security Document, or consent to a departure by any Loan Party therefrom, to the extent the Administrative Agent determines that such amendment, waiver or consent is necessary in order to eliminate any conflict between such provision and the terms of this Agreement; and
(iv)any amendment, waiver or consent of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such other Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

10.2	Notices, Etc..

(a)    General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or (subject to paragraph (c) below) electronic mail address as follows:

(i)if to the Borrower or any other Loan Party or to the Administrative Agent1, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address,

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facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given on the next business day for the recipient) and confirmed received. Notices delivered through electronic communications to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c). In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)    Effectiveness of Facsimile Documents and Signatures. Loan Documents
may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to

1 Notice information for the Administrative Agent is contained in the Resignation of Administrative Agent and Appointment of Administrative Agent Agreement.
request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)    Limited Use of Electronic Mail. Notices and other communications to the
Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent in its sole discretion; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon being sent to the intended recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)	The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS
AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY

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OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,
NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH
THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)	Reliance by Agents and Lenders. The Administrative Agent and the
Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.3	No Waiver; Cumulative Remedies; Enforcement. No failure on the part of any
Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Sections 7.02, 7.03 and 7.04 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 7.05 (subject to the terms of Section 2.12), or any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law;

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and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Sections 7.02, 7.03 and 7.04 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

10.4	Costs and Expenses. The Borrower shall, subject to the limitations set forth in
Section 5.08 with respect to the matters covered therein, pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (including the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent and, if the Arranger is not an Affiliate of the Administrative Agent, a single counsel for the Arranger (and, as required, a single local or regulatory counsel in any applicable jurisdiction)) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents (or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all out-of-pocket expenses incurred by the Administrative Agent, the Arranger or any Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, the Arranger or any Lender), in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (ii) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The foregoing costs and expenses under this Section 10.04 shall include all due diligence, search, filing, recording, title insurance, printing, reproduction, document delivery, travel, CUSIP, electronic platform, communication costs and appraisal charges and fees and Taxes related thereto, and other out-of-pocket expenses reasonably incurred by the Administrative Agent and the Arranger and Lenders (including, in connection with any workout or restructuring, the cost of financial advisors and other outside experts retained by the Administrative Agent and the Arranger and the Lenders). All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations.

10.5    Indemnification. The Loan Parties shall indemnify the Administrative Agent, the
Arranger, the Bookrunner and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, or related reasonable expenses (limited, in the case of expenses of counsel, to one counsel for all Indemnitees taken as a whole in each relevant jurisdiction and, solely, in the case of an actual or perceived conflict of interest between Indemnitees where the Indemnitees affected by such conflict inform the Borrower of such conflict, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) in any way relating to or arising out of or in connection with (a) the execution, delivery,

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enforcement, performance, or administration of this Agreement, any Loan Document, or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document (including the Administrative Agent’s own negligence), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto and regardless of whether brought or initiated by or on behalf of the Borrower or its Subsidiaries (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the foregoing indemnity will not, as to any Indemnitee, apply to losses, liabilities, obligations, damages, penalties, demands, actions, judgments, claims or suits or related expenses to the extent (i) resulting from the willful misconduct or gross negligence of such Indemnitee or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (ii) arising from a material breach of the obligations of any Indemnitee or any of its Related Parties under the Loan Documents (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (iii) arising out of or in connection with any claim, litigation, investigation or proceeding that does not involve an act or omission of the Loan Parties or any of their affiliates and that is brought by an Indemnitee against any other Indemnitee (other than the Administrative Agent, the Arranger or Bookrunner acting in its capacity as such). If an Indemnitee shall be indemnified in respect of any Indemnified Liability and such Indemnified Liability is found by a final, non-appealable decision of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnitee or its Related Parties, or from a material breach of the obligations of such Indemnitee or its Related Parties under the Loan Documents, then such Indemnitee shall refund all amounts received by it under this paragraph in excess of those to which it shall have been entitled under the terms of this Section 10.05.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, NO LOAN PARTY SHALL ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION

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TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN (10) BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS.

10.6	Successors and Assigns.

(a)    Generally. The terms and provisions of this Agreement and the other
Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder except as expressly permitted hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section or (iv) to an SPC in accordance with the provisions of paragraph (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement
(including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility or the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans

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outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 7.01(a) or 7.01(e) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)	Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)	Required Consents. No consent shall be required for any
assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)	the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required (1) for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund, provided that no such consent shall be required if an Event of Default shall have occurred and is continuing, and (2) for assignments to (x) any competitor of the Borrower that has been identified in writing to the Lenders at least three Business Days prior to the effective date of such assignment or (y) Tenaska Power Fund, L.P., a Delaware limited partnership, or any of its Affiliates that have been identified in writing to the Lenders at least three Business Days prior to the effective date of such assignment; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)	the consent of the Administrative Agent shall be required for assignments (such consent not to be unreasonably withheld or delayed) to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

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(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all documentation and other information with respect to the assignee (if it is not a Lender) that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT.

(v)	Defaulting Lenders. No assignment shall be made to any
Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons.

Upon such execution, delivery, acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section (and, if applicable, receipt by the Administrative Agent of an Administrative Questionnaire from an assignee Lender), from and after the effective date specified in each Assignment and Assumption, (A) the Eligible Assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (B) such assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.11, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the

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foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)	Register. The Administrative Agent shall maintain a copy of each
Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(d)	Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Eligible Assignee (other than a Defaulting Lender or any Person to which an assignment at such time would require the consent of the Borrower under Section 10.06(b)(iii)(A)(2)) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (y) of the second proviso to Section 10.01 that directly affects such Participant. Subject to paragraph of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.05 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any

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Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitments, Loans or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)	A Participant shall not be entitled to receive any greater payment under
Section 2.09 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (i) the sale of the participation to such Participant is made with the Borrower’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.09 or 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.11(f) and 2.11(g) and be subject to the provisions of Section 2.14 as though it were a Lender.

(f)	Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)	[Reserved].

(h)	Notwithstanding anything to the contrary contained herein, any Lender (a
“Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if a SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and

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as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.
Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

10.7	Confidentiality. The Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective directors, officers, members, controlling persons, advisors, funding or financing sources, investors, partners, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process or in connection with any required public filings, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the protection or enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, pledgee under Section 10.06(f) or Participant in, or any prospective assignee of, pledgee under Section 10.06(f) or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to industry trade organizations information with respect to the Loan Documents to the extent customary for inclusion in league table measurements or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities law.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

10.8	Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Upon execution and delivery by any Guarantor of a counterpart hereto, such Guarantor shall become party hereto and a Guarantor hereunder with the same force and effect as if originally a party hereto. The execution and delivery of a counterpart hereto by any Guarantor shall not require the consent of any other party hereto, and the rights and obligations hereunder of the other parties hereto shall remain in full force and effect notwithstanding the addition of any Guarantor as a party hereto.

10.9    Survival of Representations; Termination. (a) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent obligations as to which no claim has been made) hereunder shall remain unpaid or unsatisfied.

(b)    This Agreement and each other Loan Document, and the covenants and agreements set forth herein and therein, and, in the case of any Security Document, all security interests and other Liens created thereunder, shall terminate upon the payment in full of all principal of and any accrued interest on any Loan and all fees and other amounts payable under this Agreement and the termination or expiration of the Commitments; provided that the provisions of Sections 2.08, 2.09, 2.11, 10.04, 10.05, 10.07 and Article IX,

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and any other provision set forth herein or therein that by its terms survives the termination of this Agreement or such other Loan Document, shall survive and remain in full force and effect.
10.10    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.11    Payments Set Aside. To the extent that any payment by or on behalf of any Loan
Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause
(b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.12	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY.

10.13	Submission to Jurisdiction.

(a)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE

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UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS; PROVIDED THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY
AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(b)	Each Loan Party (other than the Borrower) hereby irrevocably appoints the Borrower as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Borrower at the Borrower’s address specified for it in Section 10.02, and each such Loan Party hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf. As an alternative method of service, each Loan Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it in Section 10.02.

10.14	Waiver of Jury. EACH PARTY TO THIS AGREEMENT HEREBY
EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.15    Collateral Matters; Hedging Counterparties. (a) Notwithstanding anything to the

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contrary in any Loan Document, a Guarantor shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Majority Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other disposition by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any
Collateral pursuant to Section 10.01, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 10.15(a), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)    No Hedging Counterparty shall have any voting rights under any Loan
Document, or any right to direct the Administrative Agent to take or omit from taking any action, as a result of the existence of obligations owed to it under any Hedging Arrangements or such obligations being Guaranteed by the Loan Parties or secured by any Collateral.

10.16	Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders under the Commitment Letter, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

10.17	Patriot Act Notice. The Administrative Agent and each Lender hereby notify the
Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Administrative Agent and each Lender are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Administrative Agent and such Lender to identify the Borrower in accordance with the Patriot Act.

10.18	No Fiduciary Duty. The Borrower and each of the Guarantors hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit

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Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

10.19	Intercreditor Arrangements. (a) It is the intention and agreement of the parties hereto that this Agreement constitute the “Term Loan Agreement” under the Intercreditor Agreement, and that the Administrative Agent constitute the “Term Loan Representative” under the Intercreditor Agreement. The Lenders acknowledge that the obligations of the Borrower under the ABL Documents are secured by Liens on assets of the Loan Parties that constitute Collateral and that the relative Lien priority and other creditor rights of the Secured Parties hereunder and the secured parties under the ABL Documents will be set forth in the Intercreditor Agreement. Each Lender hereby acknowledges that it has received a copy of the Intercreditor Agreement. Each Lender hereby irrevocably (i) consents to the subordination of the Liens on the ABL Facility First Priority Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (ii) authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender, (iii) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (iv) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 10.19 or in accordance with the terms of the Intercreditor Agreement. Each Lender hereby further irrevocably authorizes and directs the Administrative Agent (x) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (y) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any

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Obligations or any Permitted ABL Debt as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and without any further consent, authorization or other action by such Lender. The Agent shall have the benefit of the provisions of Article IX with respect to all actions taken by it pursuant to this Section 10.19 or in accordance with the terms of the Intercreditor Agreement to the full extent thereof.

(b)    Notwithstanding anything herein or in any other Loan Document to the contrary, the Lien granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, and notwithstanding anything herein or in any other Loan Document to the contrary, all rights and remedies of the Administrative Agent (and the Secured Parties) with respect to the ABL Facility First Priority Collateral shall be subject to the terms of the Intercreditor Agreement, and until the ABL Obligations Payment Date, any obligation of the Borrower and any Guarantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Facility First Priority Collateral, the notation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any ABL Facility First Priority Collateral, shall be deemed to be satisfied if the Borrower or such Guarantor, as applicable, complies with the requirements of the similar provision of the applicable ABL Document. Until the ABL Obligations Payment Date, the delivery of any ABL Facility First Priority Collateral to the ABL Representative pursuant to the ABL Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

10.20	Administrative Agent Acting at Direction of Majority Lenders. Notwithstanding
anything to the contrary herein or in any other Loan Document (but subject to Section 9.03 and the other provisions of Article IX in all respects), in each instance in this Agreement or in any other Loan Document in which the Administrative Agent is granting a discretionary consent, giving a request or accepting a discretionary request, or is otherwise exercising discretion or any other similar action by the Administrative Agent, in each case, in respect of any matter (including, without limitation, any instance where the Administrative Agent is making a determination as to any matter being “satisfactory”, “acceptable”, or “agreed” to or by the Administrative Agent, is using or exercising its “discretion”, extending or shortening the time period as to any deliverables or requirements hereunder or under any other Loan Document, or is making or receiving any request to or from the Loan Parities) or otherwise giving or granting discretionary consent under this Agreement or any other Loan Document in any respect), such action, determination or otherwise shall at all times be exercised or made by the Administrative Agent solely at the direction, or with the consent, of the Majority Lenders. Notwithstanding the foregoing (i) the Administrative Agent shall not be required to take any action that is inconsistent with its policies in acting as an administrative agent under a syndicated credit agreement, (ii) the Administrative Agent shall not be liable for any action or failure to act in the

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absence of direction from the Majority Lenders and (iii) the Administrative Agent shall be entitled to engage in customary administrative actions and decisions with respect to the Loan Documents and the Loan Parties without obtaining any direction of the Majority Lenders with respect thereto. The obligation to obtain any such direction or consent, if required pursuant to this Section 10.20, shall be solely that of the Administrative Agent, and each Loan Party shall be entitled to rely on any consent, acceptance, agreement, acknowledgement or other exercise of discretion, or any act or failure to act by the Administrative Agent, and may conclusively presume that the Administrative Agent shall have obtained the direction or the consent, if any, required with respect thereto pursuant to this Section 10.20, and such consent, acceptance, agreement, acknowledgement or other exercise of discretion, or such action or failure to act, as the case may be, shall inure to the benefit of the Loan Parties and shall be binding on the parties hereto. Nothing in this Section 10.20 shall affect the rights of Cortland Capital Market Services LLC or its Affiliates in any capacity except as Administrative Agent under the Loan Documents as expressly set forth herein.

10.21	Existing Credit Facility. Notwithstanding anything to the contrary in this
Agreement or any other Loan Document, for purposes of this Agreement and the other Loan Documents (other than Section 3.01(i) hereof), the Existing Credit Facility (and all Liens and
Guarantees relating thereto) shall be deemed to have been discharged and terminated on the Closing Date, and no Default or Event of Default shall occur on account of the Existing Credit Facility, it being understood that nothing in this Section 10.21 shall affect the condition precedent set forth in Section 3.01(i).

10.22	Not Publically Traded For Certain Period after First Amendment Effective Date.
Each Credit Party (a) represents and warrants as of the First Amendment Effective Date that none of the Credit Parties nor any of its Affiliates (including KKR Credit Advisors (US) LLC and each of its Affiliates), including any Fund that is administered or managed by any Lender or any of its Affiliates or any entity or Affiliate of an entity that administers or manages such Lender or any of its Affiliates (including KKR Credit Advisors (US) LLC), has any plan or intention to take an action that could reasonably be expected to, and (b) shall not, and shall cause each of its Affiliates (including KKR Credit Advisors (US) LLC and each of its Affiliates), including any Fund that is administered or managed by any Lender or any of its Affiliates or any entity or Affiliate of an entity that administers or manages such Lender or any of its Affiliates (including KKR Credit Advisors (US) LLC), not to, take any action that would, directly or indirectly, in each case, result in the Tranche B Loans being treated as traded on an established market within the meaning of Treasury Regulations Section 1.1273-2(f) at any time during the 31-day period ending 15 days after the First Amendment Effective Date.

[Signature pages follow]

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SCHEDULE 1

Additional Tranche B Commitments

Lender	Additional Tranche B Commitment
Corporate Capital Trust, Inc.	$4,163,582.55
KKR Lending Partners L.P.	$2,502,565.67
KKR-VRS Credit Partners L.P.	$569,720.78
Lincoln Investment Solutions, Inc.	$486,719.11
KKR Credit Select (Domestic) Fund L.P.	$499,629.89
KKR Lending Partners II L.P.	$6,777,782.00
TOTAL	$15,000,000